Exhibit 10.10

JOINDER AGREEMENT AND AMENDMENT NO. 6

JOINDER AGREEMENT AND AMENDMENT NO. 6, dated as of June 30, 2023 (this “Agreement”), by and among Phoenix Guarantor Inc., a Delaware corporation (the “Borrower”), Phoenix Intermediate Holdings Inc., a Delaware corporation (“Holdings”), each Amendment No. 6 Revolving Credit Lender (as defined below), each Amendment No. 6 Revolving Letter of Credit Issuer (as defined below) and Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swingline Lender.

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of March 5, 2019 (as amended by the Technical Amendment, dated May 13, 2019, as supplemented by the Joinder Agreement, dated as of September 30, 2019, as amended by Amendment No. 1, dated as of January 30, 2020, as amended by Joinder Agreement and Amendment No. 2, dated as of June 30, 2020, as amended by Joinder Agreement and Amendment No. 3, dated as of October 7, 2020, as amended by Amendment No. 4, dated as of April 8, 2021, as amended by Joinder Agreement and Amendment No. 5, dated as of April 16, 2021, and as otherwise amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Agreement is referred to as the “Amended Credit Agreement”), among Holdings, the Borrower, the several lenders from time to time parties thereto, the Letter of Credit Issuers from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Amended Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Additional Revolving Credit Commitments by, among other things, entering into one or more Joinder Agreements with Additional Revolving Loan Lenders; and

WHEREAS, the Borrower has notified the Administrative Agent that it is (i) requesting, pursuant to Section 2.14(a) of the Credit Agreement and the definition of Maximum Incremental Facilities Amount, the establishment of Additional Revolving Credit Commitments in an aggregate principal amount of $475,000,000 (the “Amendment No. 6 Revolving Credit Commitments”), and (ii) concurrently with the effectiveness of such Amendment No. 6 Revolving Credit Commitments, repaying all outstanding existing Revolving Credit Loans and permanently terminating the existing Revolving Credit Commitments, in each case, under the Credit Agreement outstanding immediately prior to the effectiveness of this Agreement, pursuant to Section 4.2 of the Credit Agreement (the “Terminated Revolving Credit Commitments”).

WHEREAS, (i) pursuant to Section 2.14 of the Credit Agreement, the Borrower wishes to make certain other amendments to the Credit Agreement as are necessary to effect the establishment and provision of the Amendment No. 6 Revolving Credit Commitments and (ii) pursuant to Section 13.1 of the Credit Agreement, the Borrower wishes to make certain other amendments to the Credit Agreement, in each case, as described herein;

WHEREAS, each Additional Revolving Loan Lender with an Amendment No. 6 Revolving Credit Commitment set forth on Schedule I hereto (each, an “Amendment No. 6 Revolving Credit Lender”) that executes this Agreement has agreed (i) to the amendments to the Credit Agreement on the terms set forth in the Amended Credit Agreement and (ii) to provide Amendment No. 6 Revolving Credit Commitments in the amount listed opposite its name on Schedule I hereto on the terms and subject to the conditions set forth in this Agreement and the Amended Credit Agreement;

WHEREAS, after giving effect to this Agreement, the aggregate principal amount of Revolving Credit Commitments outstanding under the Amended Credit Agreement shall be $475,000,000 and the maturity date thereof shall be the earlier of (a) the fifth anniversary of the Amendment Effective Date No. 1 (as hereinafter defined), (b) if greater than $500,000,000 in aggregate principal amount of Term Loans (as defined in the Credit Agreement) are outstanding on December 4, 2025, December 4, 2025 and (c) if greater than $500,000,000 is aggregate principal amount of Second Lien Loans (as defined in the Credit Agreement) are outstanding on December 4, 2026, December 4, 2026;

WHEREAS, each Amendment No. 6 Revolving Credit Lender (in such capacity, the “Amendment No. 6 Revolving Letter of Credit Issuers”) party hereto has agreed to provide Letter of Credit Commitments in the amount listed opposite its name on Schedule I hereto on the terms and subject to the conditions set forth in this Agreement and the Amended Credit Agreement;

WHEREAS, KKR Capital Markets LLC shall serve as lead arranger and bookrunner in connection with this Agreement (the “Amendment No. 6 Arranger”).

WHEREAS, in accordance with Section 1.13 of the Credit Agreement, the Administrative Agent and the Borrower have determined that a LIBOR Discontinuance Event has occurred and have agreed to enter into this Agreement to implement and give effect to Term SOFR as the Successor LIBOR Rate (as defined in the Credit Agreement);

WHEREAS, in accordance with Section 1.13 of the Credit Agreement, the provisions set forth in clauses 3, 4, 5 and 6 of Article II of this Agreement will become effective for each Class of Loans and Lenders without any further action or consent of any other party to the Credit Agreement on June 30, 2023 unless, at or before 5:00 p.m., New York City time, on June 29, 2023 (the “Objection Deadline”), Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment; and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I. THE REVOLVING CREDIT COMMITMENTS

Effective as of the Amendment Effective Date No. 1, each Amendment No. 6 Revolving Credit Lender hereby agrees to commit to provide its respective Amendment No. 6 Revolving Credit Commitment in the amount listed opposite its name on Schedule I hereto, on the terms set forth in this Agreement and subject solely to the satisfaction of the Amendment Effective Date No. 1 Conditions (as hereinafter defined). Effective as of the Amendment Effective Date No. 1, each Amendment No. 6 Revolving Credit Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the schedules and exhibits attached thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and the Amended Credit Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the Amended Credit Agreement are required to be performed by it as a Revolving Credit Lender; and (v) requests the Administrative Agent to execute this Agreement in accordance with Section 2.14(a) of the Credit Agreement.

Each Amendment No. 6 Revolving Credit Lender hereby agrees that its Amendment No. 6 Revolving Credit Commitment will be made on the terms set forth in this Agreement and the Amended Credit Agreement and subject to the satisfaction of the Amendment Effective Date No. 1 Conditions. The Borrower and the Administrative Agent hereby agree that the Credit Agreement will be amended to provide for the Amendment No. 6 Revolving Credit Commitments as set forth in this Agreement upon the satisfaction of the Amendment Effective Date No. 1 Conditions.

With effect from and after the Amendment Effective Date No. 1 (after giving effect to the establishment of the Amendment No. 6 Revolving Credit Commitments), any Revolving Credit Exposure outstanding under the Credit Agreement immediately prior to the Amendment Effective Date No. 1 (the “Existing Revolving Exposure”) shall be reallocated on a pro rata basis among the Amendment No. 6 Revolving Credit Lenders under the Amended Credit Agreement on the Amendment Effective Date No. 1 in order that, after giving effect to such reallocation, such Existing Revolving Exposure will be held by the Amendment No. 6 Revolving Credit Lenders ratably in accordance with the Amendment No. 6 Revolving Credit Commitments of each Amendment No. 6 Revolving Credit Lender (after giving effect to this Amendment). The trade date and the effective date of all assignments in connection with such reallocation shall be the Amendment Effective Date No. 1. By their execution hereof, each of the Borrower, the Letter of Credit Issuers, the Swingline Lender, the Sponsors and the Administrative Agent hereby consent to all such assignments to and purchases by the Amendment No. 6 Revolving Credit Lenders. For the avoidance of doubt, each of ING Capital LLC and Credit Suisse Capital Funding Inc, as a Revolving Credit Lender under the existing Credit Agreement, shall have received payment of an amount equal to its outstanding principal of the Revolving Credit Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the existing Credit Agreement substantially simultaneously with the Amendment Effective Date No. 1 in connection with the reallocation referenced in this paragraph. The Administrative Agent further acknowledges and agrees that this Agreement shall constitute an “Assignment and Acceptance” in a reasonably satisfactory form.

Each of the parties hereto agrees:

1.

Terms Generally. For all purposes under the Amended Credit Agreement and the other Credit Documents (including this Agreement (unless the context dictates otherwise)), the Amendment No. 6 Revolving Credit Commitments shall be deemed to be the Revolving Credit Commitments under the Amended Credit Agreement, with such terms as set forth herein and therein, and will collectively comprise a single Class of Revolving Credit Commitments under the Amended Credit Agreement. The Amendment No. 6 Revolving Credit Commitments established hereunder shall be, as of and following the effectiveness of this Agreement, collectively referred to as the “Revolving Credit Commitments” for all purposes of the Amended Credit Agreement and the other Credit Documents. The Administrative Agent shall take any and all action as may be reasonably necessary to ensure (i) that the Amendment No. 6 Revolving Credit Commitments are included in each Borrowing and repayment of Revolving Credit Loans on a pro rata basis and (ii) that the Terminated Revolving Credit Commitments shall be permanently terminated in whole. The Borrower acknowledges and agrees that each Revolving Credit Lender that holds Terminated Revolving Credit Commitments immediately prior to the Amendment Effective Date No. 1, but that will not hold Amendment No. 6 Revolving Credit Commitments on the Amendment Effective Date No. 1 shall no longer be considered a Revolving Credit Lender under the Amended Credit Agreement. All Amendment No. 6 Revolving Credit Commitments shall (i) constitute Obligations and have all of the benefits thereof; (ii) have terms, rights, remedies, privileges and protections set forth in the Amended Credit Agreement and each of the other Credit Documents; and (iii) be secured by the Liens granted (I) to the Collateral Agent for the benefit of the Secured Parties under the Security Documents and/or (II) to the Secured Parties in their capacity as such (or to any of them). For the avoidance of doubt, the Amendment No. 6 Revolving Credit Commitments shall rank equal in right of payment and of security with all other Commitments and Loans under the Amended Credit Agreement.

2.

Amendment No. 6 Revolving Credit Lenders and Amendment No. 6 Revolving Letter of Credit Issuers. Each Amendment No. 6 Revolving Credit Lender acknowledges and agrees that upon its execution of this Agreement and providing of the respective Amendment No. 6 Revolving Credit Commitments, such Amendment No. 6 Revolving Credit Lender shall become an “Additional Revolving Loan Lender”, a “Revolving Credit Lender” and a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of an Additional Revolving Loan Lender, a Revolving Credit Lender and a Lender thereunder. Each Amendment No. 6 Letter of Credit Issuer acknowledges and agrees that upon its execution of this Agreement and providing of the respective Letter of Credit Commitments, such Amendment No. 6 Letter of Credit Issuer shall become an “Letter of Credit Issuer” and a “Revolving Letter of Credit Issuer” under, and for all purposes of, the Amended Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Letter of Credit Issuer and a Revolving Letter of Credit Issuer thereunder.

3.

Fees. On the Amendment Effective Date No. 1, the Borrower shall make all payments in respect of the Terminated Revolving Credit Commitments (and any related outstanding Revolving Credit Loans of each Revolving Credit Lender that holds Terminated Revolving Credit Commitments immediately prior to the Amendment Effective Date No. 1, but that will not hold Amendment No. 6 Revolving Credit Commitments on the Amendment Effective Date No. 1) (including principal, interest, fees and other amounts (including, for the avoidance of doubt, any Revolving Letter of Credit Fees)) to each Revolving Credit Lender that holds Terminated Revolving Credit Commitments (either directly to such Revolving Credit Lender or to the Administrative Agent for the account of such Revolving Credit Lender) which have accrued up to, but excluding the Amendment Effective Date No. 1.

4.

Credit Agreement Governs. Except as set forth in this Agreement, the Amendment No. 6 Revolving Credit Commitments shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Credit Documents.

5.

Consents. The Administrative Agent, the Swingline Lender and each Revolving Letter of Credit Issuer, as applicable, each hereby consents to each financial institution named on Schedule I hereto as an Amendment No. 6 Revolving Credit Lender.

ARTICLE II. AMENDMENTS

1.

Subject to the occurrence of (and concurrently with) the Amendment Effective Date No. 1, each of the Amendment No. 6 Revolving Credit Lenders, each of the Amendment No. 6 Letter of Credit Issuers, the Borrower and the Administrative Agent hereby consents to the amendments to the Credit Agreement made pursuant to the terms of this Agreement.

2.

Effective as of the Amendment Effective Date No. 1, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

3.

Effective as of the Amendment Effective Date No. 2, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit B hereto.

4.

Effective as of the Amendment Effective Date No. 2, Exhibits A and J to the Credit Agreement are hereby amended by (x) replacing all the references to “LIBOR” with “Term SOFR” and (y) removing all references to a two month Interest Period.

5.

The Administrative Agent, Borrower and Holdings agree that, by executing this Agreement, such parties intend to amend the Credit Agreement to remove any option for interest on Loans, as applicable, to accrue at a rate based upon the LIBOR Rate (as defined in the Credit Agreement) and, in place thereof, to add the option for interest on such Loans to accrue at a rate based upon Term SOFR, as more fully set forth in this Agreement.

6.

Notwithstanding anything set forth in the Credit Agreement or the Amended Credit Agreement, the interest on any Loans outstanding as LIBOR Loans as of the Amendment Effective Date No. 2 will continue to be determined by reference to the LIBOR provisions that apply prior to the Amendment Effective Date No. 2, until the end of the then current Interest Period on such Loans, at which time interest shall be determined after giving effect to the Amended Credit Agreement.

ARTICLE III. OTHER TERMS OF THIS AGREEMENT

1.	Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Lenders as of the Amendment Effective Date No. 1 and Amendment Effective Date No. 2 that:

(a)	It has taken all necessary organizational action to authorize the execution and delivery of this Agreement;

(b)

It has duly executed and delivered this Agreement and each of this Agreement and the Amended Credit Agreement constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

(c)

The execution, delivery and performance by each Credit Party of this Agreement, and the performance by Holdings and the Borrower of the Amended Credit Agreement will not (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any Contractual Requirement other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, memorandum and articles of association or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

2.

Certifications. By its execution of this Agreement, each undersigned officer of Holdings and the Borrower hereby certifies, solely in his or her capacity as an officer of the applicable Credit Party, and not in his or her individual capacity, that:

(a)

all representations and warranties made by any Credit Party contained herein and in the other Credit Documents are true and correct in all material respects (or, in the case of any such representations and warranties which are qualified by “materiality,” “material adverse effect” or similar language, are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date No. 1 and Amendment Effective Date No. 2 after giving effect to this Agreement (except where such representations and warranties (other than the representations and warranties set forth in Section 8.19 of the Amended Credit Agreement, which shall relate to the Amendment Effective Date No. 1 and Amendment Effective Date No. 2 (instead of the Closing Date)) expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any such representations and warranties which are qualified by “materiality,” “material adverse effect” or similar language, were true and correct in all respects) as of such earlier date); and

(b)	At the time of and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

3.

Amendment Effective Date No. 1 Conditions. This Agreement (other than the provisions set forth in clauses 3, 4, 5 and 6 of Article II) will become effective on the date (the “Amendment Effective Date No. 1”) on which each of the following conditions (the “Amendment Effective Date No. 1 Conditions”) is satisfied:

(a)

The Administrative Agent shall have received (i) from each Amendment No. 6 Revolving Credit Lender, (ii) from each Amendment No. 6 Revolving Letter of Credit Issuer, (iii) from the Administrative Agent and (iv) from Holdings and the Borrower, a counterpart of this Agreement signed on behalf of such party;

(b)

The Administrative Agent, the Amendment No. 6 Revolving Letter of Credit Issuers and the Amendment No. 6 Revolving Credit Lenders shall have received the executed legal opinion of Simpson Thacher & Bartlett LLP, special counsel to Holdings and the Borrower (it being understood that the Borrower, Holdings and the Administrative Agent hereby instruct such counsel to deliver such legal opinion);

(c)

The Borrower shall have paid, or caused to have been paid, to (i) the Amendment No. 6 Arranger the fees in the amounts previously agreed in writing to be received on the Amendment Effective Date No. 1, (ii) each Revolving Credit Lender that holds Terminated Revolving Credit Commitments, all payments in respect of the Terminated Revolving Credit Commitments (including principal, interest, fees and other amounts (including, for the avoidance of doubt, any Revolving Letter of Credit Fees)) which have accrued up to, but excluding, the Amendment Effective Date No. 1 and (iii) the Administrative Agent and the Amendment No. 6 Arranger, as applicable, all reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents) of the Administrative Agent and the Amendment No. 6 Arranger for which invoices have been presented prior to the Amendment Effective Date No. 1;

(d)

The Administrative Agent (or its counsel) shall have received a certificate of each of Holdings and the Borrower, dated the Amendment Effective Date No. 1, substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions, executed by any Authorized Officer (or in the case of Holdings any Director or authorized agent of Holdings) and the Secretary or any Assistant Secretary of each of Holdings and the Borrower (or in the case of Holdings any Director or authorized agent of Holdings), as applicable, and attaching the documents referred to in the following clause (e) below;

(e)

The Administrative Agent (or its counsel) shall have received (w) a copy of the resolutions of the equity holders, board of directors or other managers (or a duly authorized committee thereof), as applicable, of Holdings and the Borrower authorizing (I) the execution, delivery, and performance of this Agreement (and any agreements relating thereto) and the performance of Amended Credit Agreement and (II) in the case of the Borrower, the extensions of credit contemplated hereunder, (x) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of Holdings and the Borrower, (y) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of Holdings and the Borrower executing the Credit Documents to which it is a party and (z) a good standing certificate from the relevant Governmental Authority of the jurisdiction of organization of Holdings and the Borrower, dated the Amendment Effective Date No. 1 or a recent date prior thereto;

(f)

The Administrative Agent, the Amendment No. 6 Arranger and the Amendment No. 6 Revolving Credit Lenders shall have received, at least three Business Days prior to the Amendment Effective Date No. 1, all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent, the Amendment No. 6 Arranger or an Amendment No. 6 Revolving Credit Lender at least ten calendar days prior to the Amendment Effective Date No. 1 and as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act;

(g)

If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and any Amendment No. 6 Revolving Credit Lender has provided its electronic delivery requirements at least ten calendar days prior to the Amendment Effective Date No. 1, such Lender requesting a certification regarding beneficial ownership in relation to the Borrower as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”) shall have received at least three Business Days prior to the Amendment Effective Date No. 1, a Beneficial Ownership Certification in relation to the Borrower;

(h)	The certifications made in clause (2) of this Article III of this Agreement are true and correct;

(i)

The Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager or any other senior financial officer of the Borrower to the effect that after giving effect to the transactions contemplated by this Agreement, the Borrower on a consolidated basis with its Restricted Subsidiaries is Solvent; and

(j)

The Administrative Agent shall have received a certificate of the Borrower certifying that after giving effect to the incurrence of the Amendment No. 6 Revolving Credit Commitments, the Borrower has not incurred Indebtedness pursuant to Section 2.14 and Section 10.1(x) of the Credit Agreement in excess of the Maximum Incremental Facilities Amount, calculated in accordance with the terms of the Credit Agreement;

4.

Amendment Effective Date No. 2 Conditions. The provisions set forth in clauses 3, 4, 5 and 6 of Article II will become effective on the date (the “Amendment Effective Date No. 2”) on which each of the following conditions (the “Amendment Effective Date No. 2 Conditions”) is satisfied:

(a)

the later to occur of (i) the Objection Deadline, unless the Administrative Agent receives, at or before the Objection Deadline, a written notice from Lenders comprising the Required Lenders stating that such Lenders object to this Agreement and (ii) the receipt by the Administrative Agent of a duly executed counterpart of this Amendment by each party hereto.

5.	Notice. For purposes of the Amended Credit Agreement, the initial notice address of each Amendment No. 6 Revolving Credit Lender shall be as set forth below its signature below.

6.

Tax Forms. For each Amendment No. 6 Revolving Credit Lender, delivered herewith (if not already delivered previously) to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Amendment No. 6 Revolving Credit Lender is required to deliver to the Administrative Agent pursuant to Section 5.4(e) of the Amended Credit Agreement.

7.

Recordation of the Amendment No. 6 Revolving Credit Commitments. Upon the occurrence of the Amendment Effective Date No. 1, the Administrative Agent shall record the Amendment No. 6 Revolving Credit Commitments made by each Amendment No. 6 Revolving Credit Lender in the Register.

8.

Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9.

Entire Agreement. This Agreement, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

10.

GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Sections 13.13 and 13.15 of the Amended Credit Agreement are hereby incorporated into this Agreement mutatis mutandis.

11.

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

12.

Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

13.	Credit Documents. On and after the Amendment Effective Date No. 1, this Agreement shall constitute a “Credit Document” for all purposes of the Amended Credit Agreement and the other Credit Documents.

14.

Reaffirmation. Each of Holdings and the Borrower, on behalf of itself and each other Credit Party, hereby expressly acknowledges the terms of this Agreement and confirms and reaffirms, (x) as of the Amendment Effective Date No. 1, and after giving effect to this Agreement (other than the provisions set forth in clauses 3, 4, 5 and 6 of Article II), (i) the prior obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments contained in each Credit Document to which a Credit Party is a party, including, in each case, such obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby, (ii) each Credit Party’s guarantee of the Obligations (including, without limitation, Obligations with respect to the Revolving Credit Commitments (including the Amendment No. 6 Revolving Credit Commitments)) under each Guarantee, as applicable, and (iii) each Credit Party’s prior grant of Liens and security interests on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Revolving Credit Commitments (including the Amendment No. 6 Revolving Credit Commitments)) pursuant to the Security Documents and (y) as of the Amendment Effective Date No. 2, and after giving effect to the provisions set forth in clauses 3, 4, 5 and 6 of Article II this Agreement, (i) the prior obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments contained in each Credit Document to which a Credit Party is a party, including, in each case, such obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby, (ii) each Credit Party’s guarantee of the Obligations under each Guarantee, as applicable, and (iii) each Credit Party’s prior grant of Liens and security interests on the Collateral to secure the Obligations pursuant to the Security Documents. Each of Holdings and the Borrower, on behalf of itself and each other Credit Party, hereby agrees that after giving effect to this Agreement and the transactions contemplated hereby (A) each Credit Document to which each Credit Party is a party is ratified and reaffirmed in all respects and shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens and security interests, covenants, agreements and other commitments by such Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Agreement.

15.

Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Agreement and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement or the other Credit Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Amended Credit Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances. Upon and after the execution of this Agreement by each of the parties hereto, this Agreement shall constitute a Credit Document and each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

GOLDMAN SACHS BANK USA, as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ William E. Briggs IV
Name: William E. Briggs IV
Title: Authorized Signatory

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

Credit Suisse AG, New York Branch, as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ Heesu Sin
Name: Heesu Sin
Title: Authorized Signatory

Notice Address: ****
Attention: ****

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

MORGAN STANLEY SENIOR FUNDING, INC., as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ Michael King
Name: Michael King
Title: Vice President

Notice Address: ****
Attention: ****
Telephone: ****
Facsimile: ****

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ Jordan Harris
Name: Jordan Harris
Title: Managing Director

Notice Address: ****
Telephone: ****

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

BANK OF AMERICA, N.A., as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ Craig DelDuca
Name: Craig DelDuca
Title: Vice President

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

DEUTSCHE BANK AG NEW YORK BRANCH, as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title: Director

By:	/s/ Ilir Hasi
Name: Ilir Hasi
Title: Director

Notice Address:
Attention:
Telephone:
Facsimile:

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

MIZUHO BANK, LTD., as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

Notice Address: ****
Attention: ****
Telephone: ****
Facsimile: ****

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

JEFFERIES FINANCE LLC, as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ John Koehler
Name: John Koehler
Title: Managing Director

Notice Address: ****
Attention: ****
E-mail: ****

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

HSBC Bank USA, N.A., as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ Richard Harris
Name: Richard Harris
Title: Managing Director

Notice Address: ****
Attention: ****
Telephone: ****

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

Bank of Montreal, as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ Eric Oppenheimer
Name: Eric Oppenheimer
Title: Managing Director

Notice Address:
Attention:
Telephone:
Facsimile:

[Signature Page to Joinder Agreement and Amendment No. 6]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as an Amendment No. 6 Revolving Credit Lender, Revolving Credit Lender, Amendment No. 6 Revolving Letter of Credit Issuer and Revolving Letter of Credit Issuer

By:	/s/ Amin Issa
Name: Amin Issa
Title: Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

Notice Address: ****
Attention: ****
Telephone: ****

[Signature Page to Joinder Agreement and Amendment No. 6]

PHOENIX GUARANTOR INC.

By:	/s/ Jon Rousseau
Name: Jon Rousseau
Title: President

PHOENIX INTERMEDIATE HOLDINGS INC.

By:	/s/ Jon Rousseau
Name: Jon Rousseau
Title: President

Consented to by:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent, Collateral Agent and Swingline Lender

By:	/s/ Lisa Hanson
Name: Lisa Hanson
Title: Vice President

EXHIBIT A

TO JOINDER AGREEMENT AND AMENDMENT NO. 6

Amended Credit Agreement

[See Attached]

Final Form

Exhibit A

to Amendment No. ~~5~~6

FIRST LIEN CREDIT AGREEMENT

Dated as of March 5, 2019,

as amended by Amendment No. 1, dated as of January 30, 2020,

as amended by Amendment No. 2, dated as of June 30, 2020,

as amended by Amendment No. 3, dated as of October 7, 2020,

as amended by Amendment No. 4, dated as of April 8, 2021,

~~and~~ as ~~further~~ amended by Amendment No. 5, dated as of April 16, 2021,

and as further amended by Amendment No. 6, dated as of June 30, 2023 among

PHOENIX INTERMEDIATE HOLDINGS INC.,

as Holdings,

PHOENIX GUARANTOR INC.,

as the Borrower,

The Several Lenders from Time to Time Parties Hereto

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as the Administrative Agent and the Collateral Agent,

MORGAN STANLEY SENIOR FUNDING, INC.,

CREDIT SUISSE LOAN FUNDING LLC,

JEFFERIES FINANCE LLC,

KKR CAPITAL MARKETS LLC

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as the Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS

Page

Section 1.	Definitions	2

1.1	Defined Terms	2
1.2	Other Interpretive Provisions	~~84~~79
1.3	Accounting Terms	~~84~~79
1.4	Rounding	~~85~~80
1.5	References to Agreements, Laws, Etc.	~~85~~80
1.6	Exchange Rates	~~85~~80
1.7	Rates	~~85~~80
1.8	Times of Day	~~85~~80
1.9	Timing of Payment or Performance	~~85~~80
1.10	Certifications	~~86~~81
1.11	Compliance with Certain Sections	~~86~~81
1.12	Pro Forma and Other Calculations	~~86~~81
1.13	Inability to Determine Rates and Benchmark Replacement Setting with respect to Revolving Credit Loans	83
~~1.13~~1.14	LIBOR Rate Successor	~~88~~85
~~1.14~~1.15	Divisions	~~89~~86
1.16	Interest Rates	86

Section 2.	Amount and Terms of Credit	~~90~~86

2.1	Commitments	~~90~~86
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~91~~88
2.3	Notice of Borrowing	~~92~~89
2.4	Disbursement of Funds	~~93~~90
2.5	Repayment of Loans; Evidence of Debt	~~93~~90
2.6	Conversions and Continuations	~~95~~92
2.7	Pro Rata Borrowings	~~96~~93
2.8	Interest	~~96~~93
2.9	Interest Periods	~~97~~94
2.10	Increased Costs, Illegality, Etc.	~~97~~95
2.11	Compensation	~~100~~97
2.12	Change of Lending Office	~~100~~97
2.13	Notice of Certain Costs	~~100~~97
2.14	Incremental Facilities	~~100~~97
2.15	Permitted Debt Exchanges	~~107~~103
2.16	Defaulting Lenders	~~108~~104
2.17	Swingline Loans	~~110~~106

Section 3.	Revolving Letters of Credit	~~112~~107

3.1	Revolving Letters of Credit	~~112~~107
3.2	Revolving Letter of Credit Requests	~~114~~109
3.3	Revolving Letter of Credit Participations	~~116~~110
3.4	Agreement to Repay Revolving Letter of Credit Drawings	~~117~~112
3.5	Increased Costs	~~119~~114
3.6	New or Successor Revolving Letter of Credit Issuer	~~120~~114
3.7	Role of Revolving Letter of Credit Issuer	~~121~~115

-i-

Page

3.8	Cash Collateral	~~122~~116
3.9	Applicability of ISP and UCP	~~123~~116
3.10	Conflict with Issuer Documents	~~123~~117
3.11	Letters of Credit Issued for Restricted Subsidiaries	~~123~~117
3.12	Provisions Related to Extended Revolving Credit Commitments	~~123~~117

~~Section 3A~~	~~2020 Letters of Credit~~	~~124~~

3A.1	2020 Letters of Credit	~~124~~117
3A.2	2020 Letter of Credit Requests	~~126~~119
3A.3	2020 Letter of Credit Participations	~~127~~120
3A.4	Agreement to Repay 2020 Letter of Credit Drawings	~~128~~121
3A.5	Increased Costs	~~130~~123
3A.6	New or Successor 2020 Letter of Credit Issuer	~~131~~123
3A.7	Role of 2020 Letter of Credit Issuer	~~132~~124
3A.8	Cash Collateral	~~133~~125
3A.9	Applicability of ISP and UCP	~~133~~126
3A.10	Conflict with Issuer Documents	~~134~~126
3A.11	Letters of Credit Issued for Restricted Subsidiaries	~~134~~126
3A.12	Provisions Related to Extended Revolving Credit Commitments	~~134~~126

Section 4.	Fees	~~134~~126

4.1	Fees	~~134~~126
4.2	Voluntary Reduction of Revolving Credit Commitments	~~136~~128
4.3	Mandatory Termination of Commitments	~~137~~129

Section 5.	Payments	~~137~~129

5.1	Voluntary Prepayments	~~137~~129
5.2	Mandatory Prepayments	~~139~~130
5.3	Method and Place of Payment	~~142~~133
5.4	Net Payments	~~142~~134
5.5	Computations of Interest and Fees	~~146~~137
5.6	Limit on Rate of Interest	~~146~~137

Section 6.	Conditions Precedent to Initial Borrowing	~~147~~137

6.1	Credit Documents	~~147~~137
6.2	Collateral	~~147~~138
6.3	Legal Opinions	~~148~~138
6.4	Equity Investments	~~148~~138
6.5	Closing Certificates	~~148~~138
6.6	Authorization of Proceedings of Holdings, the Borrower and the Guarantors; Corporate Documents	~~148~~138
6.7	Fees	~~148~~139
6.8	Representations and Warranties	~~148~~139
6.9	Solvency Certificate	~~149~~139
6.10	Acquisition	~~149~~139
6.11	Patriot Act	~~149~~139
6.12	Pro Forma Balance Sheet	~~149~~140
6.13	Financial Statements	~~150~~140

-ii-

Page

6.14	No Company Material Adverse Effect	~~150~~140
6.15	Refinancing	~~150~~140
6.16	Notice of Borrowing	~~150~~140

Section 7.	Conditions Precedent to All Credit Events after the Closing Date	~~150~~140

7.1	No Default; Representations and Warranties	~~150~~140
7.2	Notice of Borrowing	~~150~~141
7.3	Additional 2020 Letter of Credit Condition	~~151~~141

Section 8.	Representations and Warranties	~~151~~141

8.1	Corporate Status	~~151~~141
8.2	Corporate Power and Authority	~~151~~141
8.3	No Violation	~~151~~141
8.4	Litigation	~~152~~142
8.5	Margin Regulations	~~152~~142
8.6	Governmental Approvals	~~152~~142
8.7	Investment Company Act	~~152~~142
8.8	True and Complete Disclosure	~~152~~142
8.9	Financial Condition; Financial Statements	~~153~~143
8.10	Compliance with Laws; No Default; OFAC; FCPA; Anti-Corruption Laws	~~153~~143
8.11	Tax Matters	~~154~~143
8.12	Compliance with ERISA; Foreign Plan Compliance	~~154~~144
8.13	Subsidiaries	~~154~~144
8.14	Intellectual Property	~~154~~144
8.15	Environmental Laws	~~154~~144
8.16	Properties	~~155~~144
8.17	Solvency	~~155~~145
8.18	Use of Proceeds	~~155~~145
8.19	Beneficial Ownership Certification	~~155~~145

Section 9.	Affirmative Covenants	~~155~~145

9.1	Information Covenants	~~155~~145
9.2	Books, Records, and Inspections	~~158~~148
9.3	Maintenance of Insurance	~~159~~148
9.4	Payment of Taxes	~~159~~148
9.5	Preservation of Existence; Consolidated Corporate Franchises	~~160~~149
9.6	Compliance with Statutes, Regulations, Etc.	~~160~~149
9.7	ERISA	~~160~~149
9.8	Maintenance of Properties	~~160~~149
9.9	Transactions with Affiliates	~~160~~149
9.10	End of Fiscal Years	~~162~~150
9.11	Additional Guarantors and Grantors	~~162~~150
9.12	Pledge of Additional Stock and Evidence of Indebtedness	~~162~~151
9.13	Use of Proceeds	~~163~~151
9.14	Further Assurances	~~163~~152
9.15	Maintenance of Ratings	~~164~~153
9.16	Lines of Business	~~165~~153

-iii-

Page

Section 10.	Negative Covenants	~~165~~153

10.1	Limitation on Indebtedness	~~165~~153
10.2	Limitation on Liens	~~171~~158
10.3	Limitation on Fundamental Changes	~~171~~159
10.4	Limitations on Sale of Assets	~~173~~160
10.5	Limitation on Restricted Payments	~~174~~161
10.6	Limitation on Subsidiary Distributions	~~182~~167
10.7	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	~~183~~169
10.8	Permitted Activities	~~183~~169

Section 11.	Events of Default	~~184~~169

11.1	Payments	~~184~~169
11.2	Representations, Etc.	~~184~~169
11.3	Covenants	~~184~~170
11.4	Default Under Other Agreements	~~185~~170
11.5	Bankruptcy, Etc.	~~185~~171
11.6	ERISA	~~186~~171
11.7	Guarantee	~~186~~171
11.8	Pledge Agreement	~~186~~171
11.9	Security Agreement	~~186~~171
11.10	Judgments	~~187~~172
11.11	Change of Control	~~187~~172
11.12	Remedies Upon Event of Default	~~187~~172
11.13	Application of Proceeds	~~188~~173
11.14	Equity Cure	~~189~~173

Section 12.	The Agents	~~190~~174

12.1	Appointment	~~190~~174
12.2	Delegation of Duties	~~190~~175
12.3	Exculpatory Provisions	~~190~~175
12.4	Reliance by Agents	~~191~~176
12.5	Notice of Default	~~192~~176
12.6	Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders	~~192~~176
12.7	Indemnification	~~192~~177
12.8	Agents in Their Individual Capacities	~~193~~177
12.9	Successor Agents	~~193~~178
12.10	Withholding Tax	~~194~~179
12.11	Agents Under Security Documents and Guarantee	~~195~~179
12.12	Right to Realize on Collateral and Enforce Guarantee	~~196~~180
12.13	Intercreditor Agreements Govern	~~196~~180
12.14	Certain ERISA Matters	~~197~~180

Section 13.	Miscellaneous	~~198~~181

13.1	Amendments, Waivers, and Releases	~~198~~181
13.2	Notices	~~202~~185
13.3	No Waiver; Cumulative Remedies	~~202~~185
13.4	Survival of Representations and Warranties	~~203~~185

-iv-

Page

13.5	Payment of Expenses; Indemnification	~~203~~185
13.6	Successors and Assigns; Participations and Assignments	~~204~~187
13.7	Replacements of Lenders Under Certain Circumstances	~~210~~192
13.8	Adjustments; Set-off	~~211~~193
13.9	Counterparts	~~212~~193
13.10	Severability	~~212~~193
13.11	Integration	~~212~~193
13.12	GOVERNING LAW	~~212~~193
13.13	Submission to Jurisdiction; Waivers	~~212~~193
13.14	Acknowledgments	~~213~~194
13.15	WAIVERS OF JURY TRIAL	~~214~~195
13.16	Confidentiality	~~214~~195
13.17	Direct Website Communications	~~215~~196
13.18	USA PATRIOT Act	~~217~~197
13.19	[Reserved]	~~217~~197
13.20	Payments Set Aside	~~217~~197
13.21	No Fiduciary Duty	~~217~~198
13.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~217~~198
13.23	Acknowledgement Regarding Any Supported QFCs	~~218~~198

-v-

SCHEDULES

Schedule 1.1	Commitments of Lenders
Schedule 8.13	Subsidiaries
Schedule 8.15	Environmental
Schedule 8.16	Mortgaged Properties
Schedule 9.14	Post-Closing Actions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.5	Closing Date Investments
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Guarantee
Exhibit C	Form of Pledge Agreement
Exhibit D	Form of Security Agreement
Exhibit E	Form of Credit Party Closing Certificate
Exhibit F	Form of Assignment and Acceptance
Exhibit G-1	Form of Promissory Note (Tranche B-1 Term Loans, Tranche B-3 Term Loans and New Term Loans)
Exhibit G-2	Form of Promissory Note (Revolving Credit Loans)
Exhibit H-1	Form of First Lien Intercreditor Agreement
Exhibit H-2	Form of Second Lien Intercreditor Agreement
Exhibit I-1	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2	Form of Non-Bank Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3	Form of Non-Bank Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J	Form of Notice of Borrowing or Continuation or Conversion
Exhibit K	Form of Letter of Credit Request
Exhibit L-1	Form of Hedge Bank Designation
Exhibit L-2	Form of Cash Management Bank Designation

-vi-

FIRST LIEN CREDIT AGREEMENT

First Lien Credit Agreement, dated as of March 5, 2019, among Phoenix Intermediate Holdings Inc. (“Holdings”), Phoenix Guarantor Inc., a Wholly-Owned Subsidiary of Holdings (“Borrower”), the several lenders from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), the Letter of Credit Issuers from time to time parties hereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent and the Collateral Agent (such terms and each other capitalized term used but not defined in this preamble and the recitals having the meaning provided in Section 1).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of December 10, 2018 (the “Acquisition Agreement”), by and among Phoenix Parent Holdings Inc., Cardinal Merger Sub Inc. (“Merger Sub”), Onex Rescare Holdings Corp. (the “Company”) and Onex Partners GP Inc. (the “Equityholder Representative”), Phoenix Parent Holdings Inc., will acquire, directly or indirectly, the outstanding equity interests of the Company (together with the other related transactions contemplated in the Acquisition Agreement to occur on the date of or substantially contemporaneously with the foregoing, the “Acquisition”);

WHEREAS, on the Closing Date, Merger Sub shall merge with and into the Company, with the Company surviving the merger and continuing as a wholly owned subsidiary of the Borrower;

WHEREAS, it is intended that the Investor Group will directly or indirectly contribute an amount in cash to Phoenix Parent Holdings Inc. (such contributions, the “Equity Investments”), in an aggregate amount equal to at least $250,000,000; provided that KKR shall directly or indirectly own at least 50.1% of the Voting Stock of the Company immediately following the consummation of the Transactions (collectively, the “Minimum Equity Amount”);

WHEREAS, it is intended that the Borrower will incur the Second Lien Loans pursuant to the Second Lien Credit Documents on the Closing Date in an aggregate principal amount of $450,000,000 (the “Second Lien Facility”);

WHEREAS, in connection with the foregoing, the Borrower has requested that (i) the Lender extend credit in the form of Initial Term Loans to the Borrower, in an aggregate principal amount of $1,800,000,000 comprised of (x) Initial Term Loans made available to the Borrower on the Closing Date in an aggregate principal amount of $1,650,000,000 and (y) the Delayed Draw Term Loans made available to the Borrower after the Closing Date and at any time and from time to time on or prior to the Delayed Draw Term Loan Commitment Termination Date, in an aggregate principal amount of $150,000,000 (the “Delayed Draw First Lien Term Loan Facility”), (ii) the Lenders extend credit in the form of Revolving Credit Loans made available to the Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $187,500,000 less the aggregate Letters of Credit Outstanding and Swingline Loans outstanding at such time, (iii) the Revolving Letter of Credit Issuer issue standby Revolving Letters of Credit at any time and from time to time prior to the Revolving L/C Facility Maturity Date, in an aggregate Stated Amount at any time outstanding not in excess of $82,500,000 and (iv) the Swingline Lender issue Swingline Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregated amount at any time outstanding not in excess of $50,000,000;

WHEREAS, on the Closing Date, the proceeds of the Initial Term Loans (other than the Delayed Draw Term Loans) will be used by the Borrower, together with (i) up to $20 million, in the aggregate, of (a) the proceeds of the borrowing of the Revolving Credit Facility to fund certain Transaction Expenses and (b) the proceeds of the borrowing of the Revolving Credit Facility (exclusive of Letter of Credit usage) to fund working capital, (ii) the proceeds of the Second Lien Facility, (iii) the proceeds of the Equity Investments and (iv) cash on hand, to effect the Acquisition, to consummate the Closing Date Refinancing and to pay Transaction Expenses;

WHEREAS, after the Closing Date, the proceeds of the Delayed Draw First Lien Term Loan Facility will be used by the Borrower and its Restricted Subsidiaries to finance one or more Permitted Acquisitions and for related costs and expenses;

WHEREAS, the Borrower has requested that the 2020 Letter of Credit Issuer issue 2020 Letters of Credit at any time and from time to time prior to the 2020 L/C Facility Maturity Date, in an aggregate Stated Amount at any time outstanding not in excess of $55,000,000; and

WHEREAS, the Lenders, the Revolving Letter of Credit Issuer, the 2020 Letter of Credit Issuer and the Swingline Lender are willing to make available to the Borrower such Credit Facilities upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Definitions.

1.1 Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“2020 Additional Revolving Credit Lender” shall mean, at any time, any Lender that has a 2020 Letter of Credit Commitment at such time.

“2020 L/C Facility Maturity Date” shall mean March 5, 2024.

“2020 L/C Fronting Fee” shall have the meaning provided in Section 4.1(g).

“2020 L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding 2020 Letters of Credit plus the aggregate of all 2020 Letter of Credit Unpaid Drawings. For all purposes of this Agreement, if on any date of determination a 2020 Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 13.13 or Rule 3.14 of the International Standby Practices (ISP98), Article 29 of the Uniform Customs and Practice for Documentary Credits (UCP600), or similar terms expressed in the 2020 Letter of Credit, such 2020 Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a 2020 Letter of Credit at any time shall be deemed to be the Stated Amount of such 2020 Letter of Credit at such time.

“2020 Letter of Credit” shall mean each letter of credit issued pursuant to Section 3A.1

“2020 Letter of Credit Applicable Margin” shall mean, until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Amendment No. 2 Effective Date pursuant to Section 9.1, 3.75% per annum, and, thereafter, the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	2020 Letter of Credit Applicable Margin	2020 Letter of Credit Commitment Fee
I	> 4.00:1.00	3.75%	0.50%
II	≤ 4.00:1.00 but > 3.50	3.50%	0.37%
III	≤ 3.50:1.00	3.25%	0.25%

Any increase or decrease in the 2020 Letter of Credit Applicable Margin for Loans resulting from a change in the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on a 2020 Letter of Credit Applicable Margin that is less than that which would have been applicable had the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio been accurately determined, then, for all purposes of this Agreement, the 2020 Letter of Credit Applicable Margin for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio for such period and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be (and shall be) due and payable at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the Borrower, such shortfall shall be due and payable within five Business Days following the written demand thereof by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, at the option of the Required 2020 Additional Revolving Credit Lenders, at any time during which the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be in Pricing Level I for the purposes of determining the 2020 Letter of Credit Applicable Margin (but only for so long as such failure continues, after which such ratio and Pricing Level and shall be determined based on the then existing Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio).

“2020 Letter of Credit Commitment” shall mean, (a) as to each Lender that is a 2020 Additional Revolving Credit Lender on the Amendment No. 2 Effective Date, the amount of such Lender’s “Additional Revolving Credit Commitment” under Amendment No. 2, (b) in the case of any Lender that becomes a 2020 Additional Revolving Credit Lender after the Amendment No. 2 Effective Date, the amount specified as such Lender’s “2020 Letter of Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total 2020 Letter of Credit Commitment and becomes a party hereto and (c) in the case of any Lender that increases its 2020 Letter of Credit Commitment or becomes an Incremental Revolving Credit Commitment Increase Lender in respect of the 2020 Letter of Credit Commitments, in each case pursuant to Section 2.14, the amount specified in the applicable Joinder Agreement, in each case as the same may be changed from time to time pursuant to terms hereof. The aggregate amount of 2020 Letter of Credit Commitments of all 2020 Additional Revolving Credit Lenders as of the Amendment No. 2 Effective Date is $55,000,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“2020 Letter of Credit Commitment Fee” shall have the meaning provided in Section 4.1(i).

“2020 Letter of Credit Commitment Percentage” shall mean at any time, for each 2020 Additional Revolving Credit Lender, the percentage obtained by dividing (i) such 2020 Additional Revolving Credit Lender’s 2020 Letter of Credit Commitment at such time by (ii) the amount of the Total 2020 Letter of Credit Commitment at such time; provided that at any time when the 2020 Letter of Credit Commitment shall have been terminated, each 2020 Additional Revolving Credit Lender’s 2020 Letter of Credit Commitment Percentage shall be its 2020 Letter of Credit Commitment Percentage as in effect immediately prior to such termination.

“2020 Letter of Credit Disbursement” shall mean a payment made by a 2020 Letter of Credit Issuer pursuant to a 2020 Letter of Credit.

“2020 Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i) the amount of the principal amount of any 2020 Letter of Credit Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the 2020 Letter of Credit Issuer pursuant to Section 3A.4(a) at such time and (ii) such Lender’s 2020 Letter of Credit Commitment Percentage of the 2020 L/C Obligations at such time.

“2020 Letter of Credit Fee” shall have the meaning provided in Section 4.1(f).

“2020 Letter of Credit Fee Letter” shall mean the Fee Letter, dated as of the Amendment No. 2 Effective Date, among Crédit Agricole Corporate and Investment Bank, Holdings and the Borrower.

“2020 Letter of Credit Issuer” shall mean the initial 2020 Additional Revolving Credit Lenders listed on Schedule A to Amendment No. 2 as of the Amendment No. 2 Effective Date; provided that the initial 2020 Letter of Credit Issuers shall only be required to issue standby 2020 Letters of Credit and the initial 2020 Additional Revolving Credit Lenders will cause 2020 Letters of Credit to be issued by unaffiliated financial institutions and such 2020 Letters of Credit shall be treated as issued by the initial 2020 Additional Revolving Credit Lenders for all purposes under the Credit Documents. In the event that there is more than one 2020 Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the 2020 Letter of Credit Issuer shall be deemed to refer to the 2020 Letter of Credit Issuer in respect of the applicable 2020 Letter of Credit or to all 2020 Letter of Credit Issuers, as the context requires.

“2020 Letter of Credit Reimbursement Date” shall have the meaning provided in Section 3A.4(a).

“2020 Letter of Credit Unpaid Drawing” shall have the meaning provided in Section 3A.4(a).

“2020 Letters of Credit Outstanding” shall mean, at any time the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding 2020 Letters of Credit and (ii) the aggregate amount of the principal amount of all 2020 Letter of Credit Unpaid Drawings.

“2020 Letters of Credit Termination Date” shall mean the date on which the 2020 Letter of Credit Commitments shall have terminated and the 2020 Letters of Credit Outstanding shall have been reduced to zero or Cash Collateralized.

“Abode Acquisition” shall mean the acquisition by the Borrower in accordance with the Abode Acquisition Agreement, directly or indirectly, of all the Equity Interests of Abode Target, pursuant to which Abode Target shall become a Wholly Owned Restricted Subsidiary of the Borrower.

“Abode Acquisition Agreement” shall mean that certain Agreement and Plan of Merger, by and among Silverton Group Holdings, LLC, Silverton Holdings, Inc. (“Abode Target”), Phoenix Parent Holdings Inc., Holdings, the Borrower and Overland Merger Sub Inc., dated as of February 10, 2021, together with all exhibits, annexes, schedules and disclosure letters thereto, collectively, as modified, amended, supplemented or waived.

“Abode Refinancing” shall mean the repayment of all amounts outstanding (other than contingent obligations) under (i) that certain Credit Agreement, dated as of August 28, 2019, by and among Abode Healthcare, Inc., as the borrower, Silverton Abode, LLC, as Holdings, Crescent Agency Services LLC, as administrative agent and collateral agent, and the lenders party thereto and (ii) that certain Note Purchase Agreement, dated as of August 28, 2019, by and among Abode Healthcare, Inc., the guarantors party thereto, the purchasers identified therein and Summit Partners Subordinated Debt Fund V-A, L.P., as the purchaser representative, and the Notes (as defined therein) issued to the purchasers pursuant thereto and, in each case, the termination of all commitments and obligations in respect thereof (other than obligations that expressly survive termination thereof) and the release of all Liens in respect of the foregoing.

“Abode Target” shall have the meaning provided in the definition of “Abode Acquisition Agreement”.

“ABR” shall mean

(A) with respect to Loans other than Revolving Credit Loans, for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as determined from time to time by the Administrative Agent as its “prime rate” at its principal office in New York City, and (iii) the Adjusted LIBOR Rate (which rate shall be calculated based on an Interest Period of one month as of such date) plus 1.00% per annum. Any change in the ABR due to a change in such rate determined by the Administrative Agent or in the Federal Funds Effective Rate or Adjusted LIBOR Rate shall take effect at the opening of business on the day of such change; provided that the ABR shall not be less than 1.00% per annum with respect to the Tranche B-3 Term Loans~~.~~; and

(B) with respect to Revolving Credit Loans, for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as determined from time to time by the Administrative Agent as its “prime rate” at its principal office in New York City, and (iii) the Adjusted Term SOFR Rate for a one-month Interest Period in effect on such date plus 1%; provided that, for the avoidance of doubt, the Adjusted Term SOFR Rate for any day shall be the Adjusted Term SOFR Rate for a one-month Interest Period on the day that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator. Any change in the ABR due to a change in such rate determined by the Administrative Agent, in the Federal Funds Effective Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, respectively.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating, or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” shall have the meaning provided in the recitals to this Agreement.

“Acquisition Agreement” shall have the meaning provided in the recitals to this Agreement.

“Acquisition Model” shall mean the Sponsors’ financial model dated as of December 3, 2018.

“Additional Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“Additional Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).

“Additional Revolving Loan Lender” shall have the meaning provided Section 2.14(b).

“Additional Tranche B-1 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(d)(ii) on the Amendment No. 1 Effective Date.

“Additional Tranche B-1 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-1 Term Loan Lender, the commitment of such Additional Tranche B-1 Term Loan Lender to make Additional Tranche B-1 Term Loans on the Amendment No. 1 Effective Date, in an amount set forth on Schedule I to Amendment No. 1. The aggregate amount of the Additional Tranche B-1 Term Loan Commitments shall equal the outstanding principal amount of Existing Term Loans of Non-Consenting Existing Term Loan Lenders and Existing Term Loans of Post-Closing Option Lenders.

“Additional Tranche B-1 Term Loan Lender” shall mean a Person with an Additional Tranche B-1 Term Loan Commitment on the Amendment No. 1 Effective Date.

“Additional Tranche B-3 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(f)(ii) on the Amendment No. 4 Effective Date.

“Additional Tranche B-3 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-3 Term Loan Lender, the commitment of such Additional Tranche B-3 Term Loan Lender to make Additional Tranche B-3 Term Loans on the Amendment No. 4 Effective Date, in an amount set forth on Schedule I to Amendment No. 4. The aggregate amount of the Additional Tranche B-3 Term Loan Commitments shall equal the outstanding principal amount of Existing Tranche B-2 Term Loans of Non-Consenting Existing Tranche B-2 Term Loan Lenders and Existing Tranche B-2 Term Loans of Post-Closing Option Tranche B-2 Lenders.

“Additional Tranche B-3 Term Loan Lender” shall mean a Person with an Additional Tranche B-3 Term Loan Commitment or an Additional Tranche B-3 Term Loan.

“Adjusted LIBOR Rate” shall mean, with respect to any LIBOR Rate Borrowing for any Interest Period and for purposes of determining ABR, an interest rate per annum equal to the product of (i) the LIBOR Rate in effect for such Interest Period and (ii) Statutory Reserves; provided that the Adjusted LIBOR Rate shall not be less than 0.00%.

“Adjusted Term SOFR Rate” shall mean, with respect to any SOFR Loan denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) Term SOFR for such Interest Period plus (b) the Term SOFR Adjustment; provided that the Adjusted Term SOFR Rate shall not be less than 0.00% per annum.

“Adjusted Total 2020 Letter of Credit Commitment” shall mean, at any time, the Total 2020 Letter of Credit Commitment less the aggregate 2020 Letter of Credit Commitments of all Defaulting Lenders.

“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitment of all Defaulting Lenders.

“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean MSSF, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement and the other Credit Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Institutional Lender” shall mean (i) any Affiliate of any Sponsor that is either a bona fide debt fund or such Affiliate extends credit or buys loans in the ordinary course of business, (ii) KKR Corporate Lending LLC and KKR Capital Markets LLC and (iii) MCS Corporate Lending LLC and MCS Capital Markets LLC.

“Affiliated Lender” shall mean a Lender that is a Sponsor or any Affiliate thereof (other than Holdings, the Borrower, any other Subsidiary of the Borrower or any Affiliated Institutional Lender).

“Agent Parties” and “Agent Party” shall have the meanings provided in Section 13.17(b).

“Agents” shall mean the Administrative Agent, the Collateral Agent, each Joint Lead Arranger and Bookrunner, each Amendment No. 4 Arranger ~~and~~, each Amendment No. 5 Arranger and each Amendment No. 6 Arranger.

“Agreement” shall mean this First Lien Credit Agreement.

“AHYDO” shall have the meaning provided in Section 2.14(g)(i).

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Arrangers” shall have the meaning provided in Amendment No. 1.

“Amendment No. 1 Effective Date” shall mean January 30, 2020, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.

“Amendment No. 2” shall mean that certain Joinder Agreement and Amendment No. 2 dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” shall mean June 30, 2020, the first Business Day on which all conditions precedent set forth in Article III, Section 3 of Amendment No. 2 are satisfied.

“Amendment No. 3” shall mean Joinder Agreement and Amendment No. 3 to this Agreement dated as of the Amendment No. 3 Effective Date.

“Amendment No. 3 Arrangers” shall have the meaning provided in Amendment No. 3.

“Amendment No. 3 Effective Date” shall mean October 7, 2020, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 3 are satisfied.

“Amendment No. 4” shall mean Amendment No. 4 to this Agreement dated as of the Amendment No. 4 Effective Date.

“Amendment No. 4 Arrangers” shall have the meaning provided in Amendment No. 4.

“Amendment No. 4 Effective Date” shall mean April 8, 2021, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 4 are satisfied.

“Amendment No. 4 Transactions” shall mean, collectively, the transactions contemplated by Amendment No. 4, including the establishment and funding of the Tranche B-3 Term Loans and including the payment of the fees and expenses incurred in connection with any of the foregoing.

“Amendment No. 5” shall mean Joinder Agreement and Amendment No. 5 to this Agreement dated as of the Amendment No. 5 Effective Date.

“Amendment No. 5 Arrangers” shall mean each of Jefferies Finance LLC, KKR Capital Markets LLC, Morgan Stanley Senior Funding, Inc., Credit Suisse Loan Funding LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., BofA Securities, Inc., HSBC Securities (USA) Inc., Crédit Agricole Corporate and Investment Bank and Natixis, New York Branch in their capacities as lead arrangers and joint bookrunners in connection with Amendment No. 5.

“Amendment No. 5 Effective Date” shall mean April 16, 2021, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 5 are satisfied.

“Amendment No. 5 Incremental Term Loan” shall mean the Tranche B-3 Term Loans made pursuant to Section 2.1(g) on the Amendment No. 5 Effective Date.

“Amendment No. 5 Incremental Term Loan Commitment” shall mean, in the case of each Tranche B-3 Term Loan Lender, the amount set forth opposite such Lender’s name on Schedule A to Amendment No. 5 as such Lender’s Amendment No. 5 Incremental Term Loan Commitment. The aggregate amount of the Amendment No. 5 Incremental Term Loan Commitments as of the Amendment No. 5 Effective Date is $675,000,000.

“Amendment No. 5 Incremental Term Loan Lender” shall mean a Person with an Amendment No. 5 Incremental Term Loan Commitment or an Amendment No. 5 Incremental Term Loan.

“Amendment No. 5 Transactions” shall mean, collectively, the transactions contemplated by Amendment No. 5, the Abode Acquisition, the Abode Refinancing and the consummation of any other transactions in connection with the foregoing (including (x) in connection with the Abode Acquisition Agreement and the payment of the fees and expenses incurred in connection with any of the foregoing and (y) any restructuring or rollover of Equity Interests in connection with Abode Acquisition).

“Amendment No. 6” shall mean Joinder Agreement and Amendment No. 6 to this Agreement dated as of June 30, 2023.

“Amendment No. 6 Arranger” shall have the meaning provided in Amendment No. 6.

“Amendment No. 6 Effective Date” shall mean June 30, 2023, the first Business Day on which all Amendment Effective Date No. 1 Conditions (as defined in Amendment No. 6) are satisfied.

“Amendment No. 6 Transactions” shall mean, collectively, the transactions contemplated by Amendment No. 6, including the establishment of Additional Revolving Credit Commitments thereunder and including the payment of the fees and expenses incurred in connection with any of the foregoing.

“Anti-Corruption Laws” shall have the meaning provided in Section 8.10(c).

“Anti-Money Laundering Laws” shall mean the Bank Secrecy Act, as amended by the Patriot Act, the Beneficial Ownership Regulation and any other similar laws or regulations concerning or relating to terrorism financing or money laundering.

“Applicable Margin” shall mean a percentage per annum equal to:

(i) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Amendment No. 1 Effective Date pursuant to Section 9.1, (1) for LIBOR Loans that are Tranche B-1 Term Loans, 3.25% per annum and (2) for ABR Loans that are Tranche B-1 Term Loans, 2.25% per annum, and, thereafter, the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	ABR Rate Tranche B-1 Term Loans	Adjusted LIBOR Rate Tranche B-1 Term Loans
I	> 4.00:1.00	2.25%	3.25%
II	≤ 4.00:1.00	2.00%	3.00%

(ii) ~~until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 9.1, (1) for LIBOR~~for SOFR Loans that are Revolving Credit Loans~~, 4.25% per annum,~~ and ~~(2) for~~ ABR Loans that are Revolving Credit Loans, ~~3.25% per annum, and, thereafter,~~ the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	ABR Rate Revolving Credit Loans	Adjusted ~~LIBOR~~Term SOFR Rate Revolving Credit Loans
I	> 4.00:1.00	3.25%	4.25%
II	≤ 4.00:1.00 but > 3.50	3.00%	4.00%
III	≤ 3.50:1.00	2.75%	3.75%

(iii) for LIBOR Loans that are Tranche B-3 Term Loans, 3.50% per annum and (2) for ABR Loans that are Tranche B-3 Term Loans, 2.50% per annum.

Any increase or decrease in the Applicable Margin for Loans resulting from a change in the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).

Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended Revolving Credit Commitments, any Extended Revolving Credit Loans or any Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable Margin in respect of any Class of Additional Revolving Credit Commitments, any Additional Revolving Credit Loans or any Incremental Loans shall be the applicable percentages per annum set forth in the relevant Joinder Agreement, (c) the Applicable Margin in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (d) the Applicable Margin in respect of any Class of Refinancing Indebtedness that would constitute Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant agreement and (e) in the case of any Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio been accurately determined, then, for all purposes of this Agreement, the Applicable Margin for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio for such period and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be (and shall be) due and payable at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the Borrower, such shortfall shall be due and payable within five Business Days following the written demand thereof by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, at the option of the Required Revolving Credit Lenders or Required Term Loan Lenders, as applicable, at any time during which the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be in Pricing Level I for the purposes of determining the Applicable Margin (but only for so long as such failure continues, after which such ratio and Pricing Level and shall be determined based on the then existing Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio).

“Approved Foreign Bank” shall have the meaning provided in the definition of the term “Cash Equivalents.”

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale” shall mean:

(i) the sale, conveyance, transfer, or other disposition (including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale Leaseback) (each, a “disposition”) of the Borrower or any Restricted Subsidiary, or

(ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.1), whether in a single transaction or a series of related transactions, in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete, worn out or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business or any disposition of inventory, immaterial assets, or goods (or other assets) in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 10.3;

(c) the incurrence of Liens that are permitted to be incurred pursuant to Section 10.2 or the making of any Restricted Payment or Permitted Investment (other than pursuant to clause (i) of the definition thereof) that is permitted to be made, and is made, pursuant to Section 10.5;

(d) any sale or disposition of assets (whether tangible or intangible) or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than the greater of (a) $40 million and (b) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition;

(e) any disposition of property or assets or issuance of securities by (1) a Restricted Subsidiary to the Borrower or (2) the Borrower or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) any issuance, sale or pledge of Equity Interests in, or Indebtedness, or other securities of, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(h) foreclosures, condemnation, casualty or any similar action on assets (including dispositions in connection therewith);

(i) sales of accounts receivable, or participations therein, and related assets in connection with any Receivables Facility;

(j) any financing transaction with respect to property built or acquired by Holdings, the Borrower or any Restricted Subsidiary after the Closing Date, including Sale Leasebacks and asset securitizations permitted by this Agreement;

(k) (1) any surrender or waiver of contractual rights or the settlement, release, or surrender of contractual rights or other litigation claims, (2) the termination or collapse of cost sharing agreements with the Borrower or any Subsidiary and the settlement of any crossing payments in connection therewith, or (3) the settlement, discount, write off, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers, or employees of the Borrower (or any direct or indirect parent company of the Borrower) or any Subsidiary or any of their successors or assigns;

(l) the disposition or discount of inventory, accounts receivable, or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing, cross-licensing or sub-licensing of Intellectual Property or other general intangibles (whether pursuant to franchise agreements or otherwise) in the ordinary course of business;

(n) the unwinding of any Hedging Obligations or obligations in respect of Cash Management Services;

(o) sales, transfers, and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p) the expiration, lapse or abandonment of Intellectual Property rights in the ordinary course of business, which in the reasonable business judgment of the Borrower are not material to the conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole;

(q) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(r) dispositions of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (2) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(s) leases, assignments, subleases, licenses, or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(t) dispositions of non-core assets acquired in connection with any Permitted Acquisition or Investment permitted hereunder (including to obtain the approval of any applicable antitrust authority);

(u) Restricted Payments permitted pursuant to Section 10.5; and

(v) any other disposition in any transaction or series of transactions with an aggregate Fair Market Value of less than the greater of (a) $85 million and (b) 22.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition.

“Asset Sale Prepayment Event” shall mean any Asset Sale of Collateral, subject to the Reinvestment Period allowed in Section 10.4; provided, further, that with respect to any Asset Sale Prepayment Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Asset Sale Prepayment Events, after giving effect to the reinvestment rights set forth herein, exceeds $50 million (the “Prepayment Trigger”) in any fiscal year of the Borrower, but then from all such Net Cash Proceeds (excluding amounts below the Prepayment Trigger).

“Assignment and Acceptance” shall mean (i) an assignment and acceptance substantially in the form of Exhibit F, or such other form as may be approved by the Administrative Agent and the Borrower and (ii) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.15, such form of assignment (if any) as may be agreed by the Administrative Agent and the Borrower in accordance with Section 2.15(a).

“Auction Agent” shall mean (i) the Administrative Agent or (ii) any other financial institution or advisor employed by Holdings, the Borrower, or any Subsidiary (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.15 or Dutch auction pursuant to Section 13.6(h); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither Holdings nor any of its Subsidiaries may act as the Auction Agent.

“Authorized Officer” shall mean, with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President-Finance, a Senior Vice President, a Director, a Manager, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person, and shall also include, solely for purposes of notices given pursuant to Article II or Article III, any other officer of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(d).

“Available 2020 Letter of Credit Commitment” shall mean an amount equal to the excess, if any, of (i) the amount of the Total 2020 Letter of Credit Commitment over (ii) the aggregate 2020 L/C Obligations at such time.

“Available Amount” shall have the meaning provided in Section 10.5(a)(iii).

“Available Revolving Commitment” shall mean an amount equal to the excess, if any, of (i) the amount of the Total Revolving Credit Commitment over (ii) the sum of the aggregate principal amount of, without duplication, (a) all Revolving Credit Loans then outstanding and (b) the aggregate Revolving Letters of Credit Outstanding at such time.

“Available Tenor” shall mean, with respect to Revolving Credit Loans, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if any such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interests calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.13(b)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Benchmark ” shall mean, with respect to Revolving Credit Loans, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.13(b).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event applicable to Revolving Credit Loans, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, then the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to Revolving Credit Loans, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (x) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a spread adjustment, or method of calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean, with respect to Revolving Credit Loans, the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non- representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein solely to the extent such event applies to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to Revolving Credit Loans, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark solely to the extent that a public statement or publication of information set forth above has occurred with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to Revolving Credit Loans, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 1.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 1.13.

“Beneficial Ownership Certification” shall have the meaning provided in Section 6.11.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefited Lender” shall have the meaning provided in Section 13.8(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Borrower Materials” shall have the meaning provided in Section 13.17(b).

“Borrowing” shall mean Loans of the same Class and Type, made, converted, or continued on the same date and, in the case of LIBOR Loans or SOFR Loans, in each case, as to which a single Interest Period is in effect.

“Business Day” shall mean any day excluding Saturday, Sunday, and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close, and, in the case of Loans other than Revolving Credit Loans, if such day relates to any interest rate settings as to a LIBOR Loan, any fundings, disbursements, settlements, and payments in respect of any such LIBOR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the applicable London interbank market.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant, or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries (including Capitalized Software Expenditures, website development costs, website content development costs, customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs).

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.12.

“Capital Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, subject to Section 1.12.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Cash Collateral” shall have a meaning correlative to the defined term “Cash Collateralize” and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of the Revolving Credit Lenders or the 2020 Additional Revolving Credit Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support.

“Cash Equivalents” shall mean:

(i) Dollars,

(ii) (a) Euro, Pounds Sterling, Yen, Swiss Francs, Canadian Dollars, or any national currency of any Participating Member State in the European Union or (b) local currencies held from time to time in the ordinary course of business,

(iii) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with average maturities of 24 months or less from the date of acquisition,

(iv) certificates of deposit, time deposits, and eurodollar time deposits with average maturities of one year or less from the date of acquisition, bankers’ acceptances with average maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100,000,000 (or the foreign currency equivalent thereof),

(v) repurchase obligations for underlying securities of the types described in clauses (iii), (iv), and (x) entered into with any financial institution meeting the qualifications specified in clause (iv) above,

(vi) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P after the date of creation thereof and variable and fixed rate notes issued by a financial institution meeting the qualifications specified in clause (iv) above, in each case with average maturities of 36 months after the date of creation thereof,

(vii) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized ratings agency),

(viii) readily marketable direct obligations issued by any state, commonwealth, or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with average maturities of 36 months or less from the date of acquisition,

(ix) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with average maturities of 36 months or less from the date of acquisition,

(x) solely with respect to any Foreign Subsidiary: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (b) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition, and (c) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction,

(xi) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (i) through (ix) above of foreign obligors, which investments have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies,

(xii) investment funds investing 90% of their assets in securities of the types described in clauses (i) through (xi) above, and

(xiii) Investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (iv) above, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (i) through (xii) of this definition.

(xiv) Credit Card Receivables.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) and (ii) above; provided that such amounts are converted into any currency listed in clauses (i) and (ii) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition (other than Credit Card Receivables) will be deemed to be Cash Equivalents for all purposes under the Credit Documents regardless of the treatment of such items under GAAP.

“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.

“Cash Management Bank” shall mean (i) any Person that, at the time it enters into a Cash Management Agreement with the Borrower or any Restricted Subsidiary, is an Agent or a Lender or an Affiliate of an Agent or a Lender or (ii) any Person that is designated by the Borrower as a “Cash Management Bank” by written notice to the Administrative Agent substantially in the form of Exhibit L-2 or such other form reasonably acceptable to the Administrative Agent.

“Cash Management Services” shall mean any one or more of the following types of services or facilities: (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services), (iii) any other demand deposit or operating account relationships or other cash management services, including pursuant to any Cash Management Agreements and (iv) and other services related, ancillary or complementary to the foregoing.

“Cashless Option Lender” shall mean each Existing Term Loan Lender that has executed and delivered a Consent to Amendment No. 1 under the “Cashless Settlement Option.”

“Cashless Option Tranche B-2 Lender” shall mean each Existing Tranche B-2 Term Loan Lender that has executed and delivered a Consent to Amendment No. 4 under the “Cashless Settlement Option.”

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of Collateral, for which such Person or any of its Restricted Subsidiaries receives insurance proceeds or proceeds of a condemnation award in respect of any equipment, fixed assets, or real property (including any improvements thereon) to replace or repair such equipment, fixed assets, or real property; provided, further, that with respect to any Casualty Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Casualty Events, after giving effect to the reinvestment rights set forth herein, exceeds $50 million (the “Casualty Prepayment Trigger”) in any fiscal year of the Borrower, but then from all such Net Cash Proceeds (excluding amounts below the Casualty Prepayment Trigger).

“Casualty Prepayment Trigger” shall have the meaning provided in the definition of the term “Casualty Event.”

“CFC” shall mean a direct or indirect Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean a direct or indirect Subsidiary of the Borrower substantially all of the assets of which consist of Capital Stock, Stock Equivalents and/or Indebtedness of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Change in Law” shall mean (i) the adoption of any law, treaty, order, policy, rule, or regulation after the Closing Date, (ii) any change in any law, treaty, order, policy, rule, or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (iii) compliance by any Lender, Letter of Credit Issuer, L/C Participant or Swingline Lender with any guideline, request, directive, or order issued or made after the Closing Date (or, in the case of any 2020 Letter of Credit Issuer or 2020 L/C Participant, the Amendment No. 2 Effective Date) by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), including, for avoidance of doubt, any such adoption, change or compliance in respect of (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities pursuant to Basel III in each case, after the Closing Date.

“Change of Control” shall mean and be deemed to have occurred if (i) at any time prior to an IPO, the Permitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the voting power of the outstanding Voting Stock of the Borrower; (ii) at any time after an IPO, any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 35% thereof, unless, in case of clause (i) or clause (ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; (iii) at any time, a Change of Control (as defined in the Second Lien Credit Agreement) shall have occurred; or (iv) at any time prior to an IPO, Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding equity interests of the Borrower. For the purpose of clauses (i), (ii) and (iv), at any time when a majority of the outstanding Voting Stock of the Borrower is directly or indirectly owned by a Parent Entity or, if applicable, a Parent Entity acts as the manager, managing member or general partner of the Borrower, references in this definition to “Borrower” shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock or acts as (or, if applicable, is a Parent Entity that directly or indirectly owns a majority of the outstanding Voting Stock of) such manager, managing member or general partner. For purposes of this definition, (a) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act, (b) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (c) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Borrower, the IPO Entity or the Borrower, as applicable, directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (ii) of this definition is triggered and (d) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

“Class” (i) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Additional Revolving Credit Loans, New Revolving Credit Loans, Extended Revolving Credit Loans (of the same Extension Series), Tranche B-1 Term Loans, Tranche B-3 Term Loans, New Term Loans (of each Series), Extended Term Loans (of the same Extension Series) or Replacement Term Loans (of the same Series) and (ii) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a 2020 Letter of Credit Commitment, an Additional Revolving Credit Commitment, a New Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series), a Tranche B-1 Term Loan Commitment, a Tranche B-3 Term Loan Commitment or a New Term Loan Commitment. For the avoidance of doubt, the Initial Tranche B-3 Term Loans and the Amendment No. 5 Incremental Term Loans shall constitute, and shall be treated as, forming parts of the same Class of “Tranche B-3 Term Loans” under the Credit Documents.

“Closing Date” shall mean March 5, 2019.

“Closing Date Refinancing” shall mean the repayment, repurchase, redemption, defeasance or other discharge of the Existing Debt Facilities and the termination and/or release of any security interests and guarantees in connection therewith.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all property pledged or mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents, excluding in all events Excluded Property.

“Collateral Agent” shall mean MSSF , as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 12.9, and any Affiliate or designee of MSSF, may act as the Collateral Agent under any Credit Document.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Commitment Fee Rate” shall mean:

(a) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 9.1, a rate per annum equal to 0.500%; and

(b) thereafter, the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	Commitment Fee Rate
I	> 4.00:1.00	0.500%
II	≤ 4.00:1.00 but > 3.50:1.00	0.375%
III	≤ 3.50:1.00	0.250%

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).

Notwithstanding the foregoing, (a) the Commitment Fee Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Revolving Credit Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Commitment Fee Rate in respect of any Class of Additional Revolving Credit Commitments, any Additional Revolving Credit Loans or any Incremental Loans shall be the applicable percentages per annum set forth in the relevant Joinder Agreement and (c) the Commitment Fee Rate in respect of any Class of Refinancing Indebtedness that would constitute Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant agreement.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Commitment Fee Rate that is less than that which would have been applicable had the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio been accurately determined, then, for all purposes of this Agreement, the Commitment Fee Rate for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio for such period and any shortfall in the interest or fees theretofore paid by any Borrower for the relevant period as a result of the miscalculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be (and shall be) due and payable at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the Borrower, such shortfall shall be due and payable within five Business Days following the written demand thereof by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, at the option of the Required Revolving Credit Lenders, at any time during which the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be in Pricing Level I for the purposes of determining the Commitment Fee Rate (but only for so long as such failure continues, after which such ratio and Pricing Level and shall be determined based on the then existing Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio).

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Tranche B-1 Term Loan Commitment, Tranche B-3 Term Loan Commitment, New Term Loan Commitment, Revolving Credit Commitment, New Revolving Credit Commitment, Extended Revolving Credit Commitment, Additional Revolving Credit Commitment, 2020 Letter of Credit Commitment or Incremental Revolving Credit Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning provided in Section 13.17.

“Company” shall have the meanings provided in the recitals.

“Company Material Adverse Effect” shall have the meaning provided to the term “Material Adverse Effect” in the Acquisition Agreement.

“Company Representations” shall mean the representations and warranties made by the Company with respect to the Company, its subsidiaries and their respective businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Sponsor (or one of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Acquisition Agreement (or otherwise decline to consummate the Acquisition without any liability) as a result of a breach of such representations and warranties in the Acquisition Agreement.

“Compliance Certificate” shall mean a certificate of a responsible financial or accounting officer or director of the Borrower delivered pursuant to Section 9.1(d) for the applicable Test Period.

“Compliance Period” shall mean any time at which the sum of (a) the aggregate principal amount of all Revolving Credit Loans at such time and (b) Letters of Credit Outstanding (without giving effect to the proviso in the definition of Stated Amount) (excluding (i) Cash Collateralized Letters of Credit and (ii) non-Cash Collateralized Letters of Credit in an aggregate amount not to exceed $50 million) exceeds 35% of the Total Revolving Credit Commitment at such time; provided that, notwithstanding the foregoing, no Compliance Period shall be in effect prior to July 1, 2019.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated as of January 2019.

“Conforming Changes” shall mean, with respect to Revolving Credit Loans, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Consent to Amendment No. 1” shall mean a consent to Amendment No. 1 substantially in the form of Exhibit A attached thereto.

“Consent to Amendment No. 4” shall have the meaning provided to such term in Amendment No. 4.

“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(i) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added, and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, in each case to the extent deducted (and not added back) in computing Consolidated Net Income, plus

(b) Fixed Charges of such Person for such period (including (1) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (2) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of Consolidated Interest Expense and any non-cash interest expense, in each case to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, plus

(d) any expenses, fees, charges, or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, Restricted Payment, acquisition, disposition, recapitalization, or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Closing Date), including (1) such fees, expenses, or charges related to the incurrence of the Second Lien Loans and the Loans hereunder and all Transaction Expenses, (2) such fees, expenses, or charges related to the offering of the Credit Documents and any other credit facilities, or debt issuances, and (3) any amendment or other modification of the Second Lien Loans, the Loans hereunder or other Indebtedness, and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(e) any other non-cash charges, including any write offs, write downs, expenses, losses, any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) or other items to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(f) the amount of any net income (loss) attributable to non-controlling interests in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(g) the amount of management, monitoring, consulting, and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsors, plus

(h) costs of surety bonds incurred in such period in connection with financing activities, plus

(i) the amount of reasonably identifiable and factually supportable “run-rate” cost savings, operating expense reductions, operating enhancements and other synergies (including in connection with any drug purchasing programs and contracts (including, without limitation, forward buys and rebates and payer reimbursement)) that are projected by the Borrower in good faith to result from actions either taken or expected to be taken within 18 months of the determination to take such action, net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions, operating enhancements and synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operating enhancements or synergies had been realized on the first day of such period); provided that, except with respect to the Transactions and any drug purchasing programs and contracts (including, without limitation, forward buys and rebates and payer reimbursement), the aggregate amount added back pursuant to this clause (i) shall not cumulatively exceed 25% of Consolidated EBITDA for any Test Period (with such calculation being made after giving effect to any increase pursuant to this clause (i) and, for the avoidance of doubt, after giving Pro Forma Effect to any such action or transaction), plus

(j) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus

(k) any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 10.5(a)(iii) and have not been relied on for purposes of any incurrence of Indebtedness pursuant to Section 10.1(l)(i), plus

(l) the amount of expenses relating to payments made to option, phantom equity or profits interest holders of the Borrower or any of its any direct or indirect subsidiaries or parent companies in connection with, or as a result of, any distribution being made to equity holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were equity holders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement and expenses relating to distributions made to equity holders of such Person or its direct or indirect parent companies resulting from the application of Financial Accounting Standards Codification Topic 718— Compensation – Stock Compensation (formerly Financial Accounting Standards Board Statement No. 123 (Revised 2004)), plus

(m) with respect to any Person referred to in clause (v) of the definition of “Consolidated Net Income” and solely to the extent relating to the Net Income of such Person referred to in clause (v) of the definition of “Consolidated Net Income,” an amount equal to the proportion of those items described in this definition (other than this subclause (m)) relating to such Person corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such Person’s Consolidated Net Income (determined as if such Person were a Restricted Subsidiary),

(n) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (ii) below for any previous period and not added back, plus

(o) to the extent not already included in the Consolidated Net Income, (1) any expenses and charges that are reimbursed by indemnification or other similar provisions in connection with any investment or any sale, conveyance, transfer, or other Asset Sale of assets permitted hereunder and (2) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the determination by the Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption, plus

(p) charges, expenses, and other items described (1) in the Confidential Information Memorandum or the Acquisition Model or (2) any quality of earnings report reasonably prepared in good faith by a nationally recognized accounting firm in connection with any Specified Transaction actually consummated by the Borrower or its Restricted Subsidiaries and delivered to the Administrative Agent, plus

(q) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus

(r) pro forma synergies from either (1) a new prime vendor pharmaceutical agreement between the Borrower and a major pharmaceutical wholesaler, substantially consistent with the terms of the Pharmaceutical Purchasing/Distribution Term Sheet, or (2) if such prime vendor pharmaceutical agreement has not been executed by or on the Closing Date, a letter agreement between WBA and such major pharmaceutical wholesaler, pursuant to which the Borrower will be designated as an affiliate of WBA under WBA’s current pharmaceutical purchase and distribution agreement with such major pharmaceutical wholesaler, plus

(s) any (A) one-time non-cash compensation charges, (B) the costs and expenses related to employment of terminated employees, or (C) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of the Borrower or any of its Restricted Subsidiaries, plus

(ii) decreased by (without duplication), non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period other than non-cash gains relating to the application of Financial Accounting Standards Codification Topic 840— Leases (formerly Financial Accounting Standards Board Statement No. 13); provided that, to the extent non-cash gains are deducted pursuant to this clause (ii) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein, plus

(iii) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items, plus or minus, as the case may be, and

(b) any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification Topic 815—Derivatives and Hedging (ASC 815) (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP.

For the avoidance of doubt:

(i) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP,

(ii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned, or otherwise disposed by the Borrower or such Restricted Subsidiary during such period (each such Person, business, property, or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); and

(iii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business, or asset sold, transferred, abandoned, or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business, or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, or disposition or conversion); provided that for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such disposition shall have been consummated.

Unless expressly specified otherwise or required by context, references in this Agreement to Consolidated EBITDA shall refer to the Consolidated EBITDA of the Borrower.

“Consolidated First Lien Secured Debt” shall mean Consolidated Total Debt as of such date secured by a Lien on the Collateral that ranks on an equal priority basis (or super priority basis by operation of law) (but without regard to the control of remedies) with Liens on the Collateral securing the Obligations and excluding, for the avoidance of doubt, Hedging Obligations; provided that Consolidated First Lien Secured Debt shall not include Letters of Credit, except to the extent of Unpaid Drawings thereunder.

“Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated First Lien Secured Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of the Borrower and the Restricted Subsidiaries to (b) Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated First Lien Secured Debt and Consolidated EBITDA as are appropriate and consistent with Section 1.12.

“Consolidated Interest Expense” shall mean the sum of cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income of such Person and its Restricted Subsidiaries with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, but excluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (b) non-cash interest expense attributable to the movement of the mark-to-market valuation of Indebtedness or obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (c) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (d) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Receivables Facility, (e) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (f) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions, (g) penalties and interest relating to taxes, (h) accretion or accrual of discounted liabilities not constituting Indebtedness, (i) interest expense attributable to a direct or indirect Parent Entity resulting from push-down accounting, (j) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, and (k) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to the Transactions, any acquisition or Investment permitted hereunder, all as calculated on a consolidated basis.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and on an after-tax basis to the extent appropriate, and otherwise determined in accordance with GAAP; provided that, without duplication,

(i) (a) extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ or bases’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost savings initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, rebranding costs, consulting costs (including consulting and related fees, costs and expenses in connection with the evaluation and implementation of certain tax-related changes), signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities or bases and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments) and (b) any other unusual or non-recurring items shall be excluded,

(ii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, shall be excluded,

(iii) any gain (loss) (less all fees and expenses relating thereto) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), shall be excluded,

(iv) any effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the board of directors of the Borrower, shall be excluded,

(v) (A) the Net Income for such period of any Person that is not the Borrower or a Subsidiary or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included to the extent of the amount of such Net Income of such person multiplied by such referent Person’s or its subsidiary’s percentage ownership of the economic interests in such Person and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash or Cash Equivalents) received by the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any person in excess of, but without duplication of, any amounts included in subclause (A),

(vi) solely for the purpose of determining the amount available for Restricted Payments under clause (a)(iii)(A) of Section 10.5 the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction with respect to the payment of dividends or similar distributions (a) has been legally waived, or otherwise released, (b) is imposed pursuant to this Agreement and other Credit Documents, the Second Lien Credit Documents, Permitted Debt Exchange Notes, New Term Loans, or Permitted Other Indebtedness, or (c) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Credit Documents (as determined by the Borrower in good faith); provided that Consolidated Net Income of the referent Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or a Restricted Subsidiary in respect of such period, to the extent not already included therein, shall be excluded,

(vii) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by Financial Accounting Standards Codification Topic 805 – Business Combinations and Topic 350 – Intangibles-Goodwill and Other (ASC 805 and ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting, including in relation to the Transactions and any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii) (a) any effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (b) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items and to Hedging Obligations pursuant to ASC 815 (or such successor provision), and (c) any non-cash expense, income, or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness, or derivative instruments pursuant to GAAP, shall be excluded,

(ix) any impairment charge, asset write-off, or write-down pursuant to ASC 350 and Financial Accounting Standards Codification Topic 360 – Impairment and Disposal of Long-Lived Assets (ASC 360) (formerly Financial Accounting Standards Board Statement No. 144) and the amortization of intangibles arising pursuant to ASC 805 shall be excluded,

(x) (a) any non-cash compensation expense recorded from or in connection with any share-based compensation arrangements including stock appreciation or similar rights, phantom equity, stock options, restricted stock, capital or profits interests or other rights to officers, directors, managers, or employees and (b) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(xi) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance, or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(xii) accruals and reserves (including contingent liabilities) that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,

(xiii) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the determination by the Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded,

(xiv) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be excluded,

(xv) any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the Closing Date shall be excluded, and

(xvi) any charges resulting from the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity— Overall— Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” shall mean, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries on a consolidated basis consisting of third party Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations); provided that Consolidated Total Debt shall not include Letters of Credit, except to the extent of Unpaid Drawings hereunder; provided further that the effects of pushdown accounting shall be excluded.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of the Borrower and the Restricted Subsidiaries to (ii) Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated EBITDA as are appropriate and consistent with Section 1.12.

“Consolidated Working Capital” shall mean, at any date, the excess of (i) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes over (ii) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, but excluding (for purposes of both clauses (i) and (ii) above), without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Loans, Second Lien Loans and Letter of Credit Exposure and Capital Leases to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) any liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date, (f) the effects from applying purchase accounting, (g) any accrued professional liability risks, (h) restricted marketable securities, and (i) deferred revenue reflected within current liabilities; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and the Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification, other than as a result of the passage of time, in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends, or other payment obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contract Consideration” shall have the meaning provided in clause (ii)(k) of the definition of “Excess Cash Flow.”

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person (other than any Permitted Holder) who directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity investments in Holdings and/or any Parent Entity.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Credit Card Receivables” shall mean, as of any date of determination, the amount due from third-party financial institutions for credit and debit card transactions that would, in conformity with GAAP, be set forth opposite the caption “cash equivalents” (or any like caption) on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

“Credit Documents” shall mean this Agreement, each Joinder Agreement, each Extension Amendment, each Permitted Repricing Amendment, the Guarantees, the Security Documents, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, any documents or certificates executed by the Borrower in favor of the Letter of Credit Issuer relating to any Letter of Credit and any promissory notes issued by the Borrower pursuant hereto.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and/or the issuance of a Letter of Credit (and any amendment that increases the Stated Amount or extends the expiry date thereof).

“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credit hereunder.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean Holdings, the Borrower and the other Guarantors.

“CS” shall mean Credit Suisse Loan Funding LLC and Credit Suisse AG, Cayman Islands Branch, together with their respective affiliates.

“Cure Amount” shall have the meaning provided in Section 11.14.

“Cure Right” shall have the meaning provided in Section 11.14.

“Daily Simple SOFR” shall mean, with respect to Revolving Credit Loans, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in consultation with the Borrower.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(w)(i)).

“Declined Proceeds” shall have the meaning provided in Section 5.2(f).

“Default” shall mean any event, act, or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of Net Cash Proceeds.

“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in the definition of Net Cash Proceeds.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Delayed Draw First Lien Term Loan Facility” shall have the meaning provided in the recitals to this Agreement.

“Delayed Draw Funding Date” shall mean any date on which the Delayed Draw Term Loans are funded hereunder, which shall in no event be later than the Delayed Draw Term Loan Commitment Termination Date.

“Delayed Draw Term Loan” shall have the meaning provided in Section 2.1(b).

“Delayed Draw Term Loan Commitment” shall mean, (a) in the case of each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1 as such Lender’s “Delayed Draw Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Delayed Draw Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Delayed Draw Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $150,000,000.

“Delayed Draw Term Loan Commitment Termination Date” shall mean the earlier of (i) date that is six months after the Closing Date, (ii) the date on which the Delayed Draw Term Loan Commitment has been fully drawn and (iii) with respect to any Delayed Draw Term Loan Commitment that is terminated, the date of termination of such Delayed Draw Term Loan Commitment pursuant to Section 4.2(b); provided that if such date is not a Business Day, the “Delayed Draw Term Loan Commitment Termination Date” will be the next succeeding Business Day.

“Derivative Counterparty” shall have the meaning provided in Section 13.16.

“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory itself is the subject of any Sanctions.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer the Borrower, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.

“Designated Preferred Stock” shall mean preferred stock of the Borrower or any direct or indirect parent company of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by the principal financial officer of the Borrower or the parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 10.5(a)(iii).

“Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“disposition” shall have the meaning assigned such term in clause (i) of the definition of Asset Sale.

“Disqualified Lenders” shall mean such Persons (i) that have been specified in writing to the Administrative Agent and the Joint Lead Arrangers and Bookrunners by the Sponsors as being Disqualified Lenders prior to either (a) December 10, 2018 or (b) the commencement of “primary syndication” if acceptable to the majority of Joint Lead Arrangers and Joint Bookrunners, (ii) who are competitors of the Borrower and its Subsidiaries that are separately identified in writing by the Borrower or the Sponsors to the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide Fund) that are either (a) identified in writing by the Borrower or the Sponsors to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name. Notwithstanding the foregoing, (x) each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender and (y) any such designation of a Disqualified Lender may not apply retroactively to disqualify any Person that has previously acquired an assignment or participation in any Credit Facility.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, in whole or in part, in each case, prior to the date that is 91 days after the Latest Term Loan Maturity Date hereunder; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.

“Distressed Person” shall have the meaning provided in the definition of the term Lender-Related Distress Event.

“Dollars” and “$” shall mean dollars in lawful currency of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, Norway and the United Kingdom.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent in consultation with the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness in connection with the initial primary syndication thereof, but excluding any arrangement, structuring, ticking, or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “LIBOR floor”, “Term SOFR floor” or “ABR floor,” (a) to the extent that the Adjusted LIBOR Rate (with an Interest Period of three months), Adjusted Term SOFR Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that the Adjusted LIBOR Rate (with an interest period of three months), the Adjusted Term SOFR Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demand letters, claims, notices of noncompliance or potential responsibility or violation, or proceedings pursuant to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, investigation, cleanup, removal, response, remedial, or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief relating to the presence, Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Law” shall mean any applicable federal, state, foreign, or local statute, law, rule, regulation, ordinance, code, and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree, or judgment, relating to pollution or protection of the environment, including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata and natural resources such as flora, fauna, or wetlands, or protection of human health or safety (to the extent relating to human exposure to Hazardous Materials) and including those relating to the generation, storage, treatment, transport, Release, or threat of Release of Hazardous Materials.

“Equity Interest” shall mean Capital Stock and all warrants, options, or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Investments” shall have the meaning provided in the recitals to this Agreement.

“Equity Offering” shall mean any public or private sale of common stock or preferred stock of the Borrower, Holdings or any direct or indirect parent company of Holdings (excluding Disqualified Stock), other than: (i) public offerings with respect to the Borrower or any of its direct or indirect parent company’s common stock registered on Form S-8, (ii) issuances to any Subsidiary of Holdings or the Borrower, (iii) any such public or private sale that constitutes an Excluded Contribution and (iv) any Cure Amount.

“Equityholding Vehicle” shall mean any Parent Entity and any equity holder thereof through which former, current officers or future officers, directors, employees or managers of the Borrower or any of its Subsidiaries or Parent Entities hold Capital Stock of such Parent Entity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (i) the failure of any Plan to comply with any provisions of ERISA and/or the Code (and applicable regulations under either) or with the terms of such Plan; (ii) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (iii) any Reportable Event; (iv) the failure of any Credit Party or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (v) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (vi) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (vii) the termination of, or the appointment of a trustee to administer, any Pension Plan under Section 4042 of ERISA or the incurrence by any Credit Party or any of its

ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (viii) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice to terminate any Pension Plan under Section 4041 of ERISA or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (ix) the failure by any Credit Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (x) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (within the meaning of Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or the complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from any Multiemployer Plan; (xi) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA); or (xii) the failure by any Credit Party or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:

(i) the sum, without duplication (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), of:

(a) Consolidated Net Income for such period,

(b) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts to the extent excluded in arriving at such Consolidated Net Income,

(c) decreases in Consolidated Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such decreases arising from acquisitions or Asset Sales by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(d) an amount equal to the aggregate net non-cash loss on Asset Sales by the Borrower and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(e) cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in Consolidated Net Income,

(f) increases in current and non-current deferred revenue to the extent deducted or not included in arriving at such Consolidated Net Income, and

(g) extraordinary gains actually received in cash;

over (ii) the sum, without duplication, of:

(a) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, cash charges to the extent excluded in arriving at such Consolidated Net Income, and Transaction Expenses to the extent not deducted in arriving at such Consolidated Net Income and paid in cash during such period,

(b) without duplication of amounts deducted pursuant to clause (k) below in prior periods, the amount of Capital Expenditures or acquisitions of Intellectual Property accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of long-term Indebtedness of Holdings or the Restricted Subsidiaries (unless such Indebtedness has been repaid other than with the proceeds of long-term indebtedness) other than intercompany loans,

(c) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (1) the principal component of payments in respect of Capitalized Lease Obligations, (2) the amount of any scheduled repayment of Term Loans pursuant to Section 2.5 or the Second Lien Loans permitted hereunder, and (3) the amount of a mandatory prepayment of Term Loans pursuant to Section 5.2(a) or Second Lien Loans pursuant to Section 5.2(a) of the Second Lien Credit Agreement to the extent required due to an Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (A) all other prepayments of Term Loans and Second Lien Loans (in each case, including purchases of Term Loans by Holdings and its Subsidiaries at or below par offered on a pro rata basis to all Term Loan Lenders of a Class and Dutch auctions offered on a pro rata basis to all Term Loan Lenders of a Class in which case the amount of voluntary prepayments of Term Loans shall be deemed not to exceed the actual purchase price of such Term Loans at or below par) and all voluntary prepayments of Permitted Other Indebtedness (with a Lien on the Collateral ranking pari passu with the Liens on the Collateral securing the Obligations) and (B) all prepayments of Swingline Loans (and any other revolving loans (unless there is an equivalent permanent reduction in commitments thereunder)) made during such period, except to the extent financed with the proceeds of other long-term Indebtedness of the Borrower or the Restricted Subsidiaries,

(d) an amount equal to the aggregate net non-cash gain on Asset Sales by the Borrower and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(e) increases in Consolidated Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such increases arising from acquisitions or Asset Sales by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(f) payments in cash by the Borrower and the Restricted Subsidiaries during such period in respect of any purchase price holdbacks, earn-out obligations, and long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,

(g) without duplication of amounts deducted pursuant to clause (k) below in prior fiscal periods, the aggregate amount of cash consideration paid by Holdings and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions, but excluding Permitted Investments of the type described in clauses (i) and (ii) of the definition thereof) made during such period constituting Permitted Investments or made pursuant to Section 10.5 to the extent that such Investments were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Capital Stock,

(h) the amount of dividends paid in cash during such period (on a consolidated basis) by Holdings and the Restricted Subsidiaries, to the extent such dividends were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Capital Stock,

(i) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and cash restructuring charges) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income,

(j) the aggregate amount of any premium, make-whole, or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(k) without duplication of amounts deducted from Excess Cash Flow in other periods, (1) the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”) entered into prior to or during such period and (2) any planned cash expenditures by the Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Permitted Acquisitions (or other Investments), Capital Expenditures, or acquisitions of Intellectual Property or other assets to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period (except to the extent financed with any of the proceeds received from (A) the issuance or incurrence of long-term Indebtedness or (B) the issuance of Equity Interests); provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions (or other Investments), Capital Expenditures, or acquisitions of Intellectual Property or other assets during such following period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters,

(l) the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(m) cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income,

(n) decreases in current and non-current deferred revenue to the extent included or not deducted in arriving at such Consolidated Net Income, and

(o) extraordinary losses actually paid in cash.

“Excluded Contribution” shall mean net cash proceeds, the Fair Market Value of marketable securities, or the Fair Market Value of Qualified Proceeds received by Holdings from (i) contributions to its common equity capital, and (ii) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower, in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by either a senior vice president or the principal financial officer of the Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 10.5(a)(iii); provided that (i) any non-cash assets shall qualify only if acquired by a parent of the Borrower in an arm’s-length transaction within the six months prior to such contribution and (ii) no Cure Amount shall constitute an Excluded Contribution.

“Excluded Property” shall have the meaning set forth in the Security Agreement.

“Excluded Stock and Stock Equivalents” shall mean (i) any Capital Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of pledging such Capital Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of Capital Stock and Stock Equivalents of any (a) CFC or (b) CFC Holding Company, any Voting Stock or Stock Equivalents of such CFC or CFC Holding Company in excess of 66% of the total voting power of all outstanding Voting Stock or Stock Equivalents, (iii) any Capital Stock or Stock Equivalents of any direct or indirect Subsidiary of a CFC or CFC Holding Company, (iv) any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirements of Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, (v) in the case of (A) any Capital Stock or Stock Equivalents of any Subsidiary to the extent such Capital Stock or Stock Equivalents are subject to a Lien permitted by clause (vii) of the definition of Permitted Lien or (B) any Capital Stock or Stock Equivalents of any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Capital Stock or Stock Equivalents of each such Subsidiary described in clause (A) or (B) to the extent (I) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (II) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (II) shall not apply if (x) such other party is Holdings or a Credit Party or Wholly-Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (III) a pledge thereof to secure the Obligations would give any other party (other than Holdings or a Credit Party or Wholly-Owned Subsidiary) to any contract, agreement, instrument, or indenture governing such Capital Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (vi) any Capital Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Capital Stock or Stock Equivalents would result in materially adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent, (vii) any Capital Stock or Stock Equivalents that are margin stock, and (viii) any Capital Stock and Stock Equivalents of any Subsidiary that is not a Material Subsidiary or is an Unrestricted Subsidiary, a captive insurance Subsidiary, an SPV or any special purpose entity.

“Excluded Subsidiary” shall mean (i) each Subsidiary, in each case, for so long as any such Subsidiary does not (on (x) a consolidated basis with its Restricted Subsidiaries, if determined on the Closing Date by reference to the Historical Financial Statements or (y) a consolidated basis with its Restricted Subsidiaries, if determined after the Closing Date by reference to the financial statements delivered to the Administrative Agent pursuant to Section 9.1(a) and (b)) constitute a Material Subsidiary, (ii) each Subsidiary that is not a Wholly-Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non-Wholly-Owned Restricted Subsidiary), (iii) any CFC Holding Company, (iv) any direct or indirect Subsidiary of a CFC or a CFC Holding Company, (v) any CFC, (vi) each Subsidiary that is prohibited by any applicable Contractual Requirement or Requirements of Law (to the extent existing on the Closing Date or, if later, the date it becomes a Restricted Subsidiary and in each case, not entered into in contemplation thereof) from guaranteeing or granting Liens to secure the Obligations or would require third-party or governmental (including regulatory) consent, approval, license or authorization to guarantee or grant such Liens to secure the Obligations (unless such consent, approval, license or authorization has been received), (vii) each Subsidiary with respect to which, as reasonably determined by the Borrower, the consequence of providing a Guarantee of the Obligations would adversely affect the ability of the Borrower and its respective Subsidiaries to satisfy applicable Requirements of Law, (viii) each Subsidiary with respect to which, as reasonably determined by the Borrower in consultation with the Administrative Agent, providing such a Guarantee would result in material adverse tax consequences, (ix) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, as agreed in writing, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (x) each Unrestricted Subsidiary, (xi) any Receivables Subsidiary, (xii) each other Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder and financed with assumed secured Indebtedness permitted hereunder, and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder, (xiii) each Subsidiary that is a registered broker dealer and (xiv) each SPV, not-for-profit Subsidiary and captive insurance company.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, (a) any Swap Obligation if, and to the extent that, all or a portion of the Obligations of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and Hedge Bank applicable to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Obligation or security interest is or becomes illegal or unlawful.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income, net profits, or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local, or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (ii) any U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any Credit Document that is required to be imposed on amounts payable to or for the account of a Lender pursuant to laws in force at the time such Lender acquires an interest in any Credit Document (or designates a new lending office), other than in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7 (or that designates a new lending office pursuant to a request by the Borrower), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding Tax pursuant to Section 5.4, (iii) any Taxes attributable to a recipient’s failure to comply with Section 5.4(e), or (iv) any withholding Tax imposed under FATCA.

“Existing Class” shall mean any Existing Term Loan Class and any Existing Revolving Credit Class.

“Existing Debt Facilities” shall mean the debt facilities incurred pursuant to (i) that certain First Lien Credit Agreement, dated December 7, 2017, by and among Phoenix Parent Holdings Inc., PharMerica Corporation, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, and that certain Second Lien Credit Agreement, dated December 7, 2017, by and among Phoenix Parent Holdings Inc., PharMerica Corporation, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent (collectively, the “Existing Credit Agreements”), and (ii) that certain Second Amended & Restated Credit Agreement, dated as of March 28, 2018, among Res-Care, Inc., Onex ResCare Holdings Corp., the Guarantors (as such term is defined therein) from time to time party thereto, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, the other lenders from to time to time party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Regions Capital Markets, a Division of Regions Bank and Suntrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Regions Capital Markets, a Division of Regions Bank and Suntrust Bank, as syndication agents and Capital One, National Association, U.S. Bank National Association and HSBC Securities (USA) Inc. as documentation agents.

“Existing Revolving Credit Class” shall have the meaning provided in Section 2.14(g)(ii).

“Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).

“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).

“Existing Term Loan” shall have the meaning provided in Amendment No. 1

“Existing Term Loan Class” shall have the meaning provided in Section 2.14(g)(i).

“Existing Term Loan Lender” shall have the meaning provided in Amendment No. 1.

“Existing Tranche B-2 Term Loan” shall have the meaning provided to “Existing Term Loan” in Amendment No. 4.

“Existing Tranche B-2 Term Loan Lender shall have the meaning provided to “Existing Term Loan Lender” in Amendment No. 4.

“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).

“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.14(g)(ii).

“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).

“Extended Revolving Loan Maturity Date” shall mean the date on which any tranche of Extended Revolving Credit Loans matures.

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.14(g)(i).

“Extending Lender” shall have the meaning provided in Section 2.14(g)(iii).

“Extension Amendment” shall have the meaning provided in Section 2.14(g)(iv).

“Extension Date” shall have the meaning provided in Section 2.14(g)(v).

“Extension Election” shall have the meaning provided in Section 2.14(g)(iii).

“Extension Request” shall mean a Term Loan Extension Request.

“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, and amortization schedule.

“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing, and any laws, fiscal or regulatory legislation, rules, guidance notes and practices adopted by a non-U.S. jurisdiction to effect the foregoing.

“FCPA” shall have the meaning provided in Section 8.10(c).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided, further that if the Federal Funds Effective Rate would otherwise be negative, it shall be deemed to be 0% per annum.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“First Lien Incremental Ratio” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be no greater than 4.50:1.00.

“First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H-1 (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, the Collateral Agent, and the representatives for purposes thereof for holders of one or more classes of First Lien Obligations (other than the Obligations).

“First Lien Obligations” shall mean the Obligations and the Permitted Other Indebtedness Obligations that are secured by Liens on the Collateral that rank on an equal priority basis (but without regard to the control of remedies) with Liens on the Collateral securing the Obligations.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated EBITDA for the Test Period most recently ended on or prior to such date of determination to (ii) the Fixed Charges for such Test Period.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:

(i) Consolidated Interest Expense of such Person and its Restricted Subsidiaries on a consolidated basis for such period,

(ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and

(iii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means, with respect to Revolving Credit Loans, a rate of interest equal to 0.00% per annum.

“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Credit Party or any of its Subsidiaries.

“Foreign Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Credit Party or any of its Subsidiaries.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan or Foreign Benefit Arrangement, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan or Foreign Benefit Arrangement; (ii) the failure to register or loss of good standing (if applicable) with applicable regulatory authorities of any such Foreign Plan or Foreign Benefit Arrangement required to be registered; or (iii) the failure of any Foreign Plan or Foreign Benefit Arrangement to comply with any provisions of applicable law and regulations or with the terms of such Foreign Plan or Foreign Benefit Arrangement.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer or Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage or 2020 Letter of Credit Commitment Percentage, as applicable, of the outstanding L/C Obligations or Swingline Loans, as applicable, other than L/C Obligations or Swingline Loans, as applicable, as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural Person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or any Restricted Subsidiary, to a date more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (including all amounts of such Funded Debt required to be paid or prepaid within one year from the date of its creation), and, in the case of the Credit Parties, Indebtedness in respect of the Loans, the Second Lien Loans.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Furthermore, at any time after the Closing Date, the Borrower may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Agreement); provided any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.

“Governmental Authority” shall mean any nation, sovereign, or government, any state, province, territory, or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory, or administrative functions of or pertaining to government, including a central bank or stock exchange (including any supranational body exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“Guarantee” shall mean (i) the First Lien Guarantee made by Holdings and each other Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B, and (ii) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent.

“guarantee obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any primary obligor in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term guarantee obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations or product warranties in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any guarantee obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (i) each Subsidiary of Holdings that is party to the Guarantee on the Closing Date, (ii) each Subsidiary of Holdings that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise, and (iii) Holdings; provided that in no event shall any Excluded Subsidiary be required to be a Guarantor (unless such Subsidiary is no longer an Excluded Subsidiary).

“Hazardous Materials” shall mean (i) any petroleum or petroleum products, radioactive materials, friable asbestos, polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials, waste, or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Law; and (iii) any other chemical, material, waste, or substance, which is prohibited, limited, or regulated due to its dangerous or deleterious properties or characteristics, by any Environmental Law.

“Hedge Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” shall mean (i) (a) any Person that, at the time it enters into a Hedge Agreement with the Borrower or any Restricted Subsidiary, is a Lender, an Agent or an Affiliate of a Lender or an Agent and (b) with respect to any Hedge Agreement entered into prior to the Closing Date, any Person that is a Lender or an Agent or an Affiliate of a Lender or an Agent on the Closing Date and (ii) any other Person that is designated by the Borrower as a “Hedge Bank” by written notice to the Administrative Agent substantially in the form of Exhibit L-1 or such other form reasonably acceptable to the Administrative Agent and the Borrower.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedge Agreements.

“Historical Financial Statements” shall mean (a) audited consolidated balance sheets of each of the Company and the Borrower and their respective consolidated subsidiaries (collectively, the “Consolidated Company”) as at the end of, and related audited consolidated statements of income and cash flows for the fiscal years ending December 31, 2015, December 31, 2016 and December 31, 2017 and (b) an unaudited consolidated balance sheet of the Consolidated Company as at the end of, and related statements of income and cash flows for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

“HMT” shall have the meaning provided in the definition of the term “Sanctions.”

“Holdings” shall mean (i) Holdings (as defined in the preamble to this Agreement) or (ii) after the Closing Date any other Person or Persons (“New Holdings”) that is a Subsidiary of Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) but not the Borrower (“Previous Holdings”); provided that (a) such New Holdings directly owns 100% of the Equity Interests of the Borrower, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, (c) if reasonably requested by the Administrative Agent, an opinion of counsel shall be delivered by the Borrower to the Administrative Agent to the effect that, without limitation, such substitution does not violate this Agreement or any other Credit Document, (d) all Capital Stock of the Borrower shall be pledged to secure the Obligations and (e) (i) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default and (ii) such substitution will not reasonably be expected to result in any adverse tax consequences to any Lender (unless reimbursed hereunder) or to the Administrative Agent (unless reimbursed hereunder); provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to “Holdings” in the Credit Documents shall be meant to refer to New Holdings.

“IFRS” shall have the meaning given to such term in the definition of GAAP.

“Immediate Family Members” shall mean with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Impacted Loans” shall have the meaning provided in Section 2.10(a).

“Increased Amount Date” shall mean, with respect to any New Term Loan Commitments or Additional Revolving Credit Commitments, the date on which such New Term Loan Commitments or Additional Revolving Credit Commitments, as applicable, shall be effective.

“Incremental Loans” shall have the meaning provided in Section 2.14(c).

“Incremental Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“Incremental Revolving Credit Loans” shall have the meaning provided in Section 2.14(b).

“Incremental Revolving Credit Maturity Date” shall mean the date on which any tranche of Revolving Credit Loans made pursuant to the Lenders’ Incremental Revolving Credit Commitments matures.

“Incremental Revolving Loan Lenders” shall have the meaning provided in Section 2.14(b).

“incur” and “incurrence” shall have the meanings provided in Section 10.1.

“Indebtedness” shall mean, with respect to any Person, (i) any indebtedness (including principal and premium) of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), or (d) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a net liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Borrower solely by reason of push down accounting under GAAP (other than in respect of any IPO Reorganization Transaction) shall be excluded, (ii) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (iii) to the extent not otherwise included, the obligations of the type referred to in clause (i) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business, (2) obligations under or in respect of Receivables Facilities, (3) prepaid or deferred revenue arising in the ordinary course of business, (4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (5) any balance that constitutes a trade payable or similar obligation to a trade creditor, accrued in the ordinary course of business, (6) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, (7) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (8) accrued expenses and royalties or (9) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days. The amount of Indebtedness of any Person for purposes of clause (iii) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and the other Restricted Subsidiaries, shall exclude all intercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5(a).

“Indemnified Person” shall have the meaning provided in Section 13.5(a).

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, other than Excluded Taxes or Other Taxes.

“Initial Revolving Credit Commitments” shall have the meaning provided in the definition of the term Revolving Credit Commitment.

“Initial Term Loan” shall mean the Term Loans made pursuant to Section 2.1(a) and, at any time after a Delayed Draw Funding Date, the aggregate principal amount of Delayed Draw Term Loans that have been funded pursuant to Section 2.1(b).

“Initial Term Loan Commitment” shall mean, in the case of each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1 as such Lender’s Initial Term Loan Commitment. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $1,650,000,000.

“Initial Tranche B-3 Term Loan” shall mean the Tranche B-3 Term Loans made (or deemed made) pursuant to Section 2.1(f) on the Amendment No. 4 Effective Date.

“Initial Tranche B-3 Term Loan Commitment” shall mean, in the case of each Tranche B-3 Term Loan Lender, the amount of such Lender’s Tranche B-3 Term Loan Commitment (as defined in this Agreement on the Amendment No. 4 Effective Date) as of the Amendment No. 4 Effective Date. The aggregate amount of the Initial Tranche B-3 Term Loan Commitments as of the Amendment No. 4 Effective Date is $548,625,000.

“Initial Tranche B-3 Term Loan Lender” shall mean a Person with an Initial Tranche B-3 Term Loan Commitment or an Initial Tranche B-3 Term Loan.

“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA.

“Intellectual Property” shall mean U.S. intellectual property, including all (i) (a) patents, inventions, designs, processes, developments, technology, and know-how; (b) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (c) trademarks, service marks, trade names, brand names, corporate names, Internet domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; (d) trade secrets, confidential, or proprietary information, including customer lists; and (ii) registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisionals, re-issues, re-examinations, or similar legal protections related to the foregoing.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Interpolated Rate” shall mean, with respect to Loans other than Revolving Credit Loans, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Rate for the longest period (for which that LIBOR Rate is available in Dollars) that is shorter than the applicable Impacted Interest Period and (b) the LIBOR Rate for the shortest period (for which that LIBOR Rate is available in Dollars) that exceeds the applicable Impacted Interest Period, in each case, at such time; provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for ~~Revolving Credit Loans and~~ Tranche B-3 Term Loans and 1.00% per annum for Tranche B-1 Term Loans for purposes of this Agreement.

“Investment” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances, or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other Person and investments that are required by GAAP to be classified on the consolidated balance sheet (excluding the footnotes) of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of the Borrower and the other Restricted Subsidiaries, intercompany loans (including guarantees), advances, or Indebtedness either (i) having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or (ii) arising from cash management, tax and/or accounting operations and made in the ordinary course of business or consistent with past practices.

For purposes of the definition of Unrestricted Subsidiary and Section 10.5,

(i) Investments shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s Investment in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received by the Borrower or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of Cash Equivalents, such amount shall be equal to the Fair Market Value of such consideration).

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency.

“Investment Grade Securities” shall mean:

(i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,

(iii) investments in any fund that invest at least 90% in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(iv) corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investor Group” shall mean Holdings, KKR, WBA and their respective Affiliates.

“IPO” shall mean the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) or other transaction which results in the common Equity Interests of a Parent Entity of the Borrower being publicly traded.

“IPO Entity” shall mean, at any time at and after an IPO, the Borrower or a Parent Entity of the Borrower, as the case may be, the Equity Interests in which were issued or otherwise sold pursuant to the IPO.

“IPO Listco” shall mean a wholly-owned subsidiary of the Borrower formed in contemplation of an IPO to become the IPO Entity; provided that the Borrower shall, promptly following its formation, notify the Administrative Agent of the formation of any IPO Listco.

“IPO Reorganization Transactions” shall mean, collectively, the transactions taken in connection with and reasonably related to consummating an IPO, including (a) formation and ownership of IPO Shell Companies, (b) entry into, and performance of, (i) a reorganization agreement among any of the Borrower, its Subsidiaries and/or IPO Shell Companies implementing IPO Reorganization Transactions and other reorganization transactions in connection with an IPO and (ii) customary underwriting agreements in connection with an IPO and any future follow-on underwritten public offerings of common Equity Interests in the IPO Entity, including the provision by IPO Entity and the Borrower of customary representations, warranties, covenants and indemnification to the underwriters thereunder, (c) the merger of one or more IPO Subsidiaries with one or more direct or indirect holders of Equity Interests in the Borrower with the surviving entity in any such merger holding Equity Interests in the Borrower, and the merger of such entities with any IPO Shell Company or IPO Subsidiary, (d) the issuance of Equity Interests of IPO Shell Companies to holders of Equity Interests of the Borrower in connection with any IPO Reorganization Transactions, (e) the entry into an exchange agreement, pursuant to which holders of Equity Interests of the Borrower will be permitted to exchange such interests for certain economic/voting Equity Interests in IPO Listco, and (f) the entry into, and performance of, any tax receivables agreements by any IPO Shell Company or IPO Subsidiary, in each case of clauses (a) through (f), so long as after giving Pro Forma Effect to any IPO Reorganization Transactions, (i) the security interests of the Lenders in the Collateral and the Guarantees of the Obligations, taken as a whole, would not be materially impaired and (ii) the Consolidated Total Debt to Consolidated EBITDA Ratio is either equal to or less than (1) 5.75:1.00 or (2) the Consolidated Total Debt to Consolidated EBITDA Ratio immediately prior to such IPO Reorganization Transactions.

“IPO Shell Company” shall mean each of IPO Listco and IPO Subsidiary.

“IPO Subsidiary” shall mean a wholly-owned subsidiary of IPO Listco formed in contemplation of, and to facilitate, IPO Reorganization Transactions and an IPO. The Borrower shall, promptly following its formation, notify the Administrative Agent of the formation of an IPO Subsidiary.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” as published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Request and any other document, agreement and instrument entered into by the applicable Letter of Credit Issuer and the Borrower (or any other Restricted Subsidiary or Holdings) or in favor of the applicable Letter of Credit Issuer and relating to such Letter of Credit.

“Jefferies” shall mean Jefferies Finance LLC.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A, which may include additional provisions to ensure fungibility of the Loans and to provide for mechanics for borrowings in currencies other than Dollars.

“Joint Lead Arrangers and Bookrunners” shall mean MSSF, Credit Suisse Loan Funding LLC, Jefferies, KKR Capital Markets LLC and Crédit Agricole Corporate and Investment Bank.

“Junior Debt” shall mean any Indebtedness (other than any permitted intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary) in respect of Subordinated Indebtedness in excess of $30 million.

“KKR” shall mean each of Kohlberg Kravis Roberts & Co. and KKR North America Fund XII L.P.

“Latest Term Loan Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Term Loan hereunder at such time, including the latest maturity or expiration date of any New Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“L/C Obligations” shall mean the 2020 L/C Obligations and the Revolving L/C Obligations.

“L/C Sublimit” shall mean $82,500,000.

“LCT Election” shall have the meaning provided in Section 1.12(b).

“LCT Test Date” shall have the meaning provided in Section 1.12(b).

“Lender” or “Lenders” shall have the meanings provided in the preamble to this Agreement.

“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified, in writing, the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under this Agreement, or has made a public statement to that effect with respect to its funding obligations under this Agreement or the Second Lien Credit Agreement, or a Lender has publicly announced that it does not intend to comply with its funding obligations under other loan agreements, credit agreements or similar facilities generally, (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or (vi) a Lender has become the subject of a Bail-In Action; provided that no Lender Default shall occur solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender-Related Distress Event” shall mean, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), other than via an Undisclosed Administration, a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Letter of Credit” shall mean a 2020 Letter of Credit or a Revolving Letter of Credit, as the context requires.

“Letter of Credit Commitment” shall mean the Total 2020 Letter of Credit Commitment or the Revolving Letter of Credit Commitment, as the context requires.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the 2020 Letter of Credit Exposure and/or Revolving Letter of Credit Exposure, as applicable, of such lender at such time.

“Letter of Credit Issuer” shall mean a 2020 Letter of Credit Issuer or a Revolving Letter of Credit Issuer, as the context requires. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Request” shall mean a notice executed and delivered by the Borrower pursuant to Section 3.2, and substantially in the form of Exhibit K or another form which is acceptable to the Letter of Credit Issuer in its reasonable discretion.

“Letters of Credit Outstanding” shall mean the 2020 Letters of Credit Outstanding and the Revolving Letters of Credit Outstanding.

“LIBOR” shall have the meaning provided in the definition of the term “LIBOR Rate.”

“LIBOR Discontinuance Event” means, with respect to Loans other than Revolving Credit Loans, any of the following:

(a) an interest rate is not ascertainable pursuant to the provisions of the definition of “LIBOR Rate” or “LIBOR” and the inability to ascertain such rate is unlikely to be temporary;

(b) the regulatory supervisor for the administrator of the LIBOR Screen Rate, the central bank for the currency of LIBOR, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, has made a public statement, or published information, stating that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely on a specific date, provided that, at that time, there is no successor administrator that will continue to provide LIBOR; or

(c) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at that time, there is no successor administrator that will continue to provide LIBOR (the date of determination or such specific date in the foregoing clauses (a)-(c), the “Scheduled Unavailability Date”).”

“LIBOR Discontinuance Event Time” means, with respect to Loans other than Revolving Credit Loans, with respect to any LIBOR Discontinuance Event, (i) in the case of an event under clause (a) of such definition, the Business Day immediately following the date of determination that such interest rate is not ascertainable and such result is unlikely to be temporary and (ii) for purposes of an event under clause (b) or (c) of such definition, on the date on which LIBOR ceases to be provided by the administrator of LIBOR or is not permitted to be used (or if such statement or information is of a prospective cessation or prohibition, the 90th day prior to the date of such cessation or prohibition (or if such prospective cessation or prohibition is fewer than 90 days later, the date of such statement or announcement).

“LIBOR Loan” shall mean any Loan (other than Revolving Credit Loans) bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“LIBOR Rate” shall mean, with respect to Loans other than Revolving Credit Loans,

(i) for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to the offered rate administered by ICE Benchmark Administration (“LIBOR”) or successor rate, which rate is approved by the Administrative Agent, on the applicable Reuters screen page (or such other commercially available source providing such quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if the LIBOR Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBOR Rate shall be the Interpolated Rate; and

(ii) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined on such date for Dollar deposits with a term of one month commencing that day; provided that if there is an Impacted Interest Period, then the LIBOR Rate shall be the Interpolated Rate; provided, further, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower.

“LIBOR Replacement Date” means, in respect of any Borrowing of LIBOR Loans, upon the occurrence of a LIBOR Discontinuance Event, the next interest reset date after the relevant amendment in connection therewith becomes effective (unless an alternative date is specified) and all subsequent interest reset dates for which LIBOR would have had to be determined.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Lien” shall mean with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to, give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a license, sub-license or cross-license to Intellectual Property be deemed to constitute a Lien.

“Limited Condition Transaction” shall mean any transaction by one or more of the Borrower and its respective Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” shall mean any Revolving Loan, Term Loan or any other loan made by any Lender pursuant to this Agreement.

“Majority Lead Arrangers” shall mean the Lead Arrangers who held a majority of the aggregate amount of Commitments as of January 27, 2019.

“Management Investors” shall mean the former, current or future officers, directors, employees and managers (and Controlled Investment Affiliates and Immediate Family Members of the foregoing) of Holdings, any Restricted Subsidiary or any Parent Entity who are or become direct or indirect investors in Holdings, any Parent Entity or any Equityholding Vehicle, including any such officers, directors, employees and managers owning through an Equityholding Vehicle.

“Master Agreement” shall have the meaning provided in the definition of the term Hedge Agreements.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties, or financial condition of the Borrower and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (i) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (ii) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) whose revenues during such Test Period were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries (other than Subsidiaries that are Excluded Subsidiaries by virtue of any of clauses (ii) through (xiv) of the definition of “Excluded Subsidiary”) have, in the aggregate, (a) total assets at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) revenues during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable.

“Maturity Date” shall mean the Revolving Credit Maturity Date, the Extended Revolving Loan Maturity Date, any Incremental Revolving Credit Maturity Date, the 2020 L/C Facility Maturity Date, the Tranche B Term Loan Maturity Date, the New Term Loan Maturity Date or the maturity date of an Extended Term Loan, as applicable.

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, (i) the sum of (a) (x) the greater of (i) $370,000,000 and (ii) 100% of Consolidated EBITDA for the most recently ended Test Period minus (y) the Second Lien Base Incremental Amount plus (b) the aggregate amount of voluntary prepayments of Term Loans, Incremental Loans secured on a pari passu basis with the Term Loans, and, to the extent accompanied by permanent optional reductions of the Revolving Credit Commitments or Incremental Revolving Credit Commitments, Revolving Loans or Incremental Revolving Credit Loans (including purchases of the Loans by Holdings and its Subsidiaries at or below par, in which case the amount of voluntary prepayments of Loans shall be deemed not to exceed the actual purchase price of such Loans below par, and voluntary prepayments accompanied by permanent commitment reductions of the Revolving Credit Facility) in each case, other than from proceeds of the incurrence of long-term Indebtedness, plus (ii) an amount such that, after giving effect to the incurrence of such amount, (a) the Borrower would be in compliance on a Pro Forma Basis (including any adjustments required by such definition as a result of a contemplated Permitted Acquisition, but excluding any concurrent incurrence of Indebtedness pursuant to clause (i) above, the Second Lien Base Incremental Amount or the Revolving Credit Facility and without netting any cash proceeds of such incurrence) with the First Lien Incremental Ratio (assuming that all Indebtedness incurred pursuant to Section 2.14(a) or Section 10.1(x)(i) on such date of determination would be included in the definition of Consolidated First Lien Secured Debt, whether or not such Indebtedness would otherwise be so included) or (b) solely in the case of any Permitted Acquisition or investment permitted under this Agreement, on a Pro Forma Basis the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio would be equal to or less than the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio immediately prior to giving effect to such incurrence, such Permitted Acquisition or investment permitted under this Agreement and all transactions in connection therewith, minus (iii) the sum of (a) the aggregate principal amount of New Loan Commitments (including, for the avoidance of doubt, the 2020 Letter of Credit Commitments ~~and~~, the “Incremental Revolving Credit Commitments” (as defined in the Joinder Agreement, dated September 30, 2019) and the $475,000,000 aggregate principal amount of the “Amendment No. 6 Revolving Credit Commitments” (as defined in Amendment No. 6)) incurred pursuant to Section 2.14(a) in reliance on clause (i) of this definition prior to such date and (b) the aggregate principal amount of Permitted Other Indebtedness issued or incurred (including any unused commitments obtained) pursuant to Section 10.1(x)(i) in reliance on clause (i) of this definition prior to such date.

“Merger Sub” shall have the meaning set forth in the preamble to this Agreement.

“MFN Protection” shall have the meaning set forth in the proviso to Section 2.14(d)(iii).

“Minimum Borrowing Amount” shall mean $2,500,000.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 101% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided in accordance with the provisions of Section 3.8(a)(i), (a)(ii) or (a)(iii), an amount equal to 101% of the outstanding amount of all L/C Obligations.

“Minimum Equity Amount” shall have the meaning provided in the recitals to this Agreement.

“Minimum Tender Condition” shall have the meaning provided in Section 2.15(b).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, trust deed, or other security document entered into by the owner of a Mortgaged Property for the benefit of the Collateral Agent and the Secured Parties in respect of that Mortgaged Property to secure the Obligations, in form and substance reasonably acceptable to the Collateral Agent and the Borrower, together with such terms and provisions as may be required by local laws.

“Mortgaged Property” shall mean, initially, each parcel of real estate and the improvements thereto owned in fee by a Credit Party and identified on Schedule 8.16, and each other owned parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.11 or Section 9.14.

“MSSF” shall mean Morgan Stanley Senior Funding, Inc.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate makes or is obligated to make contributions, or during the five preceding calendar years, has made or been obligated to make contributions.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event and any incurrence of Permitted Other Indebtedness, (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received and excluding any interest payments) received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of such Prepayment Event or incurrence of Permitted Other Indebtedness, as the case may be, less (ii) the sum of:

(a) the amount, if any, of all taxes (including in connection with any repatriation of funds) paid or estimated to be payable by the Borrower or any of its Restricted Subsidiaries in connection with such Prepayment Event or incurrence of Permitted Other Indebtedness,

(b) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (a) above) (1) associated with the assets that are the subject of such Prepayment Event and (2) retained by the Borrower or any of the Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(c) the amount of any Indebtedness (other than the Loans and Permitted Other Indebtedness) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(d) in the case of any Asset Sale Prepayment Event or Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Borrower or any of the Restricted Subsidiaries; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds no later than 180 days following the last day of such Reinvestment Period, (1) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or, if later, 180 days after the date the Borrower or such Restricted Subsidiary has entered into such binding commitment, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (2) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i);

(e) in the case of any Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (e)) attributable to non-controlling interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Restricted Subsidiary as a result thereof;

(f) in the case of any Asset Sale Prepayment Event or Permitted Sale Leaseback, any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that the Borrower and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction; and

(g) all fees and out-of-pocket expenses paid by the Borrower or a Restricted Subsidiary in connection with any of the foregoing (for the avoidance of doubt, including, (1) in the case of the issuance of Permitted Other Indebtedness, any fees, underwriting discounts, premiums, and other costs and expenses incurred in connection with such issuance and (2) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses, and brokerage, consultant, accountant, and other customary fees), in each case, only to the extent not already deducted in arriving at the amount referred to in clause (i) above.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“New Holdings” shall have the meaning provided in the definition of the term “Holdings.”

“New Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).

“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).

“New Revolving Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“New Revolving Loan Repayment Date” shall have the meaning provided in Section 2.5(c).

“New Term Loan” shall have the meaning provided in Section 2.14(c).

“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(c).

“Non-Bank Tax Certificate” shall have the meaning provided in Section 5.4(e)(ii)(B)(3).

“Non-Consenting Existing Term Loan Lender” shall mean each Existing Term Loan Lender that did not execute and deliver a Consent to Amendment No. 1 on or prior to the Amendment No. 1 Effective Date.

“Non-Consenting Existing Tranche B-2 Term Loan Lender” shall mean each Existing Tranche B-2 Term Loan Lender that did not execute and deliver a Consent to Amendment No. 4 on or prior to the Amendment No. 4 Effective Date.

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Credit Party Prepayment Event” shall have the meaning provided in Section 5.2(a)(iv).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(d).

“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party (or in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, any Restricted Subsidiary) arising under any Credit Document or otherwise with respect to any Commitment, Loan, Letter of Credit or Swingline Loan or under or with respect to any Secured Cash Management Agreement or Secured Hedge Agreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party), in each case, entered into with the Borrower or any of the Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any Credit Party under any Credit Document.

“OFAC” shall have the meaning provided in Section 8.10(c).

“Original Revolving Credit Commitments” shall mean all Revolving Credit Commitments, Existing Revolving Credit Commitments and Extended Revolving Credit Commitments, other than any New Revolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).

“Other Taxes” shall mean all present or future stamp, registration, court or documentary Taxes or any other excise, property, intangible, mortgage recording, filing or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include (i) any Taxes that result from an assignment, (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the Lender and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower or Holdings or (ii) Excluded Taxes.

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership), including any managing member, of Holdings and/or the Borrower.

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).

“Participating Member State” shall mean any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” shall have the meaning provided in Section 13.18.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA, be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisition” shall have the meaning provided in clause (iii) of the definition of Permitted Investments.

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.4.

“Permitted Debt Exchange” shall have the meaning provided in Section 2.15(a).

“Permitted Debt Exchange Notes” shall have the meaning provided in Section 2.15(a).

“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.15(a).

“Permitted Holders” shall mean each of (i) the Sponsors and members of management (including Management Investors and their Permitted Transferees) of Holdings or the Borrower (or their respective direct or indirect parent or management investment vehicle) who are holders of Equity Interests of the Borrower (or its direct or indirect parent company or management investment vehicle) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any other direct or indirect Parent Entity, (ii) any direct or indirect Parent Entity formed not in connection with, or in contemplation of, a transaction (other than the Transactions or IPO Reorganization Transactions) that, assuming such parent was not formed after giving effect thereto, would constitute a Change of Control and (iii) any entity (other than a Parent Entity) through which a Parent Entity described in clause (ii) directly or indirectly holds Equity Interests of the Borrower and has no other material operations other than those incidental thereto.

“Permitted Investments” shall mean:

(i) any Investment in the Borrower or any Restricted Subsidiary;

(ii) any Investment in cash, Cash Equivalents, or Investment Grade Securities at the time such Investment is made;

(iii) (a) any transactions or Investments otherwise made in connection with the Transactions and in accordance with the Acquisition Agreement and (b) any Investment by the Borrower or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment (a “Permitted Acquisition”), (1) such Person becomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, or transfer;

(iv) any Investment in securities or other assets not constituting cash, Cash Equivalents, or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.4 or any other disposition of assets not constituting an Asset Sale;

(v) (a) any Investment existing or contemplated on the Closing Date and, in each case, listed on Schedule 10.5 and (b) Investments consisting of any modification, replacement, renewal, reinvestment, or extension of any such Investment; provided that the amount of any such Investment is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed, or replaced Investment) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Closing Date;

(vi) any Investment acquired by the Borrower or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of the Borrower of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(vii) Hedging Obligations permitted under clause (j) of Section 10.1 and Cash Management Services;

(viii) any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed the greater of (a) $110 million and (b) 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (viii) is made in any Person that is not a

Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (viii) for so long as such Person continues to be a Restricted Subsidiary;

(ix) Investments the payment for which consists of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under Section 10.5(a)(iii);

(x) guarantees of Indebtedness permitted under Section 10.1 and Investments to the extent constituting Permitted Liens;

(xi) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 9.9 (except transactions described in clause (b) of such paragraph);

(xii) Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment, or other similar assets in the ordinary course of business;

(xiii) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xiii) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $140 million and (b) 37.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (xiii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (xiii) for so long as such Person continues to be a Restricted Subsidiary;

(xiv) Investments relating to any Receivables Subsidiary that, in the good faith determination of the board of directors of the Borrower, are necessary or advisable to effect a Receivables Facility or any repurchases or other transactions in connection therewith;

(xv) advances to, or guarantees of Indebtedness of, employees not in excess of the greater of (a) $20 million and (b) 5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment;

(xvi) (a) loans and advances to officers, directors, managers, and employees for business-related travel expenses, moving expenses, and other similar expenses, in each case, incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof, (b) promissory notes received from equity holders of the Borrower, any direct or indirect parent company of the Borrower or any Subsidiary in connection with the exercise of stock options in respect of the Equity Interests of the Borrower, any direct or indirect parent company of the Borrower and the Subsidiaries and (c) advances of payroll payments to employees in the ordinary course of business;

(xvii) Investments consisting of extensions of trade credit in the ordinary course of business;

(xviii) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(xix) non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(xx) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client, franchisee and customer contracts and loans or advances made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, licensors and licensees in the ordinary course of business;

(xxi) the licensing and contribution of Intellectual Property pursuant to joint development, venture or marketing arrangements with other Persons, in the ordinary course of business;

(xxii) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(xxiii) [reserved];

(xxiv) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; and

(xxv) Investments of a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with any Subsidiary in accordance with this definition of “Permitted Investments”, Section 10.3 and/or Section 10.5 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

“Permitted Liens” shall mean, with respect to any Person:

(i) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent or deposits made to secure obligations arising from contractual or warranty refunds, in each case, incurred in the ordinary course of business;

(ii) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, and mechanics’ Liens, in each case, for sums not yet overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(iii) Liens for taxes, assessments, or other governmental charges not yet overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or are not required to be paid pursuant to Section 8.11, or for property taxes on property of such Person, which Person has determined to abandon if the sole recourse for such tax, assessment, charge, levy, or claim is to such property;

(iv) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal, or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v) minor survey exceptions, minor encumbrances, ground leases, leases, easements, or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not, in the aggregate, materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(vi) Liens securing Indebtedness permitted to be outstanding pursuant to clause (a), (b) (so long as such Liens are subject to the Second Lien Intercreditor Agreement), (d), (r), (w), (x), or (y) of Section 10.1; provided that, (a) in the case of clause (d) of Section 10.1, such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or refinanced under such clause (d) of Section 10.1, replacements of such property, equipment or assets, and additions and accessions and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender; (b) in the case of clause (r) of Section 10.1, such Lien may not extend to any assets other than the assets owned by non-Credit Parties; (c) in the case of Liens securing Permitted Other Indebtedness Obligations that constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and (1) in the case of the first such issuance of Permitted Other Indebtedness constituting First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative for the holders of such Permitted Other Indebtedness Obligations shall have entered into the First Lien Intercreditor Agreement and (2) in the case of subsequent issuances of Permitted Other Indebtedness constituting First Lien Obligations, the representative for the holders of such Permitted Other Indebtedness Obligations shall have become a party to the First Lien Intercreditor Agreement in accordance with the terms thereof; and (d) in the case of Liens securing Permitted Other Indebtedness Obligations that do not constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness that do not constitute First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of Permitted Other Indebtedness that do not constitute First Lien Obligations, the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (vi);

(vii) subject to Section 9.14, other than with respect to Mortgaged Property, Liens existing on the Closing Date; provided that any Lien securing Indebtedness or other obligations in excess of (a) $7.5 million individually or (b) $20 million in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (b) that are not listed on Schedule 10.2) shall only be permitted if set forth on Schedule 10.2, and, in each case, any modifications, replacements, renewals, refinancings or extensions thereof;

(viii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary (other than, with respect to such Person, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(ix) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, or designation; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary (other than, with respect to such property, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(x) Liens on property of any Restricted Subsidiary that is not a Credit Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Credit Party, in each case, to the extent permitted under Section 10.1;

(xi) Liens securing Hedging Obligations and Cash Management Services so long as the related Indebtedness is, and is permitted hereunder to be, secured by a Lien on the same property securing such Hedging Obligations and Cash Management Services;

(xii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(xiii) Leases or subleases granted to others in the ordinary course of business;

(xiv) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xv) Liens in favor of the Borrower or any other Guarantor;

(xvi) Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;

(xvii) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(xviii) Liens to secure any refinancing, refunding, extension, renewal, or replacement (or successive refinancing, refunding, extensions, renewals, or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (vi), (vii), (viii), (ix), (x), and (xv) of this definition of “Permitted Liens”; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness described under clauses (vi), (vii), (viii), (ix), (x), and (xv) at the time the original Lien became a Permitted Lien under this Agreement, and (2) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such refinancing, refunding, extension, renewal, or replacement;

(xix) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(xx) other Liens securing obligations (including Capitalized Lease Obligations) which do not exceed the greater of (a) $185 million and (b) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Lien; provided that to the extent securing Collateral such Liens shall rank junior to the Liens securing the Obligations and the Second Lien Loans; provided further that at the Borrower’s election, in the case of Liens securing such Permitted Other Indebtedness Obligations, the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and (x) in the case of the first such issuance of such Permitted Other Indebtedness, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of such Permitted Other Indebtedness, the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the Second Lien Intercreditor Agreement as contemplated by this clause (xx);

(xxi) Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.5 or Section 11.10;

(xxii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxiii) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(xxiv) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.1; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xxv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxvi) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposits or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries, or (c) relating to purchase orders and other agreements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xxvii) Liens (a) solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement or (b) consisting of an agreement to dispose of any property pursuant to a disposition permitted hereunder;

(xxviii) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by the Borrower or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(xxix) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(xxx) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(xxxi) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements, and contract zoning agreements;

(xxxii) Liens arising out of conditional sale, title retention, consignment, or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xxxiii) Liens arising under the Security Documents;

(xxxiv) Liens on goods purchased in the ordinary course of business, the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries;

(xxxv) (a) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (b) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Borrower or any Restricted Subsidiary in joint ventures;

(xxxvi) Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;

(xxxvii) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirements of Law;

(xxxviii) to the extent pursuant to a Requirements of Law, Liens on cash or Permitted Investments securing Swap Obligations in the ordinary course of business; and

(xxxix) with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the final Title Policy covering such Mortgaged Property delivered to the Collateral Agent.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees, expenses and other obligations payable with respect to, such Indebtedness.

“Permitted Other Indebtedness” shall mean subordinated or senior Indebtedness (which Indebtedness may (i) be unsecured, (ii) have the same lien priority as the First Lien Obligations (without regard to control of remedies); provided that if such Permitted Other Indebtedness is in the form of secured first lien term loans, then such Permitted Other Indebtedness shall be subject to any applicable MFN Protection as if such loans were New Term Loans, or (iii) be secured by a Lien ranking junior to the Liens securing the First Lien Obligations), in each case issued or incurred by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory repayment, or redemption or sinking fund obligations prior to, at the time of incurrence, the Latest Term Loan Maturity Date (other than, in each case, customary offers or obligations to repurchase or repay upon a change of control, excess cash flow sweep, asset sale, or casualty or condemnation event, AHYDO payments and customary acceleration rights after an event of default), (b) the covenants, taken as a whole, are not materially more restrictive to the Borrower and the Restricted Subsidiaries than those herein (taken as a whole) (except for covenants applicable only to the periods after the Latest Term Loan Maturity Date) (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants are only applicable after the Latest Term Loan Maturity Date at the time of such refinancing); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of the Borrower (other than the Borrower or a Guarantor) is an obligor, (d) that, if secured, is not secured by a lien any assets of the Borrower or its Subsidiaries other than the Collateral and (e) the other terms of which shall be on terms and documentation as determined by the Borrower and the lenders providing such Indebtedness.

“Permitted Other Indebtedness Documents” shall mean any document or instrument (including any guarantee, security agreement, or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Indebtedness by any Credit Party.

“Permitted Other Indebtedness Obligations” shall mean, if any Permitted Other Indebtedness is issued or incurred, all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party arising under any Permitted Other Indebtedness Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Other Indebtedness Obligations of the applicable Credit Parties under the Permitted Other Indebtedness Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Other Indebtedness Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any such Credit Party under any Permitted Other Indebtedness Document.

“Permitted Other Indebtedness Secured Parties” shall mean the holders from time to time of secured Permitted Other Indebtedness Obligations (and any representative on their behalf).

“Permitted Other Provision” shall have the meaning provided in Section 2.14(g)(i).

“Permitted Repricing Amendment” shall have the meaning provided in Section 13.1.

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback not between the Borrower and a Restricted Subsidiary is consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or such Restricted Subsidiary or (ii) in the case of any Sale Leaseback (or series of related Sale Leasebacks) the aggregate proceeds of which exceed the greater of (a) $150 million and (b) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Sale Leaseback, the board of directors (or analogous governing body) of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Second Lien Exchange Notes” shall mean “Permitted Debt Exchange Notes” as defined in the Second Lien Credit Agreement that are permitted by the terms of this Agreement and the other Credit Documents.

“Permitted Transferees” shall mean, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Borrower or any other IPO Entity.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.

“Pharmaceutical Purchasing/Distribution Term Sheet” shall mean the binding term sheet dated as of August 1, 2017, between the Company, WBA and a major pharmaceutical wholesaler.

“Plan” shall mean, other than any Multiemployer Plan, any “employee benefit plan” (as defined in Section 3(3) of ERISA), including any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Credit Party or, with respect to any such plan that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be reasonably likely to be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Planned Expenditures” shall have the meaning provided in the definition of the term Excess Cash Flow.

“Platform” shall have the meaning provided in Section 13.17(a).

“Pledge Agreement” shall mean the First Lien Pledge Agreement entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Post-Closing Option Lender” shall mean each Existing Term Loan Lender that has executed and delivered a Consent to Amendment No. 1 under the “Post-Closing Settlement Option.”

“Post-Closing Option Tranche B-2 Lender” shall mean each Existing Tranche B-2 Term Loan Lender that has executed and delivered a Consent to Amendment No. 4 under the “Post-Closing Settlement Option.”

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event, or any Permitted Sale Leaseback.

“Prepayment Trigger” shall have the meaning provided in the definition of the term “Asset Sale Prepayment Event.”

“Previous Holdings” shall have the meaning provided in the definition of the term “Holdings.”

“primary obligation” shall have the meaning provided in the definition of the term “Contingent Obligations.”

“primary obligor” shall have the meaning provided in the definition of the term “Contingent Obligations.”

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (i) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (ii) any additional costs incurred during such Post-Acquisition Period, in each case, in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that (a) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $10 million; and (b) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA, such Consolidated EBITDA or Section 1.12, as the case may be, for such Test Period.

“Pro Forma Basis,” “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect to compliance with any test, financial ratio, or covenant hereunder, that (i) to the extent applicable, the Pro Forma Adjustment shall have been made and (ii) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (1) in the case of a sale, transfer, or other disposition of all or substantially all Capital Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (2) in the case of a Permitted Acquisition or Investment described in the definition of Specified Transaction, shall be included, (b) any retirement of Indebtedness, and (c) other than as set forth in the definition of Maximum Incremental Facilities Amount, any incurrence or assumption of Indebtedness by the Borrower or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions and operating enhancements that are (x)(1) directly attributable to such transaction, (2) expected to have a continuing impact on the Borrower or any of the other Restricted Subsidiaries, and (3) factually supportable or (y) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term Acquired EBITDA.

“Pro Forma Financial Statements” shall have the meaning provided in Section 6.12.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Projections” shall have the meaning provided in Section 9.1(c).

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Stock” of any Person shall mean Capital Stock of such Person other than Disqualified Stock of such Person.

“Real Estate” shall have the meaning provided in Section 9.1(f).

“Receivables Facility” shall mean any of one or more receivables financing facilities (and any guarantee of such financing facility), as amended, supplemented, modified, extended, renewed, restated, or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities) to the Borrower and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its accounts receivable to either (i) a Person that is not a Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables Facility in which the Borrower or any Subsidiary makes an Investment and to which the Borrower or any Subsidiary transfers accounts receivables and related assets.

“refinance” shall have the meaning provided in Section 10.1(m).

“Refinanced Term Loans” shall have the meaning provided in Section 13.1.

“Refinancing Indebtedness” shall have the meaning provided in Section 10.1(m).

“Refunding Capital Stock” shall have the meaning provided in Section 10.5(b)(2).

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Obligations” shall mean the Borrower’s obligation to reimburse Unpaid Drawings pursuant to Section 3.4(a).

“Reinvestment Period” shall mean 365 days following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback.

“Rejection Notice” shall have the meaning provided in Section 5.2(f).

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or the Restricted Subsidiaries in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Fund” shall mean, with respect to any Lender that is a Fund, any other Fund that is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of such entity that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, employees, agents, trustees, and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Release” shall mean any release, spill, emission, discharge, disposal, escaping, leaking, pumping, pouring, dumping, emptying, injection, or leaching into or migration through the environment.

“Relevant Governmental Body” means, with respect to Revolving Credit Loans, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Governmental Sponsor” means any central bank, reserve bank, monetary authority or similar institution (including any committee or working group sponsored thereby) which shall have selected, endorsed or recommended a replacement rate, including relevant additional spreads or other adjustments, for LIBOR.

“Removal Effective Date” shall have the meaning provided in Section 12.9(b).

“Repayment Amount” shall mean the Tranche B-1 Term Loan Repayment Amount, Tranche B-3 Term Loan Repayment Amount, a New Term Loan Repayment Amount with respect to any Series, or an Extended Term Loan Repayment Amount with respect to any Extension Series, as applicable.

“Replacement Term Loan Commitment” shall mean the commitments of the Lenders to make Replacement Term Loans.

“Replacement Term Loans” shall have the meaning provided in Section 13.1.

“Reportable Event” shall mean any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which notice is waived pursuant to PBGC Reg. § 4043.

“Repricing Transaction” shall mean (i) the incurrence by the Borrower of any Indebtedness in the form of a similar term B loan that is broadly marketed or syndicated to banks and other institutional investors (a) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Tranche B-1 Term Loans or Tranche B-3 Term Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with an IPO, Change of Control, Transformative Acquisition or Transformative Disposition and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Tranche B-1 Term Loans or Tranche B-3 Term Loans or (ii) any effective reduction in the Effective Yield for the Tranche B-1 Term Loans or Tranche B-3 Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with an IPO, Change of Control, Transformative Acquisition or Transformative Disposition; provided that any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Tranche B-1 Term Loans or Tranche B-3 Term Loans.

“Required 2020 Additional Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total 2020 Letter of Credit Commitment at such date (or, if the Total 2020 Letter of Credit Commitment has been terminated at such time, a majority of the 2020 Letter of Credit Exposure (excluding 2020 Letter of Credit Exposure of Defaulting Lenders) at such time).

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment (exclusive of Swingline Commitments) at such date, (ii) the Adjusted Total 2020 Letter of Credit Commitment, (iii) the Adjusted Total Term Loan Commitment at such date and (iv) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total Revolving Credit Commitment (exclusive of Swingline Commitments) at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

“Required Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Term Loan Commitment at such date and (ii) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date.

“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Resignation Effective Date” shall have the meaning provided in Section 12.9(a).

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payments” shall have the meaning provided in Section 10.5(a).

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(f).

“Retired Capital Stock” shall have the meaning provided in Section 10.5(b)(2).

“Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.1(c), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth~~, and~~ opposite such Lender’s name on Schedule ~~1.1~~I to Amendment No. 6 under the caption “Amendment No. 6 Revolving Credit Commitment” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $~~187,500,000~~475,000,000 on the ~~Closing~~Amendment No. 6 Effective Date (the “Initial Revolving Credit Commitments”), as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment at such time by (ii) the amount of the Total Revolving Credit Commitment at such time; provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the Revolving Credit Exposure of all Lenders at such time.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of Revolving Loans of such Lender then outstanding and (ii) such Lender’s Revolving Letter of Credit Exposure and Swingline Exposure at such time.

“Revolving Credit Facility” shall mean, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time and the provisions herein related to the Revolving Credit Loans, Swingline Loans and Letters of Credit.

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment at such time.

“Revolving Credit Loan” shall have the meaning provided in Section 2.1(c).

“Revolving Credit Maturity Date” shall mean ~~March 5, 2024~~the earlier of (a) five years after the Amendment No. 6 Effective Date, (b) if greater than $500,000,000 in aggregate principal amount of Term Loans are outstanding on December 4, 2025, December 4, 2025 and (c) if any Second Lien Loans are outstanding on December 4, 2026, December 4, 2026, or if such date is not a Business Day, the immediately preceding Business Day.

“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated and no Revolving Credit Loans shall be outstanding and the Revolving Letters of Credit Outstanding shall have been reduced to zero or Cash Collateralized.

“Revolving L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Revolving Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“Revolving L/C Facility Maturity Date” shall mean the date that is three Business Days prior to the Revolving Credit Maturity Date; provided that the Revolving L/C Facility Maturity Date may be extended beyond such date with the consent of the applicable Revolving Letter of Credit Issuer.

“Revolving L/C Fronting Fee” shall have the meaning provided in Section 4.1(d).

“Revolving L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Revolving Letters of Credit plus the aggregate of all Unpaid Drawings, including all Revolving L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Revolving Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 13.13 or Rule 3.14 of the International Standby Practices (ISP98), Article 29 of the Uniform Customs and Practice for Documentary Credits (UCP600), or similar terms expressed in the Revolving Letter of Credit, such Revolving Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Revolving Letter of Credit at any time shall be deemed to be the Stated Amount of such Revolving Letter of Credit at such time.

“Revolving L/C Participant” shall have the meaning provided in Section 3.3(a).

“Revolving L/C Participation” shall have the meaning provided in Section 3.3(a).

“Revolving Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1.

“Revolving Letter of Credit Commitment” shall mean, with respect to each Revolving Letter of Credit Issuer, the amount set forth opposite such Revolving Letter of Credit Issuer’s name on Schedule ~~1.1~~I to Amendment No. 6, as the same may be reduced from time to time pursuant to Section 3.1; provided that the Revolving Letter of Credit Commitment of any Revolving Letter of Credit Issuer may be increased if agreed in writing between the Borrower and such Revolving Letter of Credit Issuer (each acting in its sole discretion) and notified to the Administrative Agent.

“Revolving Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i) the amount of the principal amount of any Revolving Unpaid Drawings in respect of which such lender has made (or is required to have made) payments to the Revolving Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (ii) such Lender’s Revolving Credit Commitment Percentage of the Revolving Letter of Credit Obligations at such time (excluding the portion thereof consisting of Revolving Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Revolving Letter of Credit Issuers pursuant to Section 3.4(a)).

“Revolving Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Revolving Letter of Credit Issuer” shall mean the ~~initial~~ Revolving Credit Lenders listed on Schedule ~~1.1 hereto as of the Closing Date~~I of Amendment No. 6 and any of their Affiliates or branches and any replacement, additional issuer or successor pursuant to Section 3.6; provided that ~~the initial~~such Revolving Credit Lenders shall only be required to issue standby Revolving Letters of Credit and ~~the initial~~such Revolving Credit Lenders will cause Revolving Letters of Credit to be issued by unaffiliated financial institutions and such Revolving Letters of Credit shall be treated as issued by ~~the initial~~such Revolving Credit Lenders for all purposes under the Credit Documents. In the event that there is more than one Revolving Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Revolving Letter of Credit Issuer shall be deemed to refer to the Revolving Letter of Credit Issuer in respect of the applicable Revolving Letter of Credit or to all Revolving Letter of Credit Issuers, as the context requires.

“Revolving Letters of Credit Outstanding” shall mean, at any time the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Revolving Letters of Credit and (ii) the aggregate amount of the principal amount of all Revolving Unpaid Drawings.

“Revolving Loan” shall mean, collectively or individually as the context may require, any (i) Revolving Credit Loan, (ii) Extended Revolving Credit Loan, (iii) New Revolving Credit Loan and (iv) Additional Revolving Credit Loan, in each case made pursuant to and in accordance with the terms and conditions of this Agreement.

“Revolving Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Revolving Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“S&P” shall mean S&P Global Ratings or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Sanctions” shall mean any sanctions administered or enforced by the government of the United States (including without limitation, OFAC and the U.S. Department of State), the United Nations Security Council, the European Union (or its member states), ~~Her~~His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Administrative Agent” shall have the meaning assigned to the term “Administrative Agent” in the Second Lien Credit Agreement.

“Second Lien Base Incremental Amount”, as of any date, shall mean the sum of (i) the aggregate principal amount of New Loans and New Loan Commitments (in each case, as defined in the Second Lien Credit Agreement) (including any unused commitments obtained) incurred in reliance on clause (i)(a) of the definition of Maximum Incremental Facilities Amount in the Second Lien Credit Agreement on or prior to such date and (ii) the aggregate principal amount of Permitted Other Indebtedness issued or incurred (including any unused commitment obtained) pursuant to Section 10.1(x)(i)(a) of the Second Lien Credit Agreement incurred in reliance on clause (i)(a) of the definition of Maximum Incremental Facilities Amount in the Second Lien Credit Agreement on or prior to such date.

“Second Lien Collateral Agent” shall have the meaning assigned to the term “Collateral Agent” in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” shall mean the Second Lien Credit Agreement, dated as of the date hereof, among Holdings, the Borrower, the lenders from time to time party thereto and Wilmington Trust, National Association, as the Second Lien Administrative Agent (as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Second Lien Credit Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Second Lien Credit Agreement)).

“Second Lien Credit Documents” shall mean the Second Lien Credit Agreement and each other document executed in connection therewith or pursuant thereto.

“Second Lien Facility” shall have the meaning provided in the recitals to this Agreement.

“Second Lien Intercreditor Agreement” shall mean the First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit H-2 (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, the Collateral Agent, the Second Lien Administrative Agent, and the representatives for purposes thereof for any other Permitted Other Indebtedness Secured Parties that are holders of Permitted Other Indebtedness Obligations having a Lien on the Collateral ranking junior to the Lien securing the Obligations.

“Second Lien Loans” shall have the meaning provided to the term “Loans” in the Second Lien Credit Agreement and any modification, replacement, refinancing, refunding, renewal, or extension thereof permitted by the Credit Documents.

“Section 2.14 Additional Amendment” shall have the meaning provided in Section 2.14(g)(iv).

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any of the Restricted Subsidiaries and any Cash Management Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a Secured Cash Management Agreement hereunder.

“Secured Cash Management Obligations” shall mean Obligations under Secured Cash Management Agreements.

“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Hedge Agreement” hereunder. For purposes of the preceding sentence, the Borrower may deliver one notice designating all Hedge Agreements entered into pursuant to a specified

Master Agreement as “Secured Hedge Agreements”. Notwithstanding anything to the contrary, a Hedge Agreement entered into by a Restricted Subsidiary shall remain a Secured Hedge Agreement notwithstanding that such Restricted Subsidiary is subsequently designated an Unrestricted Subsidiary (but not any Hedge Agreement entered into after the date of such designation), unless otherwise agreed between such Restricted Subsidiary and Hedge Bank.

“Secured Hedge Obligations” shall mean Obligations under Secured Hedge Agreements.

“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and each Lender, each Hedge Bank that is party to any Secured Hedge Agreement with the Borrower or any Restricted Subsidiary, each Cash Management Bank that is party to a Secured Cash Management Agreement with Holdings or any Restricted Subsidiary and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or the Collateral Agent with respect to matters relating to any Security Document.

“Securities Exchange Act” shall mean Securities Exchange Act of 1934, as amended.

“Security Agreement” shall mean the First Lien Security Agreement entered into by the Holdings, the Borrower, the other Guarantors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D.

“Security Documents” shall mean, collectively, the Pledge Agreement, the Security Agreement, the Mortgages, if any, the Second Lien Intercreditor Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Sections 9.11, 9.12, or 9.14 or pursuant to any other such Security Documents to secure the Obligations or to govern the lien priorities of the holders of Liens on the Collateral.

“Series” shall have the meaning provided in Section 2.14(a).

“Significant Subsidiary” shall mean, at any date of determination, (a) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for the Test Period most recently ended on or prior to such date were equal to or greater than 10% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, determined in accordance with GAAP or (b) each other Restricted Subsidiary that, when such Restricted Subsidiary’s total gross revenues (when combined with the total gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that is the subject of an Event of Default described in Section 11.5 would constitute a “Significant Subsidiary” under clause (a) above.

“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“SOFR ” means, with respect to Revolving Credit Loans, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator ” means, with respect to Revolving Credit Loans, the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing ” means, with respect to Revolving Credit Loans, as to any Borrowing of SOFR Loans, the SOFR Loans comprising such Borrowing.

“SOFR Loan ” means, with respect to Revolving Credit Loans, a Loan that bears interest at a rate based on the Adjusted Term SOFR Rate, other than pursuant to clause (iii) of the definition of ABR.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Solvent” shall mean, after giving effect to the consummation of the Transactions and the Amendment No. 5 Transactions, (i) the sum of the liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of Holdings, the Borrower and its Restricted Subsidiaries, on a consolidated basis; (ii) the fair value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis; (iii) the capital of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof; and (iv) the Borrower and its Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise).

“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).

“Specified Representations” shall mean the representations and warranties with respect to the Borrower and the Guarantors set forth in Sections 8.1(a), 8.2 (as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Credit Documents), 8.3(c) (as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Credit Documents), 8.5, 8.7, 8.10(c)(1)(x), 8.17, 8.18 (which, for purposes of this definition, shall not be limited by “in any material respect”), and in Section 3.2(a) and (b) of the Security Agreement and Section 4(d) of the Pledge Agreement, except with respect to items referred to on Schedule 9.14 of this Agreement.

“Specified Transaction” shall mean, with respect to any period, any Investment (including a Permitted Acquisition), any asset sale, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, New Term Loan, Incremental Revolving Credit Commitment or other event or action that in each case by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsor” shall mean any of KKR, WBA and their respective Affiliates (but excluding portfolio companies of any of the foregoing).

“Sponsor Management Agreement” shall mean that amended and restated monitoring agreement, dated as of March 5, 2019, by and among PharMerica Corporation, Phoenix Guarantor Inc., Kohlberg Kravis Roberts & Co. L.P. and Walgreens Boots Alliance, Inc., as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Spot Rate” for any currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.

“SPV” shall have the meaning provided in Section 13.6(g).

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met; provided, however, that with respect to any Letter of Credit that by its terms provides for one or more automatic increases in the amount available thereunder, the Stated Amount shall be deemed to be the maximum amount available under such Letter of Credit after giving effect to all such increases, whether or not such maximum amount that may be drawn at such time.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject to Eurocurrency Liabilities (as defined in Regulation D of the Board). LIBOR Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options, or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable, or exercisable.

“Subject Lien” shall have the meaning provided in Section 10.2(a).

“Subordinated Indebtedness” shall mean Indebtedness of the Borrower or any Restricted Subsidiary that is by its terms subordinated in right of payment to the obligations of the Borrower or such Guarantor, as applicable, under this Agreement or the Guarantee, as applicable.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, or (ii) any limited liability company, partnership, association, joint venture, or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a Subsidiary shall mean a Subsidiary of the Borrower.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1(a)(47) of the Commodity Exchange Act.

“Swingline Commitment” means the commitment of each Swingline Lender to make Swingline Loans.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Revolving Credit Commitment Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) MSSF, in its capacity as lender of Swingline Loans hereunder and (b) each Revolving Credit Lender that shall have become a Swingline Lender hereunder as provided in Section 2.17(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.17(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.17.

“Swingline Sublimit” means $50 million.

“Taxes” shall mean any and all present or future direct or indirect taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees or other similar charges imposed by any Governmental Authority and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Tranche B-1 Term Loan Commitment, Tranche B-3 Term Loan Commitment and, if applicable, New Term Loan Commitment with respect to any Series and Replacement Term Loan Commitment with respect to any Series.

“Term Loan Extension Request” shall have the meaning provided in Section 2.14(g)(i).

“Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan.

“Term Loans” shall mean the Tranche B-1 Term Loans, Tranche B-3 Term Loans, any New Term Loans, any Replacement Term Loans, and any Extended Term Loans, collectively.

“Term SOFR ” shall mean, with respect to Revolving Credit Loans, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such first preceding Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Day.

“Term SOFR Adjustment” shall mean, with respect to Revolving Credit Loans, 0.00%.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean, with respect to Revolving Credit Loans, the forward-looking term rate based on SOFR.

“Termination Date” shall mean the date on which the Commitments have terminated and each Letter of Credit has terminated or been Cash Collateralized in accordance with the terms of this Agreement and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than contingent indemnity obligations as to which no valid demand has been made, Secured Hedge Obligations, Secured Cash Management Obligations and Letters of Credit Cash Collateralized in accordance with the terms of this Agreement), are paid in full.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date of determination and for which Section 9.1 Financials shall have been delivered (or were required to be delivered) to the Administrative Agent (or, before the first delivery of Section 9.1 Financials, the most recent period of four fiscal quarters at the end of which financial statements are available).

“Title Policy” shall have the meaning provided in Section 9.14(c).

“Total 2020 Letter of Credit Commitment” shall mean the sum of the 2020 Letter of Credit Commitments of all the 2020 Additional Revolving Credit Lenders.

“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (i) the Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date, the aggregate Revolving Credit Exposure of all Lenders at such date), (ii) the Total Term Loan Commitment at such date and (iii) without duplication of clause (ii), the aggregate outstanding principal amount of all Term Loans at such date.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.

“Total Term Loan Commitment” shall mean the sum of (i) prior to the funding of Tranche B-1 Term Loans on the Amendment No. 1 Effective Date, the Tranche B-1 Term Loan Commitments, (ii) prior to the funding of Tranche B-2 Term Loans on the Amendment No. 3 Effective Date, the Tranche B-2 Term Loan Commitments, (iii) prior to the funding (or deemed funding) of Initial Tranche B-3 Term Loans on the Amendment No. 4 Effective Date, the Initial Tranche B-3 Term Loan Commitments, (iv) prior to the funding of Amendment No. 5 Incremental Term Loans on the Amendment No. 5 Effective Date, the Amendment No. 5 Incremental Term Loan Commitments and (v) the New Term Loan Commitments, if applicable, of all the Lenders.

“Tranche B Term Loan Maturity Date” shall mean with respect to the Tranche B-1 Term Loans and the Tranche B-3 Term Loans, March 5, 2026 or, if such date is not a Business Day, the immediately preceding Business Day.

“Total Tranche B-1 Term Loan Commitment” shall mean the sum of the Tranche B-1 Term Loan Commitments of all Lenders.

“Tranche B-1 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(d)(i) on the Amendment No. 1 Effective Date and (ii) each Additional Tranche B-1 Term Loan.

“Tranche B-1 Term Loan Commitment” shall mean (i) with respect to a Cashless Option Lender, the agreement of such Cashless Option Lender to exchange its Existing Term Loans for an equal aggregate principal amount of Tranche B-1 Term Loans (or such lesser amount as determined by the Amendment No. 1 Arrangers) on the Amendment No. 1 Effective Date, as evidenced by such Existing Term Loan Lender executing and delivering Amendment No. 1 and (ii) with respect to an Additional Tranche B-1 Term Loan Lender, such Lender’s Additional Tranche B-1 Term Loan Commitment.

“Tranche B-1 Term Loan Facility” shall mean the Credit Facility consisting of the Tranche B-1 Term Loan Commitments and the Tranche B-1 Term Loans.

“Tranche B-1 Term Loan Lender” shall mean, collectively, (i) each Existing Term Loan Lender that executes and delivers a Consent to Amendment No. 1 on or prior to the Amendment No. 1 Effective Date and (ii) each Additional Tranche B-1 Term Loan Lender.

“Tranche B-1 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Tranche B-1 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“Tranche B-2 Term Loan” shall mean the Tranche B-2 Term Loans made pursuant to Section 2.1(e) on the Amendment No. 3 Effective Date.

“Tranche B-2 Term Loan Commitment” shall mean, in the case of each Tranche B-2 Term Loan Lender, the amount set forth opposite such Lender’s name on Annex A to Amendment No. 3 as such Lender’s Tranche B-2 Term Loan Commitment. The aggregate amount of the Tranche B-2 Term Loan Commitments as of the Amendment No. 3 Effective Date is $550,000,000.

“Tranche B-2 Term Loan Facility” shall mean the Credit Facility consisting of the Tranche B-2 Term Loan Commitments and the Tranche B-2 Term Loans.

“Tranche B-2 Term Loan Lender” shall mean a Person with an Tranche B-2 Term Loan Commitment on the Amendment No. 3 Effective Date.

“Tranche B-3 Term Loan” shall mean the Initial Tranche B-3 Term Loans and the Amendment No. 5 Incremental Term Loans.

“Tranche B-3 Term Loan Commitment” shall mean the Initial Tranche B-3 Term Loan Commitments and the Amendment No. 5 Incremental Term Loan Commitments.

“Tranche B-3 Term Loan Lender” shall mean a Person with a Tranche B-3 Term Loan Commitment or a Tranche B-3 Term Loan.

“Tranche B-3 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(d).

“Tranche B-3 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(d).

“Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid by Holdings, the Borrower, or any of their respective Affiliates in connection with the Transactions, this Agreement, and the other Credit Documents, and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement, the Second Lien Credit Agreement, the Acquisition, the Equity Investments, the Closing Date Refinancing and the consummation of any other transactions in connection with the foregoing (including (x) in connection with the Acquisition Agreement and the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Expenses) and (y) any restructuring or rollover of Equity Interests in connection with Acquisition).

“Transferee” shall have the meaning provided in Section 13.6(e).

“Transformative Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary that (i) is not permitted by the terms of the Credit Documents immediately prior to the consummation of such acquisition, (ii) if permitted by the terms of the Credit Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under the Credit Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith, or (iii) results in a refinancing of the Tranche B-1 Term Loans or Tranche B-3 Term Loans that involves an upsizing in connection with such acquisition.

“Transformative Disposition” shall mean any disposition by the Borrower or any restricted Subsidiary that (a) is not permitted by the terms of the Credit Documents immediately prior to the consummation of such disposition, (b) if permitted by the terms of the Credit Documents immediately prior to the consummation of such disposition, would not provide the Borrower and the other restricted subsidiaries with a durable capital structure, as determined by the Borrower acting in good faith or (c) results in a refinancing of the Term Loans that involves a downsizing in connection with such disposition.

“Type” shall mean as to any Loan, its nature as an ABR Loan, a SOFR Loan or a LIBOR Loan.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unadjusted Benchmark Replacement” shall mean, with respect to Revolving Credit Loans, the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Undisclosed Administration” shall mean in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of any provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Unpaid Drawing” shall mean any 2020 Letter of Credit Unpaid Drawing or any Revolving Unpaid Drawing, as the case may be.

“Unrestricted Subsidiary” shall mean (i) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Borrower, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary.

The board of directors of the Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary), unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary of the Borrower (other than any Subsidiary of the Subsidiary to be so designated or an Unrestricted Subsidiary); provided that:

(a) such designation complies with Section 10.5; and

(b) immediately after giving effect to such designation, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing.

The board of directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing.

Any such designation by the board of directors of the Borrower shall be notified by the Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the board resolution giving effect to such designation and a certificate of an Authorized Officer of the Borrower certifying that such designation complied with the foregoing provisions.

“U.S.” and “United States” shall mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” shall have the meaning provided in Section 5.4(e)(ii)(A).

“Voting Stock” shall mean, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“WBA” shall mean Walgreens Boots Alliance, Inc. and its Affiliates.

“Wholly-Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof”, and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Section, Exhibit, and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” shall mean “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(i) All references to “knowledge” or “awareness” of any Credit Party or any Restricted Subsidiary thereof shall mean the actual knowledge of an Authorized Officer of such Credit Party or such Restricted Subsidiary.

1.3 Accounting Terms.

(a) Except as expressly provided herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Fixed Charge Coverage Ratio, the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and the First Lien Incremental Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) Where reference is made to “the Borrower and the Restricted Subsidiaries on a consolidated basis” or similar language, such combination shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.

1.4 Rounding~~1.4 Rounding~~. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

1.5 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents), and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are permitted by any Credit Document; and (b) references to any Requirements of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Requirements of Law.

1.6 Exchange Rates. Notwithstanding the foregoing, for purposes of any determination under Section 2.14, Section 9, Section 10 or Section 11 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding, or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate; provided, however, that for purposes of determining compliance with Section 2.14 or Section 10 with respect to the amount of any Indebtedness, Investment, Lien, Asset Sale, or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien or Restricted Investment is incurred or after such Asset Sale or Restricted Payment is made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien, or Investment may be incurred or Asset Sale or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Total Debt or Consolidated First Lien Secured Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials.

1.7 Rates~~1.7Rates~~. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission, or any other matter related to the rates in the definition of LIBOR Rate or SOFR Loans, as applicable, or with respect to any comparable or successor rate thereto.

1.8 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.9 Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

1.10 Certifications~~1.10 Certifications~~. All certifications to be made hereunder by an officer or representative of a Credit Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.

1.11 Compliance with Certain Sections. In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Restricted Payment, Affiliate transaction, Contractual Requirement, or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause or subsection of Section 9.9 or any clause or subsection of Sections 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6, then such transaction (or portion thereof) at any time shall be allocated to one or more of such clauses or subsections within the relevant sections as determined by the Borrower in its sole discretion at such time.

1.12 Pro Forma and Other Calculations.

(a) For purposes of calculating the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio, Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (as determined in accordance with GAAP) that have been made by the Borrower or any Restricted Subsidiary during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the date of determination shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated giving Pro Forma Effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, consolidation, or disposed operation had occurred at the beginning of the Test Period. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Fixed Charge Coverage Ratio, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and Consolidated Total Debt to Consolidated EBITDA Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 10.1 or Section 10.2.

(b) Whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense enhancements and operating expense reductions resulting from such Investment, acquisition, merger, or consolidation which is being given Pro Forma Effect that have been or are expected to be realized; provided that such costs savings, operating expense enhancements and operating expense reductions are made in compliance with the definition of Pro Forma Adjustment). If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a

Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving credit facilities as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such a revolving credit facilities on such date). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. For the avoidance of doubt, in connection with the incurrence of any Indebtedness under Section 2.14, the definitions of Required Lenders, Required Revolving Credit Lenders and Required Term Loan Lenders shall be calculated on a Pro Forma Basis in accordance with this Section 1.12, Section 2.14 and the definition of Maximum Incremental Facilities Amount.

In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of the Credit Documents which requires the calculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Secured Debt to Consolidated EBITDA, Consolidated Total Debt to Consolidated EBITDA Ratio or the Fixed Charge Coverage Ratio;

(ii) determining the accuracy of representations and warranties in Section 8 and/or whether a Default or Event of Default shall have occurred and be continuing under Section 11; or

(iii) testing availability under baskets set forth in the Credit Documents (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”) (it being understood and agreed that the Borrower may elect to revoke any LCT Election in its sole discretion), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until after such time as the Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expires.

(c) Notwithstanding anything to the contrary in this Section 1.12 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

(d) Any determination of Consolidated Total Assets shall be made by reference to the last day of the Test Period most recently ended on or prior to the relevant date of determination.

(e) Except as otherwise specifically provided herein, all computations of Excess Cash Flow, Consolidated Total Assets, Available Amount, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio, the Fixed Charge Coverage Ratio and other financial ratios and financial calculations (and all definitions (including accounting terms) used in determining any of the foregoing) and all computations and all definitions (including accounting terms) used in determining compliance with Section 10.7 shall be calculated, in each case, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis.

(f) All leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to December 31, 2017 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capital Leases.

1.13 Inability to Determine Rates and Benchmark Replacement Setting with respect to Revolving Credit Loans.

(a) Subject to Section 1.13(b), if, on or prior to the first day of any Interest Period for any SOFR Loan that is a Revolving Credit Loan:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Revolving Credit Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Revolving Credit Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Revolving Credit Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Revolving Credit Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Revolving Credit Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.11. Subject to Section 2.18(b), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “ABR” until the Administrative Agent revokes such determination.

(b) Benchmark Replacement Setting.

(i) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Revolving Credit Lenders and Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Revolving Credit Lenders comprising the Required Revolving Credit Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

No Hedge Agreement shall be deemed to be a “Credit Document” for purposes of this Section 1.13(a).

(ii) Benchmark Replacement Conforming Changes. In connection with the uses, implementation, adoption and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document (other than as provided in the definition of Conforming Changes).

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Revolving Credit Lenders of (i) the commencement of any Benchmark Unavailability Period, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Revolving Credit Lender (or group of Revolving Credit Lenders) pursuant to this Section 1.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 1.13.

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” for all settings of such Benchmark at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(vi) Tax Matters. To the extent administratively and operationally feasible, the Administrative Agent shall consider in good faith any reasonable requests by the Borrower in order to ensure that any Benchmark Replacement shall meet the standards set forth in Section 1.1001-6 of the United States Treasury Regulations (or any successor or final version of such regulation) so as not to be treated as a “modification” (and therefore an exchange) of this Agreement for purposes of Section 1.1001-3 of the United States Treasury Regulations, it being understood that for these purposes, the substantially equivalent fair market value requirement of Treasury Regulations 1.1001-6(b)(2) shall be deemed satisfied, and it being further understood that the Administrative Agent shall not be required to take any action under this provision that would cause it any commercially unreasonable burden as determined in good faith by the Administrative Agent.

~~1.13~~1.14 LIBOR Rate Successor. With respect to Loans other than Revolving Credit Loans, ~~N~~notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if at any time (i) the Administrative Agent, in consultation with the Borrower, determines in good faith (which determination shall be conclusive absent manifest error) or (ii) the Borrower or Required Lenders notify the Administrative Agent in writing (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined that a LIBOR Discontinuance Event has occurred, then, at or promptly after the LIBOR Discontinuance Event Time, the Administrative Agent and Borrower shall endeavor to establish an alternate benchmark rate to replace LIBOR under this Agreement, together with any spread or adjustment to be applied to such alternate benchmark rate to account for the effects of transition from LIBOR to such alternate benchmark rate, giving due consideration to the then prevailing market convention for determining a rate of interest (including the application of a spread and the making of other appropriate adjustments to such alternate benchmark rate and this Agreement to account for the effects of transition from LIBOR to such replacement benchmark, including any changes necessary to reflect the available interest periods and timing for determining such alternate benchmark rate) for syndicated leveraged loans of this type in the United States at such time and any recommendations (if any) therefor by a Relevant Governmental Sponsor, provided that any such alternate benchmark rate and adjustments shall be required to be commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) (any such rate, the “Successor LIBOR Rate”).

After such determination that a LIBOR Discontinuance Event has occurred, promptly following the LIBOR Discontinuance Event Time, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such Successor LIBOR Rate and such other related changes to this Agreement as may be necessary or appropriate, as the Administrative Agent, in consultation with the Borrower, may determine in good faith (which determination shall be conclusive absent manifest error), to implement and give effect to the Successor LIBOR Rate under this Agreement on the LIBOR Replacement Date and, notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective for each Class of Loans (other than Revolving Credit Loans) and Lenders without any further action or consent of any other party to this Agreement on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment; provided, that if a Successor LIBOR Rate has not been established pursuant to the foregoing, at the option of the Borrower, the Borrower and the Required Lenders may select a different Successor LIBOR Rate that is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Administrative Agent, such Required Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such Successor LIBOR Rate and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further, that, other than with respect to Revolving Credit Loans, if no Successor LIBOR Rate has been determined pursuant to the foregoing and a Scheduled Unavailability Date (as defined in the definition of “LIBOR Discontinuance Event”) has occurred, the Administrative Agent will promptly so notify the Borrower and each Lender and thereafter, until such Successor LIBOR Rate has been determined pursuant to this paragraph, (i) any request for Borrowing, the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of LIBOR Loans shall be ineffective and (ii) all outstanding Borrowings shall be converted to an ABR Loan Borrowing until a Successor LIBOR Rate has been chosen pursuant to this paragraph. Notwithstanding anything else herein, any definition of Successor LIBOR Rate shall provide that in no event shall such Successor LIBOR Rate be less than zero for purposes of this Agreement.

Solely for purposes of this Section 1.13, the term “Required Lenders” shall be calculated without regard to the Adjusted Total Revolving Commitment and the Revolving Credit Loans.

1.15 Divisions~~1.14 Divisions~~. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

1.16 Interest Rates. With respect to the Revolving Credit Loans, the Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the ABR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 2. Amount and Terms of Credit.

2.1 Commitments.

(a) Subject to and upon the terms and conditions herein set forth, each Lender having an Initial Term Loan Commitment severally agrees to make a loan or loans denominated in Dollars (each, an “Initial Term Loan”) to the Borrower on the Closing Date, which Initial Term Loans shall not exceed for any such Lender the Initial Term

Loan Commitment of such Lender and in the aggregate shall not exceed $1,650,000,000. Such Term Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(b)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iii) shall not exceed for any such Lender the Initial Term Loan Commitment of such Lender, and (iv) shall not exceed in the aggregate the Total Initial Term Loan Commitment.

(b) Subject to and upon the terms and conditions herein set forth, each Lender having a Delayed Draw Term Loan Commitment severally agrees to make a loan or loans denominated in Dollars (each, a “Delayed Draw Term Loan” and, collectively, the “Delayed Draw Term Loans”) to the Borrower from time to time after the Closing Date until, but not including, the Delayed Draw Term Loan Commitment Termination Date, which Delayed Draw Term Loans (i) shall not exceed, for any such Lender, the Available Delayed Draw Term Loan Commitment of such Lender, (ii) shall not exceed, in the aggregate, the Total Delayed Draw Term Loan Commitment, (iii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all such Delayed Draw Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Delayed Draw Term Loans of the same Type and (iv) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed. Notwithstanding anything to the contrary in this Agreement, the Delayed Draw Term Loans (if and when funded) shall be added to and a part of the Initial Term Loans, shall have the same terms as the Initial Term Loans and the Initial Term Loans and the Delayed Draw Term Loans shall be treated as part of a single class of Initial Term Loans for all purposes, except that interest on the Delayed Draw Term Loans shall commence to accrue from the applicable Delayed Draw Funding Date thereof.

(c) Subject to and upon the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars to the Borrower from its applicable lending office (each, a “Revolving Credit Loan”) in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment, provided that such Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or ~~LIBOR~~SOFR Loans that are Revolving Credit Loans; provided that all Revolving Credit Loans may by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (C) may be repaid (without premium or penalty) and reborrowed in accordance with the provisions hereof, (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Revolving Credit Lender’s Revolving Credit Exposure in respect of any Class of Revolving Loans at such time exceeding such Revolving Credit Lender’s Revolving Credit Commitment in respect of such Class of Revolving Loan at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect or the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures of any Class of Revolving Loans at such time exceeding the aggregate Revolving Credit Commitment with respect to such Class.

(d) (i) Subject to and upon the terms and conditions herein set forth, each Cashless Option Lender severally agrees to exchange its Existing Term Loan for a like principal amount of Tranche B-1 Term Loans (or such lesser amount as determined by the Amendment No. 1 Arrangers) on the Amendment No. 1 Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the LIBOR Rate thereunder) prior to any exchange of Existing Term Loans for Tranche B-1 Term Loans shall remain in effect following any such exchange.

(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-1 Term Loan Lender severally agrees to make Additional Tranche B-1 Term Loans in Dollars to the Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its Additional Tranche B-1 Term Loan Commitment on the Amendment No.1 Effective Date. The Borrower shall prepay all Existing Term Loans of Non-Consenting Existing Term Loan Lenders and Post-Closing Option Lenders with the gross proceeds of the Additional Tranche B-1 Term Loans. The Interest Period then in effect (and the LIBOR Rate thereunder) for the Existing Term Loans of Non-Consenting Existing Term Loan Lenders and Post-Closing Option Lenders shall remain in effect for the Additional Tranche B-1 Term Loans following any such repayment.

(iii) The Borrower shall pay all accrued and unpaid interest on the Existing Term Loans to the Existing Term Loan Lenders to, but not including, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date.

(iv) The Tranche B-1 Term Loans shall have the same terms as the Existing Term Loans as set forth in the Credit Agreement and Credit Documents, except as modified by Amendment No. 1. For avoidance of doubt, the Tranche B-1 Term Loans, except as set forth in Amendment No. 1, shall have the same rights and obligations under this Agreement and the other Credit Documents as the Existing Term Loans.

(e) Subject to and upon the terms and conditions herein set forth, each Tranche B-2 Term Loan Lender severally agrees to make Tranche B-2 Term Loans in Dollars to the Borrower on the Amendment No. 3 Effective Date in a principal amount not to exceed its Tranche B-2 Term Loan Commitment on the Amendment No. 3 Effective Date.

(f) (i) Subject to and upon the terms and conditions herein set forth, each Cashless Option Tranche B-2 Lender severally agrees to exchange all of its Existing Tranche B-2 Term Loans (or such lesser amount as determined by the Amendment No. 4 Arrangers) for a like principal amount of Tranche B-3 Term Loans on the Amendment No. 4 Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the LIBOR Rate thereunder) prior to any exchange of Existing Tranche B-2 Term Loans for Tranche B-3 Term Loans shall remain in effect following any such exchange.

(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-3 Term Loan Lender severally agrees to make Additional Tranche B-3 Term Loans in Dollars to the Borrower on the Amendment No. 4 Effective Date in a principal amount not to exceed its Additional Tranche B-3 Term Loan Commitment on the Amendment No. 4 Effective Date. The Borrower shall prepay all Existing Tranche B-2 Term Loans of Non-Consenting Existing Tranche B-2 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders with the gross proceeds of the Additional Tranche B-3 Term Loans. The Interest Period then in effect (and the LIBOR Rate thereunder) for the Existing Tranche B-2 Term Loans of Non-Consenting Existing Tranche B-2 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders shall remain in effect for the Additional Tranche B-3 Term Loans following any such repayment.

(iii) The Borrower shall pay all accrued and unpaid interest on the Existing Tranche B-2 Term Loans to the Existing Tranche B-2 Term Loan Lenders to, but not including, the Amendment No. 4 Effective Date on such Amendment No. 4 Effective Date.

(iv) The Tranche B-3 Term Loans shall have the same terms as the Existing Tranche B-2 Term Loans as set forth in the Credit Agreement and Credit Documents, except as modified by Amendment No. 4. For avoidance of doubt, the Tranche B-3 Term Loans, except as set forth in Amendment No. 4, shall have the same rights and obligations under this Agreement and the other Credit Documents as the Existing Tranche B-2 Term Loans.

(g) Subject to and upon the terms and conditions herein set forth, each Tranche B-3 Term Loan Lender severally agrees to make Tranche B-3 Term Loans in Dollars to the Borrower on the Amendment No. 5 Effective Date in a principal amount not to exceed its Amendment No. 5 Incremental Term Loan Commitment on the Amendment No. 5 Effective Date. Each Amendment No. 5 Incremental Term Loan shall initially take the form of a pro rata increase in each outstanding Borrowing of Initial Tranche B-3 Term Loans on the Amendment No. 5 Effective Date.

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of (i) Term Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof and (ii) Revolving Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof. More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than three Borrowings of LIBOR Loans that are Term Loans and five Borrowings of ~~LIBOR~~SOFR Loans that are Revolving Loans; provided, further, that for each additional Class of Term Loans, an additional two Interest Periods shall be permitted, and for each additional Class of Revolving Loans, an additional three Interest Periods shall be permitted, such that a maximum of fifteen Interest Periods shall be permitted.

2.3 Notice of Borrowing.

(a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 12:00 p.m. (New York City time) at least one Business Day’s prior written notice in the case of a Borrowing of Tranche B-1 Term Loans to be made on the Amendment No. 1 Effective Date if such Tranche B-1 Term Loans are to be LIBOR Loans or ABR Loans. The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 12:00 p.m. (New York City time) at least one Business Day’s prior written notice in the case of a Borrowing of Tranche B-3 Term Loans to be made (or deemed made) on the Amendment No. 4 Effective Date if such Tranche B-3 Term Loans are to be LIBOR Loans or ABR Loans. The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 12:00 p.m. (New York City time) at least one Business Day’s prior written notice in the case of a Borrowing of Tranche B-3 Term Loans to be made on the Amendment No. 5 Effective Date if such Tranche B-3 Term Loans are to be LIBOR Loans or ABR Loans. Each such notice (a “Notice of Borrowing”, each substantially in the form of Exhibit J) shall specify (A) the aggregate principal amount of the Term Loans to be made, (B) the date of the Borrowing and (C) whether the Term Loans shall consist of ABR Loans and/or LIBOR Loans and, if the Term Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. Each Swingline Loan shall be an ABR Borrowing. If no Interest Period with respect to any Borrowing of LIBOR Loans is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.3(a) (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.

(b) [Reserved].

(c) Whenever the Borrower desires to incur Revolving Credit Loans (other than borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 12:00 noon (New York City time) at least three U.S. Government Securities Business Days’ prior written notice of each Borrowing of ~~LIBOR~~SOFR Loans that are Revolving Credit Loans and (ii) prior to 10:00 a.m. (New York City time) or, if agreed by the Administrative Agent, 2:00 p.m. (New York City time) on the day of such Borrowing prior written notice of each Borrowing of Revolving Credit Loans that are ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (A) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (B) the date of Borrowing (which shall be a Business Day) and (C) whether the respective Borrowing shall consist of ABR Loans or ~~LIBOR~~SOFR Loans that are Revolving Credit Loans and, if ~~LIBOR~~SOFR Loans that are Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Revolving Credit Lender written notice of each proposed Borrowing of Revolving Credit Loans, of such Lender’s Revolving Credit Commitment Percentage thereof, of the identity of the Borrower, and of the other matters covered by the related Notice of Borrowing.

(d) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a) or Section 3A.4(a), as applicable.

(e) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it shall give hereunder by telephone (which obligation is absolute), the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4 Disbursement of Funds.

(a) No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing, each Lender shall make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the Lenders, the Borrower, and the Administrative Agent for the purpose of consummating the Transactions; provided, further, that all same day ABR Revolving Loans shall be made available to the Borrower in the full amount thereof by the Administrative Agent no later than 4:00 p.m. (New York City time).

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, and in immediately available funds, to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c) [Reserved].

(d) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5 Repayment of Loans; Evidence of Debt.

(a) The Borrower shall repay to the Administrative Agent, for the benefit of the Tranche B-1 Term Loan Lenders, on the Tranche B Term Loan Maturity Date, the then outstanding Tranche B-1 Term Loans. The Borrower shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on the Revolving Credit Maturity Date, the then outstanding Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on each Extended Revolving Loan Maturity Date, the then outstanding amount of Extended Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the benefit of the Incremental Revolving Loan Lenders, on each Incremental Revolving Credit Maturity Date, the then outstanding amount of Incremental Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the benefit of the 2020 Additional Revolving Credit Lenders, on the 2020 L/C Facility Maturity Date, the then outstanding 2020 L/C Obligations.

(b) The Borrower shall repay to the Administrative Agent, for the benefit of the Tranche B-1 Term Loan Lenders, (i) on the last Business Day of each of March, June, September and December, commencing with the fiscal quarter ending on March 31, 2020 (each such date, an “Tranche B-1 Term Loan Repayment Date”), a principal amount of Tranche B-1 Term Loans equal to the aggregate outstanding principal amount of Tranche B- 1Term Loans made on the Amendment No. 1 Effective Date multiplied by 0.25% and (ii) on the Tranche B Term Loan Maturity Date, any remaining outstanding amount of Tranche B-1 Term Loans (the repayment amounts in clauses (i) and (ii) above, each, an “Tranche B-1 Term Loan Repayment Amount”).

(c) In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the Borrower in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each, a “New Term Loan Repayment Date”) set forth in the applicable Joinder Agreement and subject to any adjustment to ensure fungibility with the other Term Loans. In the event that any Incremental Revolving Credit Loans are made, such Incremental Revolving Credit Loans shall, subject to Section 2.14(e), be repaid by the Borrower in the amounts (each, a “New Revolving Loan Repayment Amount”) and on the dates (each, a “New Revolving Loan Repayment Date”) set forth in the applicable Joinder Agreement. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(g), be repaid by the Borrower in the amounts (each such amount with respect to any Extended Repayment Date, an “Extended Term Loan Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicable Extension Amendment.

(d) The Borrower shall repay to the Administrative Agent, for the benefit of the Tranche B-3 Term Loan Lenders, (i) on the last Business Day of each of March, June, September and December, commencing with June 30, 2021 (each such date, an “Tranche B-3 Term Loan Repayment Date”), a principal amount of Tranche B-3 Term Loans equal to the aggregate principal amount of Tranche B-3 Term Loans outstanding on the Amendment No. 5 Effective Date (immediately after giving effect to the funding of the Amendment No. 5 Incremental Term Loans) multiplied by 0.25% and (ii) on the Tranche B Term Loan Maturity Date, any remaining outstanding amount of Tranche B-3 Term Loans (the repayment amounts in clauses (i) and (ii) above, each, an “Tranche B-3 Term Loan Repayment Amount”).

(e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(f) The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Tranche B-1 Term Loan, Tranche B-3 Term Loan, New Term Loan, Revolving Credit Loan, New Revolving Credit Loan, Additional Revolving Credit Loan, Swingline Loan or Incremental Revolving Credit Loan, the Type of each Loan made, the names of the Borrower and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(g) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that, in the event of any inconsistency between the Register and any such account or subaccount, the Register shall govern; provided, further, that the failure of any Lender, the Swingline Lender or the Administrative Agent to maintain such account, such Register or subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(h) The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made an initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit G-1 or Exhibit G-2, as applicable, evidencing the Tranche B-1 Term Loans, Tranche B-3 Term Loans, New Term Loans and/or Revolving Loans owing to such Lender. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to such payee, to such payee and its registered assigns.

2.6 Conversions and Continuations.

(a) Subject to the ~~penultimate~~last sentence of this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 of the outstanding principal amount of Term ~~Loans of one Type or at least the Minimum Borrowing Amount for Revolving Credit~~ Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Term Loan Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Term Loan Lenders have determined in its or their sole discretion not to permit such continuation, and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent prior written notice at the Administrative Agent’s Office prior to 12:00 noon (New York City time) at least (i) three Business Days prior, in the case of a continuation of or conversion to LIBOR Loans (other than in the case of a notice delivered on the Closing Date, which shall be deemed to be effective on the Closing Date), or (ii) 10:00 a.m. (New York City time) on the proposed day of a conversion into ABR Loans (each, a “Notice of Conversion or Continuation” substantially in the form of Exhibit J) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a LIBOR Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans. ~~This Section shall not apply to Swingline Loans, which may not be converted or continued.~~

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans denominated in Dollars and the Administrative Agent has or the Required Term Loan Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a), the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c) Subject to the penultimate sentence of this clause (c), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount for Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any SOFR Loans as SOFR Loans for an additional Interest Period; provided that (i) no partial conversion of SOFR Loans that are Revolving Credit Loans shall reduce the outstanding principal amount of SOFR Loans that are Revolving Credit Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans that are Revolving Credit Loans may not be converted into SOFR Loans that are Revolving Credit Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Revolving Credit Lenders have determined in its or their sole discretion not to permit such conversion, (iii) SOFR Loans may not be continued as SOFR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent a Notice of Conversion or Continuation at the Administrative Agent’s Office prior to 12:00 noon (New York

City time) at least (i) three U.S. Government Securities Business Days prior, in the case of a continuation of or conversion to SOFR Loans, or (ii) 10:00 a.m. (New York City time) on the proposed day of a conversion into ABR Loans specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as SOFR Loans, the Interest Period to be initially applicable thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a SOFR Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(~~b~~d) If any Event of Default is in existence at the time of any proposed continuation of any ~~LIBOR~~SOFR Loans denominated in Dollars and the Administrative Agent has or the Required Revolving Credit Lenders have determined in its or their sole discretion not to permit such continuation, such ~~LIBOR~~SOFR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of ~~LIBOR~~SOFR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause  (~~a~~c ), the Borrower shall be deemed to have elected to convert such Borrowing of ~~LIBOR~~SOFR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

2.7 Pro Rata Borrowings. Each Borrowing of Tranche B-1 Term Loans and Tranche B-3 Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Tranche B-1 Term Loan Commitments or Tranche B-3 Term Loan Commitments, as applicable. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentages. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. Each Borrowing of Incremental Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Incremental Revolving Credit Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation, under any Credit Document.

2.8 Interest.

(a) The unpaid principal amount of each ABR Loan (including each Swingline Loan) shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for ABR Loans plus the ABR, in each case, in effect from time to time.

(b) (i) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for LIBOR Loans plus the relevant Adjusted LIBOR Rate~~.~~ and (ii) the unpaid principal amount of each SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for SOFR Loans plus the relevant Adjusted Term SOFR Rate.

(c) If an Event of Default has occurred and is continuing under Section 11.1 or Section 11.5 hereto, if all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% per annum or (y) in the case of any other overdue amount, including overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) for the applicable Class plus 2.00% per annum from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower (provided that in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment), (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, ~~and~~ (iii) in respect of each SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iv) in respect of each Loan, (A) on any prepayment in respect thereof, (B) at maturity (whether by acceleration or otherwise), ~~and~~ (C) after such maturity, on demand, and (D) in the event of any conversion of any SOFR Borrowing prior to the end of the Interest Period therefor, on the effective date of such conversion.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans or SOFR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans or SOFR Loans, as applicable, in accordance with Section 2.6(a) or (c), as applicable, the Borrower shall give the Administrative Agent written notice of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one~~, two~~, three or six month period (or if approved by all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions, a 12 month or shorter period).

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans or SOFR Loans, as applicable, shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans or SOFR Loans, as applicable, begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a LIBOR Loan or a SOFR Loan, as applicable, would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan or SOFR Loan, as applicable, if such Interest Period would extend beyond the Maturity Date of such Loan.

2.10 Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the Administrative Agent and (y) in the case of clauses (ii) through (iv) below, the Required Term Loan Lenders (with respect to Term Loans), Required 2020 Additional Revolving Credit Lenders (with respect to 2020 Letter of Credit Commitments) or the Required Revolving Credit Lenders (with respect to Revolving Credit Commitments) shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the Adjusted LIBOR Rate or Adjusted Term SOFR Rate, as applicable, for any Interest Period that (x) deposits in the principal amounts and currencies of the Loans comprising such LIBOR Borrowing or SOFR Borrowing, as applicable, are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market or the applicable interbank market, as applicable, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate or Adjusted Term SOFR Rate, as applicable; or

(ii) at any time, that such Lenders shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans or SOFR Loans, as applicable, other than with respect to Taxes because of any Change in Law;

(iii) that, due to a Change in Law, which shall subject any such Lenders to any Tax (other than (1) Indemnified Taxes, (2) Excluded Taxes or (3) Other Taxes) on its loans, loan principal, letters of credits, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv) at any time, that the making or continuance of any LIBOR Loan or a SOFR Loan has become unlawful by compliance by such Lenders in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the interbank LIBOR market or the applicable interbank market, as applicable;

(such Loans, “Impacted Loans”), then, and in any such event, such Required Term Loan Lenders, Required 2020 Additional Revolving Credit Lenders or Required Revolving Credit Lenders, as applicable (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans or SOFR Loans, as applicable, shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to LIBOR Loans or SOFR Loans, as applicable, that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lenders, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Required Term Loan Lenders, Required 2020 Additional Revolving Credit Lenders or Required Revolving Credit Lenders, as applicable, in their reasonable discretion shall determine) as shall be required to compensate such Lenders for such actual increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lenders, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lenders shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), and (z) in the case of subclauses (iii) and (iv) above, the Borrower shall take one of the actions specified in subclause (x) or (y), as applicable, of Section 2.10(b) promptly and, in any event, within the time period required by law.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 2.10(a)(i)(x), the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans (which rate shall not be negative), in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (x) of the first sentence of the immediately preceding paragraph, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(b) At any time that any LIBOR Loan or SOFR Loan, as applicable, is affected by the circumstances described in Section 2.10(a)(ii), (iii) or (iv), the Borrower may (and in the case of a LIBOR Loan or SOFR Loan, as applicable affected pursuant to Section 2.10(a)(iii) or (iv) shall) either (x) if a Notice of Borrowing or Notice of Conversion or Continuation with respect to the affected LIBOR Loan or SOFR Loan, as applicable, has been submitted pursuant to Section 2.3 but the affected LIBOR Loan or SOFR Loan, as applicable, has not been funded or continued, cancel such requested Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by Lenders pursuant to Section 2.10(a)(ii), (iii) or (iv) or (y) (i) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan or (ii) if the affected SOFR Loan is then outstanding, upon at least three U.S. Government Securities Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such SOFR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring after the Closing Date, has or would have the effect of reducing the actual rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such actual additional amount or amounts as will compensate such Lender or its parent for such actual reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Closing Date or to the extent such Lender is not imposing such charges on, or requesting such compensation from, borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities similar to the Credit Facilities. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) promptly following receipt of such notice.

(d) If the Administrative Agent shall have received notice from the Required Term Loan Lenders or Required Revolving Credit Lenders, as applicable, that the Adjusted LIBOR Rate or the Adjusted Term SOFR Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders) of making or maintaining its affected LIBOR Loans or SOFR Loans, as applicable, during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter (which notice shall include supporting calculations in reasonable detail). If such notice is given, (i) any LIBOR Loan or SOFR Loan, as applicable, requested to be made on the first day of such Interest Period shall be made an ABR Loan, (ii) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans or SOFR Loans, as applicable, shall be continued as an ABR Loan and (iii) any outstanding LIBOR Loans or SOFR Loans, as applicable, shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans or SOFR Loans, as applicable, shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to LIBOR Loans or SOFR Loans, as applicable.

2.11 Compensation ~~2.11 Compensation~~. If (a) any payment of principal of any LIBOR Loan or SOFR Loan, as applicable, is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan or SOFR Loan, as applicable, as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans or SOFR Loans, as applicable, is not made as a result of a withdrawn Notice of Borrowing or a failure to satisfy borrowing conditions, (c) any ABR Loan is not converted into a LIBOR Loan or SOFR Loan, as applicable, as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan or SOFR Loan, as applicable, is not continued as a LIBOR Loan or SOFR Loan, as applicable, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan or SOFR Loan, as applicable, is not made as a result of a withdrawn notice of prepayment pursuant to Sections 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan or SOFR Loan, as applicable. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 2.11 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrower and shall be conclusive, absent manifest error. The obligations of the Borrower under this Section 2.11 shall survive the payment in full of the Loans and the termination of this Agreement.

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or other material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10, 3.5 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Sections 2.10, 2.11 or 3.5 is given by any Lender more than 120 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Sections 2.10, 2.11 or 3.5, as the case may be, for any such amounts incurred or accruing prior to the 121st day prior to the giving of such notice to the Borrower.

2.14 Incremental Facilities.

(a) The Borrower may, by written notice to Administrative Agent, elect to request the establishment of one or more (x) additional tranches of term loans or increases in Term Loans of any Class (the commitments thereto, the “New Term Loan Commitments”), (y) increases in Revolving Credit Commitments of any Class (the “New Revolving Credit Commitments”), and/or (z) additional tranches of Revolving Credit Commitments (the “Additional Revolving Credit Commitments” and, together with the New Revolving Credit Commitments, the “Incremental Revolving Credit Commitments”; together with the New Term Loan Commitments and the New

Revolving Credit Commitments, the “New Loan Commitments”) by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in the aggregate and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the difference between the Maximum Incremental Facilities Amount and all such New Loan Commitments obtained on or prior to such date), which may be incurred in Dollars, Euros or Pounds Sterling. In connection with the incurrence of any Indebtedness under this Section 2.14, at the request of the Administrative Agent, the Borrower shall provide to the Administrative Agent a certificate certifying that the New Loan Commitments do not exceed the Maximum Incremental Facilities Amount, which certificate shall be in reasonable detail and shall provide the calculations and basis therefor and, subject to reclassification as set forth in Section 10.1, classify such Indebtedness as being incurred under clause (i) or clause (ii) of the definition of Maximum Incremental Facilities Amount. The Borrower may approach any Lender or any Person (other than a natural Person) to provide all or a portion of the New Loan Commitments, subject, if applicable, to the proviso to Section 2.14(b); provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. In each case, on each applicable Increased Amount Date (subject to Section 1.12), such New Loan Commitments shall be subject to (i) no Event of Default (except in connection with an acquisition or investment (including any Permitted Acquisition or Investment), no Event of Default under Section 11.1 or Section 11.5) shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable, and subject to Section 1.12, (ii) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e), and (iii) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable. No Lender shall have any obligation to provide any Commitments pursuant to this Section 2.14(a). Any New Term Loans shall, at the election of the Borrower and agreed to by Lenders providing such New Loan Commitments, be designated as (a) a separate series (a “Series”) of New Term Loans for all purposes of this Agreement or (b) as part of a Series of existing Term Loans for all purposes of this Agreement. On and after the Increased Amount Date, Additional Revolving Credit Loans shall be designated a separate Series of Additional Revolving Credit Loans for all purposes of this Agreement.

(b) Incremental Revolving Credit Commitments shall be subject to the satisfaction of the following terms and conditions, (a) with respect to New Revolving Credit Commitments, each of the Lenders with Revolving Credit Commitments of such Class shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the new Revolving Loan Lenders shall purchase from each of the Lenders with revolving Credit Commitments of such Class, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans of such Class will be held by existing Revolving Credit Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments of such Class after giving effect to the addition of such new Revolving Credit Commitments to the Revolving Credit Commitments, and (b) with respect to Incremental Revolving Credit Commitments, (i) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and, each Loan made under a New Revolving Credit Commitment (a “New Revolving Credit Loan”) and each Loan made under an Additional Revolving Credit Commitment (an “Additional Revolving Credit Loan” and, together with new Revolving Credit Loans, the “Incremental Revolving Credit Loan”) shall be deemed, for all purposes, Revolving Loans and (ii) each New Revolving Loan Lender and each Lender with an Additional Revolving Credit Commitment (each, an “Additional Revolving Loan Lender” and, together with the New Revolving Loan Lenders, the “Incremental Revolving Loan Lenders”) shall become a Lender with respect to the New Revolving Credit Commitment and all matters relating thereto; provided that the Administrative Agent and the Letter of Credit Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Incremental Revolving Loan Lender’s providing such Incremental Revolving Credit Commitment to the extent such consent, if any, would be required under Section 13.6(b) for an assignment of Revolving Loans or Revolving Credit Commitments, as applicable, to such Lender or Incremental Revolving Loan Lender.

(c) New Term Loan Commitments of any Series shall be subject to the satisfaction of the foregoing and following terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term Loan” and, together with the Incremental Revolving Credit Loans, the “Incremental Loans”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d) The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be on terms and documentation set forth in the Joinder Agreement as determined by the Borrower; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Tranche B Term Loan Maturity Date; (ii) the weighted average life to maturity of all New Term Loans shall be no shorter than the weighted average life to maturity of the then existing Tranche B-1 Term Loans or Tranche B-3 Term Loans as calculated without giving effect to any prepayments made in connection with the Tranche B-1 Term Loans or Tranche B-3 Term Loans; (iii) the pricing, interest rate margins, discounts, premiums, rate floors, fees, and, subject to clauses (i) and (ii) above, amortization schedule applicable to any New Term Loans shall be determined by the Borrower and the Lenders thereunder; provided that only during the period commencing on the Closing Date and ending on the thirty month anniversary of the Closing Date, if the Effective Yield for LIBOR Loans or ABR Loans in respect of such New Term Loans consisting of Term Loans that are secured by the Collateral on a pari passu basis with the Tranche B-1 Term Loans and the Tranche B-3 Term Loans (other than any New Term Loans incurred in connection with a Permitted Acquisition or other Permitted Investment) exceeds the Effective Yield for LIBOR Loans or ABR Loans in respect of the then existing Tranche B-1 Term Loans or Tranche B-3 Term Loans of like currency by more than 0.50%, the Applicable Margin for LIBOR Loans or ABR Loans in respect of the then existing Tranche B-1 Term Loans shall be adjusted so that the Effective Yield in respect of the then existing Tranche B-1 Term Loans or Tranche B-3 Term Loans, as applicable, is equal to the Effective Yield for LIBOR Loans or ABR Loans in respect of the New Term Loans minus 0.50% (the terms of this proviso to this clause (iii), the “MFN Protection”); and (iv) to the extent such terms and documentation are not consistent with the then existing Tranche B-1 Term Loans or Tranche B-3 Term Loans (except to the extent permitted by clause (i), (ii) or (iii) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Term Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants or other provisions are only applicable after the Latest Term Loan Maturity Date)~~;~~.

(e) Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be identical to the Initial Revolving Credit Commitments and the related Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e); provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:

(i) any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall rank equal in right of payment and of security with the Revolving Credit Loans and the Term Loans,

(ii) any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall not mature earlier than the Initial Revolving Credit Commitments and related Revolving Credit Loans at the time of incurrence of such Incremental Revolving Credit Commitments,

(iii) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments, and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (v) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Credit Commitments on such Increased Amount Date,

(iv) subject to the provisions of Section 3.12 and Section 3A.12 to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments of the same Series in accordance with their percentage of such Revolving Credit Commitments on the applicable Increased Amount Date (and except as provided in Section 3.12, without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued in respect of such Series),

(v) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Credit Commitments on such Increased Amount Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class,

(vi) assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the applicable Increased Amount Date,

(vii) any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to such Increased Amount Date,

(viii) the pricing, fees, maturity and other immaterial terms of the Additional Revolving Credit Loans may be different and shall be determined by the Borrower and the Lenders thereunder so long as the final maturity date and the weighted average maturity of any Additional Revolving Credit Loans and Additional Revolving Credit Commitments, as applicable, shall not be earlier than, or shorter than, as the case may be, the maturity date or the weighted average life, as applicable, of the Initial Revolving Credit Commitments and related Revolving Credit Loans, and

(ix) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness.

(f) Each Joinder Agreement may, without the consent of any other Lenders, effect technical and corresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

(g) (i) The Borrower may at any time, and from time to time, request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans of the Existing Term Loan Class unless (x) the Lenders of the Term Loans of such applicable Existing Term Loan Class receive the benefit of such more restrictive terms or (y) any such provisions apply after the Tranche B Term Loan Maturity Date (a “Permitted Other Provision”); provided, however, that (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Joinder Agreement, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were converted, in each case as more particularly set forth in paragraph (iv) of this Section 2.14(g) below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and/or

(B) additional fees, premiums or applicable high-yield discount obligation (“AHYDO”) payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and to the extent that any Permitted Other Provision (including a financial maintenance covenant) is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such Permitted Other Provision is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or if such Permitted Other Provision applies only after the Tranche B Term Loan Maturity Date . Notwithstanding anything to the contrary in this Section 2.14 or otherwise, no Extended Term Loans may be optionally prepaid prior to the date on which the Existing Term Loan Class from which they were converted is repaid in full, except in accordance with the last sentence of Section 5.1(a). No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class from which they were converted.

(ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, any Extended Revolving Credit Commitments and/or any Incremental Revolving Credit Commitments, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments which such request shall be offered equally to all such lenders) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the applicable Existing Revolving Credit Commitments (the “Specified Existing Revolving Credit Commitment”) unless (x) the Lenders providing Existing Revolving Credit Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Revolving Credit Termination Date, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x) (A) the interest margins with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins for the Specified Existing Revolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (y) the Revolving Credit Commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the Revolving Credit Commitment fee rate for the Specified Existing Revolving Credit Commitment; provided that, notwithstanding anything to the contrary in this Section 2.14(g) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Original Revolving Credit Commitments shall be made on a pro rata basis with all other Original Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(iii) Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request converted into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Credit Commitments, as applicable. In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, Incremental Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Term Loans or Extended Revolving Credit Commitments, as applicable, on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Original Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that the L/C Facility Maturity Date may be extended and the related obligations to issue Letters of Credit may be continued so long as the Letter of Credit Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(iv) Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.14(g)(iv) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Term Loans or Extended Revolving Credit Commitments in an aggregate principal amount that is less than $10,000,000. In addition to any terms and changes required or permitted by Section 2.14(g)(i), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Joinder Agreement with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of New Term Loans incurred following the date of such Extension Amendment. Notwithstanding anything to the contrary in this Section 2.14(g) and without limiting the generality or applicability of Section 13.1 to any Section 2.14 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.14 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.14 Additional Amendments are within the requirements of Section 2.14(g)(i) and do not become effective prior to the time that such Section 2.14 Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of New Term Loans or Extended Revolving Credit Commitments provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Term Loans or Extended Revolving Credit Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.14 Additional Amendments to become effective in accordance with Section 13.1.

(v) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with clauses (i) and/or (ii) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date) and (II) in the case of the Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Existing Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments.

(vi) The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14.

2.15 Permitted Debt Exchanges.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower, the Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Other Indebtedness in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans of a given Class (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Auction Agent, and (vi) any applicable Minimum Tender Condition shall be satisfied.

(b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.15, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt Exchange Offer shall be made for not less than $20,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii), the Borrower may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered.

(c) In connection with each Permitted Debt Exchange, the Borrower and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.15 and without conflict with Section 2.15(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.

(d) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 13.1.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Letter of Credit Issuer and Swingline Lender hereunder; third, to Cash Collateralize, as applicable, any Letter of Credit Issuer’s or Swingline Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.8 or Section 3A.8, as applicable; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy (x) such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize, as applicable, any Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.8 or Section 3A.8; sixth, to the payment of any amounts owing to the Borrower or the Lenders, any Letter of Credit Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by the Borrower, any Lender, any Letter of Credit Issuer or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans, Revolving L/C Borrowings or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or Swingline Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7 were satisfied or waived, such payment shall be applied solely to pay the Loans or Swingline Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and/or Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or post Cash Collateral, as applicable, pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 4 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive 2020 Letter of Credit Fees or Revolving Letter of Credit Fees, as applicable, for any period during which that Lender is a Defaulting Lender only to the extent allocable to its applicable percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral, as applicable, pursuant to Section 3.8 or Section 3A.8, as applicable.

(C) With respect to any 2020 Letter of Credit Fee or Revolving Letter of Credit Fee, as applicable, not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to any Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Revolving Credit Commitment Percentage or 2020 Letter of Credit Commitment Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages or 2020 Letter of Credit Commitment Percentages, as applicable (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure or 2020 Letter of Credit Exposure, as applicable, of any Non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. Subject to Section 13.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall Cash Collateralize, as applicable, any Letter of Credit Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 3.8 or Section 3A.8, as applicable.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, any Letter of Credit Issuer and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and/or Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Credit Commitment Percentages or 2020 Letter of Credit Commitment Percentages, as applicable (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Swingline Loans.

(a) Subject to the terms and conditions set forth herein, in reliance upon the agreements of the other Lenders set forth in this Section 2.17, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time until the Revolving Credit Maturity Date denominated in Dollars in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate Revolving Credit Exposure exceeding the aggregate Revolving Credit Commitments or (ii) the aggregate amount of Swingline Loans outstanding exceeding the Swingline Sublimit; provided that the Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request (i) by telephone (confirmed in writing in the form of Exhibit J) or by facsimile or electronic communication in the form of Exhibit J, if arrangements for doing so have been approved by the Swingline Lender (confirmed by telephone), not later than 11:00 a.m., New York City time, or, if agreed by the Swingline Lender, 3:00 p.m. New York City time on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and in the case of any Swingline Loan requested to finance the reimbursement of an Unpaid Drawing as provided in Section 3.4, the identity of the Letter of Credit Issuer that made the applicable Letter of Credit. Each Swingline Loan shall be an ABR Borrowing. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to any accounts of the Borrower maintained with the Swingline Lender for the Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an Unpaid Drawing as provided in Section 3.4, by remittance to the applicable Letter of Credit Issuer) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice the Lender’s Revolving Credit Commitment Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Revolving Credit Commitment Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 3.3 with respect to Loans made by such Lender (and Section 3.3 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrower, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Credit Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Credit Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Credit Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Credit Lender in its capacity as a lender of Swingline Loans hereunder.

(e) The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

(f) Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.8(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(g) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon 30 days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.17(f) above.

Section 3. Revolving Letters of Credit.

3.1 Revolving Letters of Credit.

(a) Subject to and upon the terms and conditions set forth herein, at any time and from time to time after the Closing Date and prior to the Revolving L/C Facility Maturity Date, each Revolving Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to time from the Closing Date through the Revolving L/C Facility Maturity Date for the account of the Borrower (or, so long as the Borrower is the primary obligor and signatory to the Letter of Credit Request, for the account of Holdings or any Restricted Subsidiary) letters of credit (the “Revolving Letters of Credit” and each, a “Revolving Letter of Credit”), which Revolving Letters of Credit shall not at any time exceed (i) such Revolving Letter of Credit Issuer’s Revolving Letter of Credit Commitment, (ii) the L/C Sublimit and (iii) individual Letters of Credit, in such form as may be approved by the Revolving Letter of Credit Issuer in its reasonable discretion.

(b) Notwithstanding the foregoing, (i) no Revolving Letter of Credit shall be issued the Stated Amount of which, when added to the Revolving Letters of Credit Outstanding at such time, would exceed the L/C Sublimit (or with respect to any Revolving Letter of Credit Issuer, exceed such Revolving Letter of Credit Issuer’s Revolving Letter of Credit Commitment); (ii) no Revolving Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at the time of the issuance thereof to exceed the Total Revolving Credit Commitment then in effect; (iii) each Revolving Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof (except as set forth in Section 3.2(d)), provided that in no event shall such expiration date occur later than the Revolving L/C Facility Maturity Date, in each case, unless otherwise agreed upon by the Administrative Agent, the Revolving Letter of Credit Issuer and, unless the Revolving Letter of Credit has been Cash Collateralized or backstopped (in the case of a backstop only, on terms reasonably satisfactory to such Revolving Letter of Credit Issuer), the Revolving Credit Lenders; (iv) the Revolving Letter of Credit shall be denominated in Dollars; (v) no Revolving Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Revolving Letter of Credit to have a Revolving Letter of Credit issued in its favor; and (vi) no Revolving Letter of Credit shall be issued by a Revolving Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default has occurred and is continuing until such time as such Revolving Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

(c) Upon at least two Business Days’ prior written notice to the Administrative Agent and the Revolving Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Revolving Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Revolving Letters of Credit Outstanding shall not exceed the Revolving Letter of Credit Commitment (or with respect to a Revolving Letter of Credit Issuer, the Revolving Letters of Credit Outstanding with respect to Revolving Letters of Credit issued by such Revolving Letter of Credit Issuer shall not exceed such Revolving Letter of Credit Issuer’s Revolving Letter of Credit Commitment).

(d) The Revolving Letter of Credit Issuer shall not be under any obligation to issue any Revolving Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Revolving Letter of Credit Issuer from issuing such Revolving Letter of Credit, or any law applicable to such Revolving Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Revolving Letter of Credit Issuer shall prohibit, or request that such Revolving Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Revolving Letter of Credit in particular or shall impose upon such Revolving Letter of Credit Issuer with respect to such Revolving Letter of Credit any restriction, reserve or capital requirement (in each case, for which such Revolving Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Revolving Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Revolving Letter of Credit Issuer in good faith deems material to it;

(ii) the issuance of such Revolving Letter of Credit would violate one or more policies of such Revolving Letter of Credit Issuer applicable to letters of credit generally;

(iii) except as otherwise agreed by the Revolving Letter of Credit Issuer, such Revolving Letter of Credit is in an initial Stated Amount less than $50,000, in the case of a commercial Revolving Letter of Credit, or $10,000, in the case of a standby Revolving Letter of Credit; provided that none of the initial Revolving Letter of Credit Issuers or their respective affiliates shall be obligated or requested to issue commercial Revolving Letters of Credit;

(iv) such Revolving Letter of Credit is denominated in a currency other than Dollars;

(v) such Revolving Letters of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(vi) a default of any Revolving Credit Lender’s obligations to fund under Section 3.3 exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, the Borrower have entered into arrangements reasonably satisfactory to the Revolving Letter of Credit Issuer to eliminate such Revolving Letter of Credit Issuer’s risk with respect to such Revolving Credit Lender or such risk has been reallocated in accordance with Section 2.16.

(e) The Revolving Letter of Credit Issuer shall not increase the Stated Amount of any Revolving Letter of Credit if the Revolving Letter of Credit Issuer would not be permitted at such time to issue such Revolving Letter of Credit in its amended form under the terms hereof.

(f) The Revolving Letter of Credit Issuer shall be under no obligation to amend any Revolving Letter of Credit if (A) the Revolving Letter of Credit Issuer would have no obligation at such time to issue such Revolving Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Revolving Letter of Credit does not accept the proposed amendment to such Revolving Letter of Credit.

(g) The Revolving Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Revolving Letters of Credit issued by it and the documents associated therewith and the Revolving Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 13 with respect to any acts taken or omissions suffered by the Revolving Letter of Credit Issuer in connection with Revolving Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Revolving Letters of Credit as fully as if the term “Administrative Agent” as used in Section 13 included the Revolving Letter of Credit Issuer with respect to such acts or omission, and (B) as additionally provided herein with respect to the Revolving Letter of Credit Issuer.

3.2 Revolving Letter of Credit Requests.

(a) Whenever the Borrower desires that a Revolving Letter of Credit be issued or amended, the Borrower shall give the Administrative Agent and the Revolving Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least four Business Days (or such other period as may be agreed upon by the Borrower, the Administrative Agent and the Revolving Letter of Credit Issuer) prior to the proposed date of issuance or amendment. Each Letter of Credit Request shall be executed by the Borrower. Such Letter of Credit Request may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Revolving Letter of Credit Issuer, by personal delivery or by any other means acceptable to the Revolving Letter of Credit Issuer.

(b) In the case of a request for the issuance of a Revolving Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Revolving Letter of Credit Issuer: (A) the proposed issuance date of the requested Revolving Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the applicant; and (H) such other matters as the Revolving Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Revolving Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Revolving Letter of Credit Issuer (I) the Revolving Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the Revolving Letter of Credit Issuer may reasonably require. Additionally, the Borrower shall furnish to the Revolving Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Revolving Letter of Credit issuance or amendment, including any Issuer Documents, as the Revolving Letter of Credit Issuer or the Administrative Agent may reasonably require.

(c) Unless the Revolving Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Credit Party, at least two Business Days prior to the requested date of issuance or amendment of the Revolving Letter of Credit, that one or more applicable conditions contained in Sections 6 (solely with respect to any Revolving Letter of Credit issued on the Closing Date) and 7 shall not then be satisfied to the extent required thereby, then, subject to the terms and conditions hereof, the Revolving Letter of Credit Issuer shall, on the requested date, issue a Revolving Letter of Credit for the account of the Borrower (or, so long as the Borrower are the primary obligors, for the account of Holdings or a Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with each such Revolving Letter of Credit Issuer’s usual and customary business practices.

(d) If the Borrower so requests in any Letter of Credit Request, the Revolving Letter of Credit Issuer shall agree to issue a Revolving Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Revolving Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Revolving Letter of Credit) by giving prior notice to the beneficiary thereof and the Borrower not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Revolving Letter of Credit is issued. Unless otherwise directed by the Revolving Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Revolving Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Revolving Letter of Credit Issuer to permit the extension of such Revolving Letter of Credit at any time to an expiry date not later than the Revolving L/C Facility Maturity Date, unless otherwise agreed upon by the Administrative Agent and the Revolving Letter of Credit Issuer; provided, however, that the Revolving Letter of Credit Issuer shall not permit any such extension if (A) the Revolving Letter of Credit Issuer has reasonably determined that it would not be permitted, at such time to issue such Revolving Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise), or (B) it has received written notice on or before the day that is ten Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the Revolving Letter of Credit Issuer not to permit such extension.

(e) Promptly after its delivery of any Revolving Letter of Credit or any amendment to a Revolving Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Revolving Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Revolving Letter of Credit or amendment. On the first Business Day of each month, the Revolving Letter of Credit Issuer shall provide the Administrative Agent a list of all Revolving Letters of Credit issued by it that are outstanding at such time.

(f) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Revolving Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

3.3 Revolving Letter of Credit Participations.

(a) Immediately upon the issuance by the Revolving Letter of Credit Issuer of any Revolving Letter of Credit, the Revolving Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such Revolving Credit Lender, in its capacity under this Section 3.3, an “Revolving L/C Participant”), and each such Revolving L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Revolving Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “Revolving L/C Participation”), to the extent of such Revolving L/C Participant’s Revolving

Credit Commitment Percentage in each Revolving Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Revolving Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Revolving L/C Participants as provided in Section 4.1(b) and the Revolving L/C Participants shall have no right to receive any portion of any Revolving L/C Fronting Fees.

(b) In determining whether to pay under any Revolving Letter of Credit, the relevant Revolving Letter of Credit Issuer shall have no obligation relative to the Revolving L/C Participants other than to confirm that any documents required to be delivered under such Revolving Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Revolving Letter of Credit. Any action taken or omitted to be taken by the relevant Revolving Letter of Credit Issuer under or in connection with any Revolving Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction, shall not create for the Revolving Letter of Credit Issuer any resulting liability.

(c) In the event that the Revolving Letter of Credit Issuer makes any payment under any Revolving Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the respective Revolving Letter of Credit Issuer through the Administrative Agent pursuant to Section 3.4(a), the Administrative Agent shall promptly notify each Revolving L/C Participant of such failure, and each Revolving L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Revolving Letter of Credit Issuer, the amount of such Revolving L/C Participant’s Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds. If and to the extent such Revolving L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Revolving Letter of Credit Issuer, such Revolving L/C Participant agrees to pay to the Administrative Agent for the account of the Revolving Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Revolving Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees that are reasonably and customarily charged by the Revolving Letter of Credit Issuer in connection with the foregoing. The failure of any Revolving L/C Participant to make available to the Administrative Agent for the account of the Revolving Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Revolving Letter of Credit shall not relieve any other Revolving L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Revolving Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Revolving Letter of Credit on the date required, as specified above, but no Revolving L/C Participant shall be responsible for the failure of any other Revolving L/C Participant to make available to the Administrative Agent such other Revolving L/C Participant’s Revolving Credit Commitment Percentage of any such payment.

(d) Whenever the Administrative Agent receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Revolving Letter of Credit Issuer any payments from the Revolving L/C Participants pursuant to clause (c) above, the Administrative Agent shall promptly pay to each Revolving L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such Revolving L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such Revolving L/C Participant to the aggregate amount funded by all Revolving L/C Participants) of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective Revolving L/C Participations at the Overnight Rate.

(e) The obligations of the Revolving L/C Participants to make payments to the Administrative Agent for the account of the Revolving Letter of Credit Issuer with respect to Revolving Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

(f) If any payment received by the Administrative Agent for the account of the Revolving Letter of Credit Issuer pursuant to Section 3.3(c) is required to be returned, each Revolving Credit Lender shall pay to the Administrative Agent for the account of the Revolving Letter of Credit Issuer its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

3.4 Agreement to Repay Revolving Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the Revolving Letter of Credit Issuer, by making payment with respect to any drawing under any Revolving Letter of Credit in the same currency in which such drawing was made unless the Revolving Letter of Credit Issuer (at its option) shall have specified in the notice of drawing that it will require reimbursement in Dollars. Any such reimbursement shall be made by the Borrower to the Administrative Agent in immediately available funds for any payment or disbursement made by the Revolving Letter of Credit Issuer under any Revolving Letter of Credit (each such amount so paid until reimbursed, an “Revolving Unpaid Drawing”) no later than the date that is one Business Day after the date on which the Borrower receives written notice of such payment or disbursement (the “Revolving Reimbursement Date”), with interest on the amount so paid or disbursed by the Revolving Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the Revolving Reimbursement Date, from the Revolving Reimbursement Date to the date the Revolving Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable Margin for ABR Loans that are Revolving Credit Loans plus the ABR as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the relevant Revolving Letter of Credit Issuer prior to 12:00 noon (New York City time) on the Revolving Reimbursement Date that the Borrower intends to reimburse the relevant Revolving Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Revolving Letters of Credit, the Revolving Credit Lenders make Revolving Credit Loans (which shall be denominated in Dollars and which shall be ABR Loans) on the Revolving Reimbursement Date in the amount of such drawing and (ii) the Administrative Agent shall promptly notify each Revolving L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each Revolving L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in Dollars in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Revolving Unpaid Drawing by 2:00 p.m. (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Revolving Letter of Credit Issuer for the related Revolving Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Revolving Letter of Credit that is outstanding on the Revolving L/C Facility Maturity Date, the full amount of the Revolving Letters of Credit Outstanding in respect of such Revolving Letter of Credit shall be deemed to be an Revolving Unpaid Drawing subject to the provisions of this Section 3.4 except that the Revolving Letter of Credit Issuer shall hold the proceeds received from the Revolving L/C Participants as contemplated above as cash collateral for such Revolving Letter of Credit to reimburse any Revolving Unpaid Drawing under such Revolving Letter of Credit and shall use such proceeds first, to reimburse itself for any Revolving Unpaid Drawings made in respect of such Revolving Letter of Credit following the Revolving L/C Facility Maturity Date, second, to the extent such Revolving Letter of Credit expires or is returned for cancellation with an undrawn balance while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not been paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.

(b) The obligation of the Borrower to reimburse the Revolving Letter of Credit Issuer for each drawing under each Revolving Letter of Credit and to repay each Revolving L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Revolving Letter of Credit, any transferee of any Revolving Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Revolving Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Revolving Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Revolving Letter of Credit);

(iii) any draft, demand, certificate or other document presented under such Revolving Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Revolving Letter of Credit;

(iv) waiver by the Revolving Letter of Credit Issuer of any requirement that exists for the Revolving Letter of Credit Issuer’s protection and not the protection of the Borrower (or Holdings or other Restricted Subsidiary) or any waiver by the Revolving Letter of Credit Issuer which does not in fact materially prejudice the Borrower (or Holdings or other Restricted Subsidiary);

(v) any payment made by the Revolving Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Revolving Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP or the Revolving Letter of Credit itself, as applicable;

(vi) any payment by the Revolving Letter of Credit Issuer under such Revolving Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Revolving Letter of Credit; or any payment made by the Revolving Letter of Credit Issuer under such Revolving Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Revolving Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code;

(vii) honor of a demand for payment presented electronically even if such Revolving Letter of Credit requires that demand be in the form of a draft;

(viii) any adverse change in any relevant exchange rates or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower (or Holdings or other Restricted Subsidiary) (other than the defense of payment or performance).

(c) The Borrower shall not be obligated to reimburse the Revolving Letter of Credit Issuer for any wrongful payment made by the Revolving Letter of Credit Issuer under the Revolving Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Revolving Letter of Credit Issuer as determined in the final non-appealable judgment of a court of competent jurisdiction.

3.5 Increased Costs. If, after the Closing Date, any Change in Law shall (x) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against letters of credit issued by the Revolving Letter of Credit Issuer, or any Revolving L/C Participant’s Revolving L/C Participation therein, (y) impose on the Revolving Letter of Credit Issuer or any Revolving L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of Revolving Letters of Credit or Revolving L/C Participations therein or any Revolving Letter of Credit or such Revolving L/C Participant’s Revolving L/C Participation therein (other than with respect to Taxes) or (z) impose on the Revolving Letter of Credit Issuer or any Revolving L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of Revolving Letters of Credit or Revolving L/C Participations therein or any Revolving Letter of Credit or such Revolving L/C Participant’s Revolving L/C Participation therein (including any increased costs attributable to Taxes (other than (1) Indemnified Taxes, (2) Excluded Taxes or (3) Other Taxes) on its loans, loan principal, letters of credits, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto), and the result of any of the foregoing is to increase the actual cost to the Revolving Letter of Credit Issuer or such Revolving L/C Participant of issuing, maintaining or participating in any Revolving Letter of Credit, or to reduce the actual amount of any sum received or receivable by the Revolving Letter of Credit Issuer or such Revolving L/C Participant hereunder in respect of Revolving Letters of Credit or Revolving L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Revolving Letter of Credit Issuer or such Revolving L/C Participant, as the case may be (a copy of which notice shall be sent by the Revolving Letter of Credit Issuer or such Revolving L/C Participant to the Administrative Agent (with respect to a Revolving Letter of Credit issued on account of the Borrower (or Holdings or other Restricted Subsidiary))), the Borrower shall pay to the Revolving Letter of Credit Issuer or such Revolving L/C Participant such actual additional amount or amounts as will compensate the Revolving Letter of Credit Issuer or such Revolving L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Revolving Letter of Credit Issuer or an Revolving L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Closing Date. A certificate submitted to the Borrower by the relevant Revolving Letter of Credit Issuer or an Revolving L/C Participant, as the case may be (a copy of which certificate shall be sent by the Revolving Letter of Credit Issuer or such Revolving L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such actual additional amount or amounts necessary to compensate the Revolving Letter of Credit Issuer or such Revolving L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error. The obligations of the Borrower under this Section 3.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

3.6 New or Successor Revolving Letter of Credit Issuer.

(a) The Revolving Letter of Credit Issuer may resign as the Revolving Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders, Holdings and the Borrower. The Borrower may replace any Revolving Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and such Revolving Letter of Credit Issuer. The Borrower may add Revolving Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Revolving Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Revolving Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Revolving Letters of Credit or a new Revolving Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), another successor or new issuer of Revolving Letters of Credit, whereupon such successor issuer accepting such appointment shall succeed to the rights, powers and duties of the replaced or resigning Revolving Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Revolving Letters of Credit accepting such appointment shall be granted the rights, powers and duties of the Revolving Letter of Credit Issuer hereunder, and the term Revolving Letter of Credit Issuer shall mean such successor or such new issuer of Revolving Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Revolving Letter of Credit Issuer all accrued and unpaid fees applicable to the Revolving Letters of Credit pursuant to Sections 4.1(b) and 4.1(d). The acceptance of any appointment as the Revolving Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Revolving Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Revolving Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Revolving Letters of Credit shall become the Revolving Letter of Credit Issuer hereunder. After the resignation or replacement of the Revolving Letter of Credit Issuer hereunder, the resigning or replaced Revolving Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Revolving Letter of

Credit Issuer under this Agreement and the other Credit Documents with respect to Revolving Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Revolving Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Revolving Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Revolving Letter of Credit Issuer and the successor issuer of Revolving Letters of Credit shall arrange to have any outstanding Revolving Letters of Credit issued by the resigning or replaced Revolving Letter of Credit Issuer replaced with Revolving Letters of Credit issued by the successor issuer of Revolving Letters of Credit or (ii) the Borrower shall cause the successor issuer of Revolving Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Revolving Letter of Credit Issuer, to issue “back-stop” Revolving Letters of Credit naming the resigning or replaced Revolving Letter of Credit Issuer as beneficiary for each outstanding Revolving Letter of Credit issued by the resigning or replaced Revolving Letter of Credit Issuer, which new Revolving Letters of Credit shall be denominated in the same currency as, and shall have a face amount equal to, the Revolving Letters of Credit being back-stopped and the sole requirement for drawing on such new Revolving Letters of Credit shall be a statement that there has been a compliant drawing on the corresponding back-stopped Revolving Letters of Credit. After any resigning or replaced Revolving Letter of Credit Issuer’s resignation or replacement as Revolving Letter of Credit Issuer, the provisions of this Agreement relating to the Revolving Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was the Revolving Letter of Credit Issuer under this Agreement or (B) at any time with respect to Revolving Letters of Credit issued by such Revolving Letter of Credit Issuer.

(b) To the extent there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Revolving Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Revolving Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Revolving Letter of Credit Issuer and the successor issuer of Revolving Letters of Credit shall have the obligations regarding outstanding Revolving Letters of Credit described in clause (a) above.

3.7 Role of Revolving Letter of Credit Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Revolving Letter of Credit, the Revolving Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Revolving Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Revolving Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Revolving Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Revolving Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Revolving Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuit of such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the Revolving Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Revolving Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(b); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against a Revolving Letter of Credit Issuer, and a Revolving Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Revolving Letter of Credit Issuer’s willful misconduct or gross negligence or such Revolving Letter of Credit Issuer’s willful failure to pay under any Revolving Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Revolving Letter of Credit in each case as determined in the final non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the Revolving Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Revolving Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Revolving Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

The Revolving Letter of Credit Issuer may send a Revolving Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

3.8 Cash Collateral.

(a) Certain Credit Support Events. Upon the written request of the Administrative Agent, the Revolving Letter of Credit Issuer or Swingline Lender, if (i) as of the Revolving L/C Facility Maturity Date, any Revolving L/C Obligation for any reason remains outstanding, (ii) the Borrower shall be required to provide Cash Collateral pursuant to Section 11.13, or (iii) the provisions of Section 2.16(a)(v) are in effect, the Borrower shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) following any written request by the Administrative Agent or the Revolving Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Revolving Letter of Credit Issuer and the Revolving Credit Lenders, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein as described in Section 3.8(a), and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.8(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Revolving Letter of Credit Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount (including, without limitation, as a result of exchange rate fluctuations), the Borrower will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.8 or Sections 2.16, 5.2, or 11.13 in respect of Revolving Letters of Credit shall be held and applied to the satisfaction of the specific Revolving L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.6(b)(ii)) or there is no longer existing an Event of Default) or (ii) the determination by the Administrative Agent and the Revolving Letter of Credit Issuer that there exists excess Cash Collateral.

3.9 Applicability of ISP and UCP. Unless otherwise expressly agreed by the Revolving Letter of Credit Issuer and the Borrower when a Revolving Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Revolving Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Revolving Letter of Credit. Notwithstanding the foregoing, the Revolving Letter of Credit Issuer shall not be responsible to the Borrower for, and the Revolving Letter of Credit Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Revolving Letter of Credit Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Revolving Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where the Revolving Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Revolving Letter of Credit chooses such law or practice.

3.10 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control and any grant of security interest in any Issuer Documents shall be void.

3.11 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Revolving Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Revolving Letter of Credit Issuer hereunder for any and all drawings under such Revolving Letter of Credit. The Borrower hereby acknowledges that the issuance of Revolving Letters of Credit for the account of Holdings or any other Restricted Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of Holdings and the other Restricted Subsidiaries.

3.12 Provisions Related to Extended Revolving Credit Commitments. If the Revolving L/C Facility Maturity Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Revolving Letter of Credit, then (i) if consented to by the Revolving Letter of Credit Issuer which issued such Revolving Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Revolving L/C Facility Maturity Date shall not have so occurred are then in effect, such Revolving Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 3.3 and 3.4) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Revolving Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Revolving Letter of Credit in accordance with Section 3.8. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Revolving Letters of Credit may be reduced as agreed between the Revolving Letter of Credit Issuer and the Borrower, without the consent of any other Person.

Section 3A. 2020 Letters of Credit.

3A.1 2020 Letters of Credit.

(a) Subject to and upon the terms and conditions set forth herein, at any time and from time to time after the Amendment No. 2 Effective Date and prior to the 2020 L/C Facility Maturity Date, each 2020 Letter of Credit Issuer agrees, in reliance upon the agreements of the 2020 Additional Revolving Credit Lenders set forth in this Section 3A, to issue from time to time from the Amendment No. 2 Effective Date through the 2020 L/C Facility Maturity Date for the account of the Borrower (or, so long as the Borrower is the primary obligor and signatory to the Letter of Credit Request, for the account of Holdings or any Restricted Subsidiary) letters of credit (the “2020 Letters of Credit” and each, a “2020 Letter of Credit”), which 2020 Letters of Credit shall not at any time exceed (i) such 2020 Letter of Credit Issuer’s 2020 Letter of Credit Commitment, (ii) the 2020 Letter of Credit Commitment and (iii) individual 2020 Letters of Credit, in such form as may be approved by the 2020 Letter of Credit Issuer in its reasonable discretion.

(b) Notwithstanding the foregoing, (i) no 2020 Letter of Credit shall be issued the Stated Amount of which, when added to the 2020 Letters of Credit Outstanding at such time, would exceed the 2020 Letter of Credit Commitment (or with respect to any 2020 Letter of Credit Issuer, exceed such 2020 Letter of Credit Issuer’s 2020 Letter of Credit Commitment); (ii) no 2020 Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ 2020 Letter of Credit Exposure at the time of the issuance thereof to exceed the Total 2020 Letter of Credit Commitment then in effect; (iii) each 2020 Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof (except as set forth in Section 3A.2(d)), provided that in no event shall such expiration date occur later than the 2020 L/C Facility Maturity Date, in each case, unless otherwise agreed upon by the Administrative Agent, the 2020 Letter of Credit Issuer and, unless the 2020 Letter of Credit has been Cash Collateralized or backstopped (in the case of a backstop only, on terms reasonably satisfactory to such 2020 Letter of Credit Issuer), the 2020 Additional Revolving Credit Lenders; (iv) the 2020 Letter of Credit shall be denominated in Dollars; (v) no 2020 Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the 2020 Letter of Credit to have a 2020 Letter of Credit issued in its favor; and (vi) no 2020 Letter of Credit shall be issued by a 2020 Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Required 2020 Additional Revolving Credit Lenders stating that a Default or Event of Default has occurred and is continuing until such time as such 2020 Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

(c) Upon at least two Business Days’ prior written notice to the Administrative Agent and the 2020 Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the 2020 Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the 2020 Letters of Credit Outstanding shall not exceed the 2020 Letter of Credit Commitment (or with respect to a 2020 Letter of Credit Issuer, the 2020 Letters of Credit Outstanding with respect to 2020 Letters of Credit issued by such 2020 Letter of Credit Issuer shall not exceed such 2020 Letter of Credit Issuer’s 2020 Letter of Credit Commitment).

(d) The 2020 Letter of Credit Issuer shall not be under any obligation to issue any 2020 Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the 2020 Letter of Credit Issuer from issuing such 2020 Letter of Credit, or any law applicable to such 2020 Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such 2020 Letter of Credit Issuer shall prohibit, or request that such 2020 Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such 2020 Letter of Credit in particular or shall impose upon such 2020 Letter of Credit Issuer with respect to such 2020 Letter of Credit any restriction, reserve or capital requirement (in each case, for which such 2020 Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Amendment No. 2 Effective Date, or shall impose upon such 2020 Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 2 Effective Date and which such 2020 Letter of Credit Issuer in good faith deems material to it;

(ii) the issuance of such 2020 Letter of Credit would violate one or more policies of such 2020 Letter of Credit Issuer applicable to letters of credit generally;

(iii) except as otherwise agreed by the 2020 Letter of Credit Issuer, such 2020 Letter of Credit is in an initial Stated Amount less than $50,000, in the case of a commercial 2020 Letter of Credit, or $10,000, in the case of a standby 2020 Letter of Credit; provided that none of the initial 2020 Letter of Credit Issuers or their respective affiliates shall be obligated or requested to issue commercial 2020 Letters of Credit;

(iv) such 2020 Letter of Credit is denominated in a currency other than Dollars;

(v) such 2020 Letters of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(vi) a default of any 2020 Additional Revolving Credit Lender’s obligations to fund under Section 3A.3 exists or any 2020 Additional Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, the Borrower have entered into arrangements reasonably satisfactory to the 2020 Letter of Credit Issuer to eliminate such 2020 Letter of Credit Issuer’s risk with respect to such 2020 Additional Revolving Credit Lender or such risk has been reallocated in accordance with Section 2.16.

(e) The 2020 Letter of Credit Issuer shall not increase the Stated Amount of any 2020 Letter of Credit if the 2020 Letter of Credit Issuer would not be permitted at such time to issue such 2020 Letter of Credit in its amended form under the terms hereof.

(f) The 2020 Letter of Credit Issuer shall be under no obligation to amend any 2020 Letter of Credit if (A) the 2020 Letter of Credit Issuer would have no obligation at such time to issue such 2020 Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such 2020 Letter of Credit does not accept the proposed amendment to such 2020 Letter of Credit.

(g) The 2020 Letter of Credit Issuer shall act on behalf of the 2020 Additional Revolving Credit Lenders with respect to any 2020 Letters of Credit issued by it and the documents associated therewith and the 2020 Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 13 with respect to any acts taken or omissions suffered by the 2020 Letter of Credit Issuer in connection with 2020 Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such 2020 Letters of Credit as fully as if the term “Administrative Agent” as used in Section 13 included the 2020 Letter of Credit Issuer with respect to such acts or omission, and (B) as additionally provided herein with respect to the 2020 Letter of Credit Issuer.

3A.2 2020 Letter of Credit Requests.

(a) Whenever the Borrower desires that a 2020 Letter of Credit be issued or amended, the Borrower shall give the Administrative Agent and the 2020 Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least four Business Days (or such other period as may be agreed upon by the Borrower, the Administrative Agent and the 2020 Letter of Credit Issuer) prior to the proposed date of issuance or amendment. Each Letter of Credit Request shall be executed by the Borrower. Such Letter of Credit Request may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the 2020 Letter of Credit Issuer, by personal delivery or by any other means acceptable to the 2020 Letter of Credit Issuer.

(b) In the case of a request for the issuance of a 2020 Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the 2020 Letter of Credit Issuer: (A) the proposed issuance date of the requested 2020 Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the applicant; and (H) such other matters as the 2020 Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding 2020 Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the 2020 Letter of Credit Issuer (I) the 2020 Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the 2020 Letter of Credit Issuer may reasonably require. Additionally, the Borrower shall furnish to the 2020 Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested 2020 Letter of Credit issuance or amendment, including any Issuer Documents, as the 2020 Letter of Credit Issuer or the Administrative Agent may reasonably require.

(c) Unless the 2020 Letter of Credit Issuer has received written notice from any 2020 Additional Revolving Credit Lender, the Administrative Agent or any Credit Party, at least two Business Days prior to the requested date of issuance or amendment of the 2020 Letter of Credit, that one or more applicable conditions contained in Sections 6 (solely with respect to any 2020 Letter of Credit issued on the Amendment No. 2 Effective Date) and 7 shall not then be satisfied to the extent required thereby, then, subject to the terms and conditions hereof, the 2020 Letter of Credit Issuer shall, on the requested date, issue a 2020 Letter of Credit for the account of the Borrower (or, so long as the Borrower are the primary obligors, for the account of Holdings or a Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with each such 2020 Letter of Credit Issuer’s usual and customary business practices.

(d) If the Borrower so requests in any Letter of Credit Request, the 2020 Letter of Credit Issuer shall agree to issue a 2020 Letter of Credit that has automatic extension provisions (each, a “2020 Auto-Extension Letter of Credit”); provided that any such 2020 Auto-Extension Letter of Credit must permit the 2020 Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such 2020 Letter of Credit) by giving prior notice to the beneficiary thereof and the Borrower not later than a day (the “2020 Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such 2020 Letter of Credit is issued. Unless otherwise directed by the 2020 Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the 2020 Letter of Credit Issuer for any such extension. Once a 2020 Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the 2020 Letter of Credit Issuer to permit the extension of such 2020 Letter of Credit at any time to an expiry date not later than the 2020 L/C Facility Maturity Date, unless otherwise agreed upon by the Administrative Agent and the 2020 Letter of Credit Issuer; provided, however, that the 2020 Letter of Credit Issuer shall not permit any such extension if (A) the 2020 Letter of Credit Issuer has reasonably determined that it would not be permitted, at such time to issue such 2020 Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3A.1(b) or otherwise), or (B) it has received written notice on or before the day that is ten Business Days before the 2020 Non-Extension Notice Date from the Administrative Agent, any 2020 Additional Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the 2020 Letter of Credit Issuer not to permit such extension.

(e) Promptly after its delivery of any 2020 Letter of Credit or any amendment to a 2020 Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the 2020 Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such 2020 Letter of Credit or amendment. On the first Business Day of each month, the 2020 Letter of Credit Issuer shall provide the Administrative Agent a list of all 2020 Letters of Credit issued by it that are outstanding at such time.

(f) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the 2020 Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3A.1(b).

3A.3 2020 Letter of Credit Participations.

(a) Immediately upon the issuance by the 2020 Letter of Credit Issuer of any 2020 Letter of Credit, the 2020 Letter of Credit Issuer shall be deemed to have sold and transferred to each 2020 Additional Revolving Credit Lender (each such 2020 Additional Revolving Credit Lender, in its capacity under this Section 3A.3, an “2020 L/C Participant”), and each such 2020 L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the 2020 Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “2020 L/C Participation”), to the extent of such 2020 L/C Participant’s 2020 Letter of Credit Commitment Percentage in each 2020 Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the 2020 Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the 2020 L/C Participants as provided in Section 4.1(f) and the 2020 L/C Participants shall have no right to receive any portion of any 2020 L/C Fronting Fees.

(b) In determining whether to pay under any 2020 Letter of Credit, the relevant 2020 Letter of Credit Issuer shall have no obligation relative to the 2020 L/C Participants other than to confirm that any documents required to be delivered under such 2020 Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such 2020 Letter of Credit. Any action taken or omitted to be taken by the relevant 2020 Letter of Credit Issuer under or in connection with any 2020 Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction, shall not create for the 2020 Letter of Credit Issuer any resulting liability.

(c) In the event that the 2020 Letter of Credit Issuer makes any payment under any 2020 Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the respective 2020 Letter of Credit Issuer through the Administrative Agent pursuant to Section 3A.4(a), the Administrative Agent shall promptly notify each 2020 L/C Participant of such failure, and each 2020 L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the 2020 Letter of Credit Issuer, the amount of such 2020 L/C Participant’s 2020 Letter of Credit Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds. If and to the extent such 2020 L/C Participant shall not have so made its 2020 Letter of Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the 2020 Letter of Credit Issuer, such 2020 L/C Participant agrees to pay to the Administrative Agent for the account of the 2020 Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the 2020 Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees that are reasonably and customarily charged by the 2020 Letter of Credit Issuer in connection with the foregoing. The failure of any 2020 L/C Participant to make available to the Administrative Agent for the account of the 2020 Letter of Credit Issuer its 2020 Letter of Credit Commitment Percentage of any payment under any 2020 Letter of Credit shall not relieve any other 2020 L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the 2020 Letter of Credit Issuer its 2020 Letter of Credit Commitment Percentage of any payment under such 2020 Letter of Credit on the date required, as specified above, but no 2020 L/C Participant shall be responsible for the failure of any other 2020 L/C Participant to make available to the Administrative Agent such other 2020 L/C Participant’s 2020 Letter of Credit Commitment Percentage of any such payment.

(d) Whenever the Administrative Agent receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the 2020 Letter of Credit Issuer any payments from the 2020 L/C Participants pursuant to clause (c) above, the Administrative Agent shall promptly pay to each 2020 L/C Participant that has paid its 2020 Letter of Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such 2020 L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such 2020 L/C Participant to the aggregate amount funded by all 2020 L/C Participants) of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective 2020 L/C Participations at the Overnight Rate.

(e) The obligations of the 2020 L/C Participants to make payments to the Administrative Agent for the account of the 2020 Letter of Credit Issuer with respect to 2020 Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

(f) If any payment received by the Administrative Agent for the account of the 2020 Letter of Credit Issuer pursuant to Section 3A.3(c) is required to be returned, each 2020 Additional Revolving Credit Lender shall pay to the Administrative Agent for the account of the 2020 Letter of Credit Issuer its 2020 Letter of Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such 2020 Additional Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the 2020 Additional Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

3A.4 Agreement to Repay 2020 Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the 2020 Letter of Credit Issuer, by making payment with respect to any drawing under any 2020 Letter of Credit in the same currency in which such drawing was made unless the 2020 Letter of Credit Issuer (at its option) shall have specified in the notice of drawing that it will require reimbursement in Dollars. Any such reimbursement shall be made by the Borrower to the Administrative Agent in immediately available funds for any payment or disbursement made by the 2020 Letter of Credit Issuer under any 2020 Letter of Credit (each such amount so paid until reimbursed, a “2020 Letter of Credit Unpaid Drawing”) no later than the date that is one Business Day after the date on which the Borrower receives written notice of such payment or disbursement (the “2020 Letter of Credit Reimbursement Date”), with interest on the amount so paid or disbursed by the 2020 Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time)

on the 2020 Letter of Credit Reimbursement Date, from the 2020 Letter of Credit Reimbursement Date to the date the 2020 Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the 2020 Letter of Credit Applicable Margin plus the ABR as in effect from time to time In the event that the Borrower fails to Cash Collateralize any 2020 Letter of Credit that is outstanding on the 2020 L/C Facility Maturity Date, the full amount of the 2020 Letters of Credit Outstanding in respect of such 2020 Letter of Credit shall be deemed to be a 2020 Letter of Credit Unpaid Drawing subject to the provisions of this Section 3A.4 except that the 2020 Letter of Credit Issuer shall hold the proceeds received from the 2020 L/C Participants as contemplated above as cash collateral for such 2020 Letter of Credit to reimburse any 2020 Letter of Credit Unpaid Drawing under such 2020 Letter of Credit and shall use such proceeds first, to reimburse itself for any 2020 Letter of Credit Unpaid Drawings made in respect of such 2020 Letter of Credit following the 2020 L/C Facility Maturity Date and second, to the Borrower or as otherwise directed by a court of competent jurisdiction.

(b) The obligation of the Borrower to reimburse the 2020 Letter of Credit Issuer for each drawing under each 2020 Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a 2020 Letter of Credit, any transferee of any 2020 Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the 2020 Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any 2020 Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such 2020 Letter of Credit);

(iii) any draft, demand, certificate or other document presented under such 2020 Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such 2020 Letter of Credit;

(iv) waiver by the 2020 Letter of Credit Issuer of any requirement that exists for the 2020 Letter of Credit Issuer’s protection and not the protection of the Borrower (or Holdings or other Restricted Subsidiary) or any waiver by the 2020 Letter of Credit Issuer which does not in fact materially prejudice the Borrower (or Holdings or other Restricted Subsidiary);

(v) any payment made by the 2020 Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such 2020 Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP or the 2020 Letter of Credit itself, as applicable;

(vi) any payment by the 2020 Letter of Credit Issuer under such 2020 Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such 2020 Letter of Credit; or any payment made by the 2020 Letter of Credit Issuer under such 2020 Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such 2020 Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code;

(vii) honor of a demand for payment presented electronically even if such 2020 Letter of Credit requires that demand be in the form of a draft;

(viii) any adverse change in any relevant exchange rates or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower (or Holdings or other Restricted Subsidiary) (other than the defense of payment or performance).

(c) The Borrower shall not be obligated to reimburse the 2020 Letter of Credit Issuer for any wrongful payment made by the 2020 Letter of Credit Issuer under the 2020 Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the 2020 Letter of Credit Issuer as determined in the final non-appealable judgment of a court of competent jurisdiction.

3A.5 Increased Costs. If, after the Amendment No. 2 Effective Date, any Change in Law shall (x) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against letters of credit issued by the 2020 Letter of Credit Issuer, or any 2020 L/C Participant’s 2020 L/C Participation therein, (y) impose on the 2020 Letter of Credit Issuer or any 2020 L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of 2020 Letters of Credit or 2020 L/C Participations therein or any 2020 Letter of Credit or such 2020 L/C Participant’s 2020 L/C Participation therein (other than with respect to Taxes) or (z) impose on the 2020 Letter of Credit Issuer or any 2020 L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of 2020 Letters of Credit or 2020 L/C Participations therein or any 2020 Letter of Credit or such 2020 L/C Participant’s 2020 L/C Participation therein (including any increased costs attributable to Taxes (other than (1) Indemnified Taxes, (2) Excluded Taxes or (3) Other Taxes) on its loans, loan principal, letters of credits, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto), and the result of any of the foregoing is to increase the actual cost to the 2020 Letter of Credit Issuer or such 2020 L/C Participant of issuing, maintaining or participating in any 2020 Letter of Credit, or to reduce the actual amount of any sum received or receivable by the 2020 Letter of Credit Issuer or such 2020 L/C Participant hereunder in respect of 2020 Letters of Credit or 2020 L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the 2020 Letter of Credit Issuer or such 2020 L/C Participant, as the case may be (a copy of which notice shall be sent by the 2020 Letter of Credit Issuer or such 2020 L/C Participant to the Administrative Agent (with respect to a 2020 Letter of Credit issued on account of the Borrower (or Holdings or other Restricted Subsidiary))), the Borrower shall pay to the 2020 Letter of Credit Issuer or such 2020 L/C Participant such actual additional amount or amounts as will compensate the 2020 Letter of Credit Issuer or such 2020 L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the 2020 Letter of Credit Issuer or an 2020 L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Amendment No. 2 Effective Date. A certificate submitted to the Borrower by the relevant 2020 Letter of Credit Issuer or an 2020 L/C Participant, as the case may be (a copy of which certificate shall be sent by the 2020 Letter of Credit Issuer or such 2020 L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such actual additional amount or amounts necessary to compensate the 2020 Letter of Credit Issuer or such 2020 L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error. The obligations of the Borrower under this Section 3A.5 shall survive the payment in full of the Obligations and the termination of this Agreement

3A.6 New or Successor 2020 Letter of Credit Issuer.

(a) The 2020 Letter of Credit Issuer may resign as the 2020 Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the 2020 Additional Revolving Credit Lenders, Holdings and the Borrower. The Borrower may replace any 2020 Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and such 2020 Letter of Credit Issuer. The Borrower may add 2020 Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the 2020 Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new 2020 Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the 2020 Additional Revolving Credit Lenders a successor issuer of 2020 Letters of Credit or a new 2020 Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), another successor or new issuer of 2020 Letters of Credit, whereupon such successor issuer accepting such appointment shall succeed to the rights, powers and duties of the replaced or resigning 2020 Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of

2020 Letters of Credit accepting such appointment shall be granted the rights, powers and duties of the 2020 Letter of Credit Issuer hereunder, and the term 2020 Letter of Credit Issuer shall mean such successor or such new issuer of 2020 Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced 2020 Letter of Credit Issuer all accrued and unpaid fees applicable to the 2020 Letters of Credit pursuant to Sections 4.1(d) and 4.1(f). The acceptance of any appointment as the 2020 Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of 2020 Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of 2020 Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of 2020 Letters of Credit shall become the 2020 Letter of Credit Issuer hereunder. After the resignation or replacement of the 2020 Letter of Credit Issuer hereunder, the resigning or replaced 2020 Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the 2020 Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to 2020 Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional 2020 Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of 2020 Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced 2020 Letter of Credit Issuer and the successor issuer of 2020 Letters of Credit shall arrange to have any outstanding 2020 Letters of Credit issued by the resigning or replaced 2020 Letter of Credit Issuer replaced with 2020 Letters of Credit issued by the successor issuer of 2020 Letters of Credit or (ii) the Borrower shall cause the successor issuer of 2020 Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning 2020 Letter of Credit Issuer, to issue “back-stop” 2020 Letters of Credit naming the resigning or replaced 2020 Letter of Credit Issuer as beneficiary for each outstanding 2020 Letter of Credit issued by the resigning or replaced 2020 Letter of Credit Issuer, which new 2020 Letters of Credit shall be denominated in the same currency as, and shall have a face amount equal to, the 2020 Letters of Credit being back-stopped and the sole requirement for drawing on such new 2020 Letters of Credit shall be a statement that there has been a compliant drawing on the corresponding back-stopped 2020 Letters of Credit. After any resigning or replaced 2020 Letter of Credit Issuer’s resignation or replacement as 2020 Letter of Credit Issuer, the provisions of this Agreement relating to the 2020 Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was the 2020 Letter of Credit Issuer under this Agreement or (B) at any time with respect to 2020 Letters of Credit issued by such 2020 Letter of Credit Issuer.

(b) To the extent there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding 2020 Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding 2020 Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced 2020 Letter of Credit Issuer and the successor issuer of 2020 Letters of Credit shall have the obligations regarding outstanding 2020 Letters of Credit described in clause (a) above.

3A.7 Role of 2020 Letter of Credit Issuer. Each 2020 Additional Revolving Credit Lender and the Borrower agree that, in paying any drawing under a 2020 Letter of Credit, the 2020 Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the 2020 Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the 2020 Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the 2020 Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required 2020 Additional Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any 2020 Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any 2020 Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuit of such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the 2020 Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the 2020 Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3A.3(b); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against a 2020 Letter of Credit Issuer, and a 2020 Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such 2020 Letter of Credit Issuer’s willful misconduct or gross negligence or such 2020 Letter of Credit Issuer’s willful failure to pay under any 2020 Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a 2020 Letter of Credit in each case as determined in the final non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the 2020 Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the 2020 Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a 2020 Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

The 2020 Letter of Credit Issuer may send a 2020 Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

3A.8 Cash Collateral.

(a) Certain Credit Support Events. Upon the written request of the Administrative Agent, the 2020 Letter of Credit Issuer, if (i) as of the 2020 L/C Facility Maturity Date, any 2020 L/C Obligation for any reason remains outstanding, (ii) the Borrower shall be required to provide Cash Collateral pursuant to Section 11.13, or (iii) the provisions of Section 2.16(a)(v) are in effect, the Borrower shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) following any written request by the Administrative Agent or the 2020 Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the 2020 Letter of Credit Issuer and the 2020 Additional Revolving Credit Lenders, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein as described in Section 3A.8(a), and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3A.8(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the 2020 Letter of Credit Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount (including, without limitation, as a result of exchange rate fluctuations), the Borrower will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3A.8 or Sections 2.16, 5.2, or 11.13 in respect of 2020 Letters of Credit shall be held and applied to the satisfaction of the specific 2020 L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.6(b)(ii)) or there is no longer existing an Event of Default) or (ii) the determination by the Administrative Agent and the 2020 Letter of Credit Issuer that there exists excess Cash Collateral.

3A.9 Applicability of ISP and UCP. Unless otherwise expressly agreed by the 2020 Letter of Credit Issuer and the Borrower when a 2020 Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby 2020 Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial 2020 Letter of Credit. Notwithstanding the foregoing, the 2020 Letter of Credit Issuer shall not be responsible to the Borrower for, and the 2020 Letter of Credit Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the 2020 Letter of Credit Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any 2020 Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where the 2020 Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any 2020 Letter of Credit chooses such law or practice.

3A.10 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control and any grant of security interest in any Issuer Documents shall be void.

3A.11 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a 2020 Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary, the Borrower shall be obligated to reimburse the 2020 Letter of Credit Issuer hereunder for any and all drawings under such 2020 Letter of Credit. The Borrower hereby acknowledges that the issuance of 2020 Letters of Credit for the account of Holdings or any other Restricted Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of Holdings and the other Restricted Subsidiaries.

3A.12 Provisions Related to Extended Revolving Credit Commitments . If the 2020 L/C Facility Maturity Date in respect of any tranche of 2020 Letter of Credit Commitments occurs prior to the expiry date of any 2020 Letter of Credit, then (i) if consented to by the 2020 Letter of Credit Issuer which issued such 2020 Letter of Credit, if one or more other tranches of 2020 Letter of Credit Commitments in respect of which the 2020 L/C Facility Maturity Date shall not have so occurred are then in effect, such 2020 Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the 2020 Additional Revolving Credit Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 3.3 and 3.4) under (and ratably participated in by Lenders pursuant to) the 2020 Letter of Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized 2020 Letter of Credit Commitments thereunder at such time (it being understood that no partial face amount of any 2020 Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such 2020 Letter of Credit in accordance with Section 3A.8. Upon the maturity date of any tranche of 2020 Letter of Credit Commitments, the sublimit for 2020 Letters of Credit may be reduced as agreed between the 2020 Letter of Credit Issuer and the Borrower, without the consent of any other Person.

Section 4. Fees.

4.1 Fees.

(a) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee set forth in the definition of Applicable Margin (the “Commitment Fee”) for each day from the Closing Date to the Revolving Credit Termination Date. Each Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower (for the quarterly period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Revolving Commitment in effect on such day. For purposes of computing Commitment Fees, the Available Revolving Commitment of each Revolving Credit Lender shall be deemed to be used to the extent of the Revolving Credit Loans and the Letter of Credit Exposure (but the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Revolving Credit Lenders pro rata on the basis of their respective Revolving Letter of Credit Exposure, a fee in respect of each Letter of Credit issued on the Borrower’s or any of the other Restricted Subsidiaries’ behalf (the “Revolving Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for Adjusted ~~LIBOR~~Term SOFR Rate Revolving Credit Loans less the Revolving L/C Fronting Fee set forth in clause (d) below. Except as provided below, such Revolving Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Revolving Letters of Credit Outstanding shall have been reduced to zero.

(c) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for its own account, administrative agent fees as have been previously agreed in writing or as may be agreed in writing from time to time.

(d) Without duplication, the Borrower agrees to pay to each Revolving Letter of Credit Issuer a fee in Dollars in respect of each Revolving Letter of Credit issued by it to the Borrower (the “Revolving L/C Fronting Fee”) (i) with respect to each commercial Letter of Credit, at the rate of 0.125%, computed on the amount of such Revolving Letter of Credit, and (ii) with respect to each standby Revolving Letter of Credit, for the period from the date of issuance of such Revolving Letter of Credit to the termination date of such Revolving Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Revolving Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Revolving Letter of Credit Issuer). Such Revolving L/C Fronting Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the date upon which the Total Revolving Credit Commitment terminates and the applicable Revolving Letters of Credit Outstanding shall have been reduced to zero.

(e) Without duplication, the Borrower agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance or extension of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance or extension of, drawing under, and/or amendment be the processing charge that the Letter of Credit Issuer is customarily charging for issuances or extension of, drawings under or amendments of, letters of credit issued by it.

(f) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars for the account of the 2020 Additional Revolving Credit Lenders pro rata on the basis of their respective 2020 Letter of Credit Exposure, a fee in respect of each Letter of Credit issued on the Borrower’s or any of the other Restricted Subsidiaries’ behalf (the “2020 Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit computed at the per annum rate for each day equal to the 2020 Letter of Credit Applicable Margin less the 2020 L/C Fronting Fee set forth in clause (g) below. Except as provided above, such 2020 Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the date upon which the Total 2020 Letter of Credit Commitment terminates and the 2020 Letters of Credit Outstanding shall have been reduced to zero.

(g) Without duplication, the Borrower agrees to pay to each 2020 Letter of Credit Issuer a fee in Dollars in respect of each 2020 Letter of Credit issued by it to the Borrower (the “2020 L/C Fronting Fee”) (i) with respect to each commercial 2020 Letter of Credit, at the rate of 0.125%, computed on the amount of such 2020 Letter of Credit, and (ii) with respect to each standby 2020 Letter of Credit, for the period from the date of issuance of such 2020 Letter of Credit to the termination date of such 2020 Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such 2020 Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such 2020 L/C Fronting Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the date upon which the Total 2020 Letter of Credit Commitment terminates and the applicable 2020 Letters of Credit Outstanding shall have been reduced to zero.

(h) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

(i) The Borrower agrees to pay to the Administrative Agent for the account of each 2020 Additional Revolving Credit Lender (in each case pro rata according to the respective 2020 Letter of Credit Commitment Percentage of such 2020 Additional Revolving Credit Lender) a commitment fee set forth in the definition of 2020 Letter of Credit Applicable Margin (the “2020 Letter of Credit Commitment Fee”) in Dollars that shall accrue daily from and including the Amendment No. 2 Effective Date to but excluding the 2020 Letter of Credit Termination Date. Each such 2020 Letter of Credit Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the 2020 Letter of Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the 2020 Letter of Credit Commitment Fee Rate in effect on such day on the Available 2020 Letter of Credit Commitment in effect on such day. For purposes of computing 2020 Letter of Credit Commitment Fees, the Available 2020 Letter of Credit Commitment of each 2020 Additional Revolving Credit Lender shall be deemed to be used to the extent of the 2020 Letter of Credit Exposure.

4.2 Voluntary Reduction of Revolving Credit Commitments.

(a) Upon at least two Business Days’ prior written notice to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part; provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders of any applicable Class, except that (i) notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.14(g), the Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.14(g) of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans pursuant to Section 2.14(g) prior to any reduction being made to the Revolving Credit Commitment of any other Lender) and (ii) the Borrower may at its election permanently reduce the Revolving Credit Commitment of a Defaulting Lender to $0 without affecting the Revolving Credit Commitments of any other Lender, (b) any partial reduction pursuant to this Section 4.2(a) shall be in the amount of at least $5,000,000, and (c) after giving effect to such termination or reduction and to any prepayments of the Loans and Swingline Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment and the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class shall not exceed the aggregate Revolving Credit Commitment of such Class.

(b) Upon at least two Business Days’ prior written notice to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the 2020 Letter of Credit Commitments in whole or in part; provided that (a) any such reduction shall apply proportionately and permanently to reduce the 2020 Letter of Credit Commitment of each of the Lenders of any applicable Class and (ii) the Borrower may at its election permanently reduce the 2020 Letter of Credit Commitment of a Defaulting Lender to $0 without affecting the 2020 Letter of Credit Commitments of any other Lender, (b) any partial reduction pursuant to this Section 4.2(b) shall be in the amount of at least $5,000,000, and (c) after giving effect to such termination or reduction of the 2020 Letter of Credit Commitments on the date thereof in accordance with this Agreement, the aggregate amount of the 2020 Additional Revolving Credit Lenders’ 2020 Letter of Credit Exposures shall not exceed the Total 2020 Letter of Credit Commitment and the aggregate amount of the 2020 Additional Revolving Credit Lenders’ 2020 Letter of Credit Exposures in respect of any Class shall not exceed the aggregate 2020 Letter of Credit Commitment of such Class.

4.3 Mandatory Termination of Commitments.

(a) The Tranche B-1 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment No. 1 Effective Date. The Commitments, if any, for Extended Term Loans shall terminate at 5:00 p.m. (New York City time) on the date of the applicable Extension Amendment.

(b) The Revolving Credit Commitments shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.

(c) The New Loan Commitment for any Series shall, unless otherwise provided in the applicable Joinder Agreement, terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series.

(d) The 2020 Letter of Credit Commitments shall terminate at 5:00 p.m. (New York City time) on the 2020 L/C Facility Maturity Date.

(e) The Tranche B-2 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment No. 3 Effective Date.

(f) The Initial Tranche B-3 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment No. 4 Effective Date.

(g) The Amendment No. 5 Incremental Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment No. 5 Effective Date.

Section 5. Payments.

5.1 Voluntary Prepayments.

(a) The Borrower shall have the right to prepay Loans, including Term Loans and Revolving Credit Loans, as applicable, in each case, other than as set forth in Section 5.1(b) or Section 5.1(c), without premium or penalty, in whole or in part from time to time on the following terms and conditions: (1) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office (and, in the case of a Swingline Loan, the Swingline Lender) written notice of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans or SOFR Loans, as applicable) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 12:00 noon (New York City time) (i) in the case of LIBOR Loans, three Business Days prior to ~~and~~, (ii) in the case of ABR Loans, one Business Day prior to and (iii) in the case of SOFR Loans, three U.S. Government Securities Business Days prior to the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders; (2) each partial prepayment of (i) any Borrowing of LIBOR Loans or SOFR Loans, as applicable, shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof and (ii) any ABR Loans shall be in a minimum amount of $1,000,000 and in multiples of $100,000 in excess thereof, provided that no partial prepayment of LIBOR Loans or SOFR Loans, as applicable, made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans or SOFR Loans, as applicable, made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such LIBOR Loans or SOFR Loans, as applicable, and (3) in the case of any prepayment of LIBOR Loans or SOFR Loans, as applicable, pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall, promptly after receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be applied to the Class or Classes of Term Loans as the Borrower may specify. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans as the Borrower may specify and (b) applied to reduce Tranche B-1 Term Loan Repayment Amounts, Tranche B-3 Term Loan Repayment Amounts, any New Term Loan Repayment Amounts, and, subject to Section 2.14(g), Extended Term Loan Repayment Amounts, as the case may be, in each case, in such order and to such Classes as the Borrower may specify. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

(b) In the event that, on or prior to the six-month anniversary of the Amendment No. 1 Effective Date, the Borrower (i) makes any prepayment of Tranche B-1 Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Tranche B-1 Term Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Tranche B-1 Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Tranche B-1 Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Tranche B-1 Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(c) In the event that, on or prior to the six-month anniversary of the Amendment No. 4 Effective Date, the Borrower (i) makes any prepayment of Tranche B-3 Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Tranche B-3 Term Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Tranche B-3 Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Tranche B-3 Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Tranche B-3 Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

5.2 Mandatory Prepayments.

(a) Term Loan Prepayments.

(i) On each occasion that a Prepayment Event occurs, the Borrower shall, within three Business Days after receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event (other than one covered by clause (iii) below) and within ten Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within ten Business Days after the Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clause (c) below, Term Loans with an equivalent principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, in each case solely to the extent with respect to any Collateral, the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Indebtedness (and with such prepaid or repurchased Permitted Other Indebtedness permanently extinguished) with a Lien on the Collateral ranking equal with the Liens securing the Obligations to the extent any applicable Permitted Other Indebtedness Document requires the issuer of such Permitted Other Indebtedness to prepay or make an offer to purchase such Permitted Other Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Indebtedness with a Lien on the Collateral ranking equal with the Liens securing the Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted Other Indebtedness and the outstanding principal amount of Term Loans.

(ii) Not later than ten Business Days after the date on which financial statements are required to be delivered pursuant to Section 9.1(a) for any fiscal year (commencing with and including the fiscal year ending December 31, 2020), if, and solely to the extent, Excess Cash Flow for such fiscal year exceeds $15,000,000, the Borrower shall prepay (or cause to be prepaid), in accordance with clause (c) below, Term Loans with a principal amount equal to (x) 50% of Excess Cash Flow for such fiscal year; provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced to 25% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in clause (y) below and as certified by an Authorized Officer of the Borrower) for the most recent Test Period ended prior to such prepayment date is less than or equal to 4.00:1.00 but greater than 3.50:1.00 and (B) no payment of any Term Loans shall be required under this Section 5.2(a)(ii) if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in clause (y) below and as certified by an Authorized Officer of the Borrower) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.50:1.00, minus, (y) (i) the sum during such fiscal year of the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 or Section 13.6, Second Lien Loans voluntarily prepaid pursuant to Section 5.1 or Section 13.6 of the Second Lien Credit Agreement (in each case, including purchases of the Loans by the Borrower and its Subsidiaries at or below par offered to all Lenders and Dutch auctions, in which case the amount of voluntary prepayments of Loans shall be deemed not to exceed the actual purchase price of such Loans at or below par) during such fiscal year or after such fiscal year and prior to the date of the required Excess Cash Flow payment and (ii) to the extent accompanied by permanent reduction of commitments, optional reductions of Incremental Revolving Credit Commitments, Revolving Credit Commitments, Extended Revolving Credit Commitments, Incremental Revolving Credit Commitments, Swingline Loans, as applicable, Revolving Credit Loans, Extended Revolving Credit Loans, Incremental Revolving Credit Loans, in each case, other than to the extent any such prepayment is funded with the proceeds of Funded Debt.

(iii) On each occasion that Permitted Other Indebtedness is issued or incurred pursuant to Section 10.1(w), the Borrower shall within three Business Days of receipt of the Net Cash Proceeds of such Permitted Other Indebtedness prepay, in accordance with clause (c) below, Term Loans with a principal amount equal to 100% of the Net Cash Proceeds from such issuance or incurrence of Permitted Other Indebtedness.

(iv) Notwithstanding any other provisions of this Section 5.2, (A) to the extent that any or all of the Net Cash Proceeds of any Prepayment Event by a Subsidiary that is not a Credit Party giving rise to a prepayment pursuant to clause (i) above (a “Non-Credit Party Prepayment Event”) or Excess Cash Flow are prohibited or delayed by any Requirements of Law from being repatriated to the Credit Parties, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in clauses (i) and (ii) above, as the case may be, but only so long, as the applicable Requirements of Law will not permit repatriation to the Credit Parties (the Credit Parties hereby agreeing to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable Requirements of Law to permit repatriation), and once a repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable Requirements of Law, an amount equal to such Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten Business Days after such repatriation is permitted) applied (net of any taxes that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) to the repayment of the Loans pursuant to clauses (i) and (ii) above, as applicable, and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Non-Credit Party Prepayment Event or Excess Cash Flow would have a material adverse tax consequence with respect to such Net Cash Proceeds or Excess Cash Flow, an amount equal to the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Subsidiary; provided that in the case of this clause (B), on or before the date on which any Net Cash Proceeds from any Non-Credit Party Prepayment Event so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to clause (i) above or, in the case of Excess Cash Flow, a date on or before the date that is eighteen months after the date an amount equal to such Excess Cash Flow would have so required to be applied to prepayments pursuant to clause (ii) above unless previously actually repatriated in which case such repatriated Excess Cash Flow shall have been promptly applied to the repayment of the Term Loans pursuant to clause (ii) above, (x) the Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Credit Parties rather than such Subsidiary, less the amount of any taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Subsidiary that is not a Credit Party. For the avoidance of doubt, nothing in this Agreement, including Section 5 shall be construed to require any Subsidiary to repatriate cash.

(b) Repayment of Revolving Credit Loans.

(i) If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class of Revolving Loans for any reason exceeds 100% of the Revolving Credit Commitment of such Class then in effect, the Borrower shall forthwith repay on such date Revolving Loans of such Class or the Swingline Loans, as the case may be, in an amount equal to such excess. If after giving effect to the prepayment of all outstanding Revolving Loans of such Class, the Revolving Credit Exposures of such Class exceed the Revolving Credit Commitment of such Class then in effect, the Borrower shall Cash Collateralize the Revolving Letter of Credit Outstanding in relation to such Class to the extent of such excess.

(ii) If on any date the aggregate amount of the 2020 Additional Revolving Credit Lenders’ 2020 Letter of Credit Exposures in respect of 2020 Letters of Credit for any reason exceeds the Total 2020 Letter of Credit Commitment then in effect, the Borrower shall forthwith repay on such date the principal amount of 2020 Letter of Credit Exposure in an amount equal to such excess. If after giving effect to the prepayment of all 2020 Letter of Credit Exposure, the 2020 Letter of Credit Exposures exceed the Total 2020 Letter of Credit Commitment then in effect, the Borrower shall Cash Collateralize the 2020 Letter of Credit Outstanding to the extent of such excess.

(c) Application to Repayment Amounts. Subject to Section 5.2(f), each prepayment of Term Loans required by Section 5.2(a)(i) or (ii) shall be allocated pro rata among the Tranche B-1 Term Loans, Tranche B-3 Term Loans, the New Term Loans and the Extended Term Loans based on the applicable remaining Repayment Amounts due thereunder and shall be applied within each Class of Term Loans in respect of such Term Loans in direct order of maturity thereof or as otherwise directed by the Borrower; provided that the Borrower may allocate a greater proportion of such prepayment in its sole discretion to the Tranche B-1 Term Loans or Tranche B-3 Term Loans to the extent agreed to by the Lenders providing any applicable New Term Loans and/or Extended Term Loans outstanding at such time. Subject to Section 5.2(f), with respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent written notice which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans requesting that the Administrative Agent provide notice of such prepayment to each Tranche B-1 Term Loan Lender, Tranche B-3 Term Loan Lender, New Term Loan Lender or Lender of Extended Term Loans, as applicable.

(d) Application to Term Loans. With respect to each prepayment of Term Loans required by Section 5.2(a), the Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that if any Lender has provided a Rejection Notice in compliance with Section 5.2(f), such prepayment shall be applied with respect to the Term Loans to be prepaid on a pro rata basis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding Term Loans to be prepaid represented by each such Class. In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e) Application to Revolving Loans. With respect to each prepayment of Revolving Loans, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Loans to be prepaid, provided that (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Loans shall be applied to the Revolving Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(f) Rejection Right. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a) at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of such prepayment notice and of such Lender’s pro rata share of the prepayment. Each Term Loan Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment other than any such mandatory prepayment with respect to a Debt Incurrence Prepayment Event under Section 5.2(a)(i) or Permitted Other Indebtedness under Section 5.2(a)(iii) (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.2(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. (New York City time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining after offering such Declined Proceeds to the Lenders in accordance with the terms hereof and remaining after offering such Declined Proceeds to the Lenders under the Second Lien Facility in accordance with the terms of the Second Lien Facility shall thereafter be retained by the Borrower (“Retained Declined Proceeds”).

(g) Notwithstanding anything to the contrary contained in Section 5.1 and this Section 5.2, 100% of the proceeds of all Additional Tranche B-1 Term Loans shall be used to repay Existing Term Loans of the Non-Consenting Existing Term Loan Lenders and Post-Closing Option Lenders.

(h) Notwithstanding anything to the contrary contained in Section 5.1 and this Section 5.2, 100% of the proceeds of all Additional Tranche B-3 Term Loans shall be used to repay Existing Tranche B-2 Term Loans of the Non-Consenting Existing Tranche B-2 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders.

5.3 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer entitled thereto or the Swingline Lender entitled thereto, as the case may be; all such payments shall be made, except as otherwise specifically provided herein, not later than 12:00 noon (New York City time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account(s) at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Loans are denominated and all other payments under each Credit Document shall, unless otherwise specified in such Credit Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 12:00 noon (New York City time) or, otherwise, on the next Business Day in the Administrative Agent’s sole discretion) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 12:00 noon (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion for purposes of calculating interest thereon. Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.

(ii) If any Withholding Agent shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall withhold or make such deductions as are reasonably determined by such Withholding Agent to be required by applicable law, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 5.4) each Lender (or, in the case of a payment to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deductions been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or timely reimburse the Administrative Agent or any Lender for the payment of any Other Taxes.

(c) Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, the Borrower shall indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 15 days after receipt of written demand therefor, for the full amount of Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) payable or paid by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability (along with a written statement setting forth in reasonable detail the basis and calculation of such amounts) delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Borrower reasonably believes that any such Indemnified Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent and/or each affected Lender will use reasonable efforts to cooperate with the Borrower in pursuing a refund of such Indemnified Taxes or Other Taxes so long as such efforts would not, in the sole determination of the Administrative Agent or affected Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.

(d) Evidence of Payments. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders and Tax Documentation.

(i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Any documentation and information required to be delivered by a Lender pursuant to this Section 5.4(e) (including any specific documentation set forth in subsection (ii) below) shall be delivered by such Lender (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before any date on which such documentation expires or becomes obsolete or invalid, (iii) promptly after the occurrence of any change in the Lender’s circumstances requiring a change in the most recent documentation previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and each such Lender shall promptly notify in writing the Borrower and the Administrative Agent if such Lender is no longer legally eligible to provide any documentation previously provided. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.4(e)(ii)(A), (B)(1), (B)(2), (B)(3), (B)(4), (C) and (D) below) shall not be required if in such Lender’s or the Administrative Agent’s reasonable judgment such completion, execution, or submission would subject such Lender or the Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or the Administrative Agent.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent executed originals or copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(B) each Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable:

(1) executed originals or copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any applicable successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(2) executed originals or copies of Internal Revenue Service Form W-8ECI (or any successor form thereto);

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit I-1, I-2, I-3 or I-4, as applicable, (a “Non-Bank Tax Certificate”), to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Credit Document are effectively connected with such Non-U.S. Lender’s conduct of a United States trade or business and (y) executed originals or copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any applicable successor form);

(4) where such Non-U.S. Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Non-U.S. Lender has sold a participation), Internal Revenue Service Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the portfolio interest exemption, a Non-Bank Tax Certificate (substantially in the form of Exhibit I-2 or Exhibit I-3, as applicable) of such beneficial owner(s)) (provided that, if the Non-U.S. Lender is a partnership and not a participating Lender, the Non-Bank Tax Certificate(s) (substantially in the form of Exhibit I-4) may be provided by the Non-U.S. Lender on behalf of the direct or indirect partner(s)); or

(5) executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(C) each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(D) if the Administrative Agent is a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide the Borrower with two duly completed copies of Internal Revenue Service Form W-9. If the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide an original Internal Revenue Service Form W-8IMY certifying on Part I and Part VI of such Form W-8IMY that it is a U.S. branch that has agreed to be treated as a U.S. person for United States federal withholding tax purposes with respect to payments received by it from the Borrower. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 5.4, the Administrative Agent or such Lender (as applicable) shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section 5.4 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, the Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that it deems confidential). Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the Administrative Agent or any Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.

(g) For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Letter of Credit Issuer and the term “applicable law” includes FATCA.

(h) Each party’s obligations under this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Credit Documents.

5.5 Computations of Interest and Fees.

(a) Except as provided in the next succeeding sentence, interest on LIBOR Loans and SOFR Loans, as applicable, shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6 Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules, and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8; provided that to the extent lawful, the interest or other amounts that would have been payable but were not payable as a result of the operation of this Section shall be cumulated and the interest payable to such Lender in respect of other Loans or periods shall be increased (but not above such maximum amount or rate of interest therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

Section 6. Conditions Precedent to Initial Borrowing.

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent:

6.1 Credit Documents.

The Administrative Agent (or its counsel) shall have received:

(a) this Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, each Revolving Letter of Credit Issuer, each Lender party hereto and the Administrative Agent;

(b) the Guarantee, executed and delivered by a duly Authorized Officer of each Guarantor and the Collateral Agent;

(c) the Pledge Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, each Guarantor and the Collateral Agent;

(d) the Security Agreement, executed and delivered by a duly Authorized Officer of the Borrower, each Guarantor and the Collateral Agent;

(e) the Second Lien Credit Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, each lender party thereto and the Second Lien Administrative Agent; and

(f) the Second Lien Intercreditor Agreement, executed and delivered by a duly Authorized Officer of the Administrative Agent, the Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, Holdings, the Borrower and each Guarantor.

6.2 Collateral~~6.2 Collateral~~. Except for any items referred to on Schedule 9.14:

(a) All outstanding Equity Interests, regardless of the form of the Equity Interests, in and of the Borrower and each Guarantor required to be pledged pursuant to the Security Documents shall have been pledged pursuant thereto.

(b) The Collateral Agent shall have received the certificates representing the Equity Interests in and of the Borrower and each Guarantor to the extent required to be delivered under the Security Documents and pledged under the Security Documents and to the extent certificated, accompanied by instruments of transfer and undated stock powers or allonges endorsed in blank.

(c) All Uniform Commercial Code financing statements required to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by such Security Document shall have been delivered to the Collateral Agent, and shall be in proper form, for filing, registration or recording.

6.3 Legal Opinions. The Administrative Agent (or its counsel) shall have received the executed legal opinion, in customary form, of (i) Simpson Thacher & Bartlett LLP, special New counsel to the Credit Parties, and (ii) Reed Weitkamp Schell & Vice PLLC, special Kentucky counsel to the Credit Parties, and Holdings and the Borrower hereby instruct and agree to instruct the other Credit Parties to have such counsel deliver such legal opinions.

6.4 Equity Investments. Equity Investments, which, to the extent constituting Capital Stock other than common Capital Stock, shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Joint Lead Arrangers and Bookrunners, in an amount not less than the Minimum Equity Amount shall have been made; provided, that after giving effect to the Acquisition and the Minimum Equity Amount, KKR will own, directly or indirectly, at least a majority of all of the issued and outstanding capital stock of the Company on the Closing Date.

6.5 Closing Certificates. The Administrative Agent (or its counsel) shall have received a certificate of each of (x) Holdings, the Borrower and the other Guarantors, dated as of the Closing Date, substantially in the form of Exhibit E, with appropriate insertions, executed by any Authorized Officer and the Secretary or any Assistant Secretary of Holdings, the Borrower and each Guarantor, as applicable, and attaching the documents referred to in Section 6.6 and (y) an Authorized Officer certifying compliance with Sections 6.8 (with respect to the Company Representations and the Specified Representations) and 6.10 and certifying that since December 10, 2018, there has not occurred any change, effect, event, state of facts, development that has had or would reasonably be expected to have a Company Material Adverse Effect.

6.6 Authorization of Proceedings of Holdings, the Borrower and the Guarantors; Corporate Documents. The Administrative Agent shall have received (i) a copy of the resolutions of the equity holders, board of directors or other managers (or a duly authorized committee thereof), as applicable, of Holdings, the Borrower and each other Guarantor authorizing (a) the execution, delivery, and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of Holdings, the Borrower and each other Guarantor, (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of Holdings, the Borrower and each other Guarantor executing the Credit Documents to which it is a party and (iv) good standing certificates from the Governmental Authorities of the jurisdictions of organization of Holdings, the Borrower and the other Guarantors, dated the Closing Date or a recent date prior thereto.

6.7 Fees ~~6.7 Fees~~. The Agents and Lenders shall have received, substantially simultaneously with the funding of the Initial Term Loans, fees and, to the extent invoiced at least three Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), reasonable out-of-pocket expenses in the amounts previously agreed in writing to be paid on the Closing Date (which amounts may, at the Borrower’s option, be offset against the proceeds of the Initial Term Loans).

6.8 Representations and Warranties. On the Closing Date, the Specified Representations shall be true and correct in all material respects (provided that any such Specified Representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) and the Company Representations shall be true and correct in all material respects (provided that any such Company Representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects).

6.9 Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager, or any other senior financial officer of the Borrower to the effect that after giving effect to the consummation of the Transactions, the Borrower on a consolidated basis with the Restricted Subsidiaries is Solvent.

6.10 Acquisition ~~6.10 Acquisition~~. The Acquisition shall have been or, substantially concurrently with the initial Borrowing of the Initial Term Loans shall be, consummated in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents (including any consent under the definition of Company Material Adverse Effect) by the Borrower (or one of its Affiliates) thereto that are materially adverse to the Lenders or Joint Lead Arrangers in their capacities as such without the consent of the Majority Lead Arrangers (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of Company Material Adverse Effect shall be deemed materially adverse to the Lenders and (b) any modification, amendment or express waiver or consents by the Borrower (or one of its affiliates) that results in an increase or reduction in the purchase price shall be deemed to not be materially adverse to the Lenders so long as (i) any increase in the purchase price shall not be funded with additional indebtedness (excluding the Credit Facilities to the extent permitted under this Agreement) and (ii) any reduction shall be allocated first to reduce the Equity Investments to the Minimum Equity Amount and thereafter to the Initial Term Loans and the Second Lien Facility on a pro rata basis).

6.11 Patriot Act. The Administrative Agent and the Joint Lead Arrangers and Bookrunners shall have received at least three Business Days prior to the Closing Date such documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Joint Lead Arrangers and Bookrunners at least ten calendar days prior to the Closing Date and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent has provided the Borrower the name of each requesting Lender and its electronic delivery requirements at least ten calendar days prior to the Closing Date, the Administrative Agent and each such Lender requesting a certification regarding beneficial ownership in relation to the Borrower as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”) shall have received at least three Business Days prior to the Closing Date, the Beneficial Ownership Certification in relation to the Borrower.

6.12 Pro Forma Balance Sheet . The Joint Lead Arrangers and Bookrunners shall have received a pro forma consolidated balance sheet and related pro forma statement of income (collectively, the “Pro Forma Financial Statements”) of the Borrower as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period ended September 30, 2018, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other statements of income), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

6.13 Financial Statements . The Joint Lead Arrangers and Bookrunners shall have received the Historical Financial Statements.

6.14 No Company Material Adverse Effect. Since December 10, 2018, there has not been any change, effect, event, state of facts, development or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Acquisition Agreement).

6.15 Refinancing~~6.15 Refinancing~~. Substantially simultaneously with the initial Borrowing of the Initial Term Loans, the Closing Date Refinancing shall be consummated.

6.16 Notice of Borrowing . The Administrative Agent (or its counsel) shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

For purposes of determining compliance with the conditions specified in Section 6 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 7. Conditions Precedent to All Credit Events after the Closing Date.

Subject to Section 1.12, the agreement of each Lender to make any Loan requested to be made by it on any date (other than the initial Borrowing of Term Loans on the Closing Date under this Agreement), including any New Term Loans and/or any Replacement Term Loans (excluding Revolving Credit Loans required to be made by the Revolving Credit Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date, is subject to the satisfaction (or waiver) of the following conditions precedent:

7.1 No Default; Representations and Warranties.

(a) At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Closing Date or pursuant to any Loan made pursuant to Section 2.14 or 2.15 (which shall be subject to the applicable terms of Section 2.14 or 2.15, as applicable)), (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date).

7.2 Notice of Borrowing.

(a) Prior to the making of each Term Loan after the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

(b) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

(c) Prior to the issuance of each Letter of Credit, the Administrative Agent and the applicable Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a) or Section 3A.2(a), as applicable.

7.3 Additional 2020 Letter of Credit Condition. With respect to any issuance or extension of, drawing under, and/or amendment of, a 2020 Letter of Credit, to the extent the aggregate amount of 2020 Letter of Credit Unpaid Drawings outstanding exceeds 35% of the Total 2020 Letter of Credit Commitment at such time, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as of the last day of the Test Period shall not be greater than 6.90:1.00.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

Section 8. Representations and Warranties.

In order to induce the Lenders to enter into this Agreement and to make the Loans and the Swingline Loans and issue or participate in Letters of Credit as provided for herein the Borrower (and, with respect to Sections 8.1, 8.2, 8.3, 8.5, 8.7 and 8.10 only, Holdings) makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the Swingline Loans and the issuance of the Letters of Credit (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law):

8.1 Corporate Status. Each Credit Party (a) is a duly organized and/or incorporated and validly existing corporation, limited liability company or other entity in good standing (if applicable) under the laws of the jurisdiction of its organization and/or incorporation and has the corporate, limited liability company or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

8.2 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, winding up, dissolution, strike-off or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Acquisition or the Abode Acquisition and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, memorandum and articles of association or other organizational documents of such Credit Party or any of the Restricted Subsidiaries (after giving effect to the Acquisition and the Abode Acquisition).

8.4 Litigation~~8.4 Litigation~~. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

8.5 Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6 Governmental Approvals. The execution, delivery and performance of each Credit Document does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings, consents, approvals, registrations and recordings in respect of the Liens created pursuant to the Security Documents (and to release existing Liens), and (iii) such licenses, approvals, authorizations, registrations, filings or consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.

8.7 Investment Company Act. None of Holdings, the Borrower or any other Restricted Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure.

(a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Restricted Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger and Bookrunner and/or any Lender on or before the Closing Date (including all such written information and data contained in (i) the Confidential Information Memorandum (as updated prior to the Closing Date and including all information incorporated by reference therein) and (ii) the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein was, when furnished, incorrect in any material respect or contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished (after giving effect to all supplements and updates), it being understood and agreed that for the purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward looking information and information of a general economic or general industry nature.

(b) The projections (including financial estimates, forecasts, and other forward-looking information) contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

8.9 Financial Condition; Financial Statements.

(a) (i) The unaudited historical consolidated financial information of the Borrower as set forth in the Confidential Information Memorandum, and (ii) the Historical Financial Statements, in each case present fairly in all material respects the consolidated financial position of the Borrower at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The Pro Forma Financial Statements, copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Historical Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of the Borrower and its Subsidiaries as at September 30, 2018 (as if the Transactions had been consummated on such date) and their estimated results of operations as if the Transactions had been consummated on October 1, 2017. The financial statements referred to in clause (a)(ii) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

(b) There has been no Material Adverse Effect since the Closing Date.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Credit Documents.

8.10 Compliance with Laws; No Default; OFAC; FCPA; Anti-Corruption Laws.

(a) Each Credit Party is in compliance with all Requirements of Law applicable to it or its property, except where the failure to be in compliance with such Requirements of Law would not reasonably be expected to result in a Material Adverse Effect.

(b) No Default has occurred and is continuing.

(c) Each Credit Party and, to the knowledge of such Credit Parties, each of their respective directors, officers, employees or agents, is (1) in compliance with (x) the Patriot Act and the Trading with the Enemy Act, as amended, and (y) each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), including (i) the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) and any other enabling legislation or executive order relating thereto and (ii) the United States Foreign Corrupt Practices Act of 1977 as amended, and the rules and regulations promulgated thereunder (collectively, the “FCPA”), (2) is not (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction, (3) is in compliance with the FCPA, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions (collectively, the “Anti-Corruption Laws”), except, in each case, where the failure to be in compliance with the Anti-Corruption Laws would not reasonably be expected to result in a Material Adverse Effect, and (4) except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect, is in compliance with the Anti-Money Laundering Laws. Each Credit Party has instituted and maintained policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws.

8.11 Tax Matters. Except as would not reasonably be expected to have a Material Adverse Effect, (a) Borrower and each of the other Restricted Subsidiaries has filed all Tax returns required to be filed by it and has timely paid all Taxes payable by it (whether or not shown on a Tax return and including in its capacity as withholding agent) that have become due, other than those being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower or such Restricted Subsidiary, as applicable) with respect thereto in accordance with GAAP and it can lawfully withhold such payment and (b) the Borrower and each of the Restricted Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of management of the Borrower or such Restricted Subsidiary, as applicable) in accordance with GAAP for the payment of all Taxes not yet due and payable. There is no current or proposed Tax assessment, deficiency or other claim against the Borrower or any Restricted Subsidiary that would reasonably be expected to result in a Material Adverse Effect.

8.12 Compliance with ERISA; Foreign Plan Compliance.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, no Foreign Plan Event has occurred or is reasonably expected to occur.

8.13 Subsidiaries~~8.13 Subsidiaries~~. Schedule 8.13 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date after giving effect to the Transactions.

8.14 Intellectual Property. Each of the Borrower and the other Restricted Subsidiaries owns or has the right to use all Intellectual Property that is necessary for the operation of their respective businesses in the United States as currently conducted, except where the failure to own or have a right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of their respective businesses by each of the Borrower, and the other Restricted Subsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except as would not reasonably be expected to have a Material Adverse Effect.

8.15 Environmental Laws.

(a) Except as set forth on Schedule 8.15, or as would not reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and the other Restricted Subsidiaries and their respective operations and properties are in compliance with all Environmental Laws; (ii) none of the Borrower or any other Restricted Subsidiary has received written notice of any Environmental Claim; and (iii) none of the Borrower or any Restricted Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location.

(b) Except as set forth on Schedule 8.15, none of the Borrower or any of the Restricted Subsidiaries has treated, stored, transported, Released or arranged for disposal or transport for disposal or treatment of Hazardous Materials at, on, under or from any currently or formerly owned or operated property nor, to the knowledge of the Borrower, has there been any other Release of Hazardous Materials at, on, under or from any such properties, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect.

8.16 Properties.

(a) (i) Each of Borrower and the Restricted Subsidiaries has good and valid record title to, valid leasehold interests in, or rights to use, all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title or interest would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the Flood Insurance Laws unless flood insurance available under such Flood Insurance Laws has been obtained in accordance with Section 9.3(b).

(b) Set forth on Schedule 8.16 is a list of each Mortgaged Property owned by any Credit Party as of the Closing Date having a Fair Market Value in excess of $20 million.

8.17 Solvency~~8.17 Solvency~~. On the Closing Date (after giving effect to the Transactions, including the making of the Second Lien Loans) immediately following the making of the Loans and after giving effect to the application of the proceeds of such Loans, the Borrower and the Restricted Subsidiaries on a consolidated basis will be Solvent. On the Amendment No. 5 Effective Date (after giving effect to the transactions contemplated by Amendment No. 5, including the consummation of the Abode Acquisition) immediately following the making of the Amendment No. 5 Incremental Term Loans and after giving effect to the application of the proceeds of such Loans, the Borrower and the Restricted Subsidiaries on a consolidated basis will be Solvent.

8.18 Use of Proceeds. The use of proceeds of the Loans, Letters of Credit and/or Swingline Loans will not violate any Anti-Money Laundering Laws, Sanctions or Anti-Corruption Laws in any material respect.

8.19 Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification with respect to any beneficial owner of the Borrower is true and correct in all material respects to the best knowledge of the Borrower.

Section 9. Affirmative Covenants.

The Borrower (and, with respect to Sections 9.5, 9.6, 9.11, 9.12 and 9.14 only, Holdings) hereby covenants and agrees that on the Closing Date and thereafter, until the Termination Date:

9.1 Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year) (120 days for the fiscal years of the Borrower ending December 31, 2018 and December 31, 2019), the consolidated balance sheets of the Borrower and the Restricted Subsidiaries as at the end of each fiscal year, and the related consolidated income statements and cash flows for such fiscal year (it being understood and agreed that for the fiscal year ending December 31, 2018, consolidated balance sheets as at the end of such fiscal year, and the related consolidated income statements and cash flows for such fiscal year, shall be delivered by each of the Borrower and the Company on a standalone basis (prior to giving effect to the Transactions) and, in each case, prepared in accordance with GAAP and certified by and as set forth below in this Section 9.1(a)) and, starting with the fiscal year ending December 31, 2020, setting forth comparative consolidated figures for the preceding fiscal years all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by KPMG LLP or another independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (other than any qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under any Indebtedness, (ii) any actual or potential inability to satisfy a financial maintenance covenant at such time or on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary).

(b) Quarterly Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period (60 days for the fiscal quarters of the Borrower ending March 31, 2019, June 30, 2019 and September 30, 2019)), the consolidated balance sheets of the Borrower and the Restricted Subsidiaries as at the end of such quarterly period and the related consolidated income statements for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of the applicable quarterly period, and commencing with the quarter ending March 31, 2020 setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the related period in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Restricted Subsidiaries in accordance with GAAP (except as noted therein), subject to changes resulting from normal year-end adjustments and the absence of footnotes, and, with respect to fiscal 2019 reporting periods, subject to finalization of the purchase price allocation to the fair value of assets acquired and liabilities assumed in the Transactions, as required by GAAP.

(c) Budgets. Prior to an IPO, within 90 days (120 days in the case of the fiscal years beginning on January 1, 2019 and January 1, 2020) after the commencement of each fiscal year of the Borrower, a consolidated budget of the Borrower in reasonable detail on a quarterly basis for such fiscal year as customarily prepared by management of the Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a), setting forth the principal assumptions upon which such budget is based (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood and agreed that such Projections and assumptions as to future events are not to be viewed as facts or a guarantee of performance, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries and that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material.

(d) Officer’s Certificates. Not later than five days after the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, as the case may be, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (ii) the then applicable Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and underlying calculations in connection therewith. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth changes to the legal name, jurisdiction of formation, type of entity and organizational number (or equivalent) to the Person organized in a jurisdiction where an organizational identification number is required to be included in a Uniform Commercial Code financing statement, in each case for each Credit Party or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (d), as the case may be.

(e) Notice of Default or Litigation. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(f) Environmental Matters. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains knowledge of any one or more of the following environmental matters, unless such environmental matters would not reasonably be expected to result in a Material Adverse Effect, notice of:

(i) any pending or threatened Environmental Claim against any Credit Party or any Real Estate; and

(ii) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation or removal, remedial or other corrective action in response thereto. The term “Real Estate” shall mean land, buildings, facilities and improvements owned or leased by any Credit Party.

(g) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions of registration statements) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices, and reports that the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Restricted Subsidiaries, in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time; provided that none of the Borrower nor any other Restricted Subsidiary will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective contractors) is prohibited by law, or any binding agreement, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) that is otherwise subject to Section 13.16 or the limitations set forth in Section 9.2.

(h) KYC Information. At the reasonable request of the Administrative Agent (or any Lender through the Administrative Agent), the Borrower shall promptly deliver (i) such documentation and other information (including Beneficial Ownership Certification) about the Borrower and the Guarantors as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and (ii) for the avoidance of doubt, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Beneficial Ownership Certification.

Documents required to be delivered pursuant to clauses (a), (b), and (g) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) the Borrower posts such documents, or provides a link thereto on the Borrower’s websites on the Internet; (ii) such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided that (A) the Borrower shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission) of such documents to the Administrative Agent and (B) the Borrower shall notify (which notification may be by facsimile or electronic transmission) the Administrative Agent of the posting of any such documents on any website described in this paragraph. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary in this Section 9.1, the financial statements delivered pursuant to clauses (a) and (b) of this Section 9.1 may be (i) with respect to the Borrower and its Subsidiaries so long as, simultaneously with the delivery of such financial statements, the related consolidated financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements are also delivered or (ii) the applicable financial statements of Holdings or any other Parent Entity of the Borrower so long as, simultaneously with the delivery of such financial statements, the related consolidated financial statements reflecting adjustments necessary to eliminate the accounts of Holdings or such other Parent Entity are also delivered.

Each Credit Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 9.1(a), (b) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any material nonpublic information.

9.2 Books, Records, and Inspections. The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than one time in any calendar year, which such visit will be at the Borrower’s expense, and (c) notwithstanding anything to the contrary in this Section 9.2, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any agreement binding on a third-party or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

9.3 Maintenance of Insurance. (a) The Borrower will, and will cause each Material Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent, promptly following written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried and (b) with respect to any improved Mortgaged Property located in a special flood hazard area, the Borrower will obtain flood insurance in such total amount as required by the Flood Insurance Laws and shall otherwise comply with the Flood Insurance Laws. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties as the lender’s loss payee thereunder.

9.4 Payment of Taxes. The Borrower will pay and discharge or cause to be paid and discharged, and will cause each of the Restricted Subsidiaries to pay and discharge, all material Taxes imposed upon it (including in its capacity as a withholding agent) or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon the Borrower properties of the Borrower or any of the Restricted Subsidiaries; provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to pay any such Tax that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto in accordance with GAAP, it can lawfully withhold such payment and the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

9.5 Preservation of Existence; Consolidated Corporate Franchises. Holdings and the Borrower will, and will cause each Material Subsidiary to, take all actions necessary (a) to preserve and keep in full force and effect its existence, organizational rights and authority and (b) to maintain its rights, privileges (including its good standing (if applicable)), permits, licenses and franchises necessary in the normal conduct of its business, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Permitted Investments and Sections 10.2, 10.3, 10.4, or 10.5.

9.6 Compliance with Statutes, Regulations, Etc. Holdings will, and will cause each Restricted Subsidiary to, (a) comply with all applicable laws, rules, regulations, and orders applicable to it or its property, including, without limitation, all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws, and all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, (b) comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws, and (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives which are being timely contested in good faith by proper proceedings, except in each case of clauses (a), (b), and (c) of this Section 9.6, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

9.7 ERISA~~9.7 ERISA~~. Where applicable, (a) the Borrower will furnish to the Administrative Agent promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Credit Party or any of its Subsidiaries may request with respect to any Multiemployer Plan to which a Credit Party or any of its Subsidiaries is obligated to contribute; provided that if the Credit Parties or any of their Subsidiaries have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the applicable Credit Party or Subsidiary shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; provided, further, that the rights granted to the Administrative Agent in this Section shall be exercised not more than once with respect to the same Multiemployer Plan during any applicable plan year, and (b) the Borrower will notify the Administrative Agent promptly following the occurrence of any ERISA Event or Foreign Plan Event that, alone or together with any other ERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to result in liability of any Credit Party that would reasonably be expected to have a Material Adverse Effect.

9.8 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty, and condemnation excepted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.9 Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) involving aggregate payments or consideration in excess of the greater of (x) $30 million and (y) 8.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Affiliate transaction, for any individual transaction or series of related transactions on terms that are at least substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors of the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to (a) the payment of fees to the Sponsors for management, consulting and financial services rendered to the Borrower and the Restricted Subsidiaries pursuant to the Sponsor Management Agreement and customary investment banking fees paid to the

Sponsors for services rendered to the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions which payments are approved by a majority of the board of directors of the Borrower in good faith, (b) transactions permitted by Section 10.3 and Section 10.5, (c) consummation of the Transactions and the payment of the Transaction Expenses, (d) the issuance of Capital Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries not otherwise prohibited by the Credit Documents, (e) loans, advances and other transactions between or among the Borrower, any Restricted Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or a Subsidiary’s ownership of Capital Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10, (f) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business (including loans and advances in connection therewith), (g) payments by the Borrower (and any direct or indirect parent thereof) and the Subsidiaries pursuant to the tax sharing agreements among the Borrower (and any such parent) and the Subsidiaries that are permitted under Section 10.5(b)(15); provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would have been required to pay in respect of such foreign, U.S. federal, state and/or local taxes for such fiscal year had the Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) paid such taxes separately from any such direct or indirect parent company of the Borrower, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers or employees of the Borrower (or any direct or indirect parent thereof) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries, (i) transactions undertaken pursuant to membership in a purchasing consortium, (j) transactions pursuant to any agreement or arrangement as in effect as of the Closing Date, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date as determined by the Borrower in good faith), (k) customary payments by the Borrower (or any direct or indirect parent) and any Restricted Subsidiaries to the Sponsor made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), (l) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable, (m) Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof, (n) any customary transactions with a Receivables Subsidiary effected as part of a Receivables Facility and (o) undertaking or consummating any IPO Reorganization Transactions.

9.10 End of Fiscal Years. The Borrower will, for financial reporting purposes, cause each of its, and each of the Restricted Subsidiaries’, fiscal years to end on dates consistent with past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to (x) align the dates of such fiscal year and for any Restricted Subsidiary whose fiscal years end on dates different from those of the Borrower or (y) any other financial reporting convention (including a change of fiscal year) reasonably acceptable (such consent not to be unreasonably withheld or delayed) to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11 Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Security Documents, Holdings will cause each direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition and upon the formation of any Domestic Subsidiary that is a Delaware Divided LLC), and each other Subsidiary that ceases to constitute an Excluded Subsidiary, within 60 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), and Holdings may at its option cause any other Domestic Subsidiary, to execute a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement, in order to become a Guarantor under the Guarantee and a grantor under such Security Documents or, to the extent reasonably requested by the Collateral Agent, enter into a new Security Document substantially consistent with the analogous existing Security Documents and otherwise in form and substance reasonably satisfactory to the Collateral Agent and take all other action reasonably requested by the Collateral Agent to grant a perfected security interest in its assets to substantially the same extent as created and perfected by the Credit Parties on the Closing Date and pursuant to Section 9.14(d) in the case of such Credit Parties. For the avoidance of doubt, neither Holdings nor any Restricted Subsidiary shall be required to take any action outside the United States to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia).

9.12 Pledge of Additional Stock and Evidence of Indebtedness. Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Secured Parties therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, Holdings will cause (i) all certificates representing Capital Stock and Stock Equivalents of any Restricted Subsidiary (other than any Excluded Stock and Stock Equivalents) held directly by Holdings or any other Credit Party, (ii) all evidences of Indebtedness in excess of the greater of (a) $40 million and (b) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of any disposition of assets pursuant to Section 10.4 received by Holdings, the Borrower or any of the Guarantors in connection with any disposition of assets pursuant to Section 10.4, and (iii) any promissory notes executed after the Closing Date evidencing Indebtedness in excess of the greater of (a) $40 million and (b) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time such promissory note is executed; of Holdings or any Subsidiary that is owing to Holdings or any other Credit Party, in each case, to be delivered to the Collateral Agent as security for the Obligations accompanied by undated instruments of transfer executed in blank pursuant to the terms of the Security Documents. Notwithstanding the foregoing any promissory note among Holdings and/or its Subsidiaries need not be delivered to the Collateral Agent so long as (i) a global intercompany note superseding such promissory note has been delivered to the Collateral Agent, (ii) such promissory note is not delivered to any other party other than Holdings or any other Credit Party, in each case, owed money thereunder, and (iii) such promissory note indicates on its face that it is subject to the security interest of the Collateral Agent.

9.13 Use of Proceeds.

(a) On the Closing Date, the Borrower will use (i) the proceeds of the Initial Term Loans (other than the Delayed Draw First Lien Term Loan Facility), the Second Lien Facility and the Equity Investments to effect the Transactions and pay related fees, (ii) up to $20 million, in the aggregate, of the proceeds of the borrowing of the Revolving Credit Facility to fund certain Transaction Expenses and the proceeds of the borrowing of the Revolving Credit Facility (exclusive of Letter of Credit usage) to fund working capital and (iii) cash on hand to effect the Transactions and pay related fees. Any proceeds of the Tranche B-1 Term Loans shall be applied on the Amendment No. 1 Effective Date to prepay Existing Term Loans of Non-Consenting Lenders and Post-Closing Option Lenders in full. Any proceeds of the Initial Tranche B-3 Term Loans shall be applied on the Amendment No. 4 Effective Date to prepay in full all Existing Tranche B-2 Term Loans of Non-Consenting Existing Tranche B-2 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders.

(b) The Borrower and it Restricted Subsidiaries will use the proceeds of the Delayed Draw Term Loans (i) to finance one or more Permitted Acquisitions or Permitted Investments, (ii) to pay fees and expenses incurred in connection with such Permitted Acquisitions, Permitted Investments and the Delayed Draw Term Loans and (iii) with respect to any remaining balance after the uses described in clauses (i) and (ii) above, for general corporate purposes.

(c) The Borrower will use Letters of Credit, Swingline Loans and Revolving Loans for working capital and for other general corporate purposes (including the Transactions (to the extent permitted under the preceding clause (a)) and any other transactions not prohibited by the Credit Documents).

(d) The proceeds of the Tranche B-2 Term Loans shall be applied on the Amendment No. 3 Effective Date to (i) to finance one or more Permitted Acquisitions or Permitted Investments, (ii) to pay fees and expenses incurred in connection with such Permitted Acquisitions, Permitted Investments and the Tranche B-2 Term Loans and (iii) for general corporate purposes.

(e) The proceeds of the Amendment No. 5 Incremental Term Loans shall be applied on the Amendment No. 5 Effective Date, together with cash on hand of the Borrower and Abode Target, solely to fund the merger consideration in respect of the Abode Acquisition; provided that, notwithstanding the foregoing, up to $75,000,000 of the proceeds of the Amendment No. 5 Incremental Term Loans may be used by the Borrower for working capital and for other general corporate purposes (including the Amendment No. 5 Transactions and any other transactions not prohibited by the Credit Documents).

9.14 Further Assurances.

(a) Subject to the terms of Sections 9.11 and 9.12, this Section 9.14 and the Security Documents, Holdings will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect, and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of Holdings and the Restricted Subsidiaries.

(b) Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Secured Parties therefrom (including, without limitation, the cost of title insurance, surveys or flood insurance) or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, if any assets (other than Excluded Property) (including any real estate or improvements thereto or any interest therein but excluding Capital Stock and Stock Equivalents of any Subsidiary and excluding any real estate which the applicable Credit Party intends to dispose of pursuant to a Permitted Sale Leaseback so long as actually disposed of within 270 days of acquisition (or such longer period as the Administrative Agent may reasonably agree)) with a Fair Market Value in excess of $20 million (at the time of acquisition) are acquired by Holdings or any other Credit Party after the Closing Date (other than assets constituting Collateral under a Security Document that become subject to the Lien of the applicable Security Document upon acquisition thereof) that are of a nature secured by a Security Document or that constitute a fee interest in real property in the United States, the Borrower will notify the Collateral Agent, and, if requested by the Collateral Agent, Holdings will cause such assets to be subjected to a Lien securing the Obligations (provided, however, that in the event any Mortgage delivered pursuant to this clause (b) shall incur any mortgage recording tax or similar charges in connection with the recording thereof, such Mortgage shall not secure an amount in excess of the Fair Market Value of the applicable Mortgaged Property) and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 90 days, unless waived or extended by the Administrative Agent in its sole discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14.

(c) Any Mortgage delivered to the Administrative Agent in accordance with the preceding clause (b) shall, if requested by the Collateral Agent, be received as soon as commercially reasonable but in no event later than 90 days (except as set forth in the preceding clause (b)), unless waived or extended by the Administrative Agent acting reasonably and accompanied by (x) a policy or policies (or an unconditional binding commitment therefor to be replaced by a final title policy) of title insurance issued by a nationally recognized title insurance company (each such policy, a “Title Policy”), in such amounts as reasonably acceptable to the Administrative Agent not to exceed the Fair Market Value of the applicable Mortgaged Property, insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or as otherwise permitted by the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent and the Borrower, together with such endorsements, co-insurance and reinsurance as the

Administrative Agent may reasonably request but only to the extent such endorsements are (i) available in the relevant jurisdiction (provided in no event shall the Administrative Agent request a creditors’ rights endorsement) and (ii) available at commercially reasonable rates, (y) an opinion of local counsel to the applicable Credit Party in form and substance reasonably acceptable to the Administrative Agent, (z) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and if any improvements on such Mortgaged Property are located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (ii) certificates of insurance evidencing the insurance required by Section 9.3 in form and substance reasonably satisfactory to the Administrative Agent, and (aa) an ALTA/NSPS survey in a form and substance reasonably acceptable to the Collateral Agent or such existing survey together with a no-change affidavit sufficient for the title company to remove all standard survey exceptions from the Title Policy related to such Mortgaged Property and issue the endorsements required in clause (x) above.

(d) Post-Closing Covenant. Each of Holdings and the Borrower agree that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.14 as soon as commercially reasonable and by no later than the date set forth on Schedule 9.14 with respect to such action or such later date as the Administrative Agent may reasonably agree.

9.15 Maintenance of Ratings. The Borrower will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a corporate family and/or corporate credit rating and ratings in respect of the Term Loans provided pursuant to this Agreement, in each case, from each of S&P and Moody’s.

9.16 Lines of Business. The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Closing Date and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or Permitted Investment).

Section 10. Negative Covenants.

The Borrower (and, with respect to Section 10.8 only, Holdings) hereby covenants and agrees that on the Closing Date and thereafter, until the Termination Date:

10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not Guarantors, preferred stock; provided that (A) the Borrower and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries is at least 2.00:1.00 or (B) the Borrower and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), if, after giving effect thereto, the Consolidated Total Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be less than or equal to 5.75:1.00; provided, further, that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing together with any amounts incurred under Sections 10.1(l)(ii) and (n)(x) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $150 million and (y) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding.

The foregoing limitations will not apply to:

(a) Indebtedness arising under the Credit Documents;

(b) (i) Indebtedness represented by the Second Lien Facility, Permitted Second Lien Exchange Notes, and any guarantee thereof in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof and all accrued interest, fees and expenses) not to exceed $450,000,000 and (ii) Indebtedness that may be incurred pursuant to Sections 2.14 and 10.1(x)(i) of the Second Lien Credit Agreement (as in effect on the Closing Date) (together with any Refinancing Indebtedness in respect thereof and all accrued interest, fees and expenses);

(c) (i) Indebtedness (including any unused commitment) outstanding on the Closing Date listed on Schedule 10.1 and (ii) intercompany Indebtedness (including any unused commitment) outstanding on the Closing Date listed on Schedule 10.1 (other than intercompany Indebtedness owed by a Credit Party to another Credit Party);

(d) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Borrower or any Restricted Subsidiary, to finance the purchase, lease, construction, installation, maintenance, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and all Refinancing Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) $130 million and (y) 35% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence; provided that Capitalized Lease Obligations incurred by the Borrower or any Restricted Subsidiary pursuant to this clause (d) in connection with a Permitted Sale Leaseback shall not be subject to the foregoing limitation so long as the proceeds of such Permitted Sale Leaseback are used by the Borrower or such Restricted Subsidiary in accordance with Section 5.2(a);

(e) Indebtedness incurred by the Borrower or any Restricted Subsidiary (including letter of credit obligations consistent with past practice constituting Reimbursement Obligations with respect to letters of credit issued in the ordinary course of business), in respect of workers’ compensation claims, deferred compensation, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement or indemnification type obligations regarding workers’ compensation claims, deferred compensation, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(f) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary, providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary or other Person, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness of the Borrower to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Borrower or a Guarantor is subordinated in right of payment to the Borrower’s Guarantee; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(h) Indebtedness of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Obligations and to the Guarantee of such Guarantor as the case may be; provided, further, that any subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(i) shares of preferred stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Borrower or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;

(j) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(k) (i) obligations in respect of self-insurance, performance, bid, appeal, and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or (ii) obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(l) (i) Indebtedness, Disqualified Stock and preferred stock of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference (together with any Refinancing Indebtedness in respect thereof) up to 100% of the net cash proceeds received by the Borrower since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Excluded Contributions, any Cure Amount or proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) as determined in accordance with Sections 10.5(a)(iii)(B) and 10.5(a)(iii)(C) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 10.5(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (i) and (iii) of the definition thereof) and (ii) Indebtedness, Disqualified Stock or preferred stock of the Borrower or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l)(ii), does not at any one time outstanding exceed the sum of (A) the greater of (x) $185 million and (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence and (B) an additional amount of Indebtedness in lieu of Restricted Payments permitted under Section 10.5 (it being understood that such Indebtedness shall be deemed a Restricted Payment for purposes of compliance with Section 10.5) (it being further understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (l)(ii) shall cease to be deemed incurred or outstanding for purposes of this clause (l)(ii) but shall be deemed incurred for the purposes of the first paragraph of this Section 10.1 from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this Section 10.1 without reliance on this clause (l)(ii)); provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under the first paragraph of this Section 10.1 and Section 10.1(n)(x) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $150 million and (y) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding;

(m) the incurrence or issuance by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this Section 10.1 and clauses (b) and (c) above, clause (l)(i) and this clause (m) or clause (n) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refinance, replace, refund, extend, renew, defease, restructure, amend, restate or otherwise modify (collectively, “refinance”) such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness (1) has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining weighted average life to maturity of the Indebtedness, Disqualified Stock or preferred stock being refinanced, (2) to the extent such Refinancing Indebtedness refinances (i) Indebtedness that is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, such Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and (iii) Indebtedness subordinated in right of payment to the Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations at least to the same extent as the Indebtedness being refinanced, (3) shall not include Indebtedness, Disqualified Stock or preferred stock of a

Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of the Borrower or a Guarantor and (4) shall have an aggregate principal amount (or liquidation preference, as applicable) that does not exceed the aggregate principal amount (or liquidation preference, as applicable) of such Indebtedness, Disqualified Stock or preferred stock being refinanced (plus an amount equal to all accrued but unpaid interest, fees, premiums and expenses incurred in connection therewith);

(n) Indebtedness, Disqualified Stock or preferred stock of (x) the Borrower or a Restricted Subsidiary incurred or issued to finance an acquisition, merger, or consolidation; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under the first paragraph of this Section 10.1 and Section 10.1(l)(ii) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $150 million and (y) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding, or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms hereof (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to any such acquisition, merger, consolidation or designation described in this clause (n), (i) either (1) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (A) of the first paragraph of this Section 10.1 or (2) the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries is equal to or greater than that immediately prior to such acquisition, merger, consolidation or designation or (ii) the Consolidated Total Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be either (1) less than or equal to the Consolidated Total Debt to Consolidated EBITDA Ratio immediate prior to such acquisition, merger, consolidation or designation or (2) less than or equal to 5.75:1.00;

(o) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(p) (i) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(q) (1) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as in the case of a guarantee of Indebtedness by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee or (2) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower;

(r) Indebtedness of Restricted Subsidiaries that are not Guarantors in the aggregate at any one time outstanding not to exceed the greater of (x) $85 million and (y) 22.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (it being understood that any Indebtedness incurred pursuant to this clause (r) shall cease to be deemed incurred or outstanding for purposes of this clause (r) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (r));

(s) Indebtedness of the Borrower or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice;

(t) (i) Indebtedness of the Borrower or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business, including with respect to financial accommodations of the type described in the definition of Cash Management Services and (ii) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Restricted Subsidiaries;

(u) Indebtedness consisting of Indebtedness issued by the Borrower or any of the Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent described in clause (4) of Section 10.5(b);

(v) Indebtedness in respect of a Receivables Facility;

(w) Indebtedness in respect of (i) Permitted Other Indebtedness to the extent that all of the Net Cash Proceeds therefrom are applied to the prepayment of Term Loans in the manner set forth in Section 5.2(a)(i) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness;

(x) Indebtedness in respect of (i) Permitted Other Indebtedness; provided that either (a) the aggregate principal amount of all such Permitted Other Indebtedness issued or incurred pursuant to this clause (i)(a) shall not exceed the Maximum Incremental Facilities Amount or (b) the Net Cash Proceeds thereof shall be applied no later than ten Business Days after the receipt thereof to repurchase, repay, redeem or otherwise defease Second Lien Loans (provided, in the case of this clause (i)(b), such Permitted Other Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness; and

(y) (i) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.15 (and which does not generate any additional proceeds) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness.

For purposes of determining compliance with this Section 10.1: (i) in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (y) above or is entitled to be incurred pursuant to the first paragraph of this Section 10.1, the Borrower, in its sole discretion, will classify and may reclassify (including within the definition of “Maximum Incremental Facilities Amount”) such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; and (ii) at the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section 10.1; provided that all Indebtedness outstanding under the Second Lien Facility on the Closing Date will be treated as incurred under clause (b)(i) above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (a) and (l)(i) above shall be deemed to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees, and expenses in connection with such refinancing.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums, and other costs and expenses and accrued and unpaid interest incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

10.2 Limitation on Liens.

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings or any Restricted Subsidiary, except:

(i) if such Subject Lien is a Permitted Lien;

(ii) any other Subject Lien if the obligations secured by such Subject Lien are junior to the Obligations; provided that at the Borrower’s election, in the case of Liens securing Permitted Other Indebtedness Obligations, the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of Permitted Other Indebtedness, the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (ii); and

(iii) in the case of any Subject Lien on assets or property not constituting Collateral, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Debt) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

(b) Any Lien created for the benefit of the Secured Parties pursuant to Section 10.2(a)(iii) above shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

10.3 Limitation on Fundamental Changes. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties (including, in each case, pursuant to a Delaware LLC Division), except that:

(a) so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (A) the Borrower shall be the continuing or surviving corporation or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto or in a form otherwise reasonably satisfactory to the Administrative Agent, (3) Holdings and each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have, by a supplement to the Guarantee, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have, by a supplement to any applicable Security Document, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3), and (6) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation, or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation, or consolidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (3) through (5) preserve the enforceability of the Guarantee and the perfection of the Liens created under the Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement);

(b) so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person (other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation and if the surviving Person is not already a Guarantor, such Person shall execute a supplement to the Guarantee and the relevant Security Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties, and (iii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any such supplements to any Security Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the Security Documents;

(c) the Transactions may be consummated;

(d) (i) any Restricted Subsidiary that is not a Credit Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to the Borrower or any other Restricted Subsidiary or (ii) any Credit Party (other than the Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to any other Credit Party;

(e) any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to a Credit Party; provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;

(f) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the interests of the Lenders;

(g) the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or conveyance, sale, lease, assignment or disposition, the purpose of which is to effect an Asset Sale (which for purposes of this Section 10.3(g), will include any disposition below the dollar threshold set forth in clause (ii)(d) of the definition of “Asset Sale”) permitted by Section 10.4 or an investment permitted pursuant to Section 10.5 or an investment that constitutes a Permitted Investment; and

(h) undertaking or consummating any IPO Reorganization Transactions.

10.4 Limitations on Sale of Assets. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(a) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(b) except in the case of a Permitted Asset Swap, if the property or assets sold or otherwise disposed of have a Fair Market Value in excess of the greater of (a) $50 million and (b) 1.5% of Consolidated Total Assets for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition, either (A) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or (B) at least 50% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (provided that the Net Cash Proceeds received pursuant to this clause (B) must be used to repay the Loans in accordance with Section 5.2(a) within three (3) Business Days of receipt thereof); provided that the amount of:

(i) any liabilities (as reflected on the Borrower’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such consolidated balance sheet, as determined in good faith by the Borrower) of the Borrower, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Borrower and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(ii) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;

(iii) Indebtedness, other than liabilities that are by their terms subordinated to the Loans, that are of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Borrower and all Restricted Subsidiaries have been validly released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale; and

(iv) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of $205 million and 6.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this clause (b) of this provision and for no other purpose.

Within the Reinvestment Period after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the Borrower or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale:

(1) to prepay Loans or Permitted Other Indebtedness in accordance with Section 5.2(a)(i); and/or

(2) to make investments in the Borrower and its Subsidiaries; provided that the Borrower and the Restricted Subsidiaries will be deemed to have complied with this clause (2) if and to the extent that, within the Reinvestment Period after the Asset Sale that generated the Net Cash Proceeds, the Borrower or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement or letter of intent to consummate any such investment described in this clause (2) with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Borrower or such Restricted Subsidiary prepays the Loans in accordance with Section 5.2(a)(i).

(c) Pending the final application of any Net Cash Proceeds pursuant to this covenant, the Borrower or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under the Revolving Credit Facility or any other revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Agreement.

10.5 Limitation on Restricted Payments.

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by the Borrower payable in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests, or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent company of the Borrower, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Debt of the Borrower or any Restricted Subsidiary, other than (A) Indebtedness permitted under clauses (g) and (h) of Section 10.1 or (B) the purchase, repurchase or other acquisition of Junior Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof);

(ii) [reserved]; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and the Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only) and 6(C) of Section 10.5(b) below, but excluding all other Restricted Payments permitted by Section 10.5(b)), is less than the sum of (without duplication) (the sum of the amounts attributable to clauses (A) through (G) below is referred to herein as the “Available Amount”):

(A) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(B) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Borrower since immediately after the Closing Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1 and (ii) proceeds from Cure Amounts and amounts received from a Restricted Subsidiary) from the issue or sale of (x) Equity Interests of the Borrower, including Retired Capital Stock, but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of (A) Equity Interests to any employee, director, manager or consultant of the Borrower, any direct or indirect parent company of the Borrower and the Borrower’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below, and (B) Designated Preferred Stock, and, to the extent such net cash proceeds are actually contributed to the Borrower, Equity Interests of any direct or indirect parent company of the Borrower (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below) or (y) Indebtedness of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Borrower or any direct or indirect parent company of the Borrower; provided that this clause (B) shall not include the proceeds from (a) Refunding Capital Stock, (b) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of the Borrower sold to a Restricted Subsidiary or the Borrower, as the case may be, (c) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (d) Excluded Contributions, plus

(C) 100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Borrower following the Closing Date (other than net cash proceeds from Cure Amounts or to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus

(D) 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by means of (A) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Borrower or the Restricted Subsidiaries, in each case, after the Closing Date; or (B) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below at the time made or to the extent such Investment constituted a Permitted Investment) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date; provided that such amount shall not be in excess of the amount of the original Investment; plus

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below at the time made or to the extent such Investment constituted a Permitted Investment; provided that such amount shall not be in excess of the amount of the original Investment; plus

(F) the aggregate amount of any Retained Declined Proceeds since the Closing Date, plus

(G) an aggregate amount not to exceed the greater of $110 million and 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis).

(b) The foregoing provisions of Section 10.5(a) will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Junior Debt of the Borrower or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Borrower, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Borrower or any direct or indirect Parent Entity or management investment vehicle to the extent contributed to the Borrower (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 10.5(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt of the Borrower or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 10.1 so long as: (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness, (B) if such Junior Debt is subordinated to the Obligations, such new Indebtedness is subordinated to the Obligations or the applicable Guarantee at least to the same extent as such Junior Debt so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired, (D) if such Junior Debt so purchased, exchanged, redeemed, repurchased, acquired or retired for value is (i) unsecured then such new Indebtedness shall be unsecured or (ii) Permitted Other Indebtedness incurred pursuant to Section 10.1(x)(i)(b) and is secured by a Lien ranking junior to the Liens securing the Obligations then such new Indebtedness shall be unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, and (E) such new Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect Parent Entity or management investment vehicle held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle, or their estates, descendants, family, spouse or former spouse pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Borrower or any direct or indirect Parent Entity or management investment vehicle in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Borrower or any direct or indirect Parent Entity or management investment vehicle in connection with the Transactions; provided that, except with respect to non-discretionary purchases, the aggregate Restricted Payments made under this clause (4) subsequent to the Closing Date do not exceed in any calendar year the greater of (a) $30 million and (b) 8.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (which subsequent to the consummation of an IPO shall increase to the greater of (a) $65 million and (b) 17% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower and, to the extent contributed to the Borrower, the cash proceeds from the sale of Equity Interests of any direct or indirect Parent Entity or management investment vehicle, in each case to any future, present or former employees, directors, managers or consultants of the Borrower, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 10.5(a)(iii), plus (B) the cash proceeds of key man life insurance policies received by the Borrower and the Restricted Subsidiaries after the Closing Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Borrower, any direct or indirect Parent Entity or management investment vehicle or any Restricted Subsidiary, or their estates, descendants, family, spouse or former spouse in connection with a repurchase of Equity Interests of the Borrower or any direct or indirect Parent Entity or management investment vehicle will not be deemed to constitute a Restricted Payment for purposes of this Section 10.5 or any other provision of this Agreement;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with Section 10.1 to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Closing Date; (B) the declaration and payment of dividends to any direct or indirect parent company of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Borrower from the sale of such Designated Preferred Stock; or (C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 10.5(b); provided that, in the case of each of clauses (A), (B), and (C) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a Pro Forma Basis, the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than 5.75:1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of (x) $35 million and (y) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) (i) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager, or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;

(9) the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to any direct or indirect parent company of the Borrower to fund a payment of dividends on such company’s common stock), following consummation of an IPO, in an amount on an aggregate basis not to exceed the sum of (a) 6.00% per annum of the net cash proceeds received by or contributed to the Borrower in or from such IPO, other than public offerings with respect to the Borrower’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution and (b) an aggregate amount not to exceed 7.00% of the market capitalization of the Borrower;

(10) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Closing Date;

(11) Restricted Payments in an aggregate amount not to exceed the greater of $95 million and 25% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made in connection with the Transactions in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto), in each case, with respect to the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Borrower to permit payment by such parent of such amount), to the extent permitted by Section 9.9 (other than clause (b) thereof), and Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to the Acquisition Agreement, any Permitted Acquisition or other Permitted Investment and to satisfy indemnity and other similar obligations under the Acquisition Agreement, any Permitted Acquisitions or other Permitted Investments;

(14) other Restricted Payments; provided that after giving Pro Forma Effect to such Restricted Payments the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than 4.75:1.00, provided that, with respect to Investments and the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt, the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than 5.00:1.00;

(15) the declaration and payment of dividends or distributions by the Borrower to, or the making of loans to, any direct or indirect parent company of the Borrower in amounts required for any direct or indirect parent company to pay: (A) franchise and excise taxes, and other fees and expenses, required to maintain its organizational existence or qualification to do business, (B) consolidated, combined or similar foreign, federal, state and local income and similar taxes, to the extent that such income taxes are attributable to the income of the Borrower and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that the Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state and local income taxes for such fiscal year had the Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer or stand-alone group (separate from any such direct or indirect parent company of the Borrower) for all fiscal years ending after the Closing Date, (C) customary salary, bonus, and other benefits payable to officers, employees, directors, and managers of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses, and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such parent company being a public company, (D) general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such parent company being a public company, (E) amounts required for any direct or indirect parent company of the Borrower to pay fees and expenses incurred by any direct or indirect parent company of the Borrower related to (i) the maintenance by such Parent Entity of its corporate or other entity existence and (ii) transactions of such parent company of the Borrower of the type described in clause (xi) of the definition of Consolidated Net Income, (F) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any such direct or indirect parent company of the Borrower, and (G) repurchases deemed to occur upon the cashless exercise of stock options;

(16) the repurchase, redemption or other acquisition for value of Equity Interests of the Borrower deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower, in each case, permitted under this Agreement;

(17) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(18) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt in an aggregate amount pursuant to this clause (18) not to exceed the greater of (x) $95 million and (y) 25% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(19) undertaking or consummating any IPO Reorganization Transactions; and

(20) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 10.3 (other than Section 10.3(g));

provided that at the time of, and after giving effect to, any Restricted Payment permitted under the preceding clauses (11), (14) (except for an Investment where the standard shall be no Event of Default pursuant to Section 11.1 or 11.5), and (18), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof).

The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of Investment. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to Section 10.5(a) or under clauses (7), (10), or (11) of Section 10.5(b), or pursuant to the definition of Permitted Investments, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses (1) through (18) above or is entitled to be made pursuant to Section 10.5(a) and/or one or more of the exceptions contained in the definition of Permitted Investments, the Borrower will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) among such clauses (1) through (18), Section 10.5(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments”, in a manner that otherwise complies with this covenant.

(c) Prior to the Tranche B Term Loan Maturity Date, to the extent any Permitted Debt Exchange Notes are issued pursuant to Section 10.1(y) for the purpose of consummating a Permitted Debt Exchange, (i) the Borrower will not, and will not permit its Restricted Subsidiaries to, prepay, repurchase, redeem or otherwise defease or acquire any Permitted Debt Exchange Notes unless the Borrower or a Restricted Subsidiary shall concurrently voluntarily prepay Term Loans pursuant to Section 5.1(a) on a pro rata basis among the Term Loans, in an amount not less than the product of (a) a fraction, the numerator of which is the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes that are proposed to be prepaid, repurchased, redeemed, defeased or acquired and the denominator of which is the aggregate principal amount (calculated on the face amount thereof) of all Permitted Debt Exchange Notes in respect of the relevant Permitted Debt Exchange then outstanding (prior to giving effect to such proposed prepayment, repurchase, redemption, defeasance or acquisition) and (b) the aggregate principal amount (calculated on the face amount thereof) of Term Loans then outstanding and (ii) the Borrower will not waive, amend or modify the terms of any Permitted Debt Exchange Notes or any indenture pursuant to which such Permitted Debt Exchange Notes have been issued in any manner inconsistent with the terms of Section 2.15(a), Section 10.1(y), or the definition of Permitted Other Indebtedness or that would result in an Event of Default hereunder if such Permitted “Debt Exchange Notes” (as so amended or modified) were then being issued or incurred.

10.6 Limitation on Subsidiary Distributions. The Borrower will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary;

(b) make loans or advances to the Borrower or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to the Borrower or any Restricted Subsidiary;

except (in each case) for such encumbrances or restrictions (x) which the Borrower has reasonably determined in good faith will not materially impair the Borrower’s ability to make payments under this Agreement when due or (y) existing under or by reason of:

(i) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement and the related documentation and related Hedging Obligations;

(ii) the Second Lien Credit Documents and the Second Lien Loans;

(iii) purchase money obligations for property acquired in the ordinary course of business or consistent with past practice and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(iv) Requirements of Law or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over the Borrower or any of its Subsidiaries;

(v) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(vi) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and restrictions on transfer of assets subject to Permitted Liens;

(vii) (x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y) restrictions on transfers of assets subject to Permitted Liens (but, with respect to any such Permitted Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Permitted Lien);

(viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 10.1;

(x) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture and the Equity Interests issued thereby;

(xi) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(xii) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of the Borrower, are necessary or advisable to effect such Receivables Facility; and

(xiii) any encumbrances or restrictions of the type referred to in clauses (a), (b), and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings (x) are, in the good faith judgment of the Borrower’s boards of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (y) do not materially impair the Borrower’s ability to pay their respective obligations under the Credit Documents as and when due (as determined in good faith by the Borrower).

10.7 Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio. Solely with respect to the Revolving Credit Facility, the Borrower will not permit the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as of the last day of any Test Period ending during any Compliance Period to be greater than 6.90:1.00.

10.8 Permitted Activities. Holdings shall not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Capital Stock of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as owner of the Capital Stock of the Borrower and reporting related to such matters, (iv) the performance of its obligations under and in connection with the Credit Documents, the Second Lien Credit Documents, any documentation governing Permitted Other Indebtedness, any refinancing thereof and the other agreements contemplated hereby and thereby, (v) any public offering of its common stock or any other issuance or registration of its Capital Stock for sale or resale not prohibited by Section 10 (or that would be permitted to the extent that Holdings was considered to be the Borrower and/or a Restricted Subsidiary), including the ability to incur costs, fees and expenses related thereto, (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting matters, (vii) providing indemnification to officers and directors and as otherwise permitted hereunder, (viii) activities incidental to the consummation of the Transactions, (ix) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower, (x) any other transaction permitted pursuant to Section 10, (xi) undertaking or consummating any IPO Reorganization Transactions or any transaction related thereto or contemplated thereby and (xii) activities incidental to the businesses or activities described in clauses (i) through (xi) of this Section 10.8.

Section 11. Events of Default.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments~~11.1 Payments~~. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

11.2 Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto (except those in the Credit Documents made or deemed made on the Closing Date that are not the Company Representations or the Specified Representations) shall prove to be untrue in any material respect on the date as of which made or deemed made, and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower; or

11.3 Covenants~~11.3 Covenants~~. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e)(i), Section 9.5(a) (solely with respect to Holdings or the Borrower), Section 9.14(d) or Section 10; provided that any default under Section 10.7 shall not constitute an Event of Default with respect to the Term Loans and/or the 2020 Revolving Credit Loans and neither the Term Loans nor the 2020 Revolving Credit Loans may be accelerated as a result thereof until the date on which the Revolving Credit Loans (if any) have been accelerated or the Revolving Credit Commitments have been terminated, in each case, by the Required Revolving Credit Lenders; provided that, if the Lenders under any Incremental Revolving Credit Commitment have agreed not to have the benefit of the covenant set forth in Section 10.7, such Incremental Revolving Credit Commitments shall be disregarded for purposes of determining the Required Revolving Credit Lenders and such Incremental Revolving Credit Commitments shall be treated in the same way as the Term Loans are treated pursuant to this proviso (such period commencing with a default under Section 10.7 and ending on the date on which the Required Revolving Credit Lenders with respect to the Revolving Credit Facility terminate and accelerate the Revolving Loans); provided, further that any Event of Default under Section 10.7 is subject to cure as provided in Section 11.14 and an Event of Default with respect to such Section shall not occur until the expiration of the 10th Business Day subsequent to the date the relevant financial statements are required to be delivered for the applicable fiscal quarter pursuant to Section 9.1(a) or (b); or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4 Default Under Other Agreements. (a) Holdings, the Borrower, or any of the Restricted Subsidiaries shall (i) fail to make any payment with respect to any Indebtedness (other than the Obligations) in excess of the greater of (x) $55 million and (y) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate, for Holdings, the Borrower and such Restricted Subsidiaries, beyond the period of grace and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (after giving effect to all applicable grace period and delivery of all required notices) (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements (it being understood that clause (i) above shall apply to any failure to make any payment in excess of the greater of (x) $55 million and (y) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith)) the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (a) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements (it being understood that clause (a)(i) above shall apply to any failure to make any payment in excess of the greater of (x) $55 million and (y) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith)) prior to the stated maturity thereof; provided that this clause (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (y) Indebtedness which is convertible into Qualified Stock and converts to Qualified Stock in accordance with its terms and such conversion is not prohibited hereunder, or (z) any breach or default that is (I) remedied by Holdings, the Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Section 11; or

11.5 Bankruptcy, Etc. Except as otherwise permitted by Section 10.3, Holdings, the Borrower or any Significant Subsidiary shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Significant Subsidiary and the petition is not controverted within 60 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Significant Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee, administrator or similar Person is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any Significant Subsidiary; or Holdings, the Borrower or any Significant Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding-up (whether voluntarily or by the courts), strike-off, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any Significant Subsidiary; or there is commenced against Holdings, the Borrower or any Significant Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or Holdings, the Borrower or any Significant Subsidiary is adjudicated bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or Holdings, the Borrower or any Significant Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, administrator or similar Person for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any Significant Subsidiary makes a general assignment for the benefit of creditors; or

11.6 ERISA~~11.6 ERISA~~. (a) An ERISA Event or a Foreign Plan Event shall have occurred, (b) a trustee shall be appointed by a United States district court to administer any Pension Plan(s), (c) the PBGC shall institute proceedings to terminate any Pension Plan(s), or (d) any Credit Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, and in each case in clauses (a) through (d) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or

11.7 Guarantee~~11.7 Guarantee~~. Other than as expressly permitted hereunder, any Guarantee provided by any Credit Party or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or

11.8 Pledge Agreement. Other than as expressly permitted hereunder, the Pledge Agreement or any other Security Document pursuant to which the Capital Stock or Stock Equivalents of the Borrower or any Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, solely as a result of acts or omissions of the Collateral Agent or any Lender or solely as a result of the Collateral Agent’s failure to maintain possession of any Capital Stock or Stock Equivalents that have been previously delivered to it) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under the Security Agreement or any other any Security Document; or

11.9 Security Agreement. Other than as expressly permitted hereunder, the Security Agreement or any other Security Document pursuant to which the assets of Holdings, the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, solely as a result of acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it (including as a result of the Collateral Agent’s failure to file a Uniform Commercial Code continuation statement)) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under any Security Document; or

11.10 Judgments~~11.10 Judgments~~. One or more final judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability in excess of the greater of (x) $55 million and (y) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

11.11 Change of Control. A Change of Control shall occur; or

11.12 Remedies Upon Event of Default. If an Event of Default occurs and is continuing (other than in the case of an Event of Default under Section 11.3(a) with respect to any default of performance or compliance with the covenant under Section 10.7), the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against Holdings and the Borrower, except as otherwise specifically provided for in this Agreement: (i) declare the Total Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind, (ii) declare the Total 2020 Letter of Credit Commitment terminated, whereupon the 2020 Letter of Credit Commitment of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind, (iii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law, (iv) terminate any Letter of Credit that may be terminated in accordance with its terms, and/or (v) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s Reimbursement Obligations for Unpaid Drawings that may subsequently occur thereunder, equal to 101% of the aggregate Stated Amount of all Letters of Credit issued and then outstanding; provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower or Holdings, the result that would occur upon the giving of written notice by the Administrative Agent shall occur automatically without the giving of any such notice. In the case of an Event of Default under Section 11.3(a) in respect of a failure to observe or perform the covenant under Section 10.7, provided that the actions hereinafter described will be permitted to occur only following the expiration of the ability to effectuate the Cure Right if such Cure Right has not been so exercised, and at any time thereafter during the continuance of such event, the Administrative Agent shall, upon the written request of the Required Revolving Credit Lenders, by written notice to Holdings, take either or both of the following actions, at the same or different times (except the following actions may not be taken until the ability to exercise the Cure Right under Section 11.14 has expired (but may be taken as soon as the ability to exercise the Cure Right has expired and it has not been so exercised)): (a) declare the Total Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment of each Lender and Swingline Commitment of each Swingline Lender, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; and (b) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law). On or after the date on which the Required Revolving Credit Lenders have, by written request to the Administrative Agent, elected to take the action under clause (iii) above as a result of an Event of Default under Section 11.3(a) in respect of a failure to observe or perform the covenant under Section 10.7, (1) the Required Term Loan Lenders may, upon the written request of the Required Term Loan Lenders to the Administrative Agent, elect to declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law). On or after the date on which the Required Revolving Credit Lenders have, by written request to the Administrative Agent, elected to take the action under clause (iii) above as a result of an Event of Default under Section 11.3(a) in respect of a failure to observe or perform the covenant under Section 10.7, (1) the Required 2020 Additional Revolving Credit Lenders may, upon the written request of the Required 2020 Additional Revolving Credit Lenders to the Administrative Agent, elect to declare the Total 2020 Letter of Credit Commitment terminated and the 2020 L/C Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the 2020 Letter of Credit Commitment of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind and the 2020 L/C Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law).

11.13 Application of Proceeds. Subject to the terms of, in each case if executed, any First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement, any exercise of remedies under the Credit Documents or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with any collection or sale of the Collateral or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of Holdings (if applicable) or any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document to the extent reimbursable hereunder or thereunder;

(ii) second, to the Secured Parties, an amount (x) equal to all Obligations owing to them on the date of any distribution and (y) sufficient to Cash Collateralize all Letters of Credit Outstanding on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize all Letters of Credit Outstanding, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letters of Credit Outstanding; and

(iii) third, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that any amount applied to Cash Collateralize any Letters of Credit Outstanding that has not been applied to reimburse the Borrower for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through (iii) above. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations.

11.14 Equity Cure. Notwithstanding anything to the contrary contained in this Section 11, in the event that the Borrower fails to comply with the requirement of the financial covenant set forth in Section 10.7, from the beginning of any fiscal period until the expiration of the 10th Business Day following the date financial statements referred to in Sections 9.1(a) or (b) are required to be delivered in respect of such fiscal period for which such financial covenant is being measured, any holder of Capital Stock or Stock Equivalents of the Borrower or any direct or indirect parent of the Borrower shall have the right to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of Capital Stock or Stock Equivalents (other than Disqualified Stock, unless reasonably satisfactory to the Administrative Agent) by the Borrower (or from a contribution to the common equity capital of Holdings) to be contributed, directly or indirectly, as cash common equity to the Borrower, and upon receipt by the Borrower of such cash contribution (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, such financial covenant shall be recalculated giving effect to the following pro forma adjustments:

(a) Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of the financial covenant set forth in Section 10.7 with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(b) Consolidated First Lien Secured Debt shall be decreased solely to the extent proceeds of the Cure Amount are actually applied to prepay any of the Credit Facilities and there shall be no pro forma reduction in Indebtedness with the proceeds of the Cure Amount for determining compliance with the financial covenant set forth in Section 10.7 unless such proceeds are actually applied to prepay Indebtedness under the Credit Facilities; and

(c) if, after giving effect to the foregoing recalculations, Holdings shall then be in compliance with the requirements of the financial covenant set forth in Section 10.7, Holdings shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 10.7 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenants that had occurred shall be deemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is made, (ii) there shall be a maximum of five Cure Rights made during the term of this Agreement, (iii) each Cure Amount shall be no greater than the amount expected to be required to cause the Borrower to be in compliance with the financial covenant set forth in Section 10.7; and (iv) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Credit Documents other than for determining compliance with Section 10.7.

Section 12. The Agents.

12.1 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Joint Lead Arrangers and Bookrunners, the Amendment No. 4 Arrangers ~~and~~, the Amendment No. 5 Arrangers and the Amendment No. 6 Arranger, and Sections 12.1, 12.9, 12.11 and 12.12 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, none of Holdings, the Borrower or any other Credit Party shall have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings, the Borrower or any of their respective Subsidiaries.

(b) The Administrative Agent, each Lender, each Letter of Credit Issuer and the Swingline Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender, each Letter of Credit Issuer and the Swingline Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders, each Letter of Credit Issuer or the Swingline Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) Each of the Joint Lead Arrangers and Bookrunners, the Amendment No. 4 Arrangers ~~and~~, the Amendment No. 5 Arrangers and the Amendment No. 6 Arranger, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2 Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of its gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

12.3 Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the creation, perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. Without limiting the generality of the foregoing, (a) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.1), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law and (b) except as expressly set forth in the Credit Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.

12.4 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it (in good faith) to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law.

12.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

12.6 Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender, each Letter of Credit Issuer or the Swingline Lender. Each Lender, Letter of Credit Issuer and Swingline Lender represent to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender, Letter of Credit Issuer and Swingline Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any of the Credit Parties. Except for notices, reports, and other documents expressly required to be furnished to each Lender, Letter of Credit Issuer and Swingline Lender by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender, Letter of Credit Issuer or Swingline Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of Holdings, the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7 Indemnification~~12.7 Indemnification~~. The Lenders agree to severally indemnify each Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the Termination Date, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Holdings or the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing Reimbursement Obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder. The indemnity provided to each Agent under this Section 12.7 shall also apply to such Agent’s respective Affiliates, directors, officers, members, controlling persons, employees, trustees, investment advisors and agents and successors.

12.8 Agents in Their Individual Capacities. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9 Successor Agents.

(a) Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, each Letter of Credit Issuer, the Swingline Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default under Sections 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States (other than any Disqualified Lender). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrower’s consent); provided that if the Administrative Agent or the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.

(b) If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition of “Lender Default,” the Required Lenders may to the extent permitted by applicable law, subject to the consent of the Borrower (not to be unreasonably withheld or delayed), by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders (with the consent of the Borrower as required above) and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders and the Borrower) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date(as applicable), (1) the retiring or removed agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders, each Letter of Credit Issuer of the Swingline Lender under any of the Credit Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the retiring or removed Administrative Agent shall instead be made by or to each Lender, each Letter of Credit Issuer and the Swingline Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph (and otherwise subject to the terms above). Upon the acceptance of a successor’s appointment as the Administrative Agent or the Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). Except as provided above, any resignation or removal of MSSF as the Administrative Agent pursuant to this Section 12.9 shall also constitute the resignation or removal of MSSF as the Collateral Agent. The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.

12.10 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective) or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so), fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. The agreements in this Section 12.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.10, the term Lender includes each Letter of Credit Issuer and Swingline Lender.

12.11 Agents Under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (a) release any Lien, in whole or in part, on any property granted to or held by the Administrative Agent or the Collateral Agent (or any sub-agent thereof) under any Credit Document (i) upon the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any sale, disposition or other transfer permitted hereunder or under any other Credit Document to a Person that is not a Credit Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (iii) if the property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its Guarantee otherwise in accordance with the Credit Documents, (iv) as to the extent provided in the Security Documents, (v) that constitutes Excluded Property or Excluded Stock and Stock Equivalents or (vi) if approved, authorized or ratified in writing in accordance with Section 13.1; (b) release any Guarantor (other than Holdings (except as otherwise permitted by Section 10.3)) from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder; (c) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit Document to the holder of any Lien permitted under clause (iv) (solely with respect to Section 10.1(d)), and (vii) of the definition of “Permitted Liens” or if required under the terms of any lease, easement, right of way or similar agreement effecting the Mortgaged Property provided such lease, easement, right of way or similar agreement constitutes a Permitted Lien; and (d) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, including the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this Section 12.11, irrespective of any discharge of the Borrower’s obligations to pay those amounts to the other Lenders resulting from failure by them to take appropriate steps in insolvency proceedings affecting the Borrower to preserve their entitlement to be paid those amounts.

Any amount due and payable by the Borrower to the Collateral Agent under this Section 12.11 shall be decreased to the extent that the other Lenders have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Credit Documents and any amount due and payable by the Borrower to the Collateral Agent under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 12.11.

12.12 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights, and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. No holder of Secured Hedge Obligations or Secured Cash Management Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of Holdings (if applicable) or any Credit Party under this Agreement. No holder of Secured Hedge Obligations or Secured Cash Management Obligations that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

12.13 Intercreditor Agreements Govern. The Administrative Agent, the Collateral Agent, and each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into each intercreditor agreement entered into pursuant to the terms hereof and to subject the Liens securing the Obligations to the provisions thereof, and (c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any intercreditor agreement that includes, or to amend any then-existing intercreditor agreement to provide for, the terms described in the definition of Permitted Other Indebtedness.

12.14 Certain ERISA Matters~~.~~.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Swingline Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Swingline Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Swingline Loans the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Swingline Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Swingline Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any of the other Credit Documents or any documents related hereto or thereto).

For purposes of this section, the following definitions apply to each of the capitalized terms below:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Section 13. Miscellaneous.

13.1 Amendments, Waivers, and Releases. Except as otherwise expressly set forth in the Credit Documents, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. Except as provided to the contrary in the Credit Documents (including under (I) Section 2.14 or 2.15 or (II) the sixth and seventh paragraphs hereof in respect of Replacement Term Loans or (III) the second proviso below (other than with respect to any amendment, modification or waiver contemplated in clauses (x)(iii), (x)(iv) and (x)(v) thereof and, for the avoidance of doubt, the proviso to clause (x)(i) thereof), which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders), the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with Holdings or the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of Holdings or the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall (x) (i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(c)), or forgive any portion thereof, or extend the date for the payment, of any principal, interest or fee hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Letter of Credit beyond the L/C Facility Maturity Date, or amend or modify any provisions of Section 13.20, or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby; provided that a waiver of any condition precedent in Section 6 or 7 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal, premium or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment, in each case for purposes of this clause (i), or (ii) consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive any provision of Section 2.17 with respect to any Swingline Loan without the written consent of the Swingline Lender to the extent such amendment, modification or waiver directly and adversely affects the Swingline Lender, or (v) amend, modify or waive any provision of Section 3 or Section 3A, as applicable, with respect to any Revolving Letter of Credit or 2020 Letter of Credit, respectively, without the written consent of the applicable Letter of Credit Issuer to the extent such amendment, modification or waiver directly and adversely affects the Letter of Credit Issuer or amend, modify or waive any provision of Section 7.3 without the written consent of the 2020 Letter of Credit Issuers, or (vi) release all or substantially all of the Guarantors under the Guarantees (except as expressly permitted by the Guarantees, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement or this Agreement) without the prior written consent of each Lender, or (vii) alter the ratable payments required by Section 5.3(a), Section 11.13(ii), Section 13.8(a) or Section 13.20 without the written consent of each Lender or (viii) decrease the Tranche B-1 Term Loan Repayment Amount or Tranche B-3 Term Loan Repayment Amount applicable to Tranche B-1 Term Loans or Tranche B-3 Term Loans, or extend any scheduled Tranche B-1 Term Loan Repayment Date or Tranche B-3 Term Loan Repayment Date applicable to Tranche B-1 Term Loans or Tranche B-3 Term Loans, as applicable, in each case without the written consent of each Lender directly and adversely affected thereby, or (ix) reduce the percentages specified in the definitions of the term “Required 2020 Additional Revolving Credit Lenders,” “Required Lenders,” “Required Revolving Credit Lenders” or “Required Term Loan Lenders” or amend, modify or waive any provision of this Section 13.1 that has the effect of decreasing the number of Lenders that must approve any amendment, modification or waiver, without the written consent of each Lender directly and adversely affected thereby, (y) notwithstanding anything to the contrary in the preceding clause (x), (i) extend the final expiration date of any Lender’s Commitment or (ii) increase the aggregate amount of the Commitments of any Lender, in each case, without the written consent of such Lender, or (z) in connection with an amendment that addresses solely a repricing transaction in which any Class of Term Loans is refinanced with a replacement Class of Term Loans bearing (or is modified in such a manner such that the resulting Term Loans bear) a lower Effective Yield (a “Permitted Repricing Amendment”), require the consent of any Lender other than the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately and adversely from the other Lenders of the same Class (other than because of its status as a Defaulting Lender).

Notwithstanding the foregoing, only the Required Revolving Credit Lenders shall have the ability to waive, amend, supplement or modify the covenant set forth in Section 10.7 (or the defined terms to the extent used therein but not as used in any other Section of this Agreement) or Section 11 (solely as it relates to Section 10.7); provided that if the lenders under any Incremental Revolving Credit Commitment have agreed not to have the benefit of the covenant set forth in Section 10.7, such Incremental Revolving Credit Commitments shall be disregarded for purposes of determining the Required Revolving Credit Lenders under this paragraph.

Notwithstanding the foregoing, only the Required 2020 Additional Required Revolving Credit Lenders shall have the ability to waive, amend, supplement or modify Section 7.3.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, Holdings, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

Notwithstanding the foregoing, in addition to any credit extensions and related Joinder Agreement(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such New Term Loans and the Revolving Credit Loans.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus an amount equal to all accrued but unpaid interest, fees, premiums, and expenses incurred in connection therewith), (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, unless any such Applicable Margin applies after the Tranche B Term Loan Maturity Date, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), and (d) the covenants, events of default and guarantees shall be not materially more restrictive (taken as a whole) (as determined in good faith by the Borrower) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing.

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the Termination Date, (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence), (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, and (vii) if such assets constitute Excluded Property or Excluded Stock and Stock Equivalents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor shall be released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise no longer being required to be a Guarantor hereunder. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

Notwithstanding anything herein to the contrary, the Credit Documents may be amended to add syndication or documentation agents and make customary changes and references related thereto with the consent of only the Borrower and the Administrative Agent.

Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect an incremental facility or extension facility pursuant to Section 2.14 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility or extension facility); (ii) no Lender consent is required to effect any amendment or supplement to the First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of the First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent in consultation with the Borrower, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) or (y) effect administrative changes of a technical or immaterial nature (including to effect changes to the terms and conditions applicable solely to the Swingline Lender or Letter of Credit Issuer in respect of issuances of Swingline Loans or Letters of Credit, respectively) and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (iv) guarantees, collateral documents and related documents executed by Holdings and the Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by Holdings or the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents.

Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 9.12, 9.13 and 9.14 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings, the Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

13.2 Notices ~~13.2 Notices~~. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to Holdings, the Borrower, the Administrative Agent or the Collateral Agent, any Letter of Credit Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Holdings, the Borrower, the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5 Payment of Expenses; Indemnification~~.~~ .

(a) Each of Holdings and the Borrower, jointly and severally, agree (i) to pay or reimburse each of the Agents for all their reasonable and documented out-of-pocket costs and expenses (without duplication) incurred in connection with the development, preparation, execution and delivery of, and any amendment, supplement, modification to, waiver and/or enforcement this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP (or such other counsel as may be agreed by the Administrative Agent and the Borrower), one counsel in each relevant local jurisdiction with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), (ii) to pay or reimburse each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and the Collateral Agent, and, to the extent required, one firm or local counsel in each relevant local jurisdiction with the Borrower’s consent (such consent not to be unreasonably withheld or delayed (which may include a single special counsel acting in multiple jurisdictions), and (iii) to pay, indemnify and hold harmless each Lender, each Agent, each Letter of Credit Issuer and the Swingline Lender and their respective Related Parties (without duplication) (the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, obligations, demands, actions, judgments, suits, costs, expenses, disbursements or penalties of any kind or nature whatsoever (and the reasonable and documented out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel in each relevant jurisdiction for such affected Indemnified Person), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnified Person arising out of or with respect to the Transactions, the Amendment No. 4 Transactions ~~or~~, the Amendment No. 5 Transactions or the Amendment No. 6 Transactions or to the execution, enforcement, delivery, performance and administration of this Agreement, the other Credit Documents and any such other documents or relating to any action, claim, litigation, investigation or other proceeding (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding was brought by Holdings, any of its Subsidiaries or any other Person), arising out of the foregoing, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law relating in any way to the Borrower or any of its Subsidiaries or any actual or alleged presence, Release or threatened Release of Hazardous Materials relating in any way to Borrower or any of its Subsidiaries (all the foregoing in this clause (iii), collectively, the “Indemnified Liabilities”); provided that Holdings and the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnified Person or any of its Related Parties under the terms of this Agreement by such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction or (iii) any proceeding between and among Indemnified Persons that does not involve an act or omission by Holdings, the Borrower or their respective Restricted Subsidiaries; provided the Agents, to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that neither of the exceptions set forth in clause (i) or (ii) of the immediately preceding proviso applies to such person at such time. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim.

(b) No Credit Party nor any Indemnified Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit Holdings’ and the Borrower’s indemnification obligations to the Indemnified Persons pursuant to Section 13.5(a) in respect of damages incurred or paid by an Indemnified Person to a third party. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Person or any of its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.

13.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, each Letter of Credit Issuer, the Swingline Lender and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below and Section 13.7, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations and/or Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed; it being understood that the relevant Person shall have the right to withhold their consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower (not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required (1) for an assignment of Term Loans to (X) a Lender, (Y) an Affiliate of a Lender, or (Z) an Approved Fund, (2) for an assignment of Loans or Commitments to any assignee if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, (3) with respect to the Term Loans only, unless the Borrower has already objected thereto by delivering written notice to the Administrative Agent within ten (10) Business Days after the receipt of a written request for consent thereto or (4) with respect to the 2020 Letter of Credit Commitments, to (X) a Lender with respect to any Revolving Loans or related commitments, (Y) an Affiliate of a Lender with respect to any Revolving Loans or related commitments or (Z) an Approved Fund with respect to any Lender referenced in the immediately preceding (X) or (Y); and

(B) the Administrative Agent (not to be unreasonably withheld or delayed) and, with respect to Revolving Credit Commitments and Revolving Credit Loans only, the Sponsors (not to be unreasonably withheld or delayed), each Swingline Lender (not to be unreasonably withheld or delayed) and each Revolving Letter of Credit Issuer (not to be unreasonably withheld or delayed) and, with respect to 2020 Letter of Credit Commitments only, the Sponsors (not to be unreasonably withheld or delayed) and each 2020 Letter of Credit Issuer (not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; provided, further, that no consent of the Sponsor shall be required (1) for an assignment of Revolving Credit Commitments or Revolving Credit Loans to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender, an Approved Fund of a Revolving Credit Lender, (2) for an assignment of 2020 Letter of Credit Commitments to a 2020 Additional Revolving Credit Lender, a Revolving Credit Lender, an Affiliate of a 2020 Additional Revolving Credit Lender or a Revolving Credit Lender, an Approved Fund of a 2020 Additional Revolving Credit Lender or a Revolving Credit Lender or (3) if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing.

Notwithstanding the foregoing, no such assignment shall be made to (i) a natural Person, or Disqualified Lender or Defaulting Lender and (ii) with respect to the Revolving Credit Commitments or 2020 Letter of Credit Commitments, Holdings, the Borrower or any of their Subsidiaries or any Affiliated Lender (other than an Affiliated Institutional Lender). For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Persons who are Disqualified Lenders at any time.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 in the case of Revolving Credit Commitments and 2020 Letter of Credit Commitments and $1,000,000 in the case of Term Loans, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments by a Lender and its Affiliates or Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above (and simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system or other method reasonably acceptable to the Administrative Agent, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that such processing and recordation fee shall not be payable in the case of assignments by any Agent or any of its Affiliates;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms (as required under Section 5.4(e)); and

(E) any assignment to the Borrower, any Subsidiary or an Affiliated Lender (other than an Affiliated Institutional Lender) shall also be subject to the requirements of Section 13.6(h).

For the avoidance of doubt, the Administrative Agent bears no responsibility for tracking or monitoring assignments to or participations by any Affiliated Lender or any Disqualified Lender.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6. For the avoidance of doubt, in case of an assignment to a new Lender pursuant to this Section 13.6, (i) the Administrative Agent, the new Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the new Lender been an original Lender signatory to this Agreement with the rights and/or obligations acquired or assumed by it as a result of the assignment and to the extent of the assignment the assigning Lender shall each be released from further obligations under the Credit Documents and (ii) the benefit of each Security Document shall be maintained in favor of the new Lender.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and stated interest amounts) and any payment made by the Letter of Credit Issuer under any Letter of Credit or by the Swingline Lender under any Swingline Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender the Administrative Agent and its Affiliates and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, sell participations to one or more banks or other entities (other than (x) a natural person, (y) Holdings and its Subsidiaries and (z) any Disqualified Lender provided, however, that, notwithstanding clause (z) hereof, participations may be sold to Disqualified Lenders unless a list of Disqualified Lenders has been made available to all Lenders who so request) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Disqualified Lenders or the sales of participations thereto at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) and (vii) of the second proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4 (it being agreed that any documentation required under Section 5.4(e) shall be provided to the participating Lender)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant shall be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive absent the sale of such the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, or other central bank having jurisdiction over such Lender and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) other than a Disqualified Lender providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 13.16, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement but subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4 (it being agreed that any documentation required under Section 5.4(e) shall be provided to the Granting Lender)). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(h) Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to the Borrower, any Subsidiary or an Affiliated Lender and (y) the Borrower and any Subsidiary may, from time to time, purchase or prepay Term Loans, in each case, on a non-pro rata basis through (1) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Auction Agent or (2) open market purchases; provided that:

(i) any Loans or Commitments acquired the Borrower or any other Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;

(ii) by its acquisition of Loans or Commitments, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) it shall not have any right to (i) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (iii) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender; and

(B) except with respect to any amendment, modification, waiver, consent or other action (I) in Section 13.1 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (II) that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, or (III) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the Affiliated Lender in a manner that is materially adverse to such Affiliated Lender relative to other Lenders, shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph); and

(iii) the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Term Loans outstanding at the time of such purchase; and

(iv) any such Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such Loans or Commitments shall be retired and cancelled promptly).

For avoidance of doubt, the foregoing limitations shall not be applicable to Affiliated Institutional Lenders. None of the Borrower, any Subsidiary or any Affiliated Lender shall be required to make any representation that it is not in possession of information which is not publicly available and/or material with respect to the Borrower and its Subsidiaries or their respective securities for purposes of U.S. federal and state securities laws.

13.7 Replacements of Lenders Under Certain Circumstances.

(a) The Borrower shall be permitted (x) to replace any Lender or (y) to terminate the Commitment of such Lender, Letter of Credit Issuer or Swingline Lender, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer and Swingline Lender), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date, (2) in the case of the Letter of Credit Issuer, repay all Obligations of the Borrower owing to such Letter of Credit Issuer relating to the Loans and participations held by such Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it, and (3) in the case of a Swingline Lender, repay all Obligations of the Borrower owing to such Swingline Lender relating to the Loans and participations held by the Swingline Lender as of such termination date and cancel or backstop on terms satisfactory to such Swingline Lender any Swingline Loans issued by it that (a) requests reimbursement for amounts owing pursuant to Sections 2.10 or 5.4 or (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirements of Law, (ii) no Event of Default under Sections 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts pursuant to Sections 2.10, 2.11, 3.5 or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, an Affiliate of a Lender, an Affiliated Lender or Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replacement bank or institution, if not already a Lender shall be subject to the provisions of Section 13.6(b), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that unless otherwise agreed the Borrower shall be obligated to pay the registration and processing fee referred to therein), and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders directly and adversely affected or (ii) all of the Lenders, and, in each case, with respect to which the Required Lenders (or at least 50.1% of the directly and adversely affected Lenders) shall have granted their consent, then, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or terminate the Commitment of such Lender or Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer and Swingline Lender), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date, (2) in the case of the Letter of Credit Issuer, repay all Obligations of the Borrower owing to such Letter of Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it, and (3) in the case of a Swingline Lender, repay all Obligations of the Borrower owing to such Swingline Lender relating to the Loans and participations held by the Swingline Lender as of such termination date and cancel or backstop on terms satisfactory to such Swingline Lender any Swingline Loans issued by it; provided that (a) all Obligations hereunder of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment including any amounts that such Lender may be owed pursuant to Section 2.11, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, and (c) the Borrower shall pay to such Non-Consenting Lender the amount, if any, owing to such Lender pursuant to Section 5.1(b) or Section 5.1(c). In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

13.8 Adjustments; Set-off.

(a) Except as contemplated in Section 13.6 or elsewhere herein (or in the Second Lien Intercreditor Agreement and/or the First Lien Intercreditor Agreement), if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Credit Parties but with the prior consent of the Administrative Agent, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon any amount becoming due and payable by the Credit Parties hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust, tax, fiduciary, and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Credit Parties. Each Lender agrees promptly to notify the Credit Parties and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9 Counterparts ~~13.9 Counterparts~~. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10 Severability ~~13.10 Severability~~. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11 Integration ~~13.11 Integration~~. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holdings, the Borrower, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.13 Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any right to any other jurisdiction to which it may be entitled on account of its present or future place of residence or domicile or any other reason, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c) agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 or such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d) agrees that nothing herein shall affect the right of the Administrative Agent, the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings, the Borrower or any other Credit Party in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification obligations set forth in Section 13.5.

13.14 Acknowledgments ~~13.14 Acknowledgments~~. Each of Holdings and the Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution, and delivery of this Agreement and the other Credit Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof);

(ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees, or any other Person;

(iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents;

(iv) the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and

(v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby agrees that it will not claim that any Agent owes a fiduciary or similar duty to the Credit Parties in connection with the Transactions, the Amendment No. 4 Transactions ~~or~~, the Amendment No. 5 Transactions or the Amendment No. 6 Transactions contemplated hereby and waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15 WAIVERS OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16 Confidentiality ~~13.16 Confidentiality~~. The Administrative Agent, each other Agent and each Lender (collectively, the “Restricted Persons” and, each a “Restricted Person”) shall treat confidentially all non-public information provided to any Restricted Person by or on behalf of any Credit Party hereunder in connection with such Restricted Person’s evaluation of whether to become a Lender hereunder or obtained by such Restricted Person pursuant to the requirements of this Agreement (“Confidential Information”) and shall not publish, disclose or otherwise divulge such Confidential Information; provided that nothing herein shall prevent any Restricted Person from disclosing any such Confidential Information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over such Restricted Person or any of its Affiliates (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (c) to the extent that such Confidential Information becomes publicly available other than by reason of improper disclosure by such Restricted Person or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing under this Section 13.16, (d) to the extent that such Confidential Information is received by such Restricted Person from a third party that is not, to such Restricted Person’s knowledge, subject to confidentiality obligations owing to any Credit Party or any of their respective subsidiaries or affiliates, (e) to the extent that such Confidential Information was already in the possession of the Restricted Persons prior to any duty or other undertaking of confidentiality or is independently developed by the Restricted Persons without the use of such Confidential Information, (f) to such Restricted Person’s affiliates and to its and their respective officers, directors, partners, employees, legal counsel, independent auditors, and other experts or agents who need to know such Confidential Information in connection with providing the Loans or action as an Agent hereunder and who are informed of the confidential nature of such Confidential Information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) (with each such Restricted Person, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) to potential or prospective Lenders, hedge providers (or other derivative transaction counterparties) (any such person, a “Derivative Counterparty”), participants or assignees, in each case who agree (pursuant to customary syndication practice) to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this

Section 13.16); provided that (i) the disclosure of any such Confidential Information to any potential or prospective Lenders, Derivative Counterparties, participants or assignees referred to above shall be made subject to the acknowledgment and acceptance by such potential or prospective Lender, Derivative Counterparty, participant or assignee that such Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) in accordance with the standard syndication processes of such Restricted Person or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such Confidential Information and (ii) no such disclosure shall be made by any Restricted Person to whom a list of Disqualified Lenders has been made available to any person that is at such time a Disqualified Lender, (h) for purposes of establishing a “due diligence” defense, (i) to rating agencies in connection with obtaining ratings for the Borrower and the Credit Facilities to the extent such rating agencies are subject to customary confidentiality obligations of professional practice or agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16), (j) to any other party to this Agreement or (k) to any pledgee referred to in Section 13.6 hereof. Notwithstanding the foregoing, (i) Confidential Information shall not include, with respect to any Person, information available to it or its Affiliates on a non-confidential basis from a source other than Holdings, its Subsidiaries or its Affiliates, (ii) the Administrative Agent shall not be responsible for compliance with this Section 13.16 by any other Restricted Person (other than its officers, directors or employees), (iii) in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries, and (iv) each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement and the other Credit Documents.

13.17 Direct Website Communications. Each of Holdings and the Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial, and other reports, certificates, and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto, (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i) upon written request by the Administrative Agent or the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of Holdings, the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(a) Each of Holdings and the Borrower further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.

(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY THE CREDIT PARTIES (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each, an “Agent Party”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents as determined in the final non-appealable judgment of a court of competent jurisdiction.

(c) Each of Holdings and the Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings and the Borrower, the Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Borrower has indicated contains only publicly available information with respect to Holdings or the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If Holdings or the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, the Borrower, the Subsidiaries and their securities. Notwithstanding the foregoing, each of Holdings and the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information; provided, however, that the following documents shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Credit Documents, (2) any notification of changes in the terms of the Credit Facility and (3) all financial statements and certificates delivered pursuant to Sections 9.1(a), (b) and (d).

13.18 USA PATRIOT Act. Each Lender hereby notifies each Credit Party that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act, including the Beneficial Ownership Regulation.

13.19 [Reserved].

13.20 Payments Set Aside. To the extent that any payment by or on behalf of Holdings or the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.21 No Fiduciary Duty. Each Agent, each Lender, each Letter of Credit Issuer, each Swingline Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their equity holders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its equity holders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its equity holders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its equity holders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, equity holders or creditors. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

13.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties to any Credit Document, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability

(i) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(ii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

13.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Secured Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) (As used in this Section 13.23, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT B

TO JOINDER AGREEMENT AND AMENDMENT NO. 6

Amended Credit Agreement

[See Attached]

Final Form

Exhibit ~~A~~B

to Amendment No. ~~5~~6

FIRST LIEN CREDIT AGREEMENT

Dated as of March 5, 2019,

as amended by Amendment No. 1, dated as of January 30, 2020,

as amended by Amendment No. 2, dated as of June 30, 2020,

as amended by Amendment No. 3, dated as of October 7, 2020,

as amended by Amendment No. 4, dated as of April 8, 2021,

~~and~~ as ~~further~~ amended by Amendment No. 5, dated as of April 16, 2021,

and as further amended by Amendment No. 6, dated as of June 30, 2023 among

PHOENIX INTERMEDIATE HOLDINGS INC.,

as Holdings,

PHOENIX GUARANTOR INC.,

as the Borrower,

The Several Lenders from Time to Time Parties Hereto

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as the Administrative Agent and the Collateral Agent,

MORGAN STANLEY SENIOR FUNDING, INC.,

CREDIT SUISSE LOAN FUNDING LLC,

JEFFERIES FINANCE LLC,

KKR CAPITAL MARKETS LLC

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as the Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS

Page
Section 1.	Definitions.	2

1.1	Defined Terms	2
1.2	Other Interpretive Provisions	~~84~~79
1.3	Accounting Terms	~~84~~79
1.4	Rounding	~~85~~80
1.5	References to Agreements, Laws, Etc.	~~85~~80
1.6	Exchange Rates	~~85~~80
1.7	Rates	~~85~~80
1.8	Times of Day	~~85~~80
1.9	Timing of Payment or Performance	~~85~~80
1.10	Certifications	~~86~~80
1.11	Compliance with Certain Sections	~~86~~81
1.12	Pro Forma and Other Calculations	~~86~~81
1.13	~~LIBOR Rate Successor~~Inability to Determine Rates and Benchmark Replacement Setting	~~88~~83
1.14	Divisions	~~89~~86
1.15	Interest Rates	86

Section 2.	Amount and Terms of Credit.	~~90~~86

2.1	Commitments	~~90~~86
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~91~~88
2.3	Notice of Borrowing	~~92~~89
2.4	Disbursement of Funds	~~93~~89
2.5	Repayment of Loans; Evidence of Debt	~~93~~90
2.6	Conversions and Continuations	~~95~~92
2.7	Pro Rata Borrowings	~~96~~92
2.8	Interest	~~96~~93
2.9	Interest Periods	~~97~~93
2.10	Increased Costs, Illegality, Etc.	~~97~~94
2.11	Compensation	~~100~~96
2.12	Change of Lending Office	~~100~~96
2.13	Notice of Certain Costs	~~100~~96
2.14	Incremental Facilities	~~100~~97
2.15	Permitted Debt Exchanges	~~107~~102
2.16	Defaulting Lenders	~~108~~103
2.17	Swingline Loans	~~110~~105

Section 3.	Revolving Letters of Credit.	~~112~~107

3.1	Revolving Letters of Credit	~~112~~107
3.2	Revolving Letter of Credit Requests	~~114~~108
3.3	Revolving Letter of Credit Participations	~~116~~110
3.4	Agreement to Repay Revolving Letter of Credit Drawings	~~117~~111
3.5	Increased Costs	~~119~~113
3.6	New or Successor Revolving Letter of Credit Issuer	~~120~~113
3.7	Role of Revolving Letter of Credit Issuer	~~121~~114
3.8	Cash Collateral	~~122~~115

-i-

Page
3.9	Applicability of ISP and UCP	~~123~~116
3.10	Conflict with Issuer Documents	~~123~~116
3.11	Letters of Credit Issued for Restricted Subsidiaries	~~123~~116
3.12	Provisions Related to Extended Revolving Credit Commitments	~~123~~116

~~Section 3A~~	~~2020 Letters of Credit~~	~~124~~

3A.1	2020 Letters of Credit.	~~124~~116
3A.2	2020 Letter of Credit Requests.	~~126~~118
3A.3	2020 Letter of Credit Participations.	~~127~~119
3A.4	Agreement to Repay 2020 Letter of Credit Drawings.	~~128~~121
3A.5	Increased Costs	~~130~~122
3A.6	New or Successor 2020 Letter of Credit Issuer.	~~131~~122
3A.7	Role of 2020 Letter of Credit Issuer	~~132~~123
3A.8	Cash Collateral.	~~133~~124
3A.9	Applicability of ISP and UCP	~~133~~125
3A.10	Conflict with Issuer Documents	~~134~~125
3A.11	Letters of Credit Issued for Restricted Subsidiaries	~~134~~125
3A.12	Provisions Related to Extended Revolving Credit Commitments	~~134~~125

Section 4.	Fees.	~~134~~126

4.1	Fees	~~134~~126
4.2	Voluntary Reduction of Revolving Credit Commitments.	~~136~~127
4.3	Mandatory Termination of Commitments	~~137~~128

Section 5.	Payments.	~~137~~128

5.1	Voluntary Prepayments	~~137~~128
5.2	Mandatory Prepayments	~~139~~129
5.3	Method and Place of Payment	~~142~~132
5.4	Net Payments	~~142~~133
5.5	Computations of Interest and Fees	~~146~~136
5.6	Limit on Rate of Interest	~~146~~136

Section 6.	Conditions Precedent to Initial Borrowing.	~~147~~137

6.1	Credit Documents	~~147~~137
6.2	Collateral	~~147~~137
6.3	Legal Opinions	~~148~~137
6.4	Equity Investments	~~148~~137
6.5	Closing Certificates	~~148~~138
6.6	Authorization of Proceedings of Holdings, the Borrower and the Guarantors; Corporate Documents	~~148~~138
6.7	Fees	~~148~~138
6.8	Representations and Warranties	~~148~~138
6.9	Solvency Certificate	~~149~~138
6.10	Acquisition	~~149~~138
6.11	Patriot Act	~~149~~138
6.12	Pro Forma Balance Sheet	~~149~~139
6.13	Financial Statements	~~150~~139
6.14	No Company Material Adverse Effect	~~150~~139

-ii-

Page
6.15	Refinancing	~~150~~139
6.16	Notice of Borrowing	~~150~~139

Section 7.	Conditions Precedent to All Credit Events after the Closing Date.	~~150~~139

7.1	No Default; Representations and Warranties	~~150~~139
7.2	Notice of Borrowing	~~150~~140
7.3	Additional 2020 Letter of Credit Condition	~~151~~140

Section 8.	Representations and Warranties.	~~151~~140

8.1	Corporate Status	~~151~~140
8.2	Corporate Power and Authority	~~151~~140
8.3	No Violation	~~151~~141
8.4	Litigation	~~152~~141
8.5	Margin Regulations	~~152~~141
8.6	Governmental Approvals	~~152~~141
8.7	Investment Company Act	~~152~~141
8.8	True and Complete Disclosure	~~152~~141
8.9	Financial Condition; Financial Statements	~~153~~142
8.10	Compliance with Laws; No Default; OFAC; FCPA; Anti-Corruption Laws	~~153~~142
8.11	Tax Matters	~~154~~142
8.12	Compliance with ERISA; Foreign Plan Compliance	~~154~~143
8.13	Subsidiaries	~~154~~143
8.14	Intellectual Property	~~154~~143
8.15	Environmental Laws	~~154~~143
8.16	Properties	~~155~~143
8.17	Solvency	~~155~~144
8.18	Use of Proceeds	~~155~~144
8.19	Beneficial Ownership Certification	~~155~~144

Section 9.	Affirmative Covenants.	~~155~~144

9.1	Information Covenants	~~155~~144
9.2	Books, Records, and Inspections	~~158~~147
9.3	Maintenance of Insurance	~~159~~147
9.4	Payment of Taxes	~~159~~147
9.5	Preservation of Existence; Consolidated Corporate Franchises	~~160~~148
9.6	Compliance with Statutes, Regulations, Etc.	~~160~~148
9.7	ERISA	~~160~~148
9.8	Maintenance of Properties	~~160~~148
9.9	Transactions with Affiliates	~~160~~148
9.10	End of Fiscal Years	~~162~~149
9.11	Additional Guarantors and Grantors	~~162~~150
9.12	Pledge of Additional Stock and Evidence of Indebtedness	~~162~~150
9.13	Use of Proceeds	~~163~~150
9.14	Further Assurances	~~163~~151
9.15	Maintenance of Ratings	~~164~~152
9.16	Lines of Business	~~165~~152

-iii-

Page
Section 10.	Negative Covenants.	~~165~~152

10.1	Limitation on Indebtedness	~~165~~152
10.2	Limitation on Liens	~~171~~157
10.3	Limitation on Fundamental Changes	~~171~~158
10.4	Limitations on Sale of Assets	~~173~~159
10.5	Limitation on Restricted Payments	~~174~~160
10.6	Limitation on Subsidiary Distributions	~~182~~167
10.7	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	~~183~~168
10.8	Permitted Activities	~~183~~168

Section 11.	Events of Default.	~~184~~168

11.1	Payments	~~184~~169
11.2	Representations, Etc.	~~184~~169
11.3	Covenants	~~184~~169
11.4	Default Under Other Agreements	~~185~~169
11.5	Bankruptcy, Etc.	~~185~~170
11.6	ERISA	~~186~~170
11.7	Guarantee	~~186~~170
11.8	Pledge Agreement	~~186~~171
11.9	Security Agreement	~~186~~171
11.10	Judgments	~~187~~171
11.11	Change of Control	~~187~~171
11.12	Remedies Upon Event of Default	~~187~~171
11.13	Application of Proceeds	~~188~~172
11.14	Equity Cure	~~189~~173

Section 12.	The Agents.	~~190~~173

12.1	Appointment	~~190~~173
12.2	Delegation of Duties	~~190~~174
12.3	Exculpatory Provisions	~~190~~174
12.4	Reliance by Agents	~~191~~175
12.5	Notice of Default	~~192~~175
12.6	Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders	~~192~~175
12.7	Indemnification	~~192~~176
12.8	Agents in Their Individual Capacities	~~193~~177
12.9	Successor Agents	~~193~~177
12.10	Withholding Tax	~~194~~178
12.11	Agents Under Security Documents and Guarantee	~~195~~178
12.12	Right to Realize on Collateral and Enforce Guarantee	~~196~~179
12.13	Intercreditor Agreements Govern	~~196~~179
12.14	Certain ERISA Matters~~.~~	~~197~~179

Section 13.	Miscellaneous.	~~198~~180

13.1	Amendments, Waivers, and Releases	~~198~~180
13.2	Notices	~~202~~184
13.3	No Waiver; Cumulative Remedies	~~202~~184
13.4	Survival of Representations and Warranties	~~203~~185

-iv-

Page
13.5	Payment of Expenses; Indemnification~~.~~	~~203~~185
13.6	Successors and Assigns; Participations and Assignments	~~204~~186
13.7	Replacements of Lenders Under Certain Circumstances	~~210~~191
13.8	Adjustments; Set-off	~~211~~192
13.9	Counterparts	~~212~~192
13.10	Severability	~~212~~192
13.11	Integration	~~212~~192
13.12	GOVERNING LAW	~~212~~193
13.13	Submission to Jurisdiction; Waivers	~~212~~193
13.14	Acknowledgments	~~213~~193
13.15	WAIVERS OF JURY TRIAL	~~214~~194
13.16	Confidentiality	~~214~~194
13.17	Direct Website Communications	~~215~~195
13.18	USA PATRIOT Act	~~217~~197
13.19	[Reserved]	~~217~~197
13.20	Payments Set Aside	~~217~~197
13.21	No Fiduciary Duty	~~217~~197
13.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~217~~197
13.23	Acknowledgement Regarding Any Supported QFCs	~~218~~198

-v-

SCHEDULES

Schedule 1.1	Commitments of Lenders
Schedule 8.13	Subsidiaries
Schedule 8.15	Environmental
Schedule 8.16	Mortgaged Properties
Schedule 9.14	Post-Closing Actions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.5	Closing Date Investments
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Guarantee
Exhibit C	Form of Pledge Agreement
Exhibit D	Form of Security Agreement
Exhibit E	Form of Credit Party Closing Certificate
Exhibit F	Form of Assignment and Acceptance
Exhibit G-1	Form of Promissory Note (Tranche B-1 Term Loans, Tranche B-3 Term Loans and New Term Loans)
Exhibit G-2	Form of Promissory Note (Revolving Credit Loans)
Exhibit H-1	Form of First Lien Intercreditor Agreement
Exhibit H-2	Form of Second Lien Intercreditor Agreement
Exhibit I-1	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2	Form of Non-Bank Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3	Form of Non-Bank Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J	Form of Notice of Borrowing or Continuation or Conversion
Exhibit K	Form of Letter of Credit Request
Exhibit L-1	Form of Hedge Bank Designation
Exhibit L-2	Form of Cash Management Bank Designation

-vi-

FIRST LIEN CREDIT AGREEMENT

First Lien Credit Agreement, dated as of March 5, 2019, among Phoenix Intermediate Holdings Inc. (“Holdings”), Phoenix Guarantor Inc., a Wholly-Owned Subsidiary of Holdings (“Borrower”), the several lenders from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), the Letter of Credit Issuers from time to time parties hereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent and the Collateral Agent (such terms and each other capitalized term used but not defined in this preamble and the recitals having the meaning provided in Section 1).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of December 10, 2018 (the “Acquisition Agreement”), by and among Phoenix Parent Holdings Inc., Cardinal Merger Sub Inc. (“Merger Sub”), Onex Rescare Holdings Corp. (the “Company”) and Onex Partners GP Inc. (the “Equityholder Representative”), Phoenix Parent Holdings Inc., will acquire, directly or indirectly, the outstanding equity interests of the Company (together with the other related transactions contemplated in the Acquisition Agreement to occur on the date of or substantially contemporaneously with the foregoing, the “Acquisition”);

WHEREAS, on the Closing Date, Merger Sub shall merge with and into the Company, with the Company surviving the merger and continuing as a wholly owned subsidiary of the Borrower;

WHEREAS, it is intended that the Investor Group will directly or indirectly contribute an amount in cash to Phoenix Parent Holdings Inc. (such contributions, the “Equity Investments”), in an aggregate amount equal to at least $250,000,000; provided that KKR shall directly or indirectly own at least 50.1% of the Voting Stock of the Company immediately following the consummation of the Transactions (collectively, the “Minimum Equity Amount”);

WHEREAS, it is intended that the Borrower will incur the Second Lien Loans pursuant to the Second Lien Credit Documents on the Closing Date in an aggregate principal amount of $450,000,000 (the “Second Lien Facility”);

WHEREAS, in connection with the foregoing, the Borrower has requested that (i) the Lender extend credit in the form of Initial Term Loans to the Borrower, in an aggregate principal amount of $1,800,000,000 comprised of (x) Initial Term Loans made available to the Borrower on the Closing Date in an aggregate principal amount of $1,650,000,000 and (y) the Delayed Draw Term Loans made available to the Borrower after the Closing Date and at any time and from time to time on or prior to the Delayed Draw Term Loan Commitment Termination Date, in an aggregate principal amount of $150,000,000 (the “Delayed Draw First Lien Term Loan Facility”), (ii) the Lenders extend credit in the form of Revolving Credit Loans made available to the Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $187,500,000 less the aggregate Letters of Credit Outstanding and Swingline Loans outstanding at such time, (iii) the Revolving Letter of Credit Issuer issue standby Revolving Letters of Credit at any time and from time to time prior to the Revolving L/C Facility Maturity Date, in an aggregate Stated Amount at any time outstanding not in excess of $82,500,000 and (iv) the Swingline Lender issue Swingline Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregated amount at any time outstanding not in excess of $50,000,000;

WHEREAS, on the Closing Date, the proceeds of the Initial Term Loans (other than the Delayed Draw Term Loans) will be used by the Borrower, together with (i) up to $20 million, in the aggregate, of (a) the proceeds of the borrowing of the Revolving Credit Facility to fund certain Transaction Expenses and (b) the proceeds of the borrowing of the Revolving Credit Facility (exclusive of Letter of Credit usage) to fund working capital, (ii) the proceeds of the Second Lien Facility, (iii) the proceeds of the Equity Investments and (iv) cash on hand, to effect the Acquisition, to consummate the Closing Date Refinancing and to pay Transaction Expenses;

WHEREAS, after the Closing Date, the proceeds of the Delayed Draw First Lien Term Loan Facility will be used by the Borrower and its Restricted Subsidiaries to finance one or more Permitted Acquisitions and for related costs and expenses;

WHEREAS, the Borrower has requested that the 2020 Letter of Credit Issuer issue 2020 Letters of Credit at any time and from time to time prior to the 2020 L/C Facility Maturity Date, in an aggregate Stated Amount at any time outstanding not in excess of $55,000,000; and

WHEREAS, the Lenders, the Revolving Letter of Credit Issuer, the 2020 Letter of Credit Issuer and the Swingline Lender are willing to make available to the Borrower such Credit Facilities upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Definitions.

1.1 Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“2020 Additional Revolving Credit Lender” shall mean, at any time, any Lender that has a 2020 Letter of Credit Commitment at such time.

“2020 L/C Facility Maturity Date” shall mean March 5, 2024.

“2020 L/C Fronting Fee” shall have the meaning provided in Section 4.1(g).

“2020 L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding 2020 Letters of Credit plus the aggregate of all 2020 Letter of Credit Unpaid Drawings. For all purposes of this Agreement, if on any date of determination a 2020 Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 13.13 or Rule 3.14 of the International Standby Practices (ISP98), Article 29 of the Uniform Customs and Practice for Documentary Credits (UCP600), or similar terms expressed in the 2020 Letter of Credit, such 2020 Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a 2020 Letter of Credit at any time shall be deemed to be the Stated Amount of such 2020 Letter of Credit at such time.

“2020 Letter of Credit” shall mean each letter of credit issued pursuant to Section 3A.1

“2020 Letter of Credit Applicable Margin” shall mean, until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Amendment No. 2 Effective Date pursuant to Section 9.1, 3.75% per annum, and, thereafter, the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	2020 Letter of Credit Applicable Margin	2020 Letter of Credit Commitment Fee
I	> 4.00:1.00	3.75%	0.50%
II	< 4.00:1.00 but > 3.50	3.50%	0.37%
III	< 3.50:1.00	3.25%	0.25%

Any increase or decrease in the 2020 Letter of Credit Applicable Margin for Loans resulting from a change in the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on a 2020 Letter of Credit Applicable Margin that is less than that which would have been applicable had the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio been accurately determined, then, for all purposes of this Agreement, the 2020 Letter of Credit Applicable Margin for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio for such period and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be (and shall be) due and payable at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the Borrower, such shortfall shall be due and payable within five Business Days following the written demand thereof by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, at the option of the Required 2020 Additional Revolving Credit Lenders, at any time during which the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be in Pricing Level I for the purposes of determining the 2020 Letter of Credit Applicable Margin (but only for so long as such failure continues, after which such ratio and Pricing Level and shall be determined based on the then existing Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio).

“2020 Letter of Credit Commitment” shall mean, (a) as to each Lender that is a 2020 Additional Revolving Credit Lender on the Amendment No. 2 Effective Date, the amount of such Lender’s “Additional Revolving Credit Commitment” under Amendment No. 2, (b) in the case of any Lender that becomes a 2020 Additional Revolving Credit Lender after the Amendment No. 2 Effective Date, the amount specified as such Lender’s “2020 Letter of Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total 2020 Letter of Credit Commitment and becomes a party hereto and (c) in the case of any Lender that increases its 2020 Letter of Credit Commitment or becomes an Incremental Revolving Credit Commitment Increase Lender in respect of the 2020 Letter of Credit Commitments, in each case pursuant to Section 2.14, the amount specified in the applicable Joinder Agreement, in each case as the same may be changed from time to time pursuant to terms hereof. The aggregate amount of 2020 Letter of Credit Commitments of all 2020 Additional Revolving Credit Lenders as of the Amendment No. 2 Effective Date is $55,000,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“2020 Letter of Credit Commitment Fee” shall have the meaning provided in Section 4.1(i).

“2020 Letter of Credit Commitment Percentage” shall mean at any time, for each 2020 Additional Revolving Credit Lender, the percentage obtained by dividing (i) such 2020 Additional Revolving Credit Lender’s 2020 Letter of Credit Commitment at such time by (ii) the amount of the Total 2020 Letter of Credit Commitment at such time; provided that at any time when the 2020 Letter of Credit Commitment shall have been terminated, each 2020 Additional Revolving Credit Lender’s 2020 Letter of Credit Commitment Percentage shall be its 2020 Letter of Credit Commitment Percentage as in effect immediately prior to such termination.

“2020 Letter of Credit Disbursement” shall mean a payment made by a 2020 Letter of Credit Issuer pursuant to a 2020 Letter of Credit.

“2020 Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i) the amount of the principal amount of any 2020 Letter of Credit Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the 2020 Letter of Credit Issuer pursuant to Section 3A.4(a) at such time and (ii) such Lender’s 2020 Letter of Credit Commitment Percentage of the 2020 L/C Obligations at such time.

“2020 Letter of Credit Fee” shall have the meaning provided in Section 4.1(f).

“2020 Letter of Credit Fee Letter” shall mean the Fee Letter, dated as of the Amendment No. 2 Effective Date, among Crédit Agricole Corporate and Investment Bank, Holdings and the Borrower.

“2020 Letter of Credit Issuer” shall mean the initial 2020 Additional Revolving Credit Lenders listed on Schedule A to Amendment No. 2 as of the Amendment No. 2 Effective Date; provided that the initial 2020 Letter of Credit Issuers shall only be required to issue standby 2020 Letters of Credit and the initial 2020 Additional Revolving Credit Lenders will cause 2020 Letters of Credit to be issued by unaffiliated financial institutions and such 2020 Letters of Credit shall be treated as issued by the initial 2020 Additional Revolving Credit Lenders for all purposes under the Credit Documents. In the event that there is more than one 2020 Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the 2020 Letter of Credit Issuer shall be deemed to refer to the 2020 Letter of Credit Issuer in respect of the applicable 2020 Letter of Credit or to all 2020 Letter of Credit Issuers, as the context requires.

“2020 Letter of Credit Reimbursement Date” shall have the meaning provided in Section 3A.4(a).

“2020 Letter of Credit Unpaid Drawing” shall have the meaning provided in Section 3A.4(a).

“2020 Letters of Credit Outstanding” shall mean, at any time the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding 2020 Letters of Credit and (ii) the aggregate amount of the principal amount of all 2020 Letter of Credit Unpaid Drawings.

“2020 Letters of Credit Termination Date” shall mean the date on which the 2020 Letter of Credit Commitments shall have terminated and the 2020 Letters of Credit Outstanding shall have been reduced to zero or Cash Collateralized.

“Abode Acquisition” shall mean the acquisition by the Borrower in accordance with the Abode Acquisition Agreement, directly or indirectly, of all the Equity Interests of Abode Target, pursuant to which Abode Target shall become a Wholly Owned Restricted Subsidiary of the Borrower.

“Abode Acquisition Agreement” shall mean that certain Agreement and Plan of Merger, by and among Silverton Group Holdings, LLC, Silverton Holdings, Inc. (“Abode Target”), Phoenix Parent Holdings Inc., Holdings, the Borrower and Overland Merger Sub Inc., dated as of February 10, 2021, together with all exhibits, annexes, schedules and disclosure letters thereto, collectively, as modified, amended, supplemented or waived.

“Abode Refinancing” shall mean the repayment of all amounts outstanding (other than contingent obligations) under (i) that certain Credit Agreement, dated as of August 28, 2019, by and among Abode Healthcare, Inc., as the borrower, Silverton Abode, LLC, as Holdings, Crescent Agency Services LLC, as administrative agent and collateral agent, and the lenders party thereto and (ii) that certain Note Purchase Agreement, dated as of August 28, 2019, by and among Abode Healthcare, Inc., the guarantors party thereto, the purchasers identified therein and Summit Partners Subordinated Debt Fund V-A, L.P., as the purchaser representative, and the Notes (as defined therein) issued to the purchasers pursuant thereto and, in each case, the termination of all commitments and obligations in respect thereof (other than obligations that expressly survive termination thereof) and the release of all Liens in respect of the foregoing.

“Abode Target” shall have the meaning provided in the definition of “Abode Acquisition Agreement”.

“ABR” shall mean, for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as determined from time to time by the Administrative Agent as its “prime rate” at its principal office in New York City, and (iii) the Adjusted ~~LIBOR Rate (which rate shall be calculated based on an~~Term SOFR Rate for a one-month Interest Period ~~of~~in effect on~~e month as of~~ such date~~)~~ plus ~~1.00% per annum. Any change in the ABR due to a change in such rate determined by the Administrative Agent or in the Federal Funds Effective Rate or Adjusted LIBOR Rate shall take effect at the opening of business on the day of such change; provided that~~1%; provided that, for the avoidance of doubt, the Adjusted Term SOFR Rate for any day shall be the Adjusted Term SOFR Rate for a one-month Interest Period on the day that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, further, that the ABR shall not be less than 1.00% per annum with respect to the Tranche B-3 Term Loans. Any change in the ABR due to a change in such rate determined by the Administrative Agent, in the Federal Funds Effective Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, respectively.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating, or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” shall have the meaning provided in the recitals to this Agreement.

“Acquisition Agreement” shall have the meaning provided in the recitals to this Agreement.

“Acquisition Model” shall mean the Sponsors’ financial model dated as of December 3, 2018.

“Additional Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“Additional Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).

“Additional Revolving Loan Lender” shall have the meaning provided Section 2.14(b).

“Additional Tranche B-1 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(d)(ii) on the Amendment No. 1 Effective Date.

“Additional Tranche B-1 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-1 Term Loan Lender, the commitment of such Additional Tranche B-1 Term Loan Lender to make Additional Tranche B-1 Term Loans on the Amendment No. 1 Effective Date, in an amount set forth on Schedule I to Amendment No. 1. The aggregate amount of the Additional Tranche B-1 Term Loan Commitments shall equal the outstanding principal amount of Existing Term Loans of Non-Consenting Existing Term Loan Lenders and Existing Term Loans of Post-Closing Option Lenders.

“Additional Tranche B-1 Term Loan Lender” shall mean a Person with an Additional Tranche B-1 Term Loan Commitment on the Amendment No. 1 Effective Date.

“Additional Tranche B-3 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(f)(ii) on the Amendment No. 4 Effective Date.

“Additional Tranche B-3 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-3 Term Loan Lender, the commitment of such Additional Tranche B-3 Term Loan Lender to make Additional Tranche B-3 Term Loans on the Amendment No. 4 Effective Date, in an amount set forth on Schedule I to Amendment No. 4. The aggregate amount of the Additional Tranche B-3 Term Loan Commitments shall equal the outstanding principal amount of Existing Tranche B-2 Term Loans of Non-Consenting Existing Tranche B-2 Term Loan Lenders and Existing Tranche B-2 Term Loans of Post-Closing Option Tranche B-2 Lenders.

“Additional Tranche B-3 Term Loan Lender” shall mean a Person with an Additional Tranche B-3 Term Loan Commitment or an Additional Tranche B-3 Term Loan.

“Adjusted ~~LIBOR~~Term SOFR Rate” shall mean, with respect to any ~~LIBOR Rate Borrowing~~SOFR Loan denominated in Dollars for any Interest Period ~~and for purposes of determining ABR~~, an interest rate per annum equal to ~~the product of~~ (~~i~~a ) ~~the LIBOR Rate in effect~~Term SOFR for such Interest Period ~~and~~plus (~~ii~~b ) ~~Statutory Reserves~~the Term SOFR Adjustment; provided that the Adjusted ~~LIBOR~~Term SOFR Rate shall not be less than 0.00% per annum.

“Adjusted Total 2020 Letter of Credit Commitment” shall mean, at any time, the Total 2020 Letter of Credit Commitment less the aggregate 2020 Letter of Credit Commitments of all Defaulting Lenders.

“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitment of all Defaulting Lenders.

“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean MSSF, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement and the other Credit Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Institutional Lender” shall mean (i) any Affiliate of any Sponsor that is either a bona fide debt fund or such Affiliate extends credit or buys loans in the ordinary course of business, (ii) KKR Corporate Lending LLC and KKR Capital Markets LLC and (iii) MCS Corporate Lending LLC and MCS Capital Markets LLC.

“Affiliated Lender” shall mean a Lender that is a Sponsor or any Affiliate thereof (other than Holdings, the Borrower, any other Subsidiary of the Borrower or any Affiliated Institutional Lender).

“Agent Parties” and “Agent Party” shall have the meanings provided in Section 13.17(b).

“Agents” shall mean the Administrative Agent, the Collateral Agent, each Joint Lead Arranger and Bookrunner, each Amendment No. 4 Arranger ~~and~~, each Amendment No. 5 Arranger and each Amendment No. 6 Arranger.

“Agreement” shall mean this First Lien Credit Agreement.

“AHYDO” shall have the meaning provided in Section 2.14(g)(i).

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Arrangers” shall have the meaning provided in Amendment No. 1.

“Amendment No. 1 Effective Date” shall mean January 30, 2020, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.

“Amendment No. 2” shall mean that certain Joinder Agreement and Amendment No. 2 dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” shall mean June 30, 2020, the first Business Day on which all conditions precedent set forth in Article III, Section 3 of Amendment No. 2 are satisfied.

“Amendment No. 3” shall mean Joinder Agreement and Amendment No. 3 to this Agreement dated as of the Amendment No. 3 Effective Date.

“Amendment No. 3 Arrangers” shall have the meaning provided in Amendment No. 3.

“Amendment No. 3 Effective Date” shall mean October 7, 2020, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 3 are satisfied.

“Amendment No. 4” shall mean Amendment No. 4 to this Agreement dated as of the Amendment No. 4 Effective Date.

“Amendment No. 4 Arrangers” shall have the meaning provided in Amendment No. 4.

“Amendment No. 4 Effective Date” shall mean April 8, 2021, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 4 are satisfied.

“Amendment No. 4 Transactions” shall mean, collectively, the transactions contemplated by Amendment No. 4, including the establishment and funding of the Tranche B-3 Term Loans and including the payment of the fees and expenses incurred in connection with any of the foregoing.

“Amendment No. 5” shall mean Joinder Agreement and Amendment No. 5 to this Agreement dated as of the Amendment No. 5 Effective Date.

“Amendment No. 5 Arrangers” shall mean each of Jefferies Finance LLC, KKR Capital Markets LLC, Morgan Stanley Senior Funding, Inc., Credit Suisse Loan Funding LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., BofA Securities, Inc., HSBC Securities (USA) Inc., Crédit Agricole Corporate and Investment Bank and Natixis, New York Branch in their capacities as lead arrangers and joint bookrunners in connection with Amendment No. 5.

“Amendment No. 5 Effective Date” shall mean April 16, 2021, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 5 are satisfied.

“Amendment No. 5 Incremental Term Loan” shall mean the Tranche B-3 Term Loans made pursuant to Section 2.1(g) on the Amendment No. 5 Effective Date.

“Amendment No. 5 Incremental Term Loan Commitment” shall mean, in the case of each Tranche B-3 Term Loan Lender, the amount set forth opposite such Lender’s name on Schedule A to Amendment No. 5 as such Lender’s Amendment No. 5 Incremental Term Loan Commitment. The aggregate amount of the Amendment No. 5 Incremental Term Loan Commitments as of the Amendment No. 5 Effective Date is $675,000,000.

“Amendment No. 5 Incremental Term Loan Lender” shall mean a Person with an Amendment No. 5 Incremental Term Loan Commitment or an Amendment No. 5 Incremental Term Loan.

“Amendment No. 5 Transactions” shall mean, collectively, the transactions contemplated by Amendment No. 5, the Abode Acquisition, the Abode Refinancing and the consummation of any other transactions in connection with the foregoing (including (x) in connection with the Abode Acquisition Agreement and the payment of the fees and expenses incurred in connection with any of the foregoing and (y) any restructuring or rollover of Equity Interests in connection with Abode Acquisition).

“Amendment No. 6” shall mean Joinder Agreement and Amendment No. 6 to this Agreement dated as of June 30, 2023.

“Amendment No. 6 Arranger” shall have the meaning provided in Amendment No. 6.

“Amendment No. 6 Effective Date” shall mean June 30, 2023, the first Business Day on which all Amendment Effective Date No. 1 Conditions (as defined in Amendment No. 6) are satisfied.

“Amendment No. 6 Transactions” shall mean, collectively, the transactions contemplated by Amendment No. 6, including the establishment of Additional Revolving Credit Commitments thereunder and including the payment of the fees and expenses incurred in connection with any of the foregoing.

“Anti-Corruption Laws” shall have the meaning provided in Section 8.10(c).

“Anti-Money Laundering Laws” shall mean the Bank Secrecy Act, as amended by the Patriot Act, the Beneficial Ownership Regulation and any other similar laws or regulations concerning or relating to terrorism financing or money laundering.

“Applicable Margin” shall mean a percentage per annum equal to:

(i) ~~until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Amendment No. 1 Effective Date pursuant to Section 9.1, (1) for LIBOR~~for SOFR Loans that are Tranche B-1 Term Loans~~, 3.25% per annum~~ and ~~(2) for~~ ABR Loans that are Tranche B-1 Term Loans, ~~2.25% per annum, and, thereafter,~~ the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	ABR Rate Tranche B-1 Term Loans	Adjusted ~~LIBOR~~Term SOFR Rate Tranche B-1 Term Loans
I	> 4.00:1.00	2.25%	3.25%
II	< 4.00:1.00	2.00%	3.00%

(ii) ~~until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 9.1, (1) for LIBOR~~for SOFR Loans that are Revolving Credit Loans~~, 4.25% per annum,~~ and ~~(2) for~~ ABR Loans that are Revolving Credit Loans, ~~3.25% per annum, and, thereafter,~~ the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	ABR Rate Revolving Credit Loans	Adjusted ~~LIBOR~~Term SOFR Rate Revolving Credit Loans
I	> 4.00:1.00	3.25%	4.25%
II	< 4.00:1.00 but > 3.50	3.00%	4.00%
III	< 3.50:1.00	2.75%	3.75%

(iii) for ~~LIBOR~~SOFR Loans that are Tranche B-3 Term Loans, 3.50% per annum and (2) for ABR Loans that are Tranche B-3 Term Loans, 2.50% per annum.

Any increase or decrease in the Applicable Margin for Loans resulting from a change in the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).

Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended Revolving Credit Commitments, any Extended Revolving Credit Loans or any Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable Margin in respect of any Class of Additional Revolving Credit Commitments, any Additional Revolving Credit Loans or any Incremental Loans shall be the applicable percentages per annum set forth in the relevant Joinder Agreement, (c) the Applicable Margin in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (d) the Applicable Margin in respect of any Class of Refinancing Indebtedness that would constitute Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant agreement and (e) in the case of any Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio been accurately determined, then, for all purposes of this Agreement, the Applicable Margin for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio for such period and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be (and shall be) due and payable at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the Borrower, such shortfall shall be due and payable within five Business Days following the written demand thereof by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, at the option of the Required Revolving Credit

Lenders or Required Term Loan Lenders, as applicable, at any time during which the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be in Pricing Level I for the purposes of determining the Applicable Margin (but only for so long as such failure continues, after which such ratio and Pricing Level and shall be determined based on the then existing Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio).

“Approved Foreign Bank” shall have the meaning provided in the definition of the term “Cash Equivalents.”

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale” shall mean:

(i) the sale, conveyance, transfer, or other disposition (including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale Leaseback) (each, a “disposition”) of the Borrower or any Restricted Subsidiary, or

(ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.1), whether in a single transaction or a series of related transactions, in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete, worn out or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business or any disposition of inventory, immaterial assets, or goods (or other assets) in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 10.3;

(c) the incurrence of Liens that are permitted to be incurred pursuant to Section 10.2 or the making of any Restricted Payment or Permitted Investment (other than pursuant to clause (i) of the definition thereof) that is permitted to be made, and is made, pursuant to Section 10.5;

(d) any sale or disposition of assets (whether tangible or intangible) or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than the greater of (a) $40 million and (b) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition;

(e) any disposition of property or assets or issuance of securities by (1) a Restricted Subsidiary to the Borrower or (2) the Borrower or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) any issuance, sale or pledge of Equity Interests in, or Indebtedness, or other securities of, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(h) foreclosures, condemnation, casualty or any similar action on assets (including dispositions in connection therewith);

(i) sales of accounts receivable, or participations therein, and related assets in connection with any Receivables Facility;

(j) any financing transaction with respect to property built or acquired by Holdings, the Borrower or any Restricted Subsidiary after the Closing Date, including Sale Leasebacks and asset securitizations permitted by this Agreement;

(k) (1) any surrender or waiver of contractual rights or the settlement, release, or surrender of contractual rights or other litigation claims, (2) the termination or collapse of cost sharing agreements with the Borrower or any Subsidiary and the settlement of any crossing payments in connection therewith, or (3) the settlement, discount, write off, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers, or employees of the Borrower (or any direct or indirect parent company of the Borrower) or any Subsidiary or any of their successors or assigns;

(l) the disposition or discount of inventory, accounts receivable, or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing, cross-licensing or sub-licensing of Intellectual Property or other general intangibles (whether pursuant to franchise agreements or otherwise) in the ordinary course of business;

(n) the unwinding of any Hedging Obligations or obligations in respect of Cash Management Services;

(o) sales, transfers, and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p) the expiration, lapse or abandonment of Intellectual Property rights in the ordinary course of business, which in the reasonable business judgment of the Borrower are not material to the conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole;

(q) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(r) dispositions of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (2) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(s) leases, assignments, subleases, licenses, or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(t) dispositions of non-core assets acquired in connection with any Permitted Acquisition or Investment permitted hereunder (including to obtain the approval of any applicable antitrust authority);

(u) Restricted Payments permitted pursuant to Section 10.5; and

(v) any other disposition in any transaction or series of transactions with an aggregate Fair Market Value of less than the greater of (a) $85 million and (b) 22.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition.

“Asset Sale Prepayment Event” shall mean any Asset Sale of Collateral, subject to the Reinvestment Period allowed in Section 10.4; provided, further, that with respect to any Asset Sale Prepayment Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Asset Sale Prepayment Events, after giving effect to the reinvestment rights set forth herein, exceeds $50 million (the “Prepayment Trigger”) in any fiscal year of the Borrower, but then from all such Net Cash Proceeds (excluding amounts below the Prepayment Trigger).

“Assignment and Acceptance” shall mean (i) an assignment and acceptance substantially in the form of Exhibit F, or such other form as may be approved by the Administrative Agent and the Borrower and (ii) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.15, such form of assignment (if any) as may be agreed by the Administrative Agent and the Borrower in accordance with Section 2.15(a).

“Auction Agent” shall mean (i) the Administrative Agent or (ii) any other financial institution or advisor employed by Holdings, the Borrower, or any Subsidiary (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.15 or Dutch auction pursuant to Section 13.6(h); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither Holdings nor any of its Subsidiaries may act as the Auction Agent.

“Authorized Officer” shall mean, with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President-Finance, a Senior Vice President, a Director, a Manager, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person, and shall also include, solely for purposes of notices given pursuant to Article II or Article III, any other officer of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(d).

“Available 2020 Letter of Credit Commitment” shall mean an amount equal to the excess, if any, of (i) the amount of the Total 2020 Letter of Credit Commitment over (ii) the aggregate 2020 L/C Obligations at such time.

“Available Amount” shall have the meaning provided in Section 10.5(a)(iii).

“Available Revolving Commitment” shall mean an amount equal to the excess, if any, of (i) the amount of the Total Revolving Credit Commitment over (ii) the sum of the aggregate principal amount of, without duplication, (a) all Revolving Credit Loans then outstanding and (b) the aggregate Revolving Letters of Credit Outstanding at such time.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if any such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interests calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.13(b)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Benchmark ” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.13(b).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)	the Daily Simple SOFR; or

(2)

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, then the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (x) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a spread adjustment, or method of calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein solely to the extent such event applies to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark solely to the extent that a public statement or publication of information set forth above has occurred with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 1.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 1.13.

“Beneficial Ownership Certification” shall have the meaning provided in Section 6.11.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefited Lender” shall have the meaning provided in Section 13.8(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Borrower Materials” shall have the meaning provided in Section 13.17(b).

“Borrowing” shall mean Loans of the same Class and Type, made, converted, or continued on the same date and, in the case of ~~LIBOR~~SOFR Loans~~,~~ as to which a single Interest Period is in effect.

“Business Day” shall mean any day excluding Saturday, Sunday, and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close~~, and, if such day relates to any interest rate settings as to a LIBOR Loan, any fundings, disbursements, settlements, and payments in respect of any such LIBOR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the applicable London interbank market.~~.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant, or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries (including Capitalized Software Expenditures, website development costs, website content development costs, customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs).

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.12.

“Capital Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, subject to Section 1.12.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Cash Collateral” shall have a meaning correlative to the defined term “Cash Collateralize” and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of the Revolving Credit Lenders or the 2020 Additional Revolving Credit Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support.

“Cash Equivalents” shall mean:

(i) Dollars,

(ii) (a) Euro, Pounds Sterling, Yen, Swiss Francs, Canadian Dollars, or any national currency of any Participating Member State in the European Union or (b) local currencies held from time to time in the ordinary course of business,

(iii) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with average maturities of 24 months or less from the date of acquisition,

(iv) certificates of deposit, time deposits, and eurodollar time deposits with average maturities of one year or less from the date of acquisition, bankers’ acceptances with average maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100,000,000 (or the foreign currency equivalent thereof),

(v) repurchase obligations for underlying securities of the types described in clauses (iii), (iv), and (x) entered into with any financial institution meeting the qualifications specified in clause (iv) above,

(vi) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P after the date of creation thereof and variable and fixed rate notes issued by a financial institution meeting the qualifications specified in clause (iv) above, in each case with average maturities of 36 months after the date of creation thereof,

(vii) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized ratings agency),

(viii) readily marketable direct obligations issued by any state, commonwealth, or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with average maturities of 36 months or less from the date of acquisition,

(ix) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with average maturities of 36 months or less from the date of acquisition,

(x) solely with respect to any Foreign Subsidiary: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (b) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition, and (c) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction,

(xi) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (i) through (ix) above of foreign obligors, which investments have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies,

(xii) investment funds investing 90% of their assets in securities of the types described in clauses (i) through (xi) above, and

(xiii) Investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (iv) above, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (i) through (xii) of this definition.

(xiv) Credit Card Receivables.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) and (ii) above; provided that such amounts are converted into any currency listed in clauses (i) and (ii) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition (other than Credit Card Receivables) will be deemed to be Cash Equivalents for all purposes under the Credit Documents regardless of the treatment of such items under GAAP.

“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.

“Cash Management Bank” shall mean (i) any Person that, at the time it enters into a Cash Management Agreement with the Borrower or any Restricted Subsidiary, is an Agent or a Lender or an Affiliate of an Agent or a Lender or (ii) any Person that is designated by the Borrower as a “Cash Management Bank” by written notice to the Administrative Agent substantially in the form of Exhibit L-2 or such other form reasonably acceptable to the Administrative Agent.

“Cash Management Services” shall mean any one or more of the following types of services or facilities: (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services), (iii) any other demand deposit or operating account relationships or other cash management services, including pursuant to any Cash Management Agreements and (iv) and other services related, ancillary or complementary to the foregoing.

“Cashless Option Lender” shall mean each Existing Term Loan Lender that has executed and delivered a Consent to Amendment No. 1 under the “Cashless Settlement Option.”

“Cashless Option Tranche B-2 Lender” shall mean each Existing Tranche B-2 Term Loan Lender that has executed and delivered a Consent to Amendment No. 4 under the “Cashless Settlement Option.”

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of Collateral, for which such Person or any of its Restricted Subsidiaries receives insurance proceeds or proceeds of a condemnation award in respect of any equipment, fixed assets, or real property (including any improvements thereon) to replace or repair such equipment, fixed assets, or real property; provided, further, that with respect to any Casualty Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Casualty Events, after giving effect to the reinvestment rights set forth herein, exceeds $50 million (the “Casualty Prepayment Trigger”) in any fiscal year of the Borrower, but then from all such Net Cash Proceeds (excluding amounts below the Casualty Prepayment Trigger).

“Casualty Prepayment Trigger” shall have the meaning provided in the definition of the term “Casualty Event.”

“CFC” shall mean a direct or indirect Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean a direct or indirect Subsidiary of the Borrower substantially all of the assets of which consist of Capital Stock, Stock Equivalents and/or Indebtedness of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Change in Law” shall mean (i) the adoption of any law, treaty, order, policy, rule, or regulation after the Closing Date, (ii) any change in any law, treaty, order, policy, rule, or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (iii) compliance by any Lender, Letter of Credit Issuer, L/C Participant or Swingline Lender with any guideline, request, directive, or order issued or made after the Closing Date (or, in the case of any 2020 Letter of Credit Issuer or 2020 L/C Participant, the Amendment No. 2 Effective Date) by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), including, for avoidance of doubt, any such adoption, change or compliance in respect of (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities pursuant to Basel III in each case, after the Closing Date.

“Change of Control” shall mean and be deemed to have occurred if (i) at any time prior to an IPO, the Permitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the voting power of the outstanding Voting Stock of the Borrower; (ii) at any time after an IPO, any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 35% thereof, unless, in case of clause (i) or clause (ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; (iii) at any time, a Change of Control (as defined in the Second Lien Credit Agreement) shall have occurred; or (iv) at any time prior to an IPO, Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding equity interests of the Borrower. For the purpose of clauses (i), (ii) and (iv), at any time when a majority of the outstanding Voting Stock of the Borrower is directly or indirectly owned by a Parent Entity or, if applicable, a Parent Entity acts as the manager, managing member or general partner of the Borrower, references in this definition to “Borrower” shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock or acts as (or, if applicable, is a Parent Entity that directly or indirectly owns a majority of the outstanding Voting Stock of) such manager, managing member or general partner. For purposes of this definition, (a) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act, (b) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (c) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Borrower, the IPO Entity or the Borrower, as applicable, directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (ii) of this definition is triggered and (d) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

“Class” (i) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Additional Revolving Credit Loans, New Revolving Credit Loans, Extended Revolving Credit Loans (of the same Extension Series), Tranche B-1 Term Loans, Tranche B-3 Term Loans, New Term Loans (of each Series), Extended Term Loans (of the same Extension Series) or Replacement Term Loans (of the same Series) and (ii) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a 2020 Letter of Credit Commitment, an Additional Revolving Credit Commitment, a New Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the same

Extension Series), a Tranche B-1 Term Loan Commitment, a Tranche B-3 Term Loan Commitment or a New Term Loan Commitment. For the avoidance of doubt, the Initial Tranche B-3 Term Loans and the Amendment No. 5 Incremental Term Loans shall constitute, and shall be treated as, forming parts of the same Class of “Tranche B-3 Term Loans” under the Credit Documents.

“Closing Date” shall mean March 5, 2019.

“Closing Date Refinancing” shall mean the repayment, repurchase, redemption, defeasance or other discharge of the Existing Debt Facilities and the termination and/or release of any security interests and guarantees in connection therewith.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all property pledged or mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents, excluding in all events Excluded Property.

“Collateral Agent” shall mean MSSF , as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 12.9, and any Affiliate or designee of MSSF, may act as the Collateral Agent under any Credit Document.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Commitment Fee Rate” shall mean:

(a) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 9.1, a rate per annum equal to 0.500%; and

(b) thereafter, the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	Commitment Fee Rate
I	> 4.00:1.00	0.500%
II	< 4.00:1.00 but > 3.50:1.00	0.375%
III	< 3.50:1.00	0.250%

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).

Notwithstanding the foregoing, (a) the Commitment Fee Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Revolving Credit Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Commitment Fee Rate in respect of any Class of Additional Revolving Credit Commitments, any Additional Revolving Credit Loans or any Incremental Loans shall be the applicable percentages per annum set forth in the relevant Joinder Agreement and (c) the Commitment Fee Rate in respect of any Class of Refinancing Indebtedness that would constitute Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant agreement.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Commitment Fee Rate that is less than that which would have been applicable had the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio been accurately determined, then, for all purposes of this Agreement, the Commitment Fee Rate for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio for such period and any shortfall in the interest or fees theretofore paid by any Borrower for the relevant period as a result of the miscalculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be (and shall be) due and payable at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the Borrower, such shortfall shall be due and payable within five Business Days following the written demand thereof by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, at the option of the Required Revolving Credit Lenders, at any time during which the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be in Pricing Level I for the purposes of determining the Commitment Fee Rate (but only for so long as such failure continues, after which such ratio and Pricing Level and shall be determined based on the then existing Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio).

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Tranche B-1 Term Loan Commitment, Tranche B-3 Term Loan Commitment, New Term Loan Commitment, Revolving Credit Commitment, New Revolving Credit Commitment, Extended Revolving Credit Commitment, Additional Revolving Credit Commitment, 2020 Letter of Credit Commitment or Incremental Revolving Credit Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning provided in Section 13.17.

“Company” shall have the meanings provided in the recitals.

“Company Material Adverse Effect” shall have the meaning provided to the term “Material Adverse Effect” in the Acquisition Agreement.

“Company Representations” shall mean the representations and warranties made by the Company with respect to the Company, its subsidiaries and their respective businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Sponsor (or one of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Acquisition Agreement (or otherwise decline to consummate the Acquisition without any liability) as a result of a breach of such representations and warranties in the Acquisition Agreement.

“Compliance Certificate” shall mean a certificate of a responsible financial or accounting officer or director of the Borrower delivered pursuant to Section 9.1(d) for the applicable Test Period.

“Compliance Period” shall mean any time at which the sum of (a) the aggregate principal amount of all Revolving Credit Loans at such time and (b) Letters of Credit Outstanding (without giving effect to the proviso in the definition of Stated Amount) (excluding (i) Cash Collateralized Letters of Credit and (ii) non-Cash Collateralized Letters of Credit in an aggregate amount not to exceed $50 million) exceeds 35% of the Total Revolving Credit Commitment at such time; provided that, notwithstanding the foregoing, no Compliance Period shall be in effect prior to July 1, 2019.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated as of January 2019.

“Conforming Changes” shall mean with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Consent to Amendment No. 1” shall mean a consent to Amendment No. 1 substantially in the form of Exhibit A attached thereto.

“Consent to Amendment No. 4” shall have the meaning provided to such term in Amendment No. 4.

“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(i) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added, and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, in each case to the extent deducted (and not added back) in computing Consolidated Net Income, plus

(b) Fixed Charges of such Person for such period (including (1) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (2) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of Consolidated Interest Expense and any non-cash interest expense, in each case to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, plus

(d) any expenses, fees, charges, or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, Restricted Payment, acquisition, disposition, recapitalization, or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Closing Date), including (1) such fees, expenses, or charges related to the incurrence of the Second Lien Loans and the Loans hereunder and all Transaction Expenses, (2) such fees, expenses, or charges related to the offering of the Credit Documents and any other credit facilities, or debt issuances, and (3) any amendment or other modification of the Second Lien Loans, the Loans hereunder or other Indebtedness, and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(e) any other non-cash charges, including any write offs, write downs, expenses, losses, any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) or other items to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(f) the amount of any net income (loss) attributable to non-controlling interests in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(g) the amount of management, monitoring, consulting, and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsors, plus

(h) costs of surety bonds incurred in such period in connection with financing activities, plus

(i) the amount of reasonably identifiable and factually supportable “run-rate” cost savings, operating expense reductions, operating enhancements and other synergies (including in connection with any drug purchasing programs and contracts (including, without limitation, forward buys and rebates and payer reimbursement)) that are projected by the Borrower in good faith to result from actions either taken or expected to be taken within 18 months of the determination to take such action, net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions, operating enhancements and synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operating enhancements or synergies had been realized on the first day of such period); provided that, except with respect to the Transactions and any drug purchasing programs and contracts (including, without limitation, forward buys and rebates and payer reimbursement), the aggregate amount added back pursuant to this clause (i) shall not cumulatively exceed 25% of Consolidated EBITDA for any Test Period (with such calculation being made after giving effect to any increase pursuant to this clause (i) and, for the avoidance of doubt, after giving Pro Forma Effect to any such action or transaction), plus

(j) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus

(k) any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the

Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 10.5(a)(iii) and have not been relied on for purposes of any incurrence of Indebtedness pursuant to Section 10.1(l)(i), plus

(l) the amount of expenses relating to payments made to option, phantom equity or profits interest holders of the Borrower or any of its any direct or indirect subsidiaries or parent companies in connection with, or as a result of, any distribution being made to equity holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were equity holders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement and expenses relating to distributions made to equity holders of such Person or its direct or indirect parent companies resulting from the application of Financial Accounting Standards Codification Topic 718— Compensation – Stock Compensation (formerly Financial Accounting Standards Board Statement No. 123 (Revised 2004)), plus

(m) with respect to any Person referred to in clause (v) of the definition of “Consolidated Net Income” and solely to the extent relating to the Net Income of such Person referred to in clause (v) of the definition of “Consolidated Net Income,” an amount equal to the proportion of those items described in this definition (other than this subclause (m)) relating to such Person corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such Person’s Consolidated Net Income (determined as if such Person were a Restricted Subsidiary),

(n) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (ii) below for any previous period and not added back, plus

(o) to the extent not already included in the Consolidated Net Income, (1) any expenses and charges that are reimbursed by indemnification or other similar provisions in connection with any investment or any sale, conveyance, transfer, or other Asset Sale of assets permitted hereunder and (2) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the determination by the Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption, plus

(p) charges, expenses, and other items described (1) in the Confidential Information Memorandum or the Acquisition Model or (2) any quality of earnings report reasonably prepared in good faith by a nationally recognized accounting firm in connection with any Specified Transaction actually consummated by the Borrower or its Restricted Subsidiaries and delivered to the Administrative Agent, plus

(q) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus

(r) pro forma synergies from either (1) a new prime vendor pharmaceutical agreement between the Borrower and a major pharmaceutical wholesaler, substantially consistent with the terms of the Pharmaceutical Purchasing/Distribution Term Sheet, or (2) if such prime vendor pharmaceutical agreement has not been executed by or on the Closing Date, a letter agreement between WBA and such major pharmaceutical wholesaler, pursuant to which the Borrower will be designated as an affiliate of WBA under WBA’s current pharmaceutical purchase and distribution agreement with such major pharmaceutical wholesaler, plus

(s) any (A) one-time non-cash compensation charges, (B) the costs and expenses related to employment of terminated employees, or (C) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of the Borrower or any of its Restricted Subsidiaries, plus

(ii) decreased by (without duplication), non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period other than non-cash gains relating to the application of Financial Accounting Standards Codification Topic 840— Leases (formerly Financial Accounting Standards Board Statement No. 13); provided that, to the extent non-cash gains are deducted pursuant to this clause (ii) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein, plus

(iii) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items, plus or minus, as the case may be, and

(b) any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification Topic 815—Derivatives and Hedging (ASC 815) (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP.

For the avoidance of doubt:

(i) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP,

(ii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned, or otherwise disposed by the Borrower or such Restricted Subsidiary during such period (each such Person, business, property, or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); and

(iii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business, or asset sold, transferred, abandoned, or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business, or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, or disposition or conversion); provided that for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such disposition shall have been consummated.

Unless expressly specified otherwise or required by context, references in this Agreement to Consolidated EBITDA shall refer to the Consolidated EBITDA of the Borrower.

“Consolidated First Lien Secured Debt” shall mean Consolidated Total Debt as of such date secured by a Lien on the Collateral that ranks on an equal priority basis (or super priority basis by operation of law) (but without regard to the control of remedies) with Liens on the Collateral securing the Obligations and excluding, for the avoidance of doubt, Hedging Obligations; provided that Consolidated First Lien Secured Debt shall not include Letters of Credit, except to the extent of Unpaid Drawings thereunder.

“Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated First Lien Secured Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of the Borrower and the Restricted Subsidiaries to (b) Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated First Lien Secured Debt and Consolidated EBITDA as are appropriate and consistent with Section 1.12.

“Consolidated Interest Expense” shall mean the sum of cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income of such Person and its Restricted Subsidiaries with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, but excluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (b) non-cash interest expense attributable to the movement of the mark-to-market valuation of Indebtedness or obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (c) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (d) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Receivables Facility, (e) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (f) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions, (g) penalties and interest relating to taxes, (h) accretion or accrual of discounted liabilities not constituting Indebtedness, (i) interest expense attributable to a direct or indirect Parent Entity resulting from push-down accounting, (j) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, and (k) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to the Transactions, any acquisition or Investment permitted hereunder, all as calculated on a consolidated basis.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and on an after-tax basis to the extent appropriate, and otherwise determined in accordance with GAAP; provided that, without duplication,

(i) (a) extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ or bases’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost savings initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, rebranding costs, consulting costs (including consulting and related fees, costs and expenses in connection with the evaluation and implementation of certain tax-related changes), signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities or bases and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments) and (b) any other unusual or non-recurring items shall be excluded,

(ii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, shall be excluded,

(iii) any gain (loss) (less all fees and expenses relating thereto) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), shall be excluded,

(iv) any effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the board of directors of the Borrower, shall be excluded,

(v) (A) the Net Income for such period of any Person that is not the Borrower or a Subsidiary or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included to the extent of the amount of such Net Income of such person multiplied by such referent Person’s or its subsidiary’s percentage ownership of the economic interests in such Person and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash or Cash Equivalents) received by the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any person in excess of, but without duplication of, any amounts included in subclause (A),

(vi) solely for the purpose of determining the amount available for Restricted Payments under clause (a)(iii)(A) of Section 10.5 the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction with respect to the payment of dividends or similar distributions (a) has been legally waived, or otherwise released, (b) is imposed pursuant to this Agreement and other Credit Documents, the Second Lien Credit Documents, Permitted Debt Exchange Notes, New Term Loans, or Permitted Other Indebtedness, or (c) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Credit Documents (as determined by the Borrower in good faith); provided that Consolidated Net Income of the referent Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or a Restricted Subsidiary in respect of such period, to the extent not already included therein, shall be excluded,

(vii) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by Financial Accounting Standards Codification Topic 805 – Business Combinations and Topic 350 – Intangibles-Goodwill and Other (ASC 805 and ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting, including in relation to the Transactions and any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii) (a) any effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (b) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items and to Hedging Obligations pursuant to ASC 815 (or such successor provision), and (c) any non-cash expense, income, or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness, or derivative instruments pursuant to GAAP, shall be excluded,

(ix) any impairment charge, asset write-off, or write-down pursuant to ASC 350 and Financial Accounting Standards Codification Topic 360 – Impairment and Disposal of Long-Lived Assets (ASC 360) (formerly Financial Accounting Standards Board Statement No. 144) and the amortization of intangibles arising pursuant to ASC 805 shall be excluded,

(x) (a) any non-cash compensation expense recorded from or in connection with any share-based compensation arrangements including stock appreciation or similar rights, phantom equity, stock options, restricted stock, capital or profits interests or other rights to officers, directors, managers, or employees and (b) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(xi) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance, or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(xii) accruals and reserves (including contingent liabilities) that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,

(xiii) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the determination by the Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded,

(xiv) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be excluded,

(xv) any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the Closing Date shall be excluded, and

(xvi) any charges resulting from the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity— Overall— Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” shall mean, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries on a consolidated basis consisting of third party Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations); provided that Consolidated Total Debt shall not include Letters of Credit, except to the extent of Unpaid Drawings hereunder; provided further that the effects of pushdown accounting shall be excluded.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of the Borrower and the Restricted Subsidiaries to (ii) Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated EBITDA as are appropriate and consistent with Section 1.12.

“Consolidated Working Capital” shall mean, at any date, the excess of (i) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes over (ii) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, but excluding (for purposes of both clauses (i) and (ii) above), without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Loans, Second Lien Loans and Letter of Credit Exposure and Capital Leases to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) any liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date, (f) the effects from applying purchase accounting, (g) any accrued professional liability risks, (h) restricted marketable securities, and (i) deferred revenue reflected within current liabilities; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and the Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification, other than as a result of the passage of time, in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends, or other payment obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contract Consideration” shall have the meaning provided in clause (ii)(k) of the definition of “Excess Cash Flow.”

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person (other than any Permitted Holder) who directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity investments in Holdings and/or any Parent Entity.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Credit Card Receivables” shall mean, as of any date of determination, the amount due from third-party financial institutions for credit and debit card transactions that would, in conformity with GAAP, be set forth opposite the caption “cash equivalents” (or any like caption) on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

“Credit Documents” shall mean this Agreement, each Joinder Agreement, each Extension Amendment, each Permitted Repricing Amendment, the Guarantees, the Security Documents, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, any documents or certificates executed by the Borrower in favor of the Letter of Credit Issuer relating to any Letter of Credit and any promissory notes issued by the Borrower pursuant hereto.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and/or the issuance of a Letter of Credit (and any amendment that increases the Stated Amount or extends the expiry date thereof).

“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credit hereunder.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean Holdings, the Borrower and the other Guarantors.

“CS” shall mean Credit Suisse Loan Funding LLC and Credit Suisse AG, Cayman Islands Branch, together with their respective affiliates.

“Cure Amount” shall have the meaning provided in Section 11.14.

“Cure Right” shall have the meaning provided in Section 11.14.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in consultation with the Borrower.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(w)(i)).

“Declined Proceeds” shall have the meaning provided in Section 5.2(f).

“Default” shall mean any event, act, or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of Net Cash Proceeds.

“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in the definition of Net Cash Proceeds.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Delayed Draw First Lien Term Loan Facility” shall have the meaning provided in the recitals to this Agreement.

“Delayed Draw Funding Date” shall mean any date on which the Delayed Draw Term Loans are funded hereunder, which shall in no event be later than the Delayed Draw Term Loan Commitment Termination Date.

“Delayed Draw Term Loan” shall have the meaning provided in Section 2.1(b).

“Delayed Draw Term Loan Commitment” shall mean, (a) in the case of each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1 as such Lender’s “Delayed Draw Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Delayed Draw Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Delayed Draw Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $150,000,000.

“Delayed Draw Term Loan Commitment Termination Date” shall mean the earlier of (i) date that is six months after the Closing Date, (ii) the date on which the Delayed Draw Term Loan Commitment has been fully drawn and (iii) with respect to any Delayed Draw Term Loan Commitment that is terminated, the date of termination of such Delayed Draw Term Loan Commitment pursuant to Section 4.2(b); provided that if such date is not a Business Day, the “Delayed Draw Term Loan Commitment Termination Date” will be the next succeeding Business Day.

“Derivative Counterparty” shall have the meaning provided in Section 13.16.

“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory itself is the subject of any Sanctions.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer the Borrower, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.

“Designated Preferred Stock” shall mean preferred stock of the Borrower or any direct or indirect parent company of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by the principal financial officer of the Borrower or the parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 10.5(a)(iii).

“Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“disposition” shall have the meaning assigned such term in clause (i) of the definition of Asset Sale.

“Disqualified Lenders” shall mean such Persons (i) that have been specified in writing to the Administrative Agent and the Joint Lead Arrangers and Bookrunners by the Sponsors as being Disqualified Lenders prior to either (a) December 10, 2018 or (b) the commencement of “primary syndication” if acceptable to the majority of Joint Lead Arrangers and Joint Bookrunners, (ii) who are competitors of the Borrower and its Subsidiaries that are separately identified in writing by the Borrower or the Sponsors to the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide Fund) that are either (a) identified in writing by the Borrower or the Sponsors to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name. Notwithstanding the foregoing, (x) each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender and (y) any such designation of a Disqualified Lender may not apply retroactively to disqualify any Person that has previously acquired an assignment or participation in any Credit Facility.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, in whole or in part, in each case, prior to the date that is 91 days after the Latest Term Loan Maturity Date hereunder; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.

“Distressed Person” shall have the meaning provided in the definition of the term Lender-Related Distress Event.

“Dollars” and “$” shall mean dollars in lawful currency of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, Norway and the United Kingdom.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent in consultation with the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness in connection with the initial primary syndication thereof, but excluding any arrangement, structuring, ticking, or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “~~LIBOR~~Term SOFR floor” or “ABR floor,” (a) to the extent that the Adjusted ~~LIBOR~~Term SOFR Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that the Adjusted ~~LIBOR~~Term SOFR Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demand letters, claims, notices of noncompliance or potential responsibility or violation, or proceedings pursuant to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, investigation, cleanup, removal, response, remedial, or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief relating to the presence, Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Law” shall mean any applicable federal, state, foreign, or local statute, law, rule, regulation, ordinance, code, and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree, or judgment, relating to pollution or protection of the environment, including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata and natural resources such as flora, fauna, or wetlands, or protection of human health or safety (to the extent relating to human exposure to Hazardous Materials) and including those relating to the generation, storage, treatment, transport, Release, or threat of Release of Hazardous Materials.

“Equity Interest” shall mean Capital Stock and all warrants, options, or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Investments” shall have the meaning provided in the recitals to this Agreement.

“Equity Offering” shall mean any public or private sale of common stock or preferred stock of the Borrower, Holdings or any direct or indirect parent company of Holdings (excluding Disqualified Stock), other than: (i) public offerings with respect to the Borrower or any of its direct or indirect parent company’s common stock registered on Form S-8, (ii) issuances to any Subsidiary of Holdings or the Borrower, (iii) any such public or private sale that constitutes an Excluded Contribution and (iv) any Cure Amount.

“Equityholding Vehicle” shall mean any Parent Entity and any equity holder thereof through which former, current officers or future officers, directors, employees or managers of the Borrower or any of its Subsidiaries or Parent Entities hold Capital Stock of such Parent Entity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (i) the failure of any Plan to comply with any provisions of ERISA and/or the Code (and applicable regulations under either) or with the terms of such Plan; (ii) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (iii) any Reportable Event; (iv) the failure of any Credit Party or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (v) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (vi) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (vii) the termination of, or the appointment of a trustee to administer, any Pension Plan under Section 4042 of ERISA or the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (viii) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice to terminate any Pension Plan under Section 4041 of ERISA or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (ix) the failure by any Credit Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (x) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (within the meaning of Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or the complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from any Multiemployer Plan; (xi) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA); or (xii) the failure by any Credit Party or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:

(i) the sum, without duplication (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), of:

(a) Consolidated Net Income for such period,

(b) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts to the extent excluded in arriving at such Consolidated Net Income,

(c) decreases in Consolidated Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such decreases arising from acquisitions or Asset Sales by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(d) an amount equal to the aggregate net non-cash loss on Asset Sales by the Borrower and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(e) cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in Consolidated Net Income,

(f) increases in current and non-current deferred revenue to the extent deducted or not included in arriving at such Consolidated Net Income, and

(g) extraordinary gains actually received in cash;

over (ii) the sum, without duplication, of:

(a) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, cash charges to the extent excluded in arriving at such Consolidated Net Income, and Transaction Expenses to the extent not deducted in arriving at such Consolidated Net Income and paid in cash during such period,

(b) without duplication of amounts deducted pursuant to clause (k) below in prior periods, the amount of Capital Expenditures or acquisitions of Intellectual Property accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of long-term Indebtedness of Holdings or the Restricted Subsidiaries (unless such Indebtedness has been repaid other than with the proceeds of long-term indebtedness) other than intercompany loans,

(c) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (1) the principal component of payments in respect of Capitalized Lease Obligations, (2) the amount of any scheduled repayment of Term Loans pursuant to Section 2.5 or the Second Lien Loans permitted hereunder, and (3) the amount of a mandatory prepayment of Term Loans pursuant to Section 5.2(a) or Second Lien Loans pursuant to Section 5.2(a) of the Second Lien Credit Agreement to the

extent required due to an Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (A) all other prepayments of Term Loans and Second Lien Loans (in each case, including purchases of Term Loans by Holdings and its Subsidiaries at or below par offered on a pro rata basis to all Term Loan Lenders of a Class and Dutch auctions offered on a pro rata basis to all Term Loan Lenders of a Class in which case the amount of voluntary prepayments of Term Loans shall be deemed not to exceed the actual purchase price of such Term Loans at or below par) and all voluntary prepayments of Permitted Other Indebtedness (with a Lien on the Collateral ranking pari passu with the Liens on the Collateral securing the Obligations) and (B) all prepayments of Swingline Loans (and any other revolving loans (unless there is an equivalent permanent reduction in commitments thereunder)) made during such period, except to the extent financed with the proceeds of other long-term Indebtedness of the Borrower or the Restricted Subsidiaries,

(d) an amount equal to the aggregate net non-cash gain on Asset Sales by the Borrower and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(e) increases in Consolidated Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such increases arising from acquisitions or Asset Sales by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(f) payments in cash by the Borrower and the Restricted Subsidiaries during such period in respect of any purchase price holdbacks, earn-out obligations, and long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,

(g) without duplication of amounts deducted pursuant to clause (k) below in prior fiscal periods, the aggregate amount of cash consideration paid by Holdings and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions, but excluding Permitted Investments of the type described in clauses (i) and (ii) of the definition thereof) made during such period constituting Permitted Investments or made pursuant to Section 10.5 to the extent that such Investments were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Capital Stock,

(h) the amount of dividends paid in cash during such period (on a consolidated basis) by Holdings and the Restricted Subsidiaries, to the extent such dividends were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Capital Stock,

(i) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and cash restructuring charges) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income,

(j) the aggregate amount of any premium, make-whole, or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(k) without duplication of amounts deducted from Excess Cash Flow in other periods, (1) the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”) entered into prior to or during such period and (2) any planned cash expenditures by the Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Permitted Acquisitions (or other Investments), Capital Expenditures, or acquisitions of Intellectual Property or other assets to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period (except to the extent financed with any of the proceeds received from (A) the issuance or incurrence of long-term Indebtedness or (B) the issuance of Equity Interests); provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions (or other Investments), Capital Expenditures, or acquisitions of Intellectual Property or other assets during such following period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters,

(l) the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(m) cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income,

(n) decreases in current and non-current deferred revenue to the extent included or not deducted in arriving at such Consolidated Net Income, and

(o) extraordinary losses actually paid in cash.

“Excluded Contribution” shall mean net cash proceeds, the Fair Market Value of marketable securities, or the Fair Market Value of Qualified Proceeds received by Holdings from (i) contributions to its common equity capital, and (ii) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower, in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by either a senior vice president or the principal financial officer of the Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 10.5(a)(iii); provided that (i) any non-cash assets shall qualify only if acquired by a parent of the Borrower in an arm’s-length transaction within the six months prior to such contribution and (ii) no Cure Amount shall constitute an Excluded Contribution.

“Excluded Property” shall have the meaning set forth in the Security Agreement.

“Excluded Stock and Stock Equivalents” shall mean (i) any Capital Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of pledging such Capital Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of Capital Stock and Stock Equivalents of any (a) CFC or (b) CFC Holding Company, any Voting Stock or Stock Equivalents of such CFC or CFC Holding Company in excess of 66% of the total voting power of all outstanding Voting Stock or Stock Equivalents, (iii) any Capital Stock or Stock Equivalents of any direct or indirect Subsidiary of a CFC or CFC Holding Company, (iv) any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirements of Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, (v) in the case of (A) any Capital Stock or Stock Equivalents of any Subsidiary to the extent such Capital Stock or Stock Equivalents are subject to a Lien permitted by clause (vii) of the definition of Permitted Lien or (B) any Capital Stock or Stock Equivalents of any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Capital Stock or Stock Equivalents of each such Subsidiary described in clause (A) or (B) to the extent (I) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (II) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (II) shall not apply if (x) such other party is Holdings or a Credit Party or Wholly-Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (III) a pledge thereof to secure the Obligations would give any other party (other than Holdings or a Credit Party or Wholly-Owned Subsidiary) to any contract, agreement, instrument, or indenture governing such Capital Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (vi) any Capital Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Capital Stock or Stock Equivalents would result in materially adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent, (vii) any Capital Stock or Stock Equivalents that are margin stock, and (viii) any Capital Stock and Stock Equivalents of any Subsidiary that is not a Material Subsidiary or is an Unrestricted Subsidiary, a captive insurance Subsidiary, an SPV or any special purpose entity.

“Excluded Subsidiary” shall mean (i) each Subsidiary, in each case, for so long as any such Subsidiary does not (on (x) a consolidated basis with its Restricted Subsidiaries, if determined on the Closing Date by reference to the Historical Financial Statements or (y) a consolidated basis with its Restricted Subsidiaries, if determined after the Closing Date by reference to the financial statements delivered to the Administrative Agent pursuant to Section 9.1(a) and (b)) constitute a Material Subsidiary, (ii) each Subsidiary that is not a Wholly-Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non-Wholly-Owned Restricted Subsidiary), (iii) any CFC Holding Company, (iv) any direct or indirect Subsidiary of a CFC or a CFC Holding Company, (v) any CFC, (vi) each Subsidiary that is prohibited by any applicable Contractual Requirement or Requirements of Law (to the extent existing on the Closing Date or, if later, the date it becomes a Restricted Subsidiary and in each case, not entered into in contemplation thereof) from guaranteeing or granting Liens to secure the Obligations or would require third-party or governmental (including regulatory) consent, approval, license or authorization to guarantee or grant such Liens to secure the Obligations (unless such consent, approval, license or authorization has been received), (vii) each Subsidiary with respect to which, as reasonably determined by the Borrower, the consequence of providing a Guarantee of the Obligations would adversely affect the ability of the Borrower and its respective Subsidiaries to satisfy applicable Requirements of Law, (viii) each Subsidiary with respect to which, as reasonably determined by the Borrower in consultation with the Administrative Agent, providing such a Guarantee would result in material adverse tax consequences, (ix) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, as agreed in writing, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (x) each Unrestricted Subsidiary, (xi) any Receivables Subsidiary, (xii) each other Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder and financed with assumed secured Indebtedness permitted hereunder, and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder, (xiii) each Subsidiary that is a registered broker dealer and (xiv) each SPV, not-for-profit Subsidiary and captive insurance company.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, (a) any Swap Obligation if, and to the extent that, all or a portion of the Obligations of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and Hedge Bank applicable to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Obligation or security interest is or becomes illegal or unlawful.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income, net profits, or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local, or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (ii) any U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any Credit Document that is required to be imposed on amounts payable to or for the account of a Lender pursuant to laws in force at the time such Lender acquires an interest in any Credit Document (or designates a new lending office), other than in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7 (or that designates a new lending office pursuant to a request by the Borrower), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding Tax pursuant to Section 5.4, (iii) any Taxes attributable to a recipient’s failure to comply with Section 5.4(e), or (iv) any withholding Tax imposed under FATCA.

“Existing Class” shall mean any Existing Term Loan Class and any Existing Revolving Credit Class.

“Existing Debt Facilities” shall mean the debt facilities incurred pursuant to (i) that certain First Lien Credit Agreement, dated December 7, 2017, by and among Phoenix Parent Holdings Inc., PharMerica Corporation, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, and that certain Second Lien Credit Agreement, dated December 7, 2017, by and among Phoenix Parent Holdings Inc., PharMerica Corporation, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent (collectively, the “Existing Credit Agreements”), and (ii) that certain Second Amended & Restated Credit Agreement, dated as of March 28, 2018, among Res-Care, Inc., Onex ResCare Holdings Corp., the Guarantors (as such term is defined therein) from time to time party thereto, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, the other lenders from to time to time party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Regions Capital Markets, a Division of Regions Bank and Suntrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Regions Capital Markets, a Division of Regions Bank and Suntrust Bank, as syndication agents and Capital One, National Association, U.S. Bank National Association and HSBC Securities (USA) Inc. as documentation agents.

“Existing Revolving Credit Class” shall have the meaning provided in Section 2.14(g)(ii).

“Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).

“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).

“Existing Term Loan” shall have the meaning provided in Amendment No. 1

“Existing Term Loan Class” shall have the meaning provided in Section 2.14(g)(i).

“Existing Term Loan Lender” shall have the meaning provided in Amendment No. 1.

“Existing Tranche B-2 Term Loan” shall have the meaning provided to “Existing Term Loan” in Amendment No. 4.

“Existing Tranche B-2 Term Loan Lender shall have the meaning provided to “Existing Term Loan Lender” in Amendment No. 4.

“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).

“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.14(g)(ii).

“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).

“Extended Revolving Loan Maturity Date” shall mean the date on which any tranche of Extended Revolving Credit Loans matures.

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.14(g)(i).

“Extending Lender” shall have the meaning provided in Section 2.14(g)(iii).

“Extension Amendment” shall have the meaning provided in Section 2.14(g)(iv).

“Extension Date” shall have the meaning provided in Section 2.14(g)(v).

“Extension Election” shall have the meaning provided in Section 2.14(g)(iii).

“Extension Request” shall mean a Term Loan Extension Request.

“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, and amortization schedule.

“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing, and any laws, fiscal or regulatory legislation, rules, guidance notes and practices adopted by a non-U.S. jurisdiction to effect the foregoing.

“FCPA” shall have the meaning provided in Section 8.10(c).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided, further that if the Federal Funds Effective Rate would otherwise be negative, it shall be deemed to be 0% per annum.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“First Lien Incremental Ratio” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be no greater than 4.50:1.00.

“First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H-1 (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, the Collateral Agent, and the representatives for purposes thereof for holders of one or more classes of First Lien Obligations (other than the Obligations).

“First Lien Obligations” shall mean the Obligations and the Permitted Other Indebtedness Obligations that are secured by Liens on the Collateral that rank on an equal priority basis (but without regard to the control of remedies) with Liens on the Collateral securing the Obligations.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated EBITDA for the Test Period most recently ended on or prior to such date of determination to (ii) the Fixed Charges for such Test Period.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:

(i) Consolidated Interest Expense of such Person and its Restricted Subsidiaries on a consolidated basis for such period,

(ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and

(iii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 0.00% per annum.

“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Credit Party or any of its Subsidiaries.

“Foreign Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Credit Party or any of its Subsidiaries.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan or Foreign Benefit Arrangement, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan or Foreign Benefit Arrangement; (ii) the failure to register or loss of good standing (if applicable) with applicable regulatory authorities of any such Foreign Plan or Foreign Benefit Arrangement required to be registered; or (iii) the failure of any Foreign Plan or Foreign Benefit Arrangement to comply with any provisions of applicable law and regulations or with the terms of such Foreign Plan or Foreign Benefit Arrangement.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer or Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage or 2020 Letter of Credit Commitment Percentage, as applicable, of the outstanding L/C Obligations or Swingline Loans, as applicable, other than L/C Obligations or Swingline Loans, as applicable, as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural Person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or any Restricted Subsidiary, to a date more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (including all amounts of such Funded Debt required to be paid or prepaid within one year from the date of its creation), and, in the case of the Credit Parties, Indebtedness in respect of the Loans, the Second Lien Loans.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Furthermore, at any time after the Closing Date, the Borrower may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Agreement); provided any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.

“Governmental Authority” shall mean any nation, sovereign, or government, any state, province, territory, or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory, or administrative functions of or pertaining to government, including a central bank or stock exchange (including any supranational body exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“Guarantee” shall mean (i) the First Lien Guarantee made by Holdings and each other Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B, and (ii) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent.

“guarantee obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any primary obligor in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term guarantee obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations or product warranties in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any guarantee obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (i) each Subsidiary of Holdings that is party to the Guarantee on the Closing Date, (ii) each Subsidiary of Holdings that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise, and (iii) Holdings; provided that in no event shall any Excluded Subsidiary be required to be a Guarantor (unless such Subsidiary is no longer an Excluded Subsidiary).

“Hazardous Materials” shall mean (i) any petroleum or petroleum products, radioactive materials, friable asbestos, polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials, waste, or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Law; and (iii) any other chemical, material, waste, or substance, which is prohibited, limited, or regulated due to its dangerous or deleterious properties or characteristics, by any Environmental Law.

“Hedge Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” shall mean (i) (a) any Person that, at the time it enters into a Hedge Agreement with the Borrower or any Restricted Subsidiary, is a Lender, an Agent or an Affiliate of a Lender or an Agent and (b) with respect to any Hedge Agreement entered into prior to the Closing Date, any Person that is a Lender or an Agent or an Affiliate of a Lender or an Agent on the Closing Date and (ii) any other Person that is designated by the Borrower as a “Hedge Bank” by written notice to the Administrative Agent substantially in the form of Exhibit L-1 or such other form reasonably acceptable to the Administrative Agent and the Borrower.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedge Agreements.

“Historical Financial Statements” shall mean (a) audited consolidated balance sheets of each of the Company and the Borrower and their respective consolidated subsidiaries (collectively, the “Consolidated Company”) as at the end of, and related audited consolidated statements of income and cash flows for the fiscal years ending December 31, 2015, December 31, 2016 and December 31, 2017 and (b) an unaudited consolidated balance sheet of the Consolidated Company as at the end of, and related statements of income and cash flows for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

“HMT” shall have the meaning provided in the definition of the term “Sanctions.”

“Holdings” shall mean (i) Holdings (as defined in the preamble to this Agreement) or (ii) after the Closing Date any other Person or Persons (“New Holdings”) that is a Subsidiary of Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) but not the Borrower (“Previous Holdings”); provided that (a) such New Holdings directly owns 100% of the Equity Interests of the Borrower, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, (c) if reasonably requested by the Administrative Agent, an opinion of counsel shall be delivered by the Borrower to the Administrative Agent to the effect that, without limitation, such substitution does not violate this Agreement or any other Credit Document, (d) all Capital Stock of the Borrower shall be pledged to secure the Obligations and (e) (i) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default and (ii) such substitution will not reasonably be expected to result in any adverse tax consequences to any Lender (unless reimbursed hereunder) or to the Administrative Agent (unless reimbursed hereunder); provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to “Holdings” in the Credit Documents shall be meant to refer to New Holdings.

“IFRS” shall have the meaning given to such term in the definition of GAAP.

“Immediate Family Members” shall mean with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Impacted Loans” shall have the meaning provided in Section 2.10(a).

“Increased Amount Date” shall mean, with respect to any New Term Loan Commitments or Additional Revolving Credit Commitments, the date on which such New Term Loan Commitments or Additional Revolving Credit Commitments, as applicable, shall be effective.

“Incremental Loans” shall have the meaning provided in Section 2.14(c).

“Incremental Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“Incremental Revolving Credit Loans” shall have the meaning provided in Section 2.14(b).

“Incremental Revolving Credit Maturity Date” shall mean the date on which any tranche of Revolving Credit Loans made pursuant to the Lenders’ Incremental Revolving Credit Commitments matures.

“Incremental Revolving Loan Lenders” shall have the meaning provided in Section 2.14(b).

“incur” and “incurrence” shall have the meanings provided in Section 10.1.

“Indebtedness” shall mean, with respect to any Person, (i) any indebtedness (including principal and premium) of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), or (d) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a net liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Borrower solely by reason of push down accounting under GAAP (other than in respect of any IPO Reorganization Transaction) shall be excluded, (ii) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (iii) to the extent not otherwise included, the obligations of the type referred to in clause (i) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business, (2) obligations under or in respect of Receivables Facilities, (3) prepaid or deferred revenue arising in the ordinary course of business, (4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (5) any balance that constitutes a trade payable or similar obligation to a trade creditor, accrued in the ordinary course of business, (6) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, (7) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (8) accrued expenses and royalties or (9) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days. The amount of Indebtedness of any Person for purposes of clause (iii) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and the other Restricted Subsidiaries, shall exclude all intercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5(a).

“Indemnified Person” shall have the meaning provided in Section 13.5(a).

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, other than Excluded Taxes or Other Taxes.

“Initial Revolving Credit Commitments” shall have the meaning provided in the definition of the term Revolving Credit Commitment.

“Initial Term Loan” shall mean the Term Loans made pursuant to Section 2.1(a) and, at any time after a Delayed Draw Funding Date, the aggregate principal amount of Delayed Draw Term Loans that have been funded pursuant to Section 2.1(b).

“Initial Term Loan Commitment” shall mean, in the case of each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1 as such Lender’s Initial Term Loan Commitment. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $1,650,000,000.

“Initial Tranche B-3 Term Loan” shall mean the Tranche B-3 Term Loans made (or deemed made) pursuant to Section 2.1(f) on the Amendment No. 4 Effective Date.

“Initial Tranche B-3 Term Loan Commitment” shall mean, in the case of each Tranche B-3 Term Loan Lender, the amount of such Lender’s Tranche B-3 Term Loan Commitment (as defined in this Agreement on the Amendment No. 4 Effective Date) as of the Amendment No. 4 Effective Date. The aggregate amount of the Initial Tranche B-3 Term Loan Commitments as of the Amendment No. 4 Effective Date is $548,625,000.

“Initial Tranche B-3 Term Loan Lender” shall mean a Person with an Initial Tranche B-3 Term Loan Commitment or an Initial Tranche B-3 Term Loan.

“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA.

“Intellectual Property” shall mean U.S. intellectual property, including all (i) (a) patents, inventions, designs, processes, developments, technology, and know-how; (b) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (c) trademarks, service marks, trade names, brand names, corporate names, Internet domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; (d) trade secrets, confidential, or proprietary information, including customer lists; and (ii) registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisionals, re-issues, re-examinations, or similar legal protections related to the foregoing.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

~~“Interpolated Rate” shall mean, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Rate for the longest period (for which that LIBOR Rate is available in Dollars) that is shorter than the applicable Impacted Interest Period and (b) the LIBOR Rate for the shortest period (for which that LIBOR Rate is available in Dollars) that exceeds the applicable Impacted Interest Period, in each case, at such time; provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for Revolving Credit Loans and Tranche B-3 Term Loans and 1.00% per annum for Tranche B-1 Term Loans for purposes of this Agreement.~~

“Investment” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances, or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other Person and investments that are required by GAAP to be classified on the consolidated balance sheet (excluding the footnotes) of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of the Borrower and the other Restricted Subsidiaries, intercompany loans (including guarantees), advances, or Indebtedness either (i) having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or (ii) arising from cash management, tax and/or accounting operations and made in the ordinary course of business or consistent with past practices.

For purposes of the definition of Unrestricted Subsidiary and Section 10.5,

(i) Investments shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s Investment in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received by the Borrower or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of Cash Equivalents, such amount shall be equal to the Fair Market Value of such consideration).

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency.

“Investment Grade Securities” shall mean:

(i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,

(iii) investments in any fund that invest at least 90% in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(iv) corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investor Group” shall mean Holdings, KKR, WBA and their respective Affiliates.

“IPO” shall mean the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) or other transaction which results in the common Equity Interests of a Parent Entity of the Borrower being publicly traded.

“IPO Entity” shall mean, at any time at and after an IPO, the Borrower or a Parent Entity of the Borrower, as the case may be, the Equity Interests in which were issued or otherwise sold pursuant to the IPO.

“IPO Listco” shall mean a wholly-owned subsidiary of the Borrower formed in contemplation of an IPO to become the IPO Entity; provided that the Borrower shall, promptly following its formation, notify the Administrative Agent of the formation of any IPO Listco.

“IPO Reorganization Transactions” shall mean, collectively, the transactions taken in connection with and reasonably related to consummating an IPO, including (a) formation and ownership of IPO Shell Companies, (b) entry into, and performance of, (i) a reorganization agreement among any of the Borrower, its Subsidiaries and/or IPO Shell Companies implementing IPO Reorganization Transactions and other reorganization transactions in connection with an IPO and (ii) customary underwriting agreements in connection with an IPO and any future follow-on underwritten public offerings of common Equity Interests in the IPO Entity, including the provision by IPO Entity and the Borrower of customary representations, warranties, covenants and indemnification to the underwriters thereunder, (c) the merger of one or more IPO Subsidiaries with one or more direct or indirect holders of Equity Interests in the Borrower with the surviving entity in any such merger holding Equity Interests in the Borrower, and the merger of such entities with any IPO Shell Company or IPO Subsidiary, (d) the issuance of Equity Interests of IPO Shell Companies to holders of Equity Interests of the Borrower in connection with any IPO Reorganization Transactions, (e) the entry into an exchange agreement, pursuant to which holders of Equity Interests of the Borrower will be permitted to exchange such interests for certain economic/voting Equity Interests in IPO Listco, and (f) the entry into, and performance of, any tax receivables agreements by any IPO Shell Company or IPO Subsidiary, in each case of clauses (a) through (f), so long as after giving Pro Forma Effect to any IPO Reorganization Transactions, (i) the security interests of the Lenders in the Collateral and the Guarantees of the Obligations, taken as a whole, would not be materially impaired and (ii) the Consolidated Total Debt to Consolidated EBITDA Ratio is either equal to or less than (1) 5.75:1.00 or (2) the Consolidated Total Debt to Consolidated EBITDA Ratio immediately prior to such IPO Reorganization Transactions.

“IPO Shell Company” shall mean each of IPO Listco and IPO Subsidiary.

“IPO Subsidiary” shall mean a wholly-owned subsidiary of IPO Listco formed in contemplation of, and to facilitate, IPO Reorganization Transactions and an IPO. The Borrower shall, promptly following its formation, notify the Administrative Agent of the formation of an IPO Subsidiary.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” as published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Request and any other document, agreement and instrument entered into by the applicable Letter of Credit Issuer and the Borrower (or any other Restricted Subsidiary or Holdings) or in favor of the applicable Letter of Credit Issuer and relating to such Letter of Credit.

“Jefferies” shall mean Jefferies Finance LLC.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A, which may include additional provisions to ensure fungibility of the Loans and to provide for mechanics for borrowings in currencies other than Dollars.

“Joint Lead Arrangers and Bookrunners” shall mean MSSF, Credit Suisse Loan Funding LLC, Jefferies, KKR Capital Markets LLC and Crédit Agricole Corporate and Investment Bank.

“Junior Debt” shall mean any Indebtedness (other than any permitted intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary) in respect of Subordinated Indebtedness in excess of $30 million.

“KKR” shall mean each of Kohlberg Kravis Roberts & Co. and KKR North America Fund XII L.P.

“Latest Term Loan Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Term Loan hereunder at such time, including the latest maturity or expiration date of any New Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“L/C Obligations” shall mean the 2020 L/C Obligations and the Revolving L/C Obligations.

“L/C Sublimit” shall mean $82,500,000.

“LCT Election” shall have the meaning provided in Section 1.12(b).

“LCT Test Date” shall have the meaning provided in Section 1.12(b).

“Lender” or “Lenders” shall have the meanings provided in the preamble to this Agreement.

“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified, in writing, the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under this Agreement, or has made a public statement to that effect with respect to its funding obligations under this Agreement or the Second Lien Credit Agreement, or a Lender has publicly announced that it does not intend to comply with its funding obligations under other loan agreements, credit agreements or similar facilities generally, (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or (vi) a Lender has become the subject of a Bail-In Action; provided that no Lender Default shall occur solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender-Related Distress Event” shall mean, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), other than via an Undisclosed Administration, a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Letter of Credit” shall mean a 2020 Letter of Credit or a Revolving Letter of Credit, as the context requires.

“Letter of Credit Commitment” shall mean the Total 2020 Letter of Credit Commitment or the Revolving Letter of Credit Commitment, as the context requires.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the 2020 Letter of Credit Exposure and/or Revolving Letter of Credit Exposure, as applicable, of such lender at such time.

“Letter of Credit Issuer” shall mean a 2020 Letter of Credit Issuer or a Revolving Letter of Credit Issuer, as the context requires. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Request” shall mean a notice executed and delivered by the Borrower pursuant to Section 3.2, and substantially in the form of Exhibit K or another form which is acceptable to the Letter of Credit Issuer in its reasonable discretion.

“Letters of Credit Outstanding” shall mean the 2020 Letters of Credit Outstanding and the Revolving Letters of Credit Outstanding.

~~“LIBOR” shall have the meaning provided in the definition of the term “LIBOR Rate.”~~

~~“LIBOR Discontinuance Event” means any of the following:~~

~~(a) an interest rate is not ascertainable pursuant to the provisions of the definition of “LIBOR Rate” or “LIBOR” and the inability to ascertain such rate is unlikely to be temporary;~~

~~(b) the regulatory supervisor for the administrator of the LIBOR Screen Rate, the central bank~~

~~for the currency of LIBOR, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, has made a public statement, or published information, stating that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely on a specific date, provided that, at that time, there is no successor administrator that will continue to provide LIBOR; or~~

~~(c) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at that time, there is no successor administrator that will continue to provide LIBOR (the date of determination or such specific date in the foregoing clauses (a)-(c), the “Scheduled Unavailability Date”).”~~

~~“LIBOR Discontinuance Event Time” means, with respect to any LIBOR Discontinuance Event, (i) in the case of an event under clause (a) of such definition, the Business Day immediately following the date of determination that such interest rate is not ascertainable and such result is unlikely to be temporary and (ii) for purposes of an event under clause (b) or (c) of such definition, on the date on which LIBOR ceases to be provided by the administrator of LIBOR or is not permitted to be used (or if such statement or information is of a prospective cessation or prohibition, the 90th day prior to the date of such cessation or prohibition (or if such prospective cessation or prohibition is fewer than 90 days later, the date of such statement or announcement).~~

~~“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.~~

~~“LIBOR Rate” shall mean,~~

~~(i) for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to the offered rate administered by ICE Benchmark Administration (“LIBOR”) or successor rate, which rate is approved by the Administrative Agent, on the applicable Reuters screen page (or such other commercially available source providing such quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if the LIBOR Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBOR Rate shall be the Interpolated Rate; and~~

~~(ii) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined on such date for Dollar deposits with a term of one month commencing that day; provided that if there is an Impacted Interest Period, then the LIBOR Rate shall be the Interpolated Rate; provided, further, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower.~~

~~“LIBOR Replacement Date” means, in respect of any Borrowing of LIBOR Loans, upon the occurrence of a LIBOR Discontinuance Event, the next interest reset date after the relevant amendment in connection therewith becomes effective (unless an alternative date is specified) and all subsequent interest reset dates for which LIBOR would have had to be determined.~~

~~“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~

“Lien” shall mean with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to, give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a license, sub-license or cross-license to Intellectual Property be deemed to constitute a Lien.

“Limited Condition Transaction” shall mean any transaction by one or more of the Borrower and its respective Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” shall mean any Revolving Loan, Term Loan or any other loan made by any Lender pursuant to this Agreement.

“Majority Lead Arrangers” shall mean the Lead Arrangers who held a majority of the aggregate amount of Commitments as of January 27, 2019.

“Management Investors” shall mean the former, current or future officers, directors, employees and managers (and Controlled Investment Affiliates and Immediate Family Members of the foregoing) of Holdings, any Restricted Subsidiary or any Parent Entity who are or become direct or indirect investors in Holdings, any Parent Entity or any Equityholding Vehicle, including any such officers, directors, employees and managers owning through an Equityholding Vehicle.

“Master Agreement” shall have the meaning provided in the definition of the term Hedge Agreements.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties, or financial condition of the Borrower and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (i) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (ii) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) whose revenues during such Test Period were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries (other than Subsidiaries that are Excluded Subsidiaries by virtue of any of clauses (ii) through (xiv) of the definition of “Excluded Subsidiary”) have, in the aggregate, (a) total assets at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) revenues during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable.

“Maturity Date” shall mean the Revolving Credit Maturity Date, the Extended Revolving Loan Maturity Date, any Incremental Revolving Credit Maturity Date, the 2020 L/C Facility Maturity Date, the Tranche B Term Loan Maturity Date, the New Term Loan Maturity Date or the maturity date of an Extended Term Loan, as applicable.

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, (i) the sum of (a) (x) the greater of (i) $370,000,000 and (ii) 100% of Consolidated EBITDA for the most recently ended Test Period minus (y) the Second Lien Base Incremental Amount plus (b) the aggregate amount of voluntary prepayments of Term Loans, Incremental Loans secured on a pari passu basis with the Term Loans, and, to the extent accompanied by permanent optional reductions of the Revolving Credit Commitments or Incremental Revolving Credit Commitments, Revolving Loans or Incremental Revolving Credit Loans (including purchases of the Loans by Holdings and its Subsidiaries at or below par, in which case the amount of voluntary prepayments of Loans shall be deemed not to exceed the actual purchase price of such Loans below par, and voluntary prepayments accompanied by permanent commitment reductions of the Revolving Credit Facility) in each case, other than from proceeds of the incurrence of long-term Indebtedness, plus (ii) an amount such that, after giving effect to the incurrence of such amount, (a) the Borrower would be in compliance on a Pro Forma Basis (including any adjustments required by such definition as a result of a contemplated Permitted Acquisition, but excluding any concurrent incurrence of Indebtedness pursuant to clause (i) above, the Second Lien Base Incremental Amount or the Revolving Credit Facility and without netting any cash proceeds of such incurrence) with the First Lien Incremental Ratio (assuming that all Indebtedness incurred pursuant to Section 2.14(a) or Section 10.1(x)(i) on such date of determination would be included in the definition of Consolidated First Lien Secured Debt, whether or not such Indebtedness would otherwise be so included) or (b) solely in the case of any Permitted Acquisition or investment permitted under this Agreement, on a Pro Forma Basis the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio would be equal to or less than the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio immediately prior to giving effect to such incurrence, such Permitted Acquisition or investment permitted under this Agreement and all transactions in connection therewith, minus (iii) the sum of (a) the aggregate principal amount of New Loan Commitments (including, for the avoidance of doubt, the 2020 Letter of Credit Commitments ~~and~~, the “Incremental Revolving Credit Commitments” (as defined in the Joinder Agreement, dated September 30, 2019) and the $475,000,000 aggregate principal amount of the “Amendment No. 6 Revolving Credit Commitments” (as defined in Amendment No. 6)) incurred pursuant to Section 2.14(a) in reliance on clause (i) of this definition prior to such date and (b) the aggregate principal amount of Permitted Other Indebtedness issued or incurred (including any unused commitments obtained) pursuant to Section 10.1(x)(i) in reliance on clause (i) of this definition prior to such date.

“Merger Sub” shall have the meaning set forth in the preamble to this Agreement.

“MFN Protection” shall have the meaning set forth in the proviso to Section 2.14(d)(iii).

“Minimum Borrowing Amount” shall mean $2,500,000.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 101% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided in accordance with the provisions of Section 3.8(a)(i), (a)(ii) or (a)(iii), an amount equal to 101% of the outstanding amount of all L/C Obligations.

“Minimum Equity Amount” shall have the meaning provided in the recitals to this Agreement.

“Minimum Tender Condition” shall have the meaning provided in Section 2.15(b).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, trust deed, or other security document entered into by the owner of a Mortgaged Property for the benefit of the Collateral Agent and the Secured Parties in respect of that Mortgaged Property to secure the Obligations, in form and substance reasonably acceptable to the Collateral Agent and the Borrower, together with such terms and provisions as may be required by local laws.

“Mortgaged Property” shall mean, initially, each parcel of real estate and the improvements thereto owned in fee by a Credit Party and identified on Schedule 8.16, and each other owned parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.11 or Section 9.14.

“MSSF” shall mean Morgan Stanley Senior Funding, Inc.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate makes or is obligated to make contributions, or during the five preceding calendar years, has made or been obligated to make contributions.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event and any incurrence of Permitted Other Indebtedness, (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received and excluding any interest payments) received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of such Prepayment Event or incurrence of Permitted Other Indebtedness, as the case may be, less (ii) the sum of:

(a) the amount, if any, of all taxes (including in connection with any repatriation of funds) paid or estimated to be payable by the Borrower or any of its Restricted Subsidiaries in connection with such Prepayment Event or incurrence of Permitted Other Indebtedness,

(b) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (a) above) (1) associated with the assets that are the subject of such Prepayment Event and (2) retained by the Borrower or any of the Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(c) the amount of any Indebtedness (other than the Loans and Permitted Other Indebtedness) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(d) in the case of any Asset Sale Prepayment Event or Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Borrower or any of the Restricted Subsidiaries; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds no later than 180 days following the last day of such Reinvestment Period, (1) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or, if later, 180 days after the date the Borrower or such Restricted Subsidiary has entered into such binding commitment, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (2) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i);

(e) in the case of any Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (e)) attributable to non-controlling interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Restricted Subsidiary as a result thereof;

(f) in the case of any Asset Sale Prepayment Event or Permitted Sale Leaseback, any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that the Borrower and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction; and

(g) all fees and out-of-pocket expenses paid by the Borrower or a Restricted Subsidiary in connection with any of the foregoing (for the avoidance of doubt, including, (1) in the case of the issuance of Permitted Other Indebtedness, any fees, underwriting discounts, premiums, and other costs and expenses incurred in connection with such issuance and (2) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses, and brokerage, consultant, accountant, and other customary fees), in each case, only to the extent not already deducted in arriving at the amount referred to in clause (i) above.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“New Holdings” shall have the meaning provided in the definition of the term “Holdings.”

“New Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).

“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).

“New Revolving Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“New Revolving Loan Repayment Date” shall have the meaning provided in Section 2.5(c).

“New Term Loan” shall have the meaning provided in Section 2.14(c).

“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(c).

“Non-Bank Tax Certificate” shall have the meaning provided in Section 5.4(e)(ii)(B)(3).

“Non-Consenting Existing Term Loan Lender” shall mean each Existing Term Loan Lender that did not execute and deliver a Consent to Amendment No. 1 on or prior to the Amendment No. 1 Effective Date.

“Non-Consenting Existing Tranche B-2 Term Loan Lender” shall mean each Existing Tranche B-2 Term Loan Lender that did not execute and deliver a Consent to Amendment No. 4 on or prior to the Amendment No. 4 Effective Date.

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Credit Party Prepayment Event” shall have the meaning provided in Section 5.2(a)(iv).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(d).

“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party (or in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, any Restricted Subsidiary) arising under any Credit Document or otherwise with respect to any Commitment, Loan, Letter of Credit or Swingline Loan or under or with respect to any Secured Cash Management Agreement or Secured Hedge Agreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party), in each case, entered into with the Borrower or any of the Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any Credit Party under any Credit Document.

“OFAC” shall have the meaning provided in Section 8.10(c).

“Original Revolving Credit Commitments” shall mean all Revolving Credit Commitments, Existing Revolving Credit Commitments and Extended Revolving Credit Commitments, other than any New Revolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).

“Other Taxes” shall mean all present or future stamp, registration, court or documentary Taxes or any other excise, property, intangible, mortgage recording, filing or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include (i) any Taxes that result from an assignment, (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the Lender and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower or Holdings or (ii) Excluded Taxes.

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership), including any managing member, of Holdings and/or the Borrower.

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).

“Participating Member State” shall mean any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” shall have the meaning provided in Section 13.18.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA, be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisition” shall have the meaning provided in clause (iii) of the definition of Permitted Investments.

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.4.

“Permitted Debt Exchange” shall have the meaning provided in Section 2.15(a).

“Permitted Debt Exchange Notes” shall have the meaning provided in Section 2.15(a).

“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.15(a).

“Permitted Holders” shall mean each of (i) the Sponsors and members of management (including Management Investors and their Permitted Transferees) of Holdings or the Borrower (or their respective direct or indirect parent or management investment vehicle) who are holders of Equity Interests of the Borrower (or its direct or indirect parent company or management investment vehicle) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any other direct or indirect Parent Entity, (ii) any direct or indirect Parent Entity formed not in connection with, or in contemplation of, a transaction (other than the Transactions or IPO Reorganization Transactions) that, assuming such parent was not formed after giving effect thereto, would constitute a Change of Control and (iii) any entity (other than a Parent Entity) through which a Parent Entity described in clause (ii) directly or indirectly holds Equity Interests of the Borrower and has no other material operations other than those incidental thereto.

“Permitted Investments” shall mean:

(i) any Investment in the Borrower or any Restricted Subsidiary;

(ii) any Investment in cash, Cash Equivalents, or Investment Grade Securities at the time such Investment is made;

(iii) (a) any transactions or Investments otherwise made in connection with the Transactions and in accordance with the Acquisition Agreement and (b) any Investment by the Borrower or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment (a “Permitted Acquisition”), (1) such Person becomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, or transfer;

(iv) any Investment in securities or other assets not constituting cash, Cash Equivalents, or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.4 or any other disposition of assets not constituting an Asset Sale;

(v) (a) any Investment existing or contemplated on the Closing Date and, in each case, listed on Schedule 10.5 and (b) Investments consisting of any modification, replacement, renewal, reinvestment, or extension of any such Investment; provided that the amount of any such Investment is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed, or replaced Investment) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Closing Date;

(vi) any Investment acquired by the Borrower or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of the Borrower of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(vii) Hedging Obligations permitted under clause (j) of Section 10.1 and Cash Management Services;

(viii) any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed the greater of (a) $110 million and (b) 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (viii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (viii) for so long as such Person continues to be a Restricted Subsidiary;

(ix) Investments the payment for which consists of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under Section 10.5(a)(iii);

(x) guarantees of Indebtedness permitted under Section 10.1 and Investments to the extent constituting Permitted Liens;

(xi) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 9.9 (except transactions described in clause (b) of such paragraph);

(xii) Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment, or other similar assets in the ordinary course of business;

(xiii) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xiii) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $140 million and (b) 37.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (xiii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (xiii) for so long as such Person continues to be a Restricted Subsidiary;

(xiv) Investments relating to any Receivables Subsidiary that, in the good faith determination of the board of directors of the Borrower, are necessary or advisable to effect a Receivables Facility or any repurchases or other transactions in connection therewith;

(xv) advances to, or guarantees of Indebtedness of, employees not in excess of the greater of (a) $20 million and (b) 5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment;

(xvi) (a) loans and advances to officers, directors, managers, and employees for business-related travel expenses, moving expenses, and other similar expenses, in each case, incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof, (b) promissory notes received from equity holders of the Borrower, any direct or indirect parent company of the Borrower or any Subsidiary in connection with the exercise of stock options in respect of the Equity Interests of the Borrower, any direct or indirect parent company of the Borrower and the Subsidiaries and (c) advances of payroll payments to employees in the ordinary course of business;

(xvii) Investments consisting of extensions of trade credit in the ordinary course of business;

(xviii) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(xix) non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(xx) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client, franchisee and customer contracts and loans or advances made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, licensors and licensees in the ordinary course of business;

(xxi) the licensing and contribution of Intellectual Property pursuant to joint development, venture or marketing arrangements with other Persons, in the ordinary course of business;

(xxii) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(xxiii) [reserved];

(xxiv) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; and

(xxv) Investments of a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with any Subsidiary in accordance with this definition of “Permitted Investments”, Section 10.3 and/or Section 10.5 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

“Permitted Liens” shall mean, with respect to any Person:

(i) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent or deposits made to secure obligations arising from contractual or warranty refunds, in each case, incurred in the ordinary course of business;

(ii) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, and mechanics’ Liens, in each case, for sums not yet overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(iii) Liens for taxes, assessments, or other governmental charges not yet overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or are not required to be paid pursuant to Section 8.11, or for property taxes on property of such Person, which Person has determined to abandon if the sole recourse for such tax, assessment, charge, levy, or claim is to such property;

(iv) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal, or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v) minor survey exceptions, minor encumbrances, ground leases, leases, easements, or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not, in the aggregate, materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(vi) Liens securing Indebtedness permitted to be outstanding pursuant to clause (a), (b) (so long as such Liens are subject to the Second Lien Intercreditor Agreement), (d), (r), (w), (x), or (y) of Section 10.1; provided that, (a) in the case of clause (d) of Section 10.1, such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or refinanced under such clause (d) of Section 10.1, replacements of such property, equipment or assets, and additions and accessions and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender; (b) in the case of clause (r) of Section 10.1, such Lien may not extend to any assets other than the assets owned by non-Credit Parties; (c) in the case of Liens securing Permitted Other Indebtedness Obligations that constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and (1) in the case of the first such issuance of Permitted Other Indebtedness constituting First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative for the holders of such Permitted Other Indebtedness Obligations shall have entered into the First Lien Intercreditor Agreement and (2) in the case of subsequent issuances of Permitted Other Indebtedness constituting First Lien Obligations, the representative for the holders of such Permitted Other Indebtedness Obligations shall have become a party to the First Lien Intercreditor Agreement in accordance with the terms thereof; and (d) in the case of Liens securing Permitted Other Indebtedness Obligations that do not constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness that do not constitute First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of Permitted Other Indebtedness that do not constitute First Lien Obligations, the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (vi);

(vii) subject to Section 9.14, other than with respect to Mortgaged Property, Liens existing on the Closing Date; provided that any Lien securing Indebtedness or other obligations in excess of (a) $7.5 million individually or (b) $20 million in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (b) that are not listed on Schedule 10.2) shall only be permitted if set forth on Schedule 10.2, and, in each case, any modifications, replacements, renewals, refinancings or extensions thereof;

(viii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary (other than, with respect to such Person, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(ix) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, or designation; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary (other than, with respect to such property, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(x) Liens on property of any Restricted Subsidiary that is not a Credit Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Credit Party, in each case, to the extent permitted under Section 10.1;

(xi) Liens securing Hedging Obligations and Cash Management Services so long as the related Indebtedness is, and is permitted hereunder to be, secured by a Lien on the same property securing such Hedging Obligations and Cash Management Services;

(xii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(xiii) Leases or subleases granted to others in the ordinary course of business;

(xiv) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xv) Liens in favor of the Borrower or any other Guarantor;

(xvi) Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;

(xvii) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(xviii) Liens to secure any refinancing, refunding, extension, renewal, or replacement (or successive refinancing, refunding, extensions, renewals, or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (vi), (vii), (viii), (ix), (x), and (xv) of this definition of “Permitted Liens”; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness described under clauses (vi), (vii), (viii), (ix), (x), and (xv) at the time the original Lien became a Permitted Lien under this Agreement, and (2) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such refinancing, refunding, extension, renewal, or replacement;

(xix) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(xx) other Liens securing obligations (including Capitalized Lease Obligations) which do not exceed the greater of (a) $185 million and (b) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Lien; provided that to the extent securing Collateral such Liens shall rank junior to the Liens securing the Obligations and the Second Lien Loans; provided further that at the Borrower’s election, in the case of Liens securing such Permitted Other Indebtedness Obligations, the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and (x) in the case of the first such issuance of such Permitted Other Indebtedness, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of such Permitted Other Indebtedness, the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the Second Lien Intercreditor Agreement as contemplated by this clause (xx);

(xxi) Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.5 or Section 11.10;

(xxii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxiii) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(xxiv) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.1; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xxv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxvi) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposits or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries, or (c) relating to purchase orders and other agreements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xxvii) Liens (a) solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement or (b) consisting of an agreement to dispose of any property pursuant to a disposition permitted hereunder;

(xxviii) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by the Borrower or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(xxix) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(xxx) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(xxxi) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements, and contract zoning agreements;

(xxxii) Liens arising out of conditional sale, title retention, consignment, or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xxxiii) Liens arising under the Security Documents;

(xxxiv) Liens on goods purchased in the ordinary course of business, the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries;

(xxxv) (a) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (b) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Borrower or any Restricted Subsidiary in joint ventures;

(xxxvi) Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;

(xxxvii) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirements of Law;

(xxxviii) to the extent pursuant to a Requirements of Law, Liens on cash or Permitted Investments securing Swap Obligations in the ordinary course of business; and

(xxxix) with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the final Title Policy covering such Mortgaged Property delivered to the Collateral Agent.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees, expenses and other obligations payable with respect to, such Indebtedness.

“Permitted Other Indebtedness” shall mean subordinated or senior Indebtedness (which Indebtedness may (i) be unsecured, (ii) have the same lien priority as the First Lien Obligations (without regard to control of remedies); provided that if such Permitted Other Indebtedness is in the form of secured first lien term loans, then such Permitted Other Indebtedness shall be subject to any applicable MFN Protection as if such loans were New Term Loans, or (iii) be secured by a Lien ranking junior to the Liens securing the First Lien Obligations), in each case issued or incurred by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory repayment, or redemption or sinking fund obligations prior to, at the time of incurrence, the Latest Term Loan Maturity Date (other than, in each case, customary offers or obligations to repurchase or repay upon a change of control, excess cash flow sweep, asset sale, or casualty or condemnation event, AHYDO payments and customary acceleration rights after an event of default), (b) the covenants, taken as a whole, are not materially more restrictive to the Borrower and the Restricted Subsidiaries than those herein (taken as a whole) (except for covenants applicable only to the periods after the Latest Term Loan Maturity Date) (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants are only applicable after the Latest Term Loan Maturity Date at the time of such refinancing); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of the Borrower (other than the Borrower or a Guarantor) is an obligor, (d) that, if secured, is not secured by a lien any assets of the Borrower or its Subsidiaries other than the Collateral and (e) the other terms of which shall be on terms and documentation as determined by the Borrower and the lenders providing such Indebtedness.

“Permitted Other Indebtedness Documents” shall mean any document or instrument (including any guarantee, security agreement, or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Indebtedness by any Credit Party.

“Permitted Other Indebtedness Obligations” shall mean, if any Permitted Other Indebtedness is issued or incurred, all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party arising under any Permitted Other Indebtedness Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Other Indebtedness Obligations of the applicable Credit Parties under the Permitted Other Indebtedness Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Other Indebtedness Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any such Credit Party under any Permitted Other Indebtedness Document.

“Permitted Other Indebtedness Secured Parties” shall mean the holders from time to time of secured Permitted Other Indebtedness Obligations (and any representative on their behalf).

“Permitted Other Provision” shall have the meaning provided in Section 2.14(g)(i).

“Permitted Repricing Amendment” shall have the meaning provided in Section 13.1.

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback not between the Borrower and a Restricted Subsidiary is consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or such Restricted Subsidiary or (ii) in the case of any Sale Leaseback (or series of related Sale Leasebacks) the aggregate proceeds of which exceed the greater of (a) $150 million and (b) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Sale Leaseback, the board of directors (or analogous governing body) of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Second Lien Exchange Notes” shall mean “Permitted Debt Exchange Notes” as defined in the Second Lien Credit Agreement that are permitted by the terms of this Agreement and the other Credit Documents.

“Permitted Transferees” shall mean, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Borrower or any other IPO Entity.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.

“Pharmaceutical Purchasing/Distribution Term Sheet” shall mean the binding term sheet dated as of August 1, 2017, between the Company, WBA and a major pharmaceutical wholesaler.

“Plan” shall mean, other than any Multiemployer Plan, any “employee benefit plan” (as defined in Section 3(3) of ERISA), including any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Credit Party or, with respect to any such plan that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be reasonably likely to be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Planned Expenditures” shall have the meaning provided in the definition of the term Excess Cash Flow.

“Platform” shall have the meaning provided in Section 13.17(a).

“Pledge Agreement” shall mean the First Lien Pledge Agreement entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Post-Closing Option Lender” shall mean each Existing Term Loan Lender that has executed and delivered a Consent to Amendment No. 1 under the “Post-Closing Settlement Option.”

“Post-Closing Option Tranche B-2 Lender” shall mean each Existing Tranche B-2 Term Loan Lender that has executed and delivered a Consent to Amendment No. 4 under the “Post-Closing Settlement Option.”

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event, or any Permitted Sale Leaseback.

“Prepayment Trigger” shall have the meaning provided in the definition of the term “Asset Sale Prepayment Event.”

“Previous Holdings” shall have the meaning provided in the definition of the term “Holdings.”

“primary obligation” shall have the meaning provided in the definition of the term “Contingent Obligations.”

“primary obligor” shall have the meaning provided in the definition of the term “Contingent Obligations.”

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (i) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (ii) any additional costs incurred during such Post-Acquisition Period, in each case, in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that (a) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $10 million; and (b) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA, such Consolidated EBITDA or Section 1.12, as the case may be, for such Test Period.

“Pro Forma Basis,” “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect to compliance with any test, financial ratio, or covenant hereunder, that (i) to the extent applicable, the Pro Forma Adjustment shall have been made and (ii) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (1) in the case of a sale, transfer, or other disposition of all or substantially all Capital Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (2) in the case of a Permitted Acquisition or Investment described in the definition of Specified Transaction, shall be included, (b) any retirement of Indebtedness, and (c) other than as set forth in the definition of Maximum Incremental Facilities Amount, any incurrence or assumption of Indebtedness by the Borrower or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions and operating enhancements that are (x)(1) directly attributable to such transaction, (2) expected to have a continuing impact on the Borrower or any of the other Restricted Subsidiaries, and (3) factually supportable or (y) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term Acquired EBITDA.

“Pro Forma Financial Statements” shall have the meaning provided in Section 6.12.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Projections” shall have the meaning provided in Section 9.1(c).

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Stock” of any Person shall mean Capital Stock of such Person other than Disqualified Stock of such Person.

“Real Estate” shall have the meaning provided in Section 9.1(f).

“Receivables Facility” shall mean any of one or more receivables financing facilities (and any guarantee of such financing facility), as amended, supplemented, modified, extended, renewed, restated, or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities) to the Borrower and the Restricted Subsidiaries (other than a

Receivables Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its accounts receivable to either (i) a Person that is not a Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables Facility in which the Borrower or any Subsidiary makes an Investment and to which the Borrower or any Subsidiary transfers accounts receivables and related assets.

“refinance” shall have the meaning provided in Section 10.1(m).

“Refinanced Term Loans” shall have the meaning provided in Section 13.1.

“Refinancing Indebtedness” shall have the meaning provided in Section 10.1(m).

“Refunding Capital Stock” shall have the meaning provided in Section 10.5(b)(2).

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Obligations” shall mean the Borrower’s obligation to reimburse Unpaid Drawings pursuant to Section 3.4(a).

“Reinvestment Period” shall mean 365 days following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback.

“Rejection Notice” shall have the meaning provided in Section 5.2(f).

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or the Restricted Subsidiaries in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Fund” shall mean, with respect to any Lender that is a Fund, any other Fund that is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of such entity that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, employees, agents, trustees, and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Release” shall mean any release, spill, emission, discharge, disposal, escaping, leaking, pumping, pouring, dumping, emptying, injection, or leaching into or migration through the environment.

“Relevant Governmental ~~Sponsor” means any central bank, reserve bank, monetary authority or similar institution (including any committee or working group sponsored thereby) which shall have selected, endorsed or recommended a replacement rate, including relevant additional spreads or other adjustments, for LIBOR.~~Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” shall have the meaning provided in Section 12.9(b).

“Repayment Amount” shall mean the Tranche B-1 Term Loan Repayment Amount, Tranche B-3 Term Loan Repayment Amount, a New Term Loan Repayment Amount with respect to any Series, or an Extended Term Loan Repayment Amount with respect to any Extension Series, as applicable.

“Replacement Term Loan Commitment” shall mean the commitments of the Lenders to make Replacement Term Loans.

“Replacement Term Loans” shall have the meaning provided in Section 13.1.

“Reportable Event” shall mean any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which notice is waived pursuant to PBGC Reg. § 4043.

“Repricing Transaction” shall mean (i) the incurrence by the Borrower of any Indebtedness in the form of a similar term B loan that is broadly marketed or syndicated to banks and other institutional investors (a) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Tranche B-1 Term Loans or Tranche B-3 Term Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with an IPO, Change of Control, Transformative Acquisition or Transformative Disposition and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Tranche B-1 Term Loans or Tranche B-3 Term Loans or (ii) any effective reduction in the Effective Yield for the Tranche B-1 Term Loans or Tranche B-3 Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with an IPO, Change of Control, Transformative Acquisition or Transformative Disposition; provided that any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Tranche B-1 Term Loans or Tranche B-3 Term Loans.

“Required 2020 Additional Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total 2020 Letter of Credit Commitment at such date (or, if the Total 2020 Letter of Credit Commitment has been terminated at such time, a majority of the 2020 Letter of Credit Exposure (excluding 2020 Letter of Credit Exposure of Defaulting Lenders) at such time).

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment (exclusive of Swingline Commitments) at such date, (ii) the Adjusted Total 2020 Letter of Credit Commitment, (iii) the Adjusted Total Term Loan Commitment at such date and (iv) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total Revolving Credit Commitment (exclusive of Swingline Commitments) at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

“Required Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Term Loan Commitment at such date and (ii) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date.

“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Resignation Effective Date” shall have the meaning provided in Section 12.9(a).

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payments” shall have the meaning provided in Section 10.5(a).

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(f).

“Retired Capital Stock” shall have the meaning provided in Section 10.5(b)(2).

“Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.1(c), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth~~, and~~ opposite such Lender’s name on Schedule ~~1.1~~I to Amendment No. 6 under the caption “Amendment No. 6 Revolving Credit Commitment” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $~~187,500,000~~475,000,000 on the ~~Closing~~Amendment No. 6 Effective Date (the “Initial Revolving Credit Commitments”), as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment at such time by (ii) the amount of the Total Revolving Credit Commitment at such time; provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the Revolving Credit Exposure of all Lenders at such time.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of Revolving Loans of such Lender then outstanding and (ii) such Lender’s Revolving Letter of Credit Exposure and Swingline Exposure at such time.

“Revolving Credit Facility” shall mean, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time and the provisions herein related to the Revolving Credit Loans, Swingline Loans and Letters of Credit.

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment at such time.

“Revolving Credit Loan” shall have the meaning provided in Section 2.1(c).

“Revolving Credit Maturity Date” shall mean ~~March 5, 2024~~the earlier of (a) five years after the Amendment No. 6 Effective Date, (b) if greater than $500,000,000 in aggregate principal amount of Term Loans are outstanding on December 4, 2025, December 4, 2025 and (c) if any Second Lien Loans are outstanding on December 4, 2026, December 4, 2026, or if such date is not a Business Day, the immediately preceding Business Day.

“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated and no Revolving Credit Loans shall be outstanding and the Revolving Letters of Credit Outstanding shall have been reduced to zero or Cash Collateralized.

“Revolving L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Revolving Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“Revolving L/C Facility Maturity Date” shall mean the date that is three Business Days prior to the Revolving Credit Maturity Date; provided that the Revolving L/C Facility Maturity Date may be extended beyond such date with the consent of the applicable Revolving Letter of Credit Issuer.

“Revolving L/C Fronting Fee” shall have the meaning provided in Section 4.1(d).

“Revolving L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Revolving Letters of Credit plus the aggregate of all Unpaid Drawings, including all Revolving L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Revolving Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 13.13 or Rule 3.14 of the International Standby Practices (ISP98), Article 29 of the Uniform Customs and Practice for Documentary Credits (UCP600), or similar terms expressed in the Revolving Letter of Credit, such Revolving Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Revolving Letter of Credit at any time shall be deemed to be the Stated Amount of such Revolving Letter of Credit at such time.

“Revolving L/C Participant” shall have the meaning provided in Section 3.3(a).

“Revolving L/C Participation” shall have the meaning provided in Section 3.3(a).

“Revolving Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1.

“Revolving Letter of Credit Commitment” shall mean, with respect to each Revolving Letter of Credit Issuer, the amount set forth opposite such Revolving Letter of Credit Issuer’s name on Schedule ~~1.1~~I to Amendment No. 6, as the same may be reduced from time to time pursuant to Section 3.1; provided that the Revolving Letter of Credit Commitment of any Revolving Letter of Credit Issuer may be increased if agreed in writing between the Borrower and such Revolving Letter of Credit Issuer (each acting in its sole discretion) and notified to the Administrative Agent.

“Revolving Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i) the amount of the principal amount of any Revolving Unpaid Drawings in respect of which such lender has made (or is required to have made) payments to the Revolving Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (ii) such Lender’s Revolving Credit Commitment Percentage of the Revolving Letter of Credit Obligations at such time (excluding the portion thereof consisting of Revolving Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Revolving Letter of Credit Issuers pursuant to Section 3.4(a)).

“Revolving Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Revolving Letter of Credit Issuer” shall mean the ~~initial~~ Revolving Credit Lenders listed on Schedule ~~1.1 hereto as of the Closing Date~~I of Amendment No. 6 and any of their Affiliates or branches and any replacement, additional issuer or successor pursuant to Section 3.6; provided that ~~the initial~~such Revolving Credit Lenders shall only be required to issue standby Revolving Letters of Credit and ~~the initial~~such Revolving Credit Lenders will cause Revolving Letters of Credit to be issued by unaffiliated financial institutions and such Revolving Letters of Credit shall be treated as issued by ~~the initial~~such Revolving Credit Lenders for all purposes under the Credit Documents. In the event that there is more than one Revolving Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Revolving Letter of Credit Issuer shall be deemed to refer to the Revolving Letter of Credit Issuer in respect of the applicable Revolving Letter of Credit or to all Revolving Letter of Credit Issuers, as the context requires.

“Revolving Letters of Credit Outstanding” shall mean, at any time the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Revolving Letters of Credit and (ii) the aggregate amount of the principal amount of all Revolving Unpaid Drawings.

“Revolving Loan” shall mean, collectively or individually as the context may require, any (i) Revolving Credit Loan, (ii) Extended Revolving Credit Loan, (iii) New Revolving Credit Loan and (iv) Additional Revolving Credit Loan, in each case made pursuant to and in accordance with the terms and conditions of this Agreement.

“Revolving Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Revolving Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“S&P” shall mean S&P Global Ratings or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Sanctions” shall mean any sanctions administered or enforced by the government of the United States (including without limitation, OFAC and the U.S. Department of State), the United Nations Security Council, the European Union (or its member states), ~~Her~~His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Administrative Agent” shall have the meaning assigned to the term “Administrative Agent” in the Second Lien Credit Agreement.

“Second Lien Base Incremental Amount”, as of any date, shall mean the sum of (i) the aggregate principal amount of New Loans and New Loan Commitments (in each case, as defined in the Second Lien Credit Agreement) (including any unused commitments obtained) incurred in reliance on clause (i)(a) of the definition of Maximum Incremental Facilities Amount in the Second Lien Credit Agreement on or prior to such date and (ii) the aggregate principal amount of Permitted Other Indebtedness issued or incurred (including any unused commitment obtained) pursuant to Section 10.1(x)(i)(a) of the Second Lien Credit Agreement incurred in reliance on clause (i)(a) of the definition of Maximum Incremental Facilities Amount in the Second Lien Credit Agreement on or prior to such date.

“Second Lien Collateral Agent” shall have the meaning assigned to the term “Collateral Agent” in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” shall mean the Second Lien Credit Agreement, dated as of the date hereof, among Holdings, the Borrower, the lenders from time to time party thereto and Wilmington Trust, National Association, as the Second Lien Administrative Agent (as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Second Lien Credit Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Second Lien Credit Agreement)).

“Second Lien Credit Documents” shall mean the Second Lien Credit Agreement and each other document executed in connection therewith or pursuant thereto.

“Second Lien Facility” shall have the meaning provided in the recitals to this Agreement.

“Second Lien Intercreditor Agreement” shall mean the First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit H-2 (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, the Collateral Agent, the Second Lien Administrative Agent, and the representatives for purposes thereof for any other Permitted Other Indebtedness Secured Parties that are holders of Permitted Other Indebtedness Obligations having a Lien on the Collateral ranking junior to the Lien securing the Obligations.

“Second Lien Loans” shall have the meaning provided to the term “Loans” in the Second Lien Credit Agreement and any modification, replacement, refinancing, refunding, renewal, or extension thereof permitted by the Credit Documents.

“Section 2.14 Additional Amendment” shall have the meaning provided in Section 2.14(g)(iv).

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any of the Restricted Subsidiaries and any Cash Management Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a Secured Cash Management Agreement hereunder.

“Secured Cash Management Obligations” shall mean Obligations under Secured Cash Management Agreements.

“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Hedge Agreement” hereunder. For purposes of the preceding sentence, the Borrower may deliver one notice designating all Hedge Agreements entered into pursuant to a specified Master Agreement as “Secured Hedge Agreements”. Notwithstanding anything to the contrary, a Hedge Agreement entered into by a Restricted Subsidiary shall remain a Secured Hedge Agreement notwithstanding that such Restricted Subsidiary is subsequently designated an Unrestricted Subsidiary (but not any Hedge Agreement entered into after the date of such designation), unless otherwise agreed between such Restricted Subsidiary and Hedge Bank.

“Secured Hedge Obligations” shall mean Obligations under Secured Hedge Agreements.

“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and each Lender, each Hedge Bank that is party to any Secured Hedge Agreement with the Borrower or any Restricted Subsidiary, each Cash Management Bank that is party to a Secured Cash Management Agreement with Holdings or any Restricted Subsidiary and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or the Collateral Agent with respect to matters relating to any Security Document.

“Securities Exchange Act” shall mean Securities Exchange Act of 1934, as amended.

“Security Agreement” shall mean the First Lien Security Agreement entered into by the Holdings, the Borrower, the other Guarantors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D.

“Security Documents” shall mean, collectively, the Pledge Agreement, the Security Agreement, the Mortgages, if any, the Second Lien Intercreditor Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Sections 9.11, 9.12, or 9.14 or pursuant to any other such Security Documents to secure the Obligations or to govern the lien priorities of the holders of Liens on the Collateral.

“Series” shall have the meaning provided in Section 2.14(a).

“Significant Subsidiary” shall mean, at any date of determination, (a) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for the Test Period most recently ended on or prior to such date were equal to or greater than 10% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, determined in accordance with GAAP or (b) each other Restricted Subsidiary that, when such Restricted Subsidiary’s total gross revenues (when combined with the total gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that is the subject of an Event of Default described in Section 11.5 would constitute a “Significant Subsidiary” under clause (a) above.

“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“SOFR ” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator ” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing ” means, as to any Borrowing of SOFR Loans, the SOFR Loans comprising such Borrowing.

“SOFR Loan ” means a Loan that bears interest at a rate based on the Adjusted Term SOFR Rate, other than pursuant to clause (iii) of the definition of ABR.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Solvent” shall mean, after giving effect to the consummation of the Transactions and the Amendment No. 5 Transactions, (i) the sum of the liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of Holdings, the Borrower and its Restricted Subsidiaries, on a consolidated basis; (ii) the fair value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis; (iii) the capital of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof; and (iv) the Borrower and its Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise).

“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).

“Specified Representations” shall mean the representations and warranties with respect to the Borrower and the Guarantors set forth in Sections 8.1(a), 8.2 (as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Credit Documents), 8.3(c) (as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Credit Documents), 8.5, 8.7, 8.10(c)(1)(x), 8.17, 8.18 (which, for purposes of this definition, shall not be limited by “in any material respect”), and in Section 3.2(a) and (b) of the Security Agreement and Section 4(d) of the Pledge Agreement, except with respect to items referred to on Schedule 9.14 of this Agreement.

“Specified Transaction” shall mean, with respect to any period, any Investment (including a Permitted Acquisition), any asset sale, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, New Term Loan, Incremental Revolving Credit Commitment or other event or action that in each case by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsor” shall mean any of KKR, WBA and their respective Affiliates (but excluding portfolio companies of any of the foregoing).

“Sponsor Management Agreement” shall mean that amended and restated monitoring agreement, dated as of March 5, 2019, by and among PharMerica Corporation, Phoenix Guarantor Inc., Kohlberg Kravis Roberts & Co. L.P. and Walgreens Boots Alliance, Inc., as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Spot Rate” for any currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.

“SPV” shall have the meaning provided in Section 13.6(g).

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met; provided, however, that with respect to any Letter of Credit that by its terms provides for one or more automatic increases in the amount available thereunder, the Stated Amount shall be deemed to be the maximum amount available under such Letter of Credit after giving effect to all such increases, whether or not such maximum amount that may be drawn at such time.

~~“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject to Eurocurrency Liabilities (as defined in Regulation D of the Board). LIBOR Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options, or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable, or exercisable.

“Subject Lien” shall have the meaning provided in Section 10.2(a).

“Subordinated Indebtedness” shall mean Indebtedness of the Borrower or any Restricted Subsidiary that is by its terms subordinated in right of payment to the obligations of the Borrower or such Guarantor, as applicable, under this Agreement or the Guarantee, as applicable.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, or (ii) any limited liability company, partnership, association, joint venture, or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a Subsidiary shall mean a Subsidiary of the Borrower.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1(a)(47) of the Commodity Exchange Act.

“Swingline Commitment” means the commitment of each Swingline Lender to make Swingline Loans.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Revolving Credit Commitment Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) MSSF, in its capacity as lender of Swingline Loans hereunder and (b) each Revolving Credit Lender that shall have become a Swingline Lender hereunder as provided in Section 2.17(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.17(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.17.

“Swingline Sublimit” means $50 million.

“Taxes” shall mean any and all present or future direct or indirect taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees or other similar charges imposed by any Governmental Authority and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Tranche B-1 Term Loan Commitment, Tranche B-3 Term Loan Commitment and, if applicable, New Term Loan Commitment with respect to any Series and Replacement Term Loan Commitment with respect to any Series.

“Term Loan Extension Request” shall have the meaning provided in Section 2.14(g)(i).

“Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan.

“Term Loans” shall mean the Tranche B-1 Term Loans, Tranche B-3 Term Loans, any New Term Loans, any Replacement Term Loans, and any Extended Term Loans, collectively.

“Term SOFR ” shall mean, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such first preceding Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Day.

“Term SOFR Adjustment” shall mean (i) with respect to Term Loans, a percentage per annum equal to (i) 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, (ii) 0.26161% (26.161 basis points) for an Interest Period of three-month’s duration, and (iii) 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration and (ii) with respect to Revolving Credit Loans, 0.00%.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Date” shall mean the date on which the Commitments have terminated and each Letter of Credit has terminated or been Cash Collateralized in accordance with the terms of this Agreement and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than contingent indemnity obligations as to which no valid demand has been made, Secured Hedge Obligations, Secured Cash Management Obligations and Letters of Credit Cash Collateralized in accordance with the terms of this Agreement), are paid in full.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date of determination and for which Section 9.1 Financials shall have been delivered (or were required to be delivered) to the Administrative Agent (or, before the first delivery of Section 9.1 Financials, the most recent period of four fiscal quarters at the end of which financial statements are available).

“Title Policy” shall have the meaning provided in Section 9.14(c).

“Total 2020 Letter of Credit Commitment” shall mean the sum of the 2020 Letter of Credit Commitments of all the 2020 Additional Revolving Credit Lenders.

“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (i) the Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date, the aggregate Revolving Credit Exposure of all Lenders at such date), (ii) the Total Term Loan Commitment at such date and (iii) without duplication of clause (ii), the aggregate outstanding principal amount of all Term Loans at such date.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.

“Total Term Loan Commitment” shall mean the sum of (i) prior to the funding of Tranche B-1 Term Loans on the Amendment No. 1 Effective Date, the Tranche B-1 Term Loan Commitments, (ii) prior to the funding of Tranche B-2 Term Loans on the Amendment No. 3 Effective Date, the Tranche B-2 Term Loan Commitments, (iii)

prior to the funding (or deemed funding) of Initial Tranche B-3 Term Loans on the Amendment No. 4 Effective Date, the Initial Tranche B-3 Term Loan Commitments, (iv) prior to the funding of Amendment No. 5 Incremental Term Loans on the Amendment No. 5 Effective Date, the Amendment No. 5 Incremental Term Loan Commitments and (v) the New Term Loan Commitments, if applicable, of all the Lenders.

“Tranche B Term Loan Maturity Date” shall mean with respect to the Tranche B-1 Term Loans and the Tranche B-3 Term Loans, March 5, 2026 or, if such date is not a Business Day, the immediately preceding Business Day.

“Total Tranche B-1 Term Loan Commitment” shall mean the sum of the Tranche B-1 Term Loan Commitments of all Lenders.

“Tranche B-1 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(d)(i) on the Amendment No. 1 Effective Date and (ii) each Additional Tranche B-1 Term Loan.

“Tranche B-1 Term Loan Commitment” shall mean (i) with respect to a Cashless Option Lender, the agreement of such Cashless Option Lender to exchange its Existing Term Loans for an equal aggregate principal amount of Tranche B-1 Term Loans (or such lesser amount as determined by the Amendment No. 1 Arrangers) on the Amendment No. 1 Effective Date, as evidenced by such Existing Term Loan Lender executing and delivering Amendment No. 1 and (ii) with respect to an Additional Tranche B-1 Term Loan Lender, such Lender’s Additional Tranche B-1 Term Loan Commitment.

“Tranche B-1 Term Loan Facility” shall mean the Credit Facility consisting of the Tranche B-1 Term Loan Commitments and the Tranche B-1 Term Loans.

“Tranche B-1 Term Loan Lender” shall mean, collectively, (i) each Existing Term Loan Lender that executes and delivers a Consent to Amendment No. 1 on or prior to the Amendment No. 1 Effective Date and (ii) each Additional Tranche B-1 Term Loan Lender.

“Tranche B-1 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Tranche B-1 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“Tranche B-2 Term Loan” shall mean the Tranche B-2 Term Loans made pursuant to Section 2.1(e) on the Amendment No. 3 Effective Date.

“Tranche B-2 Term Loan Commitment” shall mean, in the case of each Tranche B-2 Term Loan Lender, the amount set forth opposite such Lender’s name on Annex A to Amendment No. 3 as such Lender’s Tranche B-2 Term Loan Commitment. The aggregate amount of the Tranche B-2 Term Loan Commitments as of the Amendment No. 3 Effective Date is $550,000,000.

“Tranche B-2 Term Loan Facility” shall mean the Credit Facility consisting of the Tranche B-2 Term Loan Commitments and the Tranche B-2 Term Loans.

“Tranche B-2 Term Loan Lender” shall mean a Person with an Tranche B-2 Term Loan Commitment on the Amendment No. 3 Effective Date.

“Tranche B-3 Term Loan” shall mean the Initial Tranche B-3 Term Loans and the Amendment No. 5 Incremental Term Loans.

“Tranche B-3 Term Loan Commitment” shall mean the Initial Tranche B-3 Term Loan Commitments and the Amendment No. 5 Incremental Term Loan Commitments.

“Tranche B-3 Term Loan Lender” shall mean a Person with a Tranche B-3 Term Loan Commitment or a Tranche B-3 Term Loan.

“Tranche B-3 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(d).

“Tranche B-3 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(d).

“Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid by Holdings, the Borrower, or any of their respective Affiliates in connection with the Transactions, this Agreement, and the other Credit Documents, and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement, the Second Lien Credit Agreement, the Acquisition, the Equity Investments, the Closing Date Refinancing and the consummation of any other transactions in connection with the foregoing (including (x) in connection with the Acquisition Agreement and the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Expenses) and (y) any restructuring or rollover of Equity Interests in connection with Acquisition).

“Transferee” shall have the meaning provided in Section 13.6(e).

“Transformative Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary that (i) is not permitted by the terms of the Credit Documents immediately prior to the consummation of such acquisition, (ii) if permitted by the terms of the Credit Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under the Credit Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith, or (iii) results in a refinancing of the Tranche B-1 Term Loans or Tranche B-3 Term Loans that involves an upsizing in connection with such acquisition.

“Transformative Disposition” shall mean any disposition by the Borrower or any restricted Subsidiary that (a) is not permitted by the terms of the Credit Documents immediately prior to the consummation of such disposition, (b) if permitted by the terms of the Credit Documents immediately prior to the consummation of such disposition, would not provide the Borrower and the other restricted subsidiaries with a durable capital structure, as determined by the Borrower acting in good faith or (c) results in a refinancing of the Term Loans that involves a downsizing in connection with such disposition.

“Type” shall mean as to any Loan, its nature as an ABR Loan or a ~~LIBOR~~SOFR Loan.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Undisclosed Administration” shall mean in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of any provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Unpaid Drawing” shall mean any 2020 Letter of Credit Unpaid Drawing or any Revolving Unpaid Drawing, as the case may be.

“Unrestricted Subsidiary” shall mean (i) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Borrower, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary.

The board of directors of the Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary), unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary of the Borrower (other than any Subsidiary of the Subsidiary to be so designated or an Unrestricted Subsidiary); provided that:

(a) such designation complies with Section 10.5; and

(b) immediately after giving effect to such designation, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing.

The board of directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing.

Any such designation by the board of directors of the Borrower shall be notified by the Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the board resolution giving effect to such designation and a certificate of an Authorized Officer of the Borrower certifying that such designation complied with the foregoing provisions.

“U.S.” and “United States” shall mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” shall have the meaning provided in Section 5.4(e)(ii)(A).

“Voting Stock” shall mean, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“WBA” shall mean Walgreens Boots Alliance, Inc. and its Affiliates.

“Wholly-Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof”, and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Section, Exhibit, and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” shall mean “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(i) All references to “knowledge” or “awareness” of any Credit Party or any Restricted Subsidiary thereof shall mean the actual knowledge of an Authorized Officer of such Credit Party or such Restricted Subsidiary.

1.3 Accounting Terms.

(a) Except as expressly provided herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Fixed Charge Coverage Ratio, the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and the First Lien Incremental Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) Where reference is made to “the Borrower and the Restricted Subsidiaries on a consolidated basis” or similar language, such combination shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.

1.4 Rounding ~~1.4 Rounding~~. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

1.5 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents), and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are permitted by any Credit Document; and (b) references to any Requirements of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Requirements of Law.

1.6 Exchange Rates. Notwithstanding the foregoing, for purposes of any determination under Section 2.14, Section 9, Section 10 or Section 11 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding, or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate; provided, however, that for purposes of determining compliance with Section 2.14 or Section 10 with respect to the amount of any Indebtedness, Investment, Lien, Asset Sale, or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien or Restricted Investment is incurred or after such Asset Sale or Restricted Payment is made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien, or Investment may be incurred or Asset Sale or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Total Debt or Consolidated First Lien Secured Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials.

1.7 Rates ~~1.7 Rates~~. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission, or any other matter related to the rates in the definition of ~~LIBOR Rate~~SOFR Loans or with respect to any comparable or successor rate thereto.

1.8 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.9 Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

1.10 Certifications ~~1.10 Certifications~~. All certifications to be made hereunder by an officer or representative of a Credit Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.

1.11 Compliance with Certain Sections. In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Restricted Payment, Affiliate transaction, Contractual Requirement, or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause or subsection of Section 9.9 or any clause or subsection of Sections 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6, then such transaction (or portion thereof) at any time shall be allocated to one or more of such clauses or subsections within the relevant sections as determined by the Borrower in its sole discretion at such time.

1.12 Pro Forma and Other Calculations.

(a) For purposes of calculating the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio, Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (as determined in accordance with GAAP) that have been made by the Borrower or any Restricted Subsidiary during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the date of determination shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated giving Pro Forma Effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, consolidation, or disposed operation had occurred at the beginning of the Test Period. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Fixed Charge Coverage Ratio, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and Consolidated Total Debt to Consolidated EBITDA Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 10.1 or Section 10.2.

(b) Whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense enhancements and operating expense reductions resulting from such Investment, acquisition, merger, or consolidation which is being given Pro Forma Effect that have been or are expected to be realized; provided that such costs savings, operating expense enhancements and operating expense reductions are made in compliance with the definition of Pro Forma Adjustment). If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving credit facilities as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such a revolving credit facilities on such date). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. For the avoidance of doubt, in connection with the incurrence of any Indebtedness under Section 2.14, the definitions of Required Lenders, Required Revolving Credit Lenders and Required Term Loan Lenders shall be calculated on a Pro Forma Basis in accordance with this Section 1.12, Section 2.14 and the definition of Maximum Incremental Facilities Amount.

In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of the Credit Documents which requires the calculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Secured Debt to Consolidated EBITDA, Consolidated Total Debt to Consolidated EBITDA Ratio or the Fixed Charge Coverage Ratio;

(ii) determining the accuracy of representations and warranties in Section 8 and/or whether a Default or Event of Default shall have occurred and be continuing under Section 11; or

(iii) testing availability under baskets set forth in the Credit Documents (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”) (it being understood and agreed that the Borrower may elect to revoke any LCT Election in its sole discretion), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until after such time as the Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expires.

(c) Notwithstanding anything to the contrary in this Section 1.12 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

(d) Any determination of Consolidated Total Assets shall be made by reference to the last day of the Test Period most recently ended on or prior to the relevant date of determination.

(e) Except as otherwise specifically provided herein, all computations of Excess Cash Flow, Consolidated Total Assets, Available Amount, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio, the Fixed Charge Coverage Ratio and other financial ratios and financial calculations (and all definitions (including accounting terms) used in determining any of the foregoing) and all computations and all definitions (including accounting terms) used in determining compliance with Section 10.7 shall be calculated, in each case, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis.

(f) All leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to December 31, 2017 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capital Leases.

1.13 Inability to Determine Rates and Benchmark Replacement Setting.

(a) Subject to Section 1.13(b), if, on or prior to the first day of any Interest Period for any SOFR Loan:

~~1.13 LIBOR Rate Successor. Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if at any time~~ (i) the Administrative Agent~~, in consultation with the Borrower,~~ determines ~~in good faith~~ (which determination shall be conclusive and binding absent manifest error) ~~or (ii) the Borrower or Required Lenders notify the Administrative Agent in writing (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined that a LIBOR Discontinuance Event has occurred, then, at or promptly after the LIBOR Discontinuance Event Time, the Administrative Agent and Borrower shall endeavor to establish an alternate benchmark rate to replace LIBOR under this Agreement, together with any spread or adjustment to be applied to such alternate benchmark rate to account for the effects of transition from LIBOR to such alternate benchmark rate, giving due consideration to the then prevailing market convention for determining a rate of interest (including the application of a spread and the making of other appropriate adjustments to such alternate benchmark rate and this Agreement to account for the effects of transition from LIBOR to such replacement benchmark, including any changes necessary to reflect the available interest periods and timing for determining such alternate benchmark rate) for syndicated leveraged loans of this type in the United States at such time and any recommendations (if any) therefor by a Relevant Governmental Sponsor, provided that any such alternate benchmark rate and adjustments shall be required to be commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) (any such rate, the “Successor LIBOR Rate”).~~that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.11. Subject to Section 2.18(b), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “ABR” until the Administrative Agent revokes such determination.

(b) Benchmark Replacement Setting.

~~After such determination that a LIBOR Discontinuance Event has occurred, promptly following the LIBOR Discontinuance Event Time, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such Successor LIBOR Rate and such other related changes to this Agreement as may be necessary or appropriate, as the Administrative Agent, in consultation with the Borrower, may determine in good faith (which determination shall be conclusive absent manifest error), to implement and give effect to the Successor LIBOR Rate under this Agreement on the LIBOR Replacement Date and,~~ (i) ~~n~~Notwithstanding anything to the contrary ~~in Section 13.1, such amendment shall become effective for each Class of Loans and Lenders~~herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment; provided, that if a Successor LIBOR Rate has not been established pursuant to the foregoing, at the option of the Borrower, the Borrower and the Required Lenders may select a different Successor LIBOR Rate that is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Administrative Agent, such Required Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such Successor LIBOR Rate and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any~~date notice of such Benchmark Replacement is provided to the Lenders and Borrower without any amendment to, or further action or consent of any other party to, this Agreement~~; provided, further, that if no Successor LIBOR Rate has been determined pursuant to the foregoing and a Scheduled Unavailability Date (as defined in the definition of “LIBOR Discontinuance Event”) has occurred, the Administrative Agent will promptly so notify the Borrower and each Lender and thereafter, until such Successor LIBOR Rate has been determined pursuant to this paragraph, (i) any request for Borrowing, the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of LIBOR Loans shall be ineffective and (ii) all outstanding Borrowings shall be converted to an ABR Loan Borrowing until a Successor LIBOR Rate has been chosen pursuant to this paragraph. Notwithstanding anything else herein, any definition of Successor LIBOR Rate~~

~~shall provide that in no event shall such Successor LIBOR Rate be less than zero for purposes of this Agreement.~~ or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

No Hedge Agreement shall be deemed to be a “Credit Document” for purposes of this Section 1.13(a).

(ii) Benchmark Replacement Conforming Changes. In connection with the uses, implementation, adoption and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document (other than as provided in the definition of Conforming Changes).

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the commencement of any Benchmark Unavailability Period, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 1.13.

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” for all settings of such Benchmark at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(vi) Tax Matters. To the extent administratively and operationally feasible, the Administrative

Agent shall consider in good faith any reasonable requests by the Borrower in order to ensure that any Benchmark Replacement shall meet the standards set forth in Section 1.1001-6 of the United States Treasury Regulations (or any successor or final version of such regulation) so as not to be treated as a “modification” (and therefore an exchange) of this Agreement for purposes of Section 1.1001-3 of the United States Treasury Regulations, it being understood that for these purposes, the substantially equivalent fair market value requirement of Treasury Regulations 1.1001-6(b)(2) shall be deemed satisfied, and it being further understood that the Administrative Agent shall not be required to take any action under this provision that would cause it any commercially unreasonable burden as determined in good faith by the Administrative Agent.

1.14 Divisions ~~1.14 Divisions~~. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

1.15 Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the ABR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 2. Amount and Terms of Credit.

2.1 Commitments.

(a) Subject to and upon the terms and conditions herein set forth, each Lender having an Initial Term Loan Commitment severally agrees to make a loan or loans denominated in Dollars (each, an “Initial Term Loan”) to the Borrower on the Closing Date, which Initial Term Loans shall not exceed for any such Lender the Initial Term Loan Commitment of such Lender and in the aggregate shall not exceed $1,650,000,000. Such Term Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or ~~LIBOR~~SOFR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(b)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iii) shall not exceed for any such Lender the Initial Term Loan Commitment of such Lender, and (iv) shall not exceed in the aggregate the Total Initial Term Loan Commitment.

(b) Subject to and upon the terms and conditions herein set forth, each Lender having a Delayed Draw Term Loan Commitment severally agrees to make a loan or loans denominated in Dollars (each, a “Delayed Draw Term Loan” and, collectively, the “Delayed Draw Term Loans”) to the Borrower from time to time after the Closing

Date until, but not including, the Delayed Draw Term Loan Commitment Termination Date, which Delayed Draw Term Loans (i) shall not exceed, for any such Lender, the Available Delayed Draw Term Loan Commitment of such Lender, (ii) shall not exceed, in the aggregate, the Total Delayed Draw Term Loan Commitment, (iii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or ~~LIBOR~~SOFR Loans; provided that all such Delayed Draw Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Delayed Draw Term Loans of the same Type and (iv) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed. Notwithstanding anything to the contrary in this Agreement, the Delayed Draw Term Loans (if and when funded) shall be added to and a part of the Initial Term Loans, shall have the same terms as the Initial Term Loans and the Initial Term Loans and the Delayed Draw Term Loans shall be treated as part of a single class of Initial Term Loans for all purposes, except that interest on the Delayed Draw Term Loans shall commence to accrue from the applicable Delayed Draw Funding Date thereof.

(c) Subject to and upon the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars to the Borrower from its applicable lending office (each, a “Revolving Credit Loan”) in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment, provided that such Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or ~~LIBOR~~SOFR Loans that are Revolving Credit Loans; provided that all Revolving Credit Loans may by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (C) may be repaid (without premium or penalty) and reborrowed in accordance with the provisions hereof, (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Revolving Credit Lender’s Revolving Credit Exposure in respect of any Class of Revolving Loans at such time exceeding such Revolving Credit Lender’s Revolving Credit Commitment in respect of such Class of Revolving Loan at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect or the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures of any Class of Revolving Loans at such time exceeding the aggregate Revolving Credit Commitment with respect to such Class.

(d) (i) Subject to and upon the terms and conditions herein set forth, each Cashless Option Lender severally agrees to exchange its Existing Term Loan for a like principal amount of Tranche B-1 Term Loans (or such lesser amount as determined by the Amendment No. 1 Arrangers) on the Amendment No. 1 Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the LIBOR Rate (as defined in this Agreement immediately prior to the effectiveness of Amendment No. 1) thereunder) prior to any exchange of Existing Term Loans for Tranche B-1 Term Loans shall remain in effect following any such exchange.

(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-1 Term Loan Lender severally agrees to make Additional Tranche B-1 Term Loans in Dollars to the Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its Additional Tranche B-1 Term Loan Commitment on the Amendment No.1 Effective Date. The Borrower shall prepay all Existing Term Loans of Non-Consenting Existing Term Loan Lenders and Post-Closing Option Lenders with the gross proceeds of the Additional Tranche B-1 Term Loans. The Interest Period then in effect (and the LIBOR Rate (as defined in this Agreement immediately prior to the effectiveness of Amendment No. 1) thereunder) for the Existing Term Loans of Non-Consenting Existing Term Loan Lenders and Post-Closing Option Lenders shall remain in effect for the Additional Tranche B-1 Term Loans following any such repayment.

(iii) The Borrower shall pay all accrued and unpaid interest on the Existing Term Loans to the Existing Term Loan Lenders to, but not including, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date.

(iv) The Tranche B-1 Term Loans shall have the same terms as the Existing Term Loans as set forth in the Credit Agreement and Credit Documents, except as modified by Amendment No. 1. For avoidance of doubt, the Tranche B-1 Term Loans, except as set forth in Amendment No. 1, shall have the same rights and obligations under this Agreement and the other Credit Documents as the Existing Term Loans.

(e) Subject to and upon the terms and conditions herein set forth, each Tranche B-2 Term Loan Lender severally agrees to make Tranche B-2 Term Loans in Dollars to the Borrower on the Amendment No. 3 Effective Date in a principal amount not to exceed its Tranche B-2 Term Loan Commitment on the Amendment No. 3 Effective Date.

(f) (i) Subject to and upon the terms and conditions herein set forth, each Cashless Option Tranche B-2 Lender severally agrees to exchange all of its Existing Tranche B-2 Term Loans (or such lesser amount as determined by the Amendment No. 4 Arrangers) for a like principal amount of Tranche B-3 Term Loans on the Amendment No. 4 Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the LIBOR Rate (as defined in this Agreement immediately prior to the effectiveness of Amendment No. 4) thereunder) prior to any exchange of Existing Tranche B-2 Term Loans for Tranche B-3 Term Loans shall remain in effect following any such exchange.

(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-3 Term Loan Lender severally agrees to make Additional Tranche B-3 Term Loans in Dollars to the Borrower on the Amendment No. 4 Effective Date in a principal amount not to exceed its Additional Tranche B-3 Term Loan Commitment on the Amendment No. 4 Effective Date. The Borrower shall prepay all Existing Tranche B-2 Term Loans of Non-Consenting Existing Tranche B-2 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders with the gross proceeds of the Additional Tranche B-3 Term Loans. The Interest Period then in effect (and the LIBOR Rate (as defined in this Agreement immediately prior to the effectiveness of Amendment No. 4) thereunder) for the Existing Tranche B-2 Term Loans of Non-Consenting Existing Tranche B-2 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders shall remain in effect for the Additional Tranche B-3 Term Loans following any such repayment.

(iii) The Borrower shall pay all accrued and unpaid interest on the Existing Tranche B-2 Term Loans to the Existing Tranche B-2 Term Loan Lenders to, but not including, the Amendment No. 4 Effective Date on such Amendment No. 4 Effective Date.

(iv) The Tranche B-3 Term Loans shall have the same terms as the Existing Tranche B-2 Term Loans as set forth in the Credit Agreement and Credit Documents, except as modified by Amendment No. 4. For avoidance of doubt, the Tranche B-3 Term Loans, except as set forth in Amendment No. 4, shall have the same rights and obligations under this Agreement and the other Credit Documents as the Existing Tranche B-2 Term Loans.

(g) Subject to and upon the terms and conditions herein set forth, each Tranche B-3 Term Loan Lender severally agrees to make Tranche B-3 Term Loans in Dollars to the Borrower on the Amendment No. 5 Effective Date in a principal amount not to exceed its Amendment No. 5 Incremental Term Loan Commitment on the Amendment No. 5 Effective Date. Each Amendment No. 5 Incremental Term Loan shall initially take the form of a pro rata increase in each outstanding Borrowing of Initial Tranche B-3 Term Loans on the Amendment No. 5 Effective Date.

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of (i) Term Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof and (ii) Revolving Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof. More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than three Borrowings of ~~LIBOR~~SOFR Loans that are Term Loans and five Borrowings of ~~LIBOR~~SOFR Loans that are Revolving Loans; provided, further, that for each additional Class of Term Loans, an additional two Interest Periods shall be permitted, and for each additional Class of Revolving Loans, an additional three Interest Periods shall be permitted, such that a maximum of fifteen Interest Periods shall be permitted.

2.3 Notice of Borrowing.

~~(a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 12:00 p.m. (New York City time) at least one Business Day’s prior written notice in the case of a Borrowing of Tranche B-1 Term Loans to be made on the Amendment No. 1 Effective Date if such Tranche B-1 Term Loans are to be LIBOR Loans or ABR Loans. The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 12:00 p.m. (New York City time) at least one Business Day’s prior written notice in the case of a Borrowing of Tranche B-3 Term Loans to be made (or deemed made) on the Amendment No. 4 Effective Date if such Tranche B-3 Term Loans are to be LIBOR Loans or ABR Loans. The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 12:00 p.m. (New York City time) at least one Business Day’s prior written notice in the case of a Borrowing of Tranche B-3 Term Loans to be made on the Amendment No. 5 Effective Date if such Tranche B-3 Term Loans are to be LIBOR Loans or ABR Loans. Each such notice (a “Notice of Borrowing”, each substantially in the form of Exhibit J) shall specify (A) the aggregate principal amount of the Term Loans to be made, (B) the date of the Borrowing and (C) whether the Term Loans shall consist of ABR Loans and/or LIBOR Loans and, if the Term Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. Each Swingline Loan shall be an ABR Borrowing. If no Interest Period with respect to any Borrowing of LIBOR Loans is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.3(a) (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.~~

(a) [Reserved].

(b) [Reserved].

(c) Whenever the Borrower desires to incur Revolving Credit Loans (other than borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 12:00 noon (New York City time) at least three U.S. Government Securities Business Days’ prior written notice of each Borrowing of ~~LIBOR~~SOFR Loans that are Revolving Credit Loans and (ii) prior to 10:00 a.m. (New York City time) or, if agreed by the Administrative Agent, 2:00 p.m. (New York City time) on the day of such Borrowing prior written notice of each Borrowing of Revolving Credit Loans that are ABR Loans. Each such notice (a “Notice of Borrowing”, each substantially in the form of Exhibit J), except as otherwise expressly provided in Section 2.10, shall specify (A) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (B) the date of Borrowing (which shall be a Business Day) and (C) whether the respective Borrowing shall consist of ABR Loans or ~~LIBOR~~SOFR Loans that are Revolving Credit Loans and, if ~~LIBOR~~SOFR Loans that are Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Revolving Credit Lender written notice of each proposed Borrowing of Revolving Credit Loans, of such Lender’s Revolving Credit Commitment Percentage thereof, of the identity of the Borrower, and of the other matters covered by the related Notice of Borrowing.

(d) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a) or Section 3A.4(a), as applicable.

(e) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it shall give hereunder by telephone (which obligation is absolute), the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4 Disbursement of Funds.

(a) No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing, each Lender shall make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the Lenders, the Borrower, and the Administrative Agent for the purpose of consummating the Transactions; provided, further, that all same day ABR Revolving Loans shall be made available to the Borrower in the full amount thereof by the Administrative Agent no later than 4:00 p.m. (New York City time).

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, and in immediately available funds, to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c) [Reserved].

(d) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5 Repayment of Loans; Evidence of Debt.

(a) The Borrower shall repay to the Administrative Agent, for the benefit of the Tranche B-1 Term Loan Lenders, on the Tranche B Term Loan Maturity Date, the then outstanding Tranche B-1 Term Loans. The Borrower shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on the Revolving Credit Maturity Date, the then outstanding Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on each Extended Revolving Loan Maturity Date, the then outstanding amount of Extended Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the benefit of the Incremental Revolving Loan Lenders, on each Incremental Revolving Credit Maturity Date, the then outstanding amount of Incremental Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the benefit of the 2020 Additional Revolving Credit Lenders, on the 2020 L/C Facility Maturity Date, the then outstanding 2020 L/C Obligations.

(b) The Borrower shall repay to the Administrative Agent, for the benefit of the Tranche B-1 Term Loan Lenders, (i) on the last Business Day of each of March, June, September and December, commencing with the fiscal quarter ending on March 31, 2020 (each such date, an “Tranche B-1 Term Loan Repayment Date”), a principal amount of Tranche B-1 Term Loans equal to the aggregate outstanding principal amount of Tranche B-1Term Loans made on the Amendment No. 1 Effective Date multiplied by 0.25% and (ii) on the Tranche B Term Loan Maturity Date, any remaining outstanding amount of Tranche B-1 Term Loans (the repayment amounts in clauses (i) and (ii) above, each, an “Tranche B-1 Term Loan Repayment Amount”).

(c) In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the Borrower in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each, a “New Term Loan Repayment Date”) set forth in the applicable Joinder Agreement and subject to any adjustment to ensure fungibility with the other Term Loans. In the event that any Incremental Revolving Credit Loans are made, such Incremental Revolving Credit Loans shall, subject to Section 2.14(e), be repaid by the Borrower in the amounts (each, a “New Revolving Loan Repayment Amount”) and on the dates (each, a “New Revolving Loan Repayment Date”) set forth in the applicable Joinder Agreement. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(g), be repaid by the Borrower in the amounts (each such amount with respect to any Extended Repayment Date, an “Extended Term Loan Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicable Extension Amendment.

(d) The Borrower shall repay to the Administrative Agent, for the benefit of the Tranche B-3 Term Loan Lenders, (i) on the last Business Day of each of March, June, September and December, commencing with June 30, 2021 (each such date, an “Tranche B-3 Term Loan Repayment Date”), a principal amount of Tranche B-3 Term Loans equal to the aggregate principal amount of Tranche B-3 Term Loans outstanding on the Amendment No. 5 Effective Date (immediately after giving effect to the funding of the Amendment No. 5 Incremental Term Loans) multiplied by 0.25% and (ii) on the Tranche B Term Loan Maturity Date, any remaining outstanding amount of Tranche B-3 Term Loans (the repayment amounts in clauses (i) and (ii) above, each, an “Tranche B-3 Term Loan Repayment Amount”).

(e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(f) The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Tranche B-1 Term Loan, Tranche B-3 Term Loan, New Term Loan, Revolving Credit Loan, New Revolving Credit Loan, Additional Revolving Credit Loan, Swingline Loan or Incremental Revolving Credit Loan, the Type of each Loan made, the names of the Borrower and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(g) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that, in the event of any inconsistency between the Register and any such account or subaccount, the Register shall govern; provided, further, that the failure of any Lender, the Swingline Lender or the Administrative Agent to maintain such account, such Register or subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(h) The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made an initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit G-1 or Exhibit G-2, as applicable, evidencing the Tranche B-1 Term Loans, Tranche B-3 Term Loans, New Term Loans and/or Revolving Loans owing to such Lender. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to such payee, to such payee and its registered assigns.

2.6 Conversions and Continuations.

(a) Subject to the ~~penultimate~~last sentence of this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 of the outstanding principal amount of Term Loans of one Type or at least the Minimum Borrowing Amount for Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any ~~LIBOR~~SOFR Loans as ~~LIBOR~~SOFR Loans for an additional Interest Period; provided that (i) no partial conversion of ~~LIBOR~~SOFR Loans shall reduce the outstanding principal amount of ~~LIBOR~~SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into ~~LIBOR~~SOFR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii)  ~~LIBOR~~SOFR Loans may not be continued as ~~LIBOR~~SOFR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation~~,~~ and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent prior written notice at the Administrative Agent’s Office prior to 12:00 noon (New York City time) at least (i) three U.S. Government Securities Business Days prior, in the case of a continuation of or conversion to ~~LIBOR~~SOFR Loans (other than in the case of a notice delivered on the Closing Date, which shall be deemed to be effective on the Closing Date), or (ii) 10:00 a.m. (New York City time) on the proposed day of a conversion into ABR Loans (each, a “Notice of Conversion or Continuation” substantially in the form of Exhibit J) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as ~~LIBOR~~SOFR Loans, the Interest Period to be initially applicable thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a ~~LIBOR~~SOFR Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) If any Event of Default is in existence at the time of any proposed continuation of any ~~LIBOR~~SOFR Loans denominated in Dollars and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such ~~LIBOR~~SOFR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of ~~LIBOR~~SOFR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a), the Borrower shall be deemed to have elected to convert such Borrowing of ~~LIBOR~~SOFR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

2.7 Pro Rata Borrowings. Each Borrowing of Tranche B-1 Term Loans and Tranche B-3 Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Tranche B-1 Term Loan Commitments or Tranche B-3 Term Loan Commitments, as applicable. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentages. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. Each Borrowing of Incremental Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Incremental Revolving Credit Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation, under any Credit Document.

2.8 Interest.

(a) The unpaid principal amount of each ABR Loan (including each Swingline Loan) shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for ABR Loans plus the ABR, in each case, in effect from time to time.

(b) The unpaid principal amount of each ~~LIBOR~~SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for ~~LIBOR~~SOFR Loans plus the relevant Adjusted ~~LIBOR~~Term SOFR Rate.

(c) If an Event of Default has occurred and is continuing under Section 11.1 or Section 11.5 hereto, if all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% per annum or (y) in the case of any other overdue amount, including overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) for the applicable Class plus 2.00% per annum from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower (provided that in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment), (ii) in respect of each ~~LIBOR~~SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period~~,~~ and (iii) in respect of each Loan, (A) on any prepayment in respect thereof, (B) at maturity (whether by acceleration or otherwise), ~~and~~ (C) after such maturity, on demand, and (D) in the event of any conversion of any SOFR Borrowing prior to the end of the Interest Period therefor, on the effective date of such conversion.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of ~~LIBOR~~SOFR Loans~~,~~ shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of ~~LIBOR~~SOFR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, ~~two,~~ three or six month period (or if approved by all the Lenders making such ~~LIBOR~~SOFR Loans as determined by such Lenders in good faith based on prevailing market conditions, a 12 month or shorter period).

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of ~~LIBOR~~SOFR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of ~~LIBOR~~SOFR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a ~~LIBOR~~SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any ~~LIBOR~~SOFR Loan if such Interest Period would extend beyond the Maturity Date of such Loan.

2.10 Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the Administrative Agent and (y) in the case of clauses (ii) through (iv) below, the Required Term Loan Lenders (with respect to Term Loans), Required 2020 Additional Revolving Credit Lenders (with respect to 2020 Letter of Credit Commitments) or the Required Revolving Credit Lenders (with respect to Revolving Credit Commitments) shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the Adjusted ~~LIBOR~~Term SOFR Rate for any Interest Period that (x) deposits in the principal amounts and currencies of the Loans comprising such ~~LIBOR~~SOFR Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the applicable interbank ~~LIBOR~~ market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted ~~LIBOR~~Term SOFR Rate; or

(ii) at any time, that such Lenders shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any ~~LIBOR~~SOFR Loans other than with respect to Taxes because of any Change in Law;

(iii) that, due to a Change in Law, which shall subject any such Lenders to any Tax (other than (1) Indemnified Taxes, (2) Excluded Taxes or (3) Other Taxes) on its loans, loan principal, letters of credits, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv) at any time, that the making or continuance of any ~~LIBOR~~SOFR Loan has become unlawful by compliance by such Lenders in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the applicable interbank ~~LIBOR~~ market;

(such Loans, “Impacted Loans”), then, and in any such event, such Required Term Loan Lenders, Required 2020 Additional Revolving Credit Lenders or Required Revolving Credit Lenders, as applicable (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, ~~LIBOR~~SOFR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to ~~LIBOR~~SOFR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lenders, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Required Term Loan Lenders, Required 2020 Additional Revolving Credit Lenders or Required Revolving Credit Lenders, as applicable, in their reasonable discretion shall determine) as shall be required to compensate such Lenders for such actual increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lenders, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lenders shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), and (z) in the case of subclauses (iii) and (iv) above, the Borrower shall take one of the actions specified in subclause (x) or (y), as applicable, of Section 2.10(b) promptly and, in any event, within the time period required by law.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 2.10(a)(i)(x), the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans (which rate shall not be negative), in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (x) of the first sentence of the immediately preceding paragraph, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(b) At any time that any ~~LIBOR~~SOFR Loan is affected by the circumstances described in Section 2.10(a)(ii), (iii) or (iv), the Borrower may (and in the case of a ~~LIBOR~~SOFR Loan affected pursuant to Section 2.10(a)(iii) or (iv) shall) either (x) if a Notice of Borrowing or Notice of Conversion or Continuation with respect to the affected ~~LIBOR~~SOFR Loan has been submitted pursuant to Section 2.3 but the affected ~~LIBOR~~SOFR Loan has not been funded or continued, cancel such requested Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by Lenders pursuant to Section 2.10(a)(ii), (iii) or (iv) or (y) if the affected ~~LIBOR~~SOFR Loan is then outstanding, upon at least three U.S. Government Securities Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such ~~LIBOR~~SOFR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring after the Closing Date, has or would have the effect of reducing the actual rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such actual additional amount or amounts as will compensate such Lender or its parent for such actual reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Closing Date or to the extent such Lender is not imposing such charges on, or requesting such compensation from, borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities similar to the Credit Facilities. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) promptly following receipt of such notice.

(d) If the Administrative Agent shall have received notice from the Required Lenders that the Adjusted ~~LIBOR~~Term SOFR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders) of making or maintaining its affected ~~LIBOR~~SOFR Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter (which notice shall include supporting calculations in reasonable detail). If such notice is given, (i) any ~~LIBOR~~SOFR Loan requested to be made on the first day of such Interest Period shall be made an ABR Loan, (ii) any Loans that were to have been converted on the first day of such Interest Period to ~~LIBOR~~SOFR Loans shall be continued as an ABR Loan and (iii) any outstanding ~~LIBOR~~SOFR Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further ~~LIBOR~~SOFR Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to ~~LIBOR~~SOFR Loans.

2.11 Compensation ~~2.11 Compensation~~. If (a) any payment of principal of any ~~LIBOR~~SOFR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such ~~LIBOR~~SOFR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of ~~LIBOR~~SOFR Loans is not made as a result of a withdrawn Notice of Borrowing or a failure to satisfy borrowing conditions, (c) any ABR Loan is not converted into ~~a LIBOR~~SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any ~~LIBOR~~SOFR Loan is not continued as ~~a LIBOR~~SOFR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any ~~LIBOR~~SOFR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Sections 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such ~~LIBOR~~SOFR Loan. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 2.11 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrower and shall be conclusive, absent manifest error. The obligations of the Borrower under this Section 2.11 shall survive the payment in full of the Loans and the termination of this Agreement.

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or other material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10, 3.5 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Sections 2.10, 2.11 or 3.5 is given by any Lender more than 120 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Sections 2.10, 2.11 or 3.5, as the case may be, for any such amounts incurred or accruing prior to the 121st day prior to the giving of such notice to the Borrower.

2.14 Incremental Facilities.

(a) The Borrower may, by written notice to Administrative Agent, elect to request the establishment of one or more (x) additional tranches of term loans or increases in Term Loans of any Class (the commitments thereto, the “New Term Loan Commitments”), (y) increases in Revolving Credit Commitments of any Class (the “New Revolving Credit Commitments”), and/or (z) additional tranches of Revolving Credit Commitments (the “Additional Revolving Credit Commitments” and, together with the New Revolving Credit Commitments, the “Incremental Revolving Credit Commitments”; together with the New Term Loan Commitments and the New Revolving Credit Commitments, the “New Loan Commitments”) by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in the aggregate and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the difference between the Maximum Incremental Facilities Amount and all such New Loan Commitments obtained on or prior to such date), which may be incurred in Dollars, Euros or Pounds Sterling. In connection with the incurrence of any Indebtedness under this Section 2.14, at the request of the Administrative Agent, the Borrower shall provide to the Administrative Agent a certificate certifying that the New Loan Commitments do not exceed the Maximum Incremental Facilities Amount, which certificate shall be in reasonable detail and shall provide the calculations and basis therefor and, subject to reclassification as set forth in Section 10.1, classify such Indebtedness as being incurred under clause (i) or clause (ii) of the definition of Maximum Incremental Facilities Amount. The Borrower may approach any Lender or any Person (other than a natural Person) to provide all or a portion of the New Loan Commitments, subject, if applicable, to the proviso to Section 2.14(b); provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. In each case, on each applicable Increased Amount Date (subject to Section 1.12), such New Loan Commitments shall be subject to (i) no Event of Default (except in connection with an acquisition or investment (including any Permitted Acquisition or Investment), no Event of Default under Section 11.1 or Section 11.5) shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable, and subject to Section 1.12, (ii) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e), and (iii) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable. No Lender shall have any obligation to provide any Commitments pursuant to this Section 2.14(a). Any New Term Loans shall, at the election of the Borrower and agreed to by Lenders providing such New Loan Commitments, be designated as (a) a separate series (a “Series”) of New Term Loans for all purposes of this Agreement or (b) as part of a Series of existing Term Loans for all purposes of this Agreement. On and after the Increased Amount Date, Additional Revolving Credit Loans shall be designated a separate Series of Additional Revolving Credit Loans for all purposes of this Agreement.

(b) Incremental Revolving Credit Commitments shall be subject to the satisfaction of the following terms and conditions, (a) with respect to New Revolving Credit Commitments, each of the Lenders with Revolving Credit Commitments of such Class shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the new Revolving Loan Lenders shall purchase from each of the Lenders with revolving Credit Commitments of such Class, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans of such Class will be held by existing Revolving Credit Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments of such Class after giving effect to the addition of such new Revolving Credit Commitments to the Revolving Credit Commitments, and (b) with respect to Incremental Revolving Credit Commitments, (i) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and, each Loan made under a New Revolving Credit Commitment (a “New Revolving Credit Loan”) and each Loan made under an Additional Revolving Credit Commitment (an “Additional Revolving Credit Loan” and, together with new Revolving Credit Loans, the “Incremental Revolving Credit Loan”) shall be deemed, for all purposes, Revolving Loans and (ii) each New Revolving Loan Lender and each Lender with an Additional Revolving Credit Commitment

(each, an “Additional Revolving Loan Lender” and, together with the New Revolving Loan Lenders, the “Incremental Revolving Loan Lenders”) shall become a Lender with respect to the New Revolving Credit Commitment and all matters relating thereto; provided that the Administrative Agent and the Letter of Credit Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Incremental Revolving Loan Lender’s providing such Incremental Revolving Credit Commitment to the extent such consent, if any, would be required under Section 13.6(b) for an assignment of Revolving Loans or Revolving Credit Commitments, as applicable, to such Lender or Incremental Revolving Loan Lender.

(c) New Term Loan Commitments of any Series shall be subject to the satisfaction of the foregoing and following terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term Loan” and, together with the Incremental Revolving Credit Loans, the “Incremental Loans”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d) The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be on terms and documentation set forth in the Joinder Agreement as determined by the Borrower; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Tranche B Term Loan Maturity Date; (ii) the weighted average life to maturity of all New Term Loans shall be no shorter than the weighted average life to maturity of the then existing Tranche B-1 Term Loans or Tranche B-3 Term Loans as calculated without giving effect to any prepayments made in connection with the Tranche B-1 Term Loans or Tranche B-3 Term Loans; (iii) the pricing, interest rate margins, discounts, premiums, rate floors, fees, and, subject to clauses (i) and (ii) above, amortization schedule applicable to any New Term Loans shall be determined by the Borrower and the Lenders thereunder; provided that only during the period commencing on the Closing Date and ending on the thirty month anniversary of the Closing Date, if the Effective Yield for ~~LIBOR~~SOFR Loans or ABR Loans in respect of such New Term Loans consisting of Term Loans that are secured by the Collateral on a pari passu basis with the Tranche B-1 Term Loans and the Tranche B-3 Term Loans (other than any New Term Loans incurred in connection with a Permitted Acquisition or other Permitted Investment) exceeds the Effective Yield for ~~LIBOR~~SOFR Loans or ABR Loans in respect of the then existing Tranche B-1 Term Loans or Tranche B-3 Term Loans of like currency by more than 0.50%, the Applicable Margin for ~~LIBOR~~SOFR Loans or ABR Loans in respect of the then existing Tranche B-1 Term Loans shall be adjusted so that the Effective Yield in respect of the then existing Tranche B-1 Term Loans or Tranche B-3 Term Loans, as applicable, is equal to the Effective Yield for ~~LIBOR~~SOFR Loans or ABR Loans in respect of the New Term Loans minus 0.50% (the terms of this proviso to this clause (iii), the “MFN Protection”); and (iv) to the extent such terms and documentation are not consistent with the then existing Tranche B-1 Term Loans or Tranche B-3 Term Loans (except to the extent permitted by clause (i), (ii) or (iii) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Term Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants or other provisions are only applicable after the Latest Term Loan Maturity Date)~~;~~.

(e) Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be identical to the Initial Revolving Credit Commitments and the related Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e); provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:

(i) any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall rank equal in right of payment and of security with the Revolving Credit Loans and the Term Loans,

(ii) any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall not mature earlier than the Initial Revolving Credit Commitments and related Revolving Credit Loans at the time of incurrence of such Incremental Revolving Credit Commitments,

(iii) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments, and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (v) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Credit Commitments on such Increased Amount Date,

(iv) subject to the provisions of Section 3.12 and Section 3A.12 to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments of the same Series in accordance with their percentage of such Revolving Credit Commitments on the applicable Increased Amount Date (and except as provided in Section 3.12, without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued in respect of such Series),

(v) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Credit Commitments on such Increased Amount Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class,

(vi) assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the applicable Increased Amount Date,

(vii) any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to such Increased Amount Date,

(viii) the pricing, fees, maturity and other immaterial terms of the Additional Revolving Credit Loans may be different and shall be determined by the Borrower and the Lenders thereunder so long as the final maturity date and the weighted average maturity of any Additional Revolving Credit Loans and Additional Revolving Credit Commitments, as applicable, shall not be earlier than, or shorter than, as the case may be, the maturity date or the weighted average life, as applicable, of the Initial Revolving Credit Commitments and related Revolving Credit Loans, and

(ix) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness.

(f) Each Joinder Agreement may, without the consent of any other Lenders, effect technical and corresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

(g) (i) The Borrower may at any time, and from time to time, request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans of the Existing Term Loan Class unless (x) the Lenders of the Term Loans of such applicable Existing Term Loan Class receive the benefit of such more restrictive terms or (y) any such provisions apply after the Tranche B Term Loan Maturity Date (a “Permitted Other Provision”); provided, however, that (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Joinder Agreement, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were converted, in each case as more particularly set forth in paragraph (iv) of this Section 2.14(g) below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and/or (B) additional fees, premiums or applicable high-yield discount obligation (“AHYDO”) payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and to the extent that any Permitted Other Provision (including a financial maintenance covenant) is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such Permitted Other Provision is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or if such Permitted Other Provision applies only after the Tranche B Term Loan Maturity Date . Notwithstanding anything to the contrary in this Section 2.14 or otherwise, no Extended Term Loans may be optionally prepaid prior to the date on which the Existing Term Loan Class from which they were converted is repaid in full, except in accordance with the last sentence of Section 5.1(a). No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class from which they were converted.

(ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, any Extended Revolving Credit Commitments and/or any Incremental Revolving Credit Commitments, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments which such request shall be offered equally to all such lenders) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the applicable Existing Revolving Credit Commitments (the “Specified Existing Revolving Credit Commitment”) unless (x) the Lenders providing Existing Revolving Credit Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Revolving Credit Termination Date, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x) (A) the interest margins with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins for the Specified Existing Revolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (y) the Revolving Credit Commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the Revolving Credit Commitment fee rate for the Specified Existing Revolving Credit Commitment; provided that, notwithstanding anything to the contrary in this Section 2.14(g) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Original Revolving Credit Commitments shall be made on a pro rata basis with all other Original Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(iii) Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request converted into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Credit Commitments, as applicable. In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, Incremental Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Term Loans or Extended Revolving Credit Commitments, as applicable, on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Original Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that the L/C Facility Maturity Date may be extended and the related obligations to issue Letters of Credit may be continued so long as the Letter of Credit Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(iv) Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.14(g)(iv) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Term Loans or Extended Revolving Credit Commitments in an aggregate principal amount that is less than $10,000,000. In addition to any terms and changes required or permitted by Section 2.14(g)(i), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Joinder Agreement with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of New Term Loans incurred following the date of such Extension Amendment. Notwithstanding anything to the contrary in this Section 2.14(g) and without limiting the generality or applicability of Section 13.1 to any Section 2.14 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.14 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.14 Additional Amendments are within the requirements of Section 2.14(g)(i) and do not become effective prior to the time that such Section 2.14 Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of New Term Loans or Extended Revolving Credit Commitments provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Term Loans or Extended Revolving Credit Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.14 Additional Amendments to become effective in accordance with Section 13.1.

(v) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with clauses (i) and/or (ii) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date) and (II) in the case of the Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Existing Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments.

(vi) The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14.

2.15 Permitted Debt Exchanges.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower, the Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Other Indebtedness in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans of a given Class (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term

Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Auction Agent, and (vi) any applicable Minimum Tender Condition shall be satisfied.

(b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.15, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt Exchange Offer shall be made for not less than $20,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii), the Borrower may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered.

(c) In connection with each Permitted Debt Exchange, the Borrower and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.15 and without conflict with Section 2.15(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.

(d) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 13.1.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Letter of Credit Issuer and Swingline Lender hereunder; third, to Cash Collateralize, as applicable, any Letter of Credit Issuer’s or Swingline Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.8 or Section 3A.8, as applicable; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy (x) such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize, as applicable, any Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.8 or Section 3A.8; sixth, to the payment of any amounts owing to the Borrower or the Lenders, any Letter of Credit Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by the Borrower, any Lender, any Letter of Credit Issuer or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans, Revolving L/C Borrowings or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or Swingline Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7 were satisfied or waived, such payment shall be applied solely to pay the Loans or Swingline Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and/or Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or post Cash Collateral, as applicable, pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 4 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive 2020 Letter of Credit Fees or Revolving Letter of Credit Fees, as applicable, for any period during which that Lender is a Defaulting Lender only to the extent allocable to its applicable percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral, as applicable, pursuant to Section 3.8 or Section 3A.8, as applicable.

(C) With respect to any 2020 Letter of Credit Fee or Revolving Letter of Credit Fee, as applicable, not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to any Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Revolving Credit Commitment Percentage or 2020 Letter of Credit Commitment Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages or 2020 Letter of Credit Commitment Percentages, as applicable (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure or 2020 Letter of Credit Exposure, as applicable, of any Non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. Subject to Section 13.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall Cash Collateralize, as applicable, any Letter of Credit Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 3.8 or Section 3A.8, as applicable.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, any Letter of Credit Issuer and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and/or Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Credit Commitment Percentages or 2020 Letter of Credit Commitment Percentages, as applicable (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Swingline Loans.

(a) Subject to the terms and conditions set forth herein, in reliance upon the agreements of the other Lenders set forth in this Section 2.17, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time until the Revolving Credit Maturity Date denominated in Dollars in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate Revolving Credit Exposure exceeding the aggregate Revolving Credit Commitments or (ii) the aggregate amount of Swingline Loans outstanding exceeding the Swingline Sublimit; provided that the Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request (i) by telephone (confirmed in writing in the form of Exhibit J) or by facsimile or electronic communication in the form of Exhibit J, if arrangements for doing so have been approved by the Swingline Lender (confirmed by telephone), not later than 11:00 a.m., New York City time, or, if agreed by the Swingline Lender, 3:00 p.m. New York City time on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and in the case of any Swingline Loan requested to finance the reimbursement of an Unpaid Drawing as provided in Section 3.4, the identity of the Letter of Credit Issuer that made the applicable Letter of Credit. Each Swingline Loan shall be an ABR Borrowing. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to any accounts of the Borrower maintained with the Swingline Lender for the Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an Unpaid Drawing as provided in Section 3.4, by remittance to the applicable Letter of Credit Issuer) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice the Lender’s Revolving Credit Commitment Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Revolving Credit Commitment Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 3.3 with respect to Loans made by such Lender (and Section 3.3 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrower, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Credit Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Credit Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Credit Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Credit Lender in its capacity as a lender of Swingline Loans hereunder.

(e) The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

(f) Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.8(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(g) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon 30 days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.17(f) above.

Section 3. Revolving Letters of Credit.

3.1 Revolving Letters of Credit.

(a) Subject to and upon the terms and conditions set forth herein, at any time and from time to time after the Closing Date and prior to the Revolving L/C Facility Maturity Date, each Revolving Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to time from the Closing Date through the Revolving L/C Facility Maturity Date for the account of the Borrower (or, so long as the Borrower is the primary obligor and signatory to the Letter of Credit Request, for the account of Holdings or any Restricted Subsidiary) letters of credit (the “Revolving Letters of Credit” and each, a “Revolving Letter of Credit”), which Revolving Letters of Credit shall not at any time exceed (i) such Revolving Letter of Credit Issuer’s Revolving Letter of Credit Commitment, (ii) the L/C Sublimit and (iii) individual Letters of Credit, in such form as may be approved by the Revolving Letter of Credit Issuer in its reasonable discretion.

(b) Notwithstanding the foregoing, (i) no Revolving Letter of Credit shall be issued the Stated Amount of which, when added to the Revolving Letters of Credit Outstanding at such time, would exceed the L/C Sublimit (or with respect to any Revolving Letter of Credit Issuer, exceed such Revolving Letter of Credit Issuer’s Revolving Letter of Credit Commitment); (ii) no Revolving Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at the time of the issuance thereof to exceed the Total Revolving Credit Commitment then in effect; (iii) each Revolving Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof (except as set forth in Section 3.2(d)), provided that in no event shall such expiration date occur later than the Revolving L/C Facility Maturity Date, in each case, unless otherwise agreed upon by the Administrative Agent, the Revolving Letter of Credit Issuer and, unless the Revolving Letter of Credit has been Cash Collateralized or backstopped (in the case of a backstop only, on terms reasonably satisfactory to such Revolving Letter of Credit Issuer), the Revolving Credit Lenders; (iv) the Revolving Letter of Credit shall be denominated in Dollars; (v) no Revolving Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Revolving Letter of Credit to have a Revolving Letter of Credit issued in its favor; and (vi) no Revolving Letter of Credit shall be issued by a Revolving Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default has occurred and is continuing until such time as such Revolving Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

(c) Upon at least two Business Days’ prior written notice to the Administrative Agent and the Revolving Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Revolving Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Revolving Letters of Credit Outstanding shall not exceed the Revolving Letter of Credit Commitment (or with respect to a Revolving Letter of Credit Issuer, the Revolving Letters of Credit Outstanding with respect to Revolving Letters of Credit issued by such Revolving Letter of Credit Issuer shall not exceed such Revolving Letter of Credit Issuer’s Revolving Letter of Credit Commitment).

(d) The Revolving Letter of Credit Issuer shall not be under any obligation to issue any Revolving Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Revolving Letter of Credit Issuer from issuing such Revolving Letter of Credit, or any law applicable to such Revolving Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Revolving Letter of Credit Issuer shall prohibit, or request that such Revolving Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Revolving Letter of Credit in particular or shall impose upon such Revolving Letter of Credit Issuer with respect to such Revolving Letter of Credit any restriction, reserve or capital requirement (in each case, for which such Revolving Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Revolving Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Revolving Letter of Credit Issuer in good faith deems material to it;

(ii) the issuance of such Revolving Letter of Credit would violate one or more policies of such Revolving Letter of Credit Issuer applicable to letters of credit generally;

(iii) except as otherwise agreed by the Revolving Letter of Credit Issuer, such Revolving Letter of Credit is in an initial Stated Amount less than $50,000, in the case of a commercial Revolving Letter of Credit, or $10,000, in the case of a standby Revolving Letter of Credit; provided that none of the initial Revolving Letter of Credit Issuers or their respective affiliates shall be obligated or requested to issue commercial Revolving Letters of Credit;

(iv) such Revolving Letter of Credit is denominated in a currency other than Dollars;

(v) such Revolving Letters of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(vi) a default of any Revolving Credit Lender’s obligations to fund under Section 3.3 exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, the Borrower have entered into arrangements reasonably satisfactory to the Revolving Letter of Credit Issuer to eliminate such Revolving Letter of Credit Issuer’s risk with respect to such Revolving Credit Lender or such risk has been reallocated in accordance with Section 2.16.

(e) The Revolving Letter of Credit Issuer shall not increase the Stated Amount of any Revolving Letter of Credit if the Revolving Letter of Credit Issuer would not be permitted at such time to issue such Revolving Letter of Credit in its amended form under the terms hereof.

(f) The Revolving Letter of Credit Issuer shall be under no obligation to amend any Revolving Letter of Credit if (A) the Revolving Letter of Credit Issuer would have no obligation at such time to issue such Revolving Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Revolving Letter of Credit does not accept the proposed amendment to such Revolving Letter of Credit.

(g) The Revolving Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Revolving Letters of Credit issued by it and the documents associated therewith and the Revolving Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 13 with respect to any acts taken or omissions suffered by the Revolving Letter of Credit Issuer in connection with Revolving Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Revolving Letters of Credit as fully as if the term “Administrative Agent” as used in Section 13 included the Revolving Letter of Credit Issuer with respect to such acts or omission, and (B) as additionally provided herein with respect to the Revolving Letter of Credit Issuer.

3.2 Revolving Letter of Credit Requests.

(a) Whenever the Borrower desires that a Revolving Letter of Credit be issued or amended, the Borrower shall give the Administrative Agent and the Revolving Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least four Business Days (or such other period as may be agreed upon by the Borrower, the Administrative Agent and the Revolving Letter of Credit Issuer) prior to the proposed date of issuance or amendment. Each Letter of Credit Request shall be executed by the Borrower. Such Letter of Credit Request may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Revolving Letter of Credit Issuer, by personal delivery or by any other means acceptable to the Revolving Letter of Credit Issuer.

(b) In the case of a request for the issuance of a Revolving Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Revolving Letter of Credit Issuer: (A) the proposed issuance date of the requested Revolving Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the applicant; and (H) such other matters as the Revolving Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Revolving Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Revolving Letter of Credit Issuer (I) the Revolving Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the Revolving Letter of Credit Issuer may reasonably require. Additionally, the Borrower shall furnish to the Revolving Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Revolving Letter of Credit issuance or amendment, including any Issuer Documents, as the Revolving Letter of Credit Issuer or the Administrative Agent may reasonably require.

(c) Unless the Revolving Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Credit Party, at least two Business Days prior to the requested date of issuance or amendment of the Revolving Letter of Credit, that one or more applicable conditions contained in Sections 6 (solely with respect to any Revolving Letter of Credit issued on the Closing Date) and 7 shall not then be satisfied to the extent required thereby, then, subject to the terms and conditions hereof, the Revolving Letter of Credit Issuer shall, on the requested date, issue a Revolving Letter of Credit for the account of the Borrower (or, so long as the Borrower are the primary obligors, for the account of Holdings or a Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with each such Revolving Letter of Credit Issuer’s usual and customary business practices.

(d) If the Borrower so requests in any Letter of Credit Request, the Revolving Letter of Credit Issuer shall agree to issue a Revolving Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Revolving Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Revolving Letter of Credit) by giving prior notice to the beneficiary thereof and the Borrower not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Revolving Letter of Credit is issued. Unless otherwise directed by the Revolving Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Revolving Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Revolving Letter of Credit Issuer to permit the extension of such Revolving Letter of Credit at any time to an expiry date not later than the Revolving L/C Facility Maturity Date, unless otherwise agreed upon by the Administrative Agent and the Revolving Letter of Credit Issuer; provided, however, that the Revolving Letter of Credit Issuer shall not permit any such extension if (A) the Revolving Letter of Credit Issuer has reasonably determined that it would not be permitted, at such time to issue such Revolving Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise), or (B) it has received written notice on or before the day that is ten Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the Revolving Letter of Credit Issuer not to permit such extension.

(e) Promptly after its delivery of any Revolving Letter of Credit or any amendment to a Revolving Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Revolving Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Revolving Letter of Credit or amendment. On the first Business Day of each month, the Revolving Letter of Credit Issuer shall provide the Administrative Agent a list of all Revolving Letters of Credit issued by it that are outstanding at such time.

(f) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Revolving Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

3.3 Revolving Letter of Credit Participations.

(a) Immediately upon the issuance by the Revolving Letter of Credit Issuer of any Revolving Letter of Credit, the Revolving Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such Revolving Credit Lender, in its capacity under this Section 3.3, an “Revolving L/C Participant”), and each such Revolving L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Revolving Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “Revolving L/C Participation”), to the extent of such Revolving L/C Participant’s Revolving Credit Commitment Percentage in each Revolving Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Revolving Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Revolving L/C Participants as provided in Section 4.1(b) and the Revolving L/C Participants shall have no right to receive any portion of any Revolving L/C Fronting Fees.

(b) In determining whether to pay under any Revolving Letter of Credit, the relevant Revolving Letter of Credit Issuer shall have no obligation relative to the Revolving L/C Participants other than to confirm that any documents required to be delivered under such Revolving Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Revolving Letter of Credit. Any action taken or omitted to be taken by the relevant Revolving Letter of Credit Issuer under or in connection with any Revolving Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction, shall not create for the Revolving Letter of Credit Issuer any resulting liability.

(c) In the event that the Revolving Letter of Credit Issuer makes any payment under any Revolving Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the respective Revolving Letter of Credit Issuer through the Administrative Agent pursuant to Section 3.4(a), the Administrative Agent shall promptly notify each Revolving L/C Participant of such failure, and each Revolving L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Revolving Letter of Credit Issuer, the amount of such Revolving L/C Participant’s Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds. If and to the extent such Revolving L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Revolving Letter of Credit Issuer, such Revolving L/C Participant agrees to pay to the Administrative Agent for the account of the Revolving Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Revolving Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees that are reasonably and customarily charged by the Revolving Letter of Credit Issuer in connection with the foregoing. The failure of any Revolving L/C Participant to make available to the Administrative Agent for the account of the Revolving Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Revolving Letter of Credit shall not relieve any other Revolving L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Revolving Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Revolving Letter of Credit on the date required, as specified above, but no Revolving L/C Participant shall be responsible for the failure of any other Revolving L/C Participant to make available to the Administrative Agent such other Revolving L/C Participant’s Revolving Credit Commitment Percentage of any such payment.

(d) Whenever the Administrative Agent receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Revolving Letter of Credit Issuer any payments from the Revolving L/C Participants pursuant to clause (c) above, the Administrative Agent shall promptly pay to each Revolving L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such Revolving L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such Revolving L/C Participant to the aggregate amount funded by all Revolving L/C Participants) of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective Revolving L/C Participations at the Overnight Rate.

(e) The obligations of the Revolving L/C Participants to make payments to the Administrative Agent for the account of the Revolving Letter of Credit Issuer with respect to Revolving Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

(f) If any payment received by the Administrative Agent for the account of the Revolving Letter of Credit Issuer pursuant to Section 3.3(c) is required to be returned, each Revolving Credit Lender shall pay to the Administrative Agent for the account of the Revolving Letter of Credit Issuer its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

3.4 Agreement to Repay Revolving Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the Revolving Letter of Credit Issuer, by making payment with respect to any drawing under any Revolving Letter of Credit in the same currency in which such drawing was made unless the Revolving Letter of Credit Issuer (at its option) shall have specified in the notice of drawing that it will require reimbursement in Dollars. Any such reimbursement shall be made by the Borrower to the Administrative Agent in immediately available funds for any payment or disbursement made by the Revolving Letter of Credit Issuer under any Revolving Letter of Credit (each such amount so paid until reimbursed, an “Revolving Unpaid Drawing”) no later than the date that is one Business Day after the date on which the Borrower receives written notice of such payment or disbursement (the “Revolving Reimbursement Date”), with interest on the amount so paid or disbursed by the Revolving Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the Revolving Reimbursement Date, from the Revolving Reimbursement Date to the date the Revolving Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable Margin for ABR Loans that are Revolving Credit Loans plus the ABR as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the relevant Revolving Letter of Credit Issuer prior to 12:00 noon (New York City time) on the Revolving Reimbursement Date that the Borrower intends to reimburse the relevant Revolving Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Revolving Letters of Credit, the Revolving Credit Lenders make Revolving Credit Loans (which shall be denominated in Dollars and which shall be ABR Loans) on the Revolving Reimbursement Date in the amount of such drawing and (ii) the Administrative Agent shall promptly notify each Revolving L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each Revolving L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in Dollars in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Revolving Unpaid Drawing by 2:00 p.m. (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Revolving Letter of Credit Issuer for the related Revolving Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Revolving Letter of Credit that is outstanding on the Revolving L/C Facility Maturity Date, the full amount of the Revolving Letters of Credit Outstanding in respect of such Revolving Letter of Credit shall be deemed to be an Revolving Unpaid Drawing subject to the provisions of this Section 3.4 except that the Revolving Letter of Credit Issuer shall hold the proceeds received from the Revolving L/C Participants as contemplated above as cash collateral for such Revolving Letter of Credit to reimburse any Revolving Unpaid Drawing under such Revolving Letter of Credit and shall use such proceeds first, to reimburse itself for any Revolving Unpaid Drawings made in respect of such Revolving Letter of Credit following the Revolving L/C Facility Maturity Date, second, to the extent such Revolving Letter of Credit expires or is returned for cancellation with an undrawn balance while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not been paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.

(b) The obligation of the Borrower to reimburse the Revolving Letter of Credit Issuer for each drawing under each Revolving Letter of Credit and to repay each Revolving L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Revolving Letter of Credit, any transferee of any Revolving Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Revolving Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Revolving Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Revolving Letter of Credit);

(iii) any draft, demand, certificate or other document presented under such Revolving Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Revolving Letter of Credit;

(iv) waiver by the Revolving Letter of Credit Issuer of any requirement that exists for the Revolving Letter of Credit Issuer’s protection and not the protection of the Borrower (or Holdings or other Restricted Subsidiary) or any waiver by the Revolving Letter of Credit Issuer which does not in fact materially prejudice the Borrower (or Holdings or other Restricted Subsidiary);

(v) any payment made by the Revolving Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Revolving Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP or the Revolving Letter of Credit itself, as applicable;

(vi) any payment by the Revolving Letter of Credit Issuer under such Revolving Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Revolving Letter of Credit; or any payment made by the Revolving Letter of Credit Issuer under such Revolving Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Revolving Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code;

(vii) honor of a demand for payment presented electronically even if such Revolving Letter of Credit requires that demand be in the form of a draft;

(viii) any adverse change in any relevant exchange rates or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower (or Holdings or other Restricted Subsidiary) (other than the defense of payment or performance).

(c) The Borrower shall not be obligated to reimburse the Revolving Letter of Credit Issuer for any wrongful payment made by the Revolving Letter of Credit Issuer under the Revolving Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Revolving Letter of Credit Issuer as determined in the final non-appealable judgment of a court of competent jurisdiction.

3.5 Increased Costs. If, after the Closing Date, any Change in Law shall (x) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against letters of credit issued by the Revolving Letter of Credit Issuer, or any Revolving L/C Participant’s Revolving L/C Participation therein, (y) impose on the Revolving Letter of Credit Issuer or any Revolving L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of Revolving Letters of Credit or Revolving L/C Participations therein or any Revolving Letter of Credit or such Revolving L/C Participant’s Revolving L/C Participation therein (other than with respect to Taxes) or (z) impose on the Revolving Letter of Credit Issuer or any Revolving L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of Revolving Letters of Credit or Revolving L/C Participations therein or any Revolving Letter of Credit or such Revolving L/C Participant’s Revolving L/C Participation therein (including any increased costs attributable to Taxes (other than (1) Indemnified Taxes, (2) Excluded Taxes or (3) Other Taxes) on its loans, loan principal, letters of credits, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto), and the result of any of the foregoing is to increase the actual cost to the Revolving Letter of Credit Issuer or such Revolving L/C Participant of issuing, maintaining or participating in any Revolving Letter of Credit, or to reduce the actual amount of any sum received or receivable by the Revolving Letter of Credit Issuer or such Revolving L/C Participant hereunder in respect of Revolving Letters of Credit or Revolving L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Revolving Letter of Credit Issuer or such Revolving L/C Participant, as the case may be (a copy of which notice shall be sent by the Revolving Letter of Credit Issuer or such Revolving L/C Participant to the Administrative Agent (with respect to a Revolving Letter of Credit issued on account of the Borrower (or Holdings or other Restricted Subsidiary))), the Borrower shall pay to the Revolving Letter of Credit Issuer or such Revolving L/C Participant such actual additional amount or amounts as will compensate the Revolving Letter of Credit Issuer or such Revolving L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Revolving Letter of Credit Issuer or an Revolving L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Closing Date. A certificate submitted to the Borrower by the relevant Revolving Letter of Credit Issuer or an Revolving L/C Participant, as the case may be (a copy of which certificate shall be sent by the Revolving Letter of Credit Issuer or such Revolving L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such actual additional amount or amounts necessary to compensate the Revolving Letter of Credit Issuer or such Revolving L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error. The obligations of the Borrower under this Section 3.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

3.6 New or Successor Revolving Letter of Credit Issuer.

(a) The Revolving Letter of Credit Issuer may resign as the Revolving Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders, Holdings and the Borrower. The Borrower may replace any Revolving Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and such Revolving Letter of Credit Issuer. The Borrower may add Revolving Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Revolving Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Revolving Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Revolving Letters of Credit or a new Revolving Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), another successor or new issuer of Revolving Letters of Credit, whereupon such successor issuer accepting such appointment shall succeed to the rights, powers and duties of the replaced or resigning Revolving Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Revolving Letters of Credit accepting such appointment shall be granted the rights, powers and duties of the Revolving Letter of Credit Issuer hereunder, and the term Revolving Letter of Credit Issuer shall mean such successor or such new issuer of Revolving Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Revolving Letter of Credit Issuer all accrued and unpaid fees applicable to the Revolving Letters of Credit pursuant to Sections 4.1(b) and 4.1(d). The acceptance of any appointment as the Revolving Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Revolving Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Revolving Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Revolving Letters of Credit shall become the Revolving Letter of Credit Issuer hereunder. After the resignation or replacement of the Revolving Letter of Credit Issuer hereunder, the resigning or replaced Revolving Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Revolving Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Revolving Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Revolving Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Revolving Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Revolving Letter of Credit Issuer and the successor issuer of Revolving Letters of Credit shall arrange to have any outstanding Revolving Letters of Credit issued by the resigning or replaced Revolving Letter of Credit Issuer replaced with Revolving Letters of Credit issued by the successor issuer of Revolving Letters of Credit or (ii) the Borrower shall cause the successor issuer of Revolving Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Revolving Letter of Credit Issuer, to issue “back-stop” Revolving Letters of Credit naming the resigning or replaced Revolving Letter of Credit Issuer as beneficiary for each outstanding Revolving Letter of Credit issued by the resigning or replaced Revolving Letter of Credit Issuer, which new Revolving Letters of Credit shall be denominated in the same currency as, and shall have a face amount equal to, the Revolving Letters of Credit being back-stopped and the sole requirement for drawing on such new Revolving Letters of Credit shall be a statement that there has been a compliant drawing on the corresponding back-stopped Revolving Letters of Credit. After any resigning or replaced Revolving Letter of Credit Issuer’s resignation or replacement as Revolving Letter of Credit Issuer, the provisions of this Agreement relating to the Revolving Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was the Revolving Letter of Credit Issuer under this Agreement or (B) at any time with respect to Revolving Letters of Credit issued by such Revolving Letter of Credit Issuer.

(b) To the extent there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Revolving Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Revolving Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Revolving Letter of Credit Issuer and the successor issuer of Revolving Letters of Credit shall have the obligations regarding outstanding Revolving Letters of Credit described in clause (a) above.

3.7 Role of Revolving Letter of Credit Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Revolving Letter of Credit, the Revolving Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Revolving Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Revolving Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Revolving Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Revolving Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Revolving Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuit of such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the Revolving Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Revolving Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(b); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against a Revolving Letter of Credit Issuer, and a Revolving Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Revolving Letter of Credit Issuer’s willful misconduct or gross negligence or such Revolving Letter of Credit Issuer’s willful failure to pay under any Revolving Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Revolving Letter of Credit in each case as determined in the final non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the Revolving Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Revolving Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Revolving Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

The Revolving Letter of Credit Issuer may send a Revolving Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

3.8 Cash Collateral.

(a) Certain Credit Support Events. Upon the written request of the Administrative Agent, the Revolving Letter of Credit Issuer or Swingline Lender, if (i) as of the Revolving L/C Facility Maturity Date, any Revolving L/C Obligation for any reason remains outstanding, (ii) the Borrower shall be required to provide Cash Collateral pursuant to Section 11.13, or (iii) the provisions of Section 2.16(a)(v) are in effect, the Borrower shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) following any written request by the Administrative Agent or the Revolving Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Revolving Letter of Credit Issuer and the Revolving Credit Lenders, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein as described in Section 3.8(a), and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.8(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Revolving Letter of Credit Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount (including, without limitation, as a result of exchange rate fluctuations), the Borrower will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.8 or Sections 2.16, 5.2, or 11.13 in respect of Revolving Letters of Credit shall be held and applied to the satisfaction of the specific Revolving L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.6(b)(ii)) or there is no longer existing an Event of Default) or (ii) the determination by the Administrative Agent and the Revolving Letter of Credit Issuer that there exists excess Cash Collateral.

3.9 Applicability of ISP and UCP. Unless otherwise expressly agreed by the Revolving Letter of Credit Issuer and the Borrower when a Revolving Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Revolving Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Revolving Letter of Credit. Notwithstanding the foregoing, the Revolving Letter of Credit Issuer shall not be responsible to the Borrower for, and the Revolving Letter of Credit Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Revolving Letter of Credit Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Revolving Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where the Revolving Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Revolving Letter of Credit chooses such law or practice.

3.10 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control and any grant of security interest in any Issuer Documents shall be void.

3.11 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Revolving Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Revolving Letter of Credit Issuer hereunder for any and all drawings under such Revolving Letter of Credit. The Borrower hereby acknowledges that the issuance of Revolving Letters of Credit for the account of Holdings or any other Restricted Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of Holdings and the other Restricted Subsidiaries.

3.12 Provisions Related to Extended Revolving Credit Commitments. If the Revolving L/C Facility Maturity Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Revolving Letter of Credit, then (i) if consented to by the Revolving Letter of Credit Issuer which issued such Revolving Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Revolving L/C Facility Maturity Date shall not have so occurred are then in effect, such Revolving Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 3.3 and 3.4) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Revolving Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Revolving Letter of Credit in accordance with Section 3.8. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Revolving Letters of Credit may be reduced as agreed between the Revolving Letter of Credit Issuer and the Borrower, without the consent of any other Person.

Section 3A. 2020 Letters of Credit.

3A.1 2020 Letters of Credit.

(a) Subject to and upon the terms and conditions set forth herein, at any time and from time to time after the Amendment No. 2 Effective Date and prior to the 2020 L/C Facility Maturity Date, each 2020 Letter of Credit Issuer agrees, in reliance upon the agreements of the 2020 Additional Revolving Credit Lenders set forth in this Section 3A, to issue from time to time from the Amendment No. 2 Effective Date through the 2020 L/C Facility Maturity Date for the account of the Borrower (or, so long as the Borrower is the primary obligor and signatory to the Letter of Credit

Request, for the account of Holdings or any Restricted Subsidiary) letters of credit (the “2020 Letters of Credit” and each, a “2020 Letter of Credit”), which 2020 Letters of Credit shall not at any time exceed (i) such 2020 Letter of Credit Issuer’s 2020 Letter of Credit Commitment, (ii) the 2020 Letter of Credit Commitment and (iii) individual 2020 Letters of Credit, in such form as may be approved by the 2020 Letter of Credit Issuer in its reasonable discretion.

(b) Notwithstanding the foregoing, (i) no 2020 Letter of Credit shall be issued the Stated Amount of which, when added to the 2020 Letters of Credit Outstanding at such time, would exceed the 2020 Letter of Credit Commitment (or with respect to any 2020 Letter of Credit Issuer, exceed such 2020 Letter of Credit Issuer’s 2020 Letter of Credit Commitment); (ii) no 2020 Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ 2020 Letter of Credit Exposure at the time of the issuance thereof to exceed the Total 2020 Letter of Credit Commitment then in effect; (iii) each 2020 Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof (except as set forth in Section 3A.2(d)), provided that in no event shall such expiration date occur later than the 2020 L/C Facility Maturity Date, in each case, unless otherwise agreed upon by the Administrative Agent, the 2020 Letter of Credit Issuer and, unless the 2020 Letter of Credit has been Cash Collateralized or backstopped (in the case of a backstop only, on terms reasonably satisfactory to such 2020 Letter of Credit Issuer), the 2020 Additional Revolving Credit Lenders; (iv) the 2020 Letter of Credit shall be denominated in Dollars; (v) no 2020 Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the 2020 Letter of Credit to have a 2020 Letter of Credit issued in its favor; and (vi) no 2020 Letter of Credit shall be issued by a 2020 Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Required 2020 Additional Revolving Credit Lenders stating that a Default or Event of Default has occurred and is continuing until such time as such 2020 Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

(c) Upon at least two Business Days’ prior written notice to the Administrative Agent and the 2020 Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the 2020 Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the 2020 Letters of Credit Outstanding shall not exceed the 2020 Letter of Credit Commitment (or with respect to a 2020 Letter of Credit Issuer, the 2020 Letters of Credit Outstanding with respect to 2020 Letters of Credit issued by such 2020 Letter of Credit Issuer shall not exceed such 2020 Letter of Credit Issuer’s 2020 Letter of Credit Commitment).

(d) The 2020 Letter of Credit Issuer shall not be under any obligation to issue any 2020 Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the 2020 Letter of Credit Issuer from issuing such 2020 Letter of Credit, or any law applicable to such 2020 Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such 2020 Letter of Credit Issuer shall prohibit, or request that such 2020 Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such 2020 Letter of Credit in particular or shall impose upon such 2020 Letter of Credit Issuer with respect to such 2020 Letter of Credit any restriction, reserve or capital requirement (in each case, for which such 2020 Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Amendment No. 2 Effective Date, or shall impose upon such 2020 Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 2 Effective Date and which such 2020 Letter of Credit Issuer in good faith deems material to it;

(ii) the issuance of such 2020 Letter of Credit would violate one or more policies of such 2020 Letter of Credit Issuer applicable to letters of credit generally;

(iii) except as otherwise agreed by the 2020 Letter of Credit Issuer, such 2020 Letter of Credit is in an initial Stated Amount less than $50,000, in the case of a commercial 2020 Letter of Credit, or $10,000, in the case of a standby 2020 Letter of Credit; provided that none of the initial 2020 Letter of Credit Issuers or their respective affiliates shall be obligated or requested to issue commercial 2020 Letters of Credit;

(iv) such 2020 Letter of Credit is denominated in a currency other than Dollars;

(v) such 2020 Letters of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(vi) a default of any 2020 Additional Revolving Credit Lender’s obligations to fund under Section 3A.3 exists or any 2020 Additional Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, the Borrower have entered into arrangements reasonably satisfactory to the 2020 Letter of Credit Issuer to eliminate such 2020 Letter of Credit Issuer’s risk with respect to such 2020 Additional Revolving Credit Lender or such risk has been reallocated in accordance with Section 2.16.

(e) The 2020 Letter of Credit Issuer shall not increase the Stated Amount of any 2020 Letter of Credit if the 2020 Letter of Credit Issuer would not be permitted at such time to issue such 2020 Letter of Credit in its amended form under the terms hereof.

(f) The 2020 Letter of Credit Issuer shall be under no obligation to amend any 2020 Letter of Credit if (A) the 2020 Letter of Credit Issuer would have no obligation at such time to issue such 2020 Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such 2020 Letter of Credit does not accept the proposed amendment to such 2020 Letter of Credit.

(g) The 2020 Letter of Credit Issuer shall act on behalf of the 2020 Additional Revolving Credit Lenders with respect to any 2020 Letters of Credit issued by it and the documents associated therewith and the 2020 Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 13 with respect to any acts taken or omissions suffered by the 2020 Letter of Credit Issuer in connection with 2020 Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such 2020 Letters of Credit as fully as if the term “Administrative Agent” as used in Section 13 included the 2020 Letter of Credit Issuer with respect to such acts or omission, and (B) as additionally provided herein with respect to the 2020 Letter of Credit Issuer.

3A.2 2020 Letter of Credit Requests.

(a) Whenever the Borrower desires that a 2020 Letter of Credit be issued or amended, the Borrower shall give the Administrative Agent and the 2020 Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least four Business Days (or such other period as may be agreed upon by the Borrower, the Administrative Agent and the 2020 Letter of Credit Issuer) prior to the proposed date of issuance or amendment. Each Letter of Credit Request shall be executed by the Borrower. Such Letter of Credit Request may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the 2020 Letter of Credit Issuer, by personal delivery or by any other means acceptable to the 2020 Letter of Credit Issuer.

(b) In the case of a request for the issuance of a 2020 Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the 2020 Letter of Credit Issuer: (A) the proposed issuance date of the requested 2020 Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the applicant; and (H) such other matters as the 2020 Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding 2020 Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the 2020 Letter of Credit Issuer (I) the 2020 Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the 2020 Letter of Credit Issuer may reasonably require. Additionally, the Borrower shall furnish to the 2020 Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested 2020 Letter of Credit issuance or amendment, including any Issuer Documents, as the 2020 Letter of Credit Issuer or the Administrative Agent may reasonably require.

(c) Unless the 2020 Letter of Credit Issuer has received written notice from any 2020 Additional Revolving Credit Lender, the Administrative Agent or any Credit Party, at least two Business Days prior to the requested date of issuance or amendment of the 2020 Letter of Credit, that one or more applicable conditions contained in Sections 6 (solely with respect to any 2020 Letter of Credit issued on the Amendment No. 2 Effective Date) and 7 shall not then be satisfied to the extent required thereby, then, subject to the terms and conditions hereof, the 2020 Letter of Credit Issuer shall, on the requested date, issue a 2020 Letter of Credit for the account of the Borrower (or, so long as the Borrower are the primary obligors, for the account of Holdings or a Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with each such 2020 Letter of Credit Issuer’s usual and customary business practices.

(d) If the Borrower so requests in any Letter of Credit Request, the 2020 Letter of Credit Issuer shall agree to issue a 2020 Letter of Credit that has automatic extension provisions (each, a “2020 Auto-Extension Letter of Credit”); provided that any such 2020 Auto-Extension Letter of Credit must permit the 2020 Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such 2020 Letter of Credit) by giving prior notice to the beneficiary thereof and the Borrower not later than a day (the “2020 Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such 2020 Letter of Credit is issued. Unless otherwise directed by the 2020 Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the 2020 Letter of Credit Issuer for any such extension. Once a 2020 Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the 2020 Letter of Credit Issuer to permit the extension of such 2020 Letter of Credit at any time to an expiry date not later than the 2020 L/C Facility Maturity Date, unless otherwise agreed upon by the Administrative Agent and the 2020 Letter of Credit Issuer; provided, however, that the 2020 Letter of Credit Issuer shall not permit any such extension if (A) the 2020 Letter of Credit Issuer has reasonably determined that it would not be permitted, at such time to issue such 2020 Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3A.1(b) or otherwise), or (B) it has received written notice on or before the day that is ten Business Days before the 2020 Non-Extension Notice Date from the Administrative Agent, any 2020 Additional Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the 2020 Letter of Credit Issuer not to permit such extension.

(e) Promptly after its delivery of any 2020 Letter of Credit or any amendment to a 2020 Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the 2020 Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such 2020 Letter of Credit or amendment. On the first Business Day of each month, the 2020 Letter of Credit Issuer shall provide the Administrative Agent a list of all 2020 Letters of Credit issued by it that are outstanding at such time.

(f) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the 2020 Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3A.1(b).

3A.3 2020 Letter of Credit Participations.

(a) Immediately upon the issuance by the 2020 Letter of Credit Issuer of any 2020 Letter of Credit, the 2020 Letter of Credit Issuer shall be deemed to have sold and transferred to each 2020 Additional Revolving Credit Lender (each such 2020 Additional Revolving Credit Lender, in its capacity under this Section 3A.3, an “2020 L/C Participant”), and each such 2020 L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the 2020 Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “2020 L/C Participation”), to the extent of such 2020 L/C Participant’s 2020 Letter of Credit Commitment Percentage in each 2020 Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the 2020 Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the 2020 L/C Participants as provided in Section 4.1(f) and the 2020 L/C Participants shall have no right to receive any portion of any 2020 L/C Fronting Fees.

(b) In determining whether to pay under any 2020 Letter of Credit, the relevant 2020 Letter of Credit Issuer shall have no obligation relative to the 2020 L/C Participants other than to confirm that any documents required to be delivered under such 2020 Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such 2020 Letter of Credit. Any action taken or omitted to be taken by the relevant 2020 Letter of Credit Issuer under or in connection with any 2020 Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction, shall not create for the 2020 Letter of Credit Issuer any resulting liability.

(c) In the event that the 2020 Letter of Credit Issuer makes any payment under any 2020 Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the respective 2020 Letter of Credit Issuer through the Administrative Agent pursuant to Section 3A.4(a), the Administrative Agent shall promptly notify each 2020 L/C Participant of such failure, and each 2020 L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the 2020 Letter of Credit Issuer, the amount of such 2020 L/C Participant’s 2020 Letter of Credit Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds. If and to the extent such 2020 L/C Participant shall not have so made its 2020 Letter of Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the 2020 Letter of Credit Issuer, such 2020 L/C Participant agrees to pay to the Administrative Agent for the account of the 2020 Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the 2020 Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees that are reasonably and customarily charged by the 2020 Letter of Credit Issuer in connection with the foregoing. The failure of any 2020 L/C Participant to make available to the Administrative Agent for the account of the 2020 Letter of Credit Issuer its 2020 Letter of Credit Commitment Percentage of any payment under any 2020 Letter of Credit shall not relieve any other 2020 L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the 2020 Letter of Credit Issuer its 2020 Letter of Credit Commitment Percentage of any payment under such 2020 Letter of Credit on the date required, as specified above, but no 2020 L/C Participant shall be responsible for the failure of any other 2020 L/C Participant to make available to the Administrative Agent such other 2020 L/C Participant’s 2020 Letter of Credit Commitment Percentage of any such payment.

(d) Whenever the Administrative Agent receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the 2020 Letter of Credit Issuer any payments from the 2020 L/C Participants pursuant to clause (c) above, the Administrative Agent shall promptly pay to each 2020 L/C Participant that has paid its 2020 Letter of Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such 2020 L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such 2020 L/C Participant to the aggregate amount funded by all 2020 L/C Participants) of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective 2020 L/C Participations at the Overnight Rate.

(e) The obligations of the 2020 L/C Participants to make payments to the Administrative Agent for the account of the 2020 Letter of Credit Issuer with respect to 2020 Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

(f) If any payment received by the Administrative Agent for the account of the 2020 Letter of Credit Issuer pursuant to Section 3A.3(c) is required to be returned, each 2020 Additional Revolving Credit Lender shall pay to the Administrative Agent for the account of the 2020 Letter of Credit Issuer its 2020 Letter of Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such 2020 Additional Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the 2020 Additional Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

3A.4 Agreement to Repay 2020 Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the 2020 Letter of Credit Issuer, by making payment with respect to any drawing under any 2020 Letter of Credit in the same currency in which such drawing was made unless the 2020 Letter of Credit Issuer (at its option) shall have specified in the notice of drawing that it will require reimbursement in Dollars. Any such reimbursement shall be made by the Borrower to the Administrative Agent in immediately available funds for any payment or disbursement made by the 2020 Letter of Credit Issuer under any 2020 Letter of Credit (each such amount so paid until reimbursed, a “2020 Letter of Credit Unpaid Drawing”) no later than the date that is one Business Day after the date on which the Borrower receives written notice of such payment or disbursement (the “2020 Letter of Credit Reimbursement Date”), with interest on the amount so paid or disbursed by the 2020 Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the 2020 Letter of Credit Reimbursement Date, from the 2020 Letter of Credit Reimbursement Date to the date the 2020 Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the 2020 Letter of Credit Applicable Margin plus the ABR as in effect from time to time In the event that the Borrower fails to Cash Collateralize any 2020 Letter of Credit that is outstanding on the 2020 L/C Facility Maturity Date, the full amount of the 2020 Letters of Credit Outstanding in respect of such 2020 Letter of Credit shall be deemed to be a 2020 Letter of Credit Unpaid Drawing subject to the provisions of this Section 3A.4 except that the 2020 Letter of Credit Issuer shall hold the proceeds received from the 2020 L/C Participants as contemplated above as cash collateral for such 2020 Letter of Credit to reimburse any 2020 Letter of Credit Unpaid Drawing under such 2020 Letter of Credit and shall use such proceeds first, to reimburse itself for any 2020 Letter of Credit Unpaid Drawings made in respect of such 2020 Letter of Credit following the 2020 L/C Facility Maturity Date and second, to the Borrower or as otherwise directed by a court of competent jurisdiction.

(b) The obligation of the Borrower to reimburse the 2020 Letter of Credit Issuer for each drawing under each 2020 Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a 2020 Letter of Credit, any transferee of any 2020 Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the 2020 Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any 2020 Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such 2020 Letter of Credit);

(iii) any draft, demand, certificate or other document presented under such 2020 Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such 2020 Letter of Credit;

(iv) waiver by the 2020 Letter of Credit Issuer of any requirement that exists for the 2020 Letter of Credit Issuer’s protection and not the protection of the Borrower (or Holdings or other Restricted Subsidiary) or any waiver by the 2020 Letter of Credit Issuer which does not in fact materially prejudice the Borrower (or Holdings or other Restricted Subsidiary);

(v) any payment made by the 2020 Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such 2020 Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP or the 2020 Letter of Credit itself, as applicable;

(vi) any payment by the 2020 Letter of Credit Issuer under such 2020 Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such 2020 Letter of Credit; or any payment made by the 2020 Letter of Credit Issuer under such 2020 Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such 2020 Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code;

(vii) honor of a demand for payment presented electronically even if such 2020 Letter of Credit requires that demand be in the form of a draft;

(viii) any adverse change in any relevant exchange rates or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower (or Holdings or other Restricted Subsidiary) (other than the defense of payment or performance).

(c) The Borrower shall not be obligated to reimburse the 2020 Letter of Credit Issuer for any wrongful payment made by the 2020 Letter of Credit Issuer under the 2020 Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the 2020 Letter of Credit Issuer as determined in the final non-appealable judgment of a court of competent jurisdiction.

3A.5 Increased Costs. If, after the Amendment No. 2 Effective Date, any Change in Law shall (x) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against letters of credit issued by the 2020 Letter of Credit Issuer, or any 2020 L/C Participant’s 2020 L/C Participation therein, (y) impose on the 2020 Letter of Credit Issuer or any 2020 L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of 2020 Letters of Credit or 2020 L/C Participations therein or any 2020 Letter of Credit or such 2020 L/C Participant’s 2020 L/C Participation therein (other than with respect to Taxes) or (z) impose on the 2020 Letter of Credit Issuer or any 2020 L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of 2020 Letters of Credit or 2020 L/C Participations therein or any 2020 Letter of Credit or such 2020 L/C Participant’s 2020 L/C Participation therein (including any increased costs attributable to Taxes (other than (1) Indemnified Taxes, (2) Excluded Taxes or (3) Other Taxes) on its loans, loan principal, letters of credits, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto), and the result of any of the foregoing is to increase the actual cost to the 2020 Letter of Credit Issuer or such 2020 L/C Participant of issuing, maintaining or participating in any 2020 Letter of Credit, or to reduce the actual amount of any sum received or receivable by the 2020 Letter of Credit Issuer or such 2020 L/C Participant hereunder in respect of 2020 Letters of Credit or 2020 L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the 2020 Letter of Credit Issuer or such 2020 L/C Participant, as the case may be (a copy of which notice shall be sent by the 2020 Letter of Credit Issuer or such 2020 L/C Participant to the Administrative Agent (with respect to a 2020 Letter of Credit issued on account of the Borrower (or Holdings or other Restricted Subsidiary))), the Borrower shall pay to the 2020 Letter of Credit Issuer or such 2020 L/C Participant such actual additional amount or amounts as will compensate the 2020 Letter of Credit Issuer or such 2020 L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the 2020 Letter of Credit Issuer or an 2020 L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Amendment No. 2 Effective Date. A certificate submitted to the Borrower by the relevant 2020 Letter of Credit Issuer or an 2020 L/C Participant, as the case may be (a copy of which certificate shall be sent by the 2020 Letter of Credit Issuer or such 2020 L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such actual additional amount or amounts necessary to compensate the 2020 Letter of Credit Issuer or such 2020 L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error. The obligations of the Borrower under this Section 3A.5 shall survive the payment in full of the Obligations and the termination of this Agreement

3A.6 New or Successor 2020 Letter of Credit Issuer.

(a) The 2020 Letter of Credit Issuer may resign as the 2020 Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the 2020 Additional Revolving Credit Lenders, Holdings and the Borrower. The Borrower may replace any 2020 Letter of Credit Issuer for any reason upon written notice to the

Administrative Agent and such 2020 Letter of Credit Issuer. The Borrower may add 2020 Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the 2020 Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new 2020 Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the 2020 Additional Revolving Credit Lenders a successor issuer of 2020 Letters of Credit or a new 2020 Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), another successor or new issuer of 2020 Letters of Credit, whereupon such successor issuer accepting such appointment shall succeed to the rights, powers and duties of the replaced or resigning 2020 Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of 2020 Letters of Credit accepting such appointment shall be granted the rights, powers and duties of the 2020 Letter of Credit Issuer hereunder, and the term 2020 Letter of Credit Issuer shall mean such successor or such new issuer of 2020 Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced 2020 Letter of Credit Issuer all accrued and unpaid fees applicable to the 2020 Letters of Credit pursuant to Sections 4.1(d) and 4.1(f). The acceptance of any appointment as the 2020 Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of 2020 Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of 2020 Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of 2020 Letters of Credit shall become the 2020 Letter of Credit Issuer hereunder. After the resignation or replacement of the 2020 Letter of Credit Issuer hereunder, the resigning or replaced 2020 Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the 2020 Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to 2020 Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional 2020 Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of 2020 Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced 2020 Letter of Credit Issuer and the successor issuer of 2020 Letters of Credit shall arrange to have any outstanding 2020 Letters of Credit issued by the resigning or replaced 2020 Letter of Credit Issuer replaced with 2020 Letters of Credit issued by the successor issuer of 2020 Letters of Credit or (ii) the Borrower shall cause the successor issuer of 2020 Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning 2020 Letter of Credit Issuer, to issue “back-stop” 2020 Letters of Credit naming the resigning or replaced 2020 Letter of Credit Issuer as beneficiary for each outstanding 2020 Letter of Credit issued by the resigning or replaced 2020 Letter of Credit Issuer, which new 2020 Letters of Credit shall be denominated in the same currency as, and shall have a face amount equal to, the 2020 Letters of Credit being back-stopped and the sole requirement for drawing on such new 2020 Letters of Credit shall be a statement that there has been a compliant drawing on the corresponding back-stopped 2020 Letters of Credit. After any resigning or replaced 2020 Letter of Credit Issuer’s resignation or replacement as 2020 Letter of Credit Issuer, the provisions of this Agreement relating to the 2020 Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was the 2020 Letter of Credit Issuer under this Agreement or (B) at any time with respect to 2020 Letters of Credit issued by such 2020 Letter of Credit Issuer.

(b) To the extent there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding 2020 Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding 2020 Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced 2020 Letter of Credit Issuer and the successor issuer of 2020 Letters of Credit shall have the obligations regarding outstanding 2020 Letters of Credit described in clause (a) above.

3A.7 Role of 2020 Letter of Credit Issuer. Each 2020 Additional Revolving Credit Lender and the Borrower agree that, in paying any drawing under a 2020 Letter of Credit, the 2020 Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the 2020 Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the 2020 Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the 2020 Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required 2020 Additional Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any 2020 Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any 2020 Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuit of such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the 2020 Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the 2020 Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3A.3(b); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against a 2020 Letter of Credit Issuer, and a 2020 Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such 2020 Letter of Credit Issuer’s willful misconduct or gross negligence or such 2020 Letter of Credit Issuer’s willful failure to pay under any 2020 Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a 2020 Letter of Credit in each case as determined in the final non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the 2020 Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the 2020 Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a 2020 Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

The 2020 Letter of Credit Issuer may send a 2020 Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

3A.8 Cash Collateral.

(a) Certain Credit Support Events. Upon the written request of the Administrative Agent, the 2020 Letter of Credit Issuer, if (i) as of the 2020 L/C Facility Maturity Date, any 2020 L/C Obligation for any reason remains outstanding, (ii) the Borrower shall be required to provide Cash Collateral pursuant to Section 11.13, or (iii) the provisions of Section 2.16(a)(v) are in effect, the Borrower shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) following any written request by the Administrative Agent or the 2020 Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the 2020 Letter of Credit Issuer and the 2020 Additional Revolving Credit Lenders, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein as described in Section 3A.8(a), and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3A.8(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the 2020 Letter of Credit Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount (including, without limitation, as a result of exchange rate fluctuations), the Borrower will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3A.8 or Sections 2.16, 5.2, or 11.13 in respect of 2020 Letters of Credit shall be held and applied to the satisfaction of the specific 2020 L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.6(b)(ii)) or there is no longer existing an Event of Default) or (ii) the determination by the Administrative Agent and the 2020 Letter of Credit Issuer that there exists excess Cash Collateral.

3A.9 Applicability of ISP and UCP. Unless otherwise expressly agreed by the 2020 Letter of Credit Issuer and the Borrower when a 2020 Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby 2020 Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial 2020 Letter of Credit. Notwithstanding the foregoing, the 2020 Letter of Credit Issuer shall not be responsible to the Borrower for, and the 2020 Letter of Credit Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the 2020 Letter of Credit Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any 2020 Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where the 2020 Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any 2020 Letter of Credit chooses such law or practice.

3A.10 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control and any grant of security interest in any Issuer Documents shall be void.

3A.11 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a 2020 Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary, the Borrower shall be obligated to reimburse the 2020 Letter of Credit Issuer hereunder for any and all drawings under such 2020 Letter of Credit. The Borrower hereby acknowledges that the issuance of 2020 Letters of Credit for the account of Holdings or any other Restricted Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of Holdings and the other Restricted Subsidiaries.

3A.12 Provisions Related to Extended Revolving Credit Commitments. If the 2020 L/C Facility Maturity Date in respect of any tranche of 2020 Letter of Credit Commitments occurs prior to the expiry date of any 2020 Letter of Credit, then (i) if consented to by the 2020 Letter of Credit Issuer which issued such 2020 Letter of Credit, if one or more other tranches of 2020 Letter of Credit Commitments in respect of which the 2020 L/C Facility Maturity Date shall not have so occurred are then in effect, such 2020 Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the 2020 Additional Revolving Credit Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 3.3 and 3.4) under (and ratably participated in by Lenders pursuant to) the 2020 Letter of Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized 2020 Letter of Credit Commitments thereunder at such time (it being understood that no partial face amount of any 2020 Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such 2020 Letter of Credit in accordance with Section 3A.8. Upon the maturity date of any tranche of 2020 Letter of Credit Commitments, the sublimit for 2020 Letters of Credit may be reduced as agreed between the 2020 Letter of Credit Issuer and the Borrower, without the consent of any other Person.

Section 4. Fees.

4.1 Fees.

(a) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee set forth in the definition of Applicable Margin (the “Commitment Fee”) for each day from the Closing Date to the Revolving Credit Termination Date. Each Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower (for the quarterly period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Revolving Commitment in effect on such day. For purposes of computing Commitment Fees, the Available Revolving Commitment of each Revolving Credit Lender shall be deemed to be used to the extent of the Revolving Credit Loans and the Letter of Credit Exposure (but the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Revolving Credit Lenders pro rata on the basis of their respective Revolving Letter of Credit Exposure, a fee in respect of each Letter of Credit issued on the Borrower’s or any of the other Restricted Subsidiaries’ behalf (the “Revolving Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for Adjusted ~~LIBOR~~Term SOFR Rate Revolving Credit Loans less the Revolving L/C Fronting Fee set forth in clause (d) below. Except as provided below, such Revolving Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Revolving Letters of Credit Outstanding shall have been reduced to zero.

(c) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for its own account, administrative agent fees as have been previously agreed in writing or as may be agreed in writing from time to time.

(d) Without duplication, the Borrower agrees to pay to each Revolving Letter of Credit Issuer a fee in Dollars in respect of each Revolving Letter of Credit issued by it to the Borrower (the “Revolving L/C Fronting Fee”) (i) with respect to each commercial Letter of Credit, at the rate of 0.125%, computed on the amount of such Revolving Letter of Credit, and (ii) with respect to each standby Revolving Letter of Credit, for the period from the date of issuance of such Revolving Letter of Credit to the termination date of such Revolving Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Revolving Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Revolving Letter of Credit Issuer). Such Revolving L/C Fronting Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the date upon which the Total Revolving Credit Commitment terminates and the applicable Revolving Letters of Credit Outstanding shall have been reduced to zero.

(e) Without duplication, the Borrower agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance or extension of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance or extension of, drawing under, and/or amendment be the processing charge that the Letter of Credit Issuer is customarily charging for issuances or extension of, drawings under or amendments of, letters of credit issued by it.

(f) Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars for the account of the 2020 Additional Revolving Credit Lenders pro rata on the basis of their respective 2020 Letter of Credit Exposure, a fee in respect of each Letter of Credit issued on the Borrower’s or any of the other Restricted Subsidiaries’ behalf (the “2020 Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit computed at the per annum rate for each day equal to the 2020 Letter of Credit Applicable Margin less the 2020 L/C Fronting Fee set forth in clause (g) below. Except as provided above, such 2020 Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the date upon which the Total 2020 Letter of Credit Commitment terminates and the 2020 Letters of Credit Outstanding shall have been reduced to zero.

(g) Without duplication, the Borrower agrees to pay to each 2020 Letter of Credit Issuer a fee in Dollars in respect of each 2020 Letter of Credit issued by it to the Borrower (the “2020 L/C Fronting Fee”) (i) with respect to each commercial 2020 Letter of Credit, at the rate of 0.125%, computed on the amount of such 2020 Letter of Credit, and (ii) with respect to each standby 2020 Letter of Credit, for the period from the date of issuance of such 2020 Letter of Credit to the termination date of such 2020 Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such 2020 Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such 2020 L/C Fronting Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the date upon which the Total 2020 Letter of Credit Commitment terminates and the applicable 2020 Letters of Credit Outstanding shall have been reduced to zero.

(h) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

(i) The Borrower agrees to pay to the Administrative Agent for the account of each 2020 Additional Revolving Credit Lender (in each case pro rata according to the respective 2020 Letter of Credit Commitment Percentage of such 2020 Additional Revolving Credit Lender) a commitment fee set forth in the definition of 2020 Letter of Credit Applicable Margin (the “2020 Letter of Credit Commitment Fee”) in Dollars that shall accrue daily from and including the Amendment No. 2 Effective Date to but excluding the 2020 Letter of Credit Termination Date. Each such 2020 Letter of Credit Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and (y) on the 2020 Letter of Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the 2020 Letter of Credit Commitment Fee Rate in effect on such day on the Available 2020 Letter of Credit Commitment in effect on such day. For purposes of computing 2020 Letter of Credit Commitment Fees, the Available 2020 Letter of Credit Commitment of each 2020 Additional Revolving Credit Lender shall be deemed to be used to the extent of the 2020 Letter of Credit Exposure.

4.2 Voluntary Reduction of Revolving Credit Commitments.

(a) Upon at least two Business Days’ prior written notice to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part; provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders of any applicable Class, except that (i) notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.14(g), the Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.14(g) of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans pursuant to Section 2.14(g) prior to any reduction being made to the Revolving Credit Commitment of any other Lender) and (ii) the Borrower may at its election permanently reduce the Revolving Credit Commitment of a

Defaulting Lender to $0 without affecting the Revolving Credit Commitments of any other Lender, (b) any partial reduction pursuant to this Section 4.2(a) shall be in the amount of at least $5,000,000, and (c) after giving effect to such termination or reduction and to any prepayments of the Loans and Swingline Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment and the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class shall not exceed the aggregate Revolving Credit Commitment of such Class.

(b) Upon at least two Business Days’ prior written notice to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the 2020 Letter of Credit Commitments in whole or in part; provided that (a) any such reduction shall apply proportionately and permanently to reduce the 2020 Letter of Credit Commitment of each of the Lenders of any applicable Class and (ii) the Borrower may at its election permanently reduce the 2020 Letter of Credit Commitment of a Defaulting Lender to $0 without affecting the 2020 Letter of Credit Commitments of any other Lender, (b) any partial reduction pursuant to this Section 4.2(b) shall be in the amount of at least $5,000,000, and (c) after giving effect to such termination or reduction of the 2020 Letter of Credit Commitments on the date thereof in accordance with this Agreement, the aggregate amount of the 2020 Additional Revolving Credit Lenders’ 2020 Letter of Credit Exposures shall not exceed the Total 2020 Letter of Credit Commitment and the aggregate amount of the 2020 Additional Revolving Credit Lenders’ 2020 Letter of Credit Exposures in respect of any Class shall not exceed the aggregate 2020 Letter of Credit Commitment of such Class.

4.3 Mandatory Termination of Commitments.

(a) The Tranche B-1 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment No. 1 Effective Date. The Commitments, if any, for Extended Term Loans shall terminate at 5:00 p.m. (New York City time) on the date of the applicable Extension Amendment.

(b) The Revolving Credit Commitments shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.

(c) The New Loan Commitment for any Series shall, unless otherwise provided in the applicable Joinder Agreement, terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series.

(d) The 2020 Letter of Credit Commitments shall terminate at 5:00 p.m. (New York City time) on the 2020 L/C Facility Maturity Date.

(e) The Tranche B-2 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment No. 3 Effective Date.

(f) The Initial Tranche B-3 Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment No. 4 Effective Date.

(g) The Amendment No. 5 Incremental Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Amendment No. 5 Effective Date.

Section 5. Payments.

5.1 Voluntary Prepayments.

(a) The Borrower shall have the right to prepay Loans, including Term Loans and Revolving Credit Loans, as applicable, in each case, other than as set forth in Section 5.1(b) or Section 5.1(c), without premium or penalty, in whole or in part from time to time on the following terms and conditions: (1) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office (and, in the case of a Swingline Loan, the Swingline

Lender) written notice of its intent to make such prepayment, the amount of such prepayment and (in the case of ~~LIBOR~~SOFR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 12:00 noon (New York City time) (i) in the case of ~~LIBOR Loans, three Business Days prior to and (ii) in the case of~~ ABR Loans, one Business Day prior to and (ii) in the case of SOFR Loans, three U.S. Government Securities Business Days prior to the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders; (2) each partial prepayment of (i) any Borrowing of ~~LIBOR~~SOFR Loans shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof and (ii) any ABR Loans shall be in a minimum amount of $1,000,000 and in multiples of $100,000 in excess thereof, provided that no partial prepayment of ~~LIBOR~~SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding ~~LIBOR~~SOFR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such ~~LIBOR~~SOFR Loans~~,~~ and (3) in the case of any prepayment of ~~LIBOR~~SOFR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall, promptly after receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be applied to the Class or Classes of Term Loans as the Borrower may specify. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans as the Borrower may specify and (b) applied to reduce Tranche B-1 Term Loan Repayment Amounts, Tranche B-3 Term Loan Repayment Amounts, any New Term Loan Repayment Amounts, and, subject to Section 2.14(g), Extended Term Loan Repayment Amounts, as the case may be, in each case, in such order and to such Classes as the Borrower may specify. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

(b) In the event that, on or prior to the six-month anniversary of the Amendment No. 1 Effective Date, the Borrower (i) makes any prepayment of Tranche B-1 Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Tranche B-1 Term Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Tranche B-1 Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Tranche B-1 Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Tranche B-1 Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(c) In the event that, on or prior to the six-month anniversary of the Amendment No. 4 Effective Date, the Borrower (i) makes any prepayment of Tranche B-3 Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Tranche B-3 Term Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Tranche B-3 Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Tranche B-3 Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Tranche B-3 Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

5.2 Mandatory Prepayments.

(a) Term Loan Prepayments.

(i) On each occasion that a Prepayment Event occurs, the Borrower shall, within three Business Days after receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event (other than one covered by clause (iii) below) and within ten Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within ten Business Days after the Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clause (c) below, Term Loans with an equivalent principal amount equal to 100% of the Net Cash

Proceeds from such Prepayment Event; provided that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, in each case solely to the extent with respect to any Collateral, the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Indebtedness (and with such prepaid or repurchased Permitted Other Indebtedness permanently extinguished) with a Lien on the Collateral ranking equal with the Liens securing the Obligations to the extent any applicable Permitted Other Indebtedness Document requires the issuer of such Permitted Other Indebtedness to prepay or make an offer to purchase such Permitted Other Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Indebtedness with a Lien on the Collateral ranking equal with the Liens securing the Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted Other Indebtedness and the outstanding principal amount of Term Loans.

(ii) Not later than ten Business Days after the date on which financial statements are required to be delivered pursuant to Section 9.1(a) for any fiscal year (commencing with and including the fiscal year ending December 31, 2020), if, and solely to the extent, Excess Cash Flow for such fiscal year exceeds $15,000,000, the Borrower shall prepay (or cause to be prepaid), in accordance with clause (c) below, Term Loans with a principal amount equal to (x) 50% of Excess Cash Flow for such fiscal year; provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced to 25% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in clause (y) below and as certified by an Authorized Officer of the Borrower) for the most recent Test Period ended prior to such prepayment date is less than or equal to 4.00:1.00 but greater than 3.50:1.00 and (B) no payment of any Term Loans shall be required under this Section 5.2(a)(ii) if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in clause (y) below and as certified by an Authorized Officer of the Borrower) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.50:1.00, minus, (y) (i) the sum during such fiscal year of the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 or Section 13.6, Second Lien Loans voluntarily prepaid pursuant to Section 5.1 or Section 13.6 of the Second Lien Credit Agreement (in each case, including purchases of the Loans by the Borrower and its Subsidiaries at or below par offered to all Lenders and Dutch auctions, in which case the amount of voluntary prepayments of Loans shall be deemed not to exceed the actual purchase price of such Loans at or below par) during such fiscal year or after such fiscal year and prior to the date of the required Excess Cash Flow payment and (ii) to the extent accompanied by permanent reduction of commitments, optional reductions of Incremental Revolving Credit Commitments, Revolving Credit Commitments, Extended Revolving Credit Commitments, Incremental Revolving Credit Commitments, Swingline Loans, as applicable, Revolving Credit Loans, Extended Revolving Credit Loans, Incremental Revolving Credit Loans, in each case, other than to the extent any such prepayment is funded with the proceeds of Funded Debt.

(iii) On each occasion that Permitted Other Indebtedness is issued or incurred pursuant to Section 10.1(w), the Borrower shall within three Business Days of receipt of the Net Cash Proceeds of such Permitted Other Indebtedness prepay, in accordance with clause (c) below, Term Loans with a principal amount equal to 100% of the Net Cash Proceeds from such issuance or incurrence of Permitted Other Indebtedness.

(iv) Notwithstanding any other provisions of this Section 5.2, (A) to the extent that any or all of the Net Cash Proceeds of any Prepayment Event by a Subsidiary that is not a Credit Party giving rise to a prepayment pursuant to clause (i) above (a “Non-Credit Party Prepayment Event”) or Excess Cash Flow are prohibited or delayed by any Requirements of Law from being repatriated to the Credit Parties, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in clauses (i) and (ii) above, as the case may be, but only so long, as the applicable Requirements of Law will not permit repatriation to the Credit Parties (the Credit Parties hereby agreeing to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable Requirements of Law to permit repatriation), and once a repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable Requirements of Law, an amount equal to such Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten Business Days after such repatriation is permitted) applied (net of any taxes that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) to the repayment of the Loans pursuant to clauses (i) and (ii) above, as applicable, and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Non-Credit Party Prepayment Event or Excess Cash Flow would have a material adverse tax consequence with respect to such Net Cash Proceeds or Excess Cash Flow, an amount equal to the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Subsidiary; provided that in the case of this clause (B), on or before the date on which any Net Cash Proceeds from any Non-Credit Party Prepayment Event so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to clause (i) above or, in the case of Excess Cash Flow, a date on or before the date that is eighteen months after the date an amount equal to such Excess Cash Flow would have so required to be applied to prepayments pursuant to clause (ii) above unless previously actually repatriated in which case such repatriated Excess Cash Flow shall have been promptly applied to the repayment of the Term Loans pursuant to clause (ii) above, (x) the Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Credit Parties rather than such Subsidiary, less the amount of any taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Subsidiary that is not a Credit Party. For the avoidance of doubt, nothing in this Agreement, including Section 5 shall be construed to require any Subsidiary to repatriate cash.

(b) Repayment of Revolving Credit Loans.

(i) If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class of Revolving Loans for any reason exceeds 100% of the Revolving Credit Commitment of such Class then in effect, the Borrower shall forthwith repay on such date Revolving Loans of such Class or the Swingline Loans, as the case may be, in an amount equal to such excess. If after giving effect to the prepayment of all outstanding Revolving Loans of such Class, the Revolving Credit Exposures of such Class exceed the Revolving Credit Commitment of such Class then in effect, the Borrower shall Cash Collateralize the Revolving Letter of Credit Outstanding in relation to such Class to the extent of such excess.

(ii) If on any date the aggregate amount of the 2020 Additional Revolving Credit Lenders’ 2020 Letter of Credit Exposures in respect of 2020 Letters of Credit for any reason exceeds the Total 2020 Letter of Credit Commitment then in effect, the Borrower shall forthwith repay on such date the principal amount of 2020 Letter of Credit Exposure in an amount equal to such excess. If after giving effect to the prepayment of all 2020 Letter of Credit Exposure, the 2020 Letter of Credit Exposures exceed the Total 2020 Letter of Credit Commitment then in effect, the Borrower shall Cash Collateralize the 2020 Letter of Credit Outstanding to the extent of such excess.

(c) Application to Repayment Amounts. Subject to Section 5.2(f), each prepayment of Term Loans required by Section 5.2(a)(i) or (ii) shall be allocated pro rata among the Tranche B-1 Term Loans, Tranche B-3 Term Loans, the New Term Loans and the Extended Term Loans based on the applicable remaining Repayment Amounts due thereunder and shall be applied within each Class of Term Loans in respect of such Term Loans in direct order of maturity thereof or as otherwise directed by the Borrower; provided that the Borrower may allocate a greater proportion of such prepayment in its sole discretion to the Tranche B-1 Term Loans or Tranche B-3 Term Loans to the extent agreed to by the Lenders providing any applicable New Term Loans and/or Extended Term Loans outstanding at such time. Subject to Section 5.2(f), with respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent written notice which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans requesting that the Administrative Agent provide notice of such prepayment to each Tranche B-1 Term Loan Lender, Tranche B-3 Term Loan Lender, New Term Loan Lender or Lender of Extended Term Loans, as applicable.

(d) Application to Term Loans. With respect to each prepayment of Term Loans required by Section 5.2(a), the Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that if any Lender has provided a Rejection Notice in compliance with Section 5.2(f), such prepayment shall be applied with respect to the Term Loans to be prepaid on a pro rata basis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding Term Loans to be prepaid represented by each such Class. In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e) Application to Revolving Loans. With respect to each prepayment of Revolving Loans, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Loans to be prepaid, provided that (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Loans shall be applied to the Revolving Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(f) Rejection Right. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a) at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of such prepayment notice and of such Lender’s pro rata share of the prepayment. Each Term Loan Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment other than any such mandatory prepayment with respect to a Debt Incurrence Prepayment Event under Section 5.2(a)(i) or Permitted Other Indebtedness under Section 5.2(a)(iii) (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.2(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. (New York City time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining after offering such Declined Proceeds to the Lenders in accordance with the terms hereof and remaining after offering such Declined Proceeds to the Lenders under the Second Lien Facility in accordance with the terms of the Second Lien Facility shall thereafter be retained by the Borrower (“Retained Declined Proceeds”).

(g) Notwithstanding anything to the contrary contained in Section 5.1 and this Section 5.2, 100% of the proceeds of all Additional Tranche B-1 Term Loans shall be used to repay Existing Term Loans of the Non-Consenting Existing Term Loan Lenders and Post-Closing Option Lenders.

(h) Notwithstanding anything to the contrary contained in Section 5.1 and this Section 5.2, 100% of the proceeds of all Additional Tranche B-3 Term Loans shall be used to repay Existing Tranche B-2 Term Loans of the Non-Consenting Existing Tranche B-2 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders.

5.3 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer entitled thereto or the Swingline Lender entitled thereto, as the case may be; all such payments shall be made, except as otherwise specifically provided herein, not later than 12:00 noon (New York City time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account(s) at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Loans are denominated and all other payments under each Credit Document shall, unless otherwise specified in such Credit Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 12:00 noon (New York City time) or, otherwise, on the next Business Day in the Administrative Agent’s sole discretion) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 12:00 noon (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion for purposes of calculating interest thereon. Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.

(ii) If any Withholding Agent shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall withhold or make such deductions as are reasonably determined by such Withholding Agent to be required by applicable law, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 5.4) each Lender (or, in the case of a payment to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deductions been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or timely reimburse the Administrative Agent or any Lender for the payment of any Other Taxes.

(c) Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, the Borrower shall indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 15 days after receipt of written demand therefor, for the full amount of Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) payable or paid by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability (along with a written statement setting forth in reasonable detail the basis and calculation of such amounts) delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Borrower reasonably believes that any such Indemnified Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent and/or each affected Lender will use reasonable efforts to cooperate with the Borrower in pursuing a refund of such Indemnified Taxes or Other Taxes so long as such efforts would not, in the sole determination of the Administrative Agent or affected Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.

(d) Evidence of Payments. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders and Tax Documentation.

(i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Any documentation and information required to be delivered by a Lender pursuant to this Section 5.4(e) (including any specific documentation set forth in subsection (ii) below) shall be delivered by such Lender (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before any date on which such documentation expires or becomes obsolete or invalid, (iii) promptly after the occurrence of any change in the Lender’s circumstances requiring a change in the most recent documentation previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and each such Lender shall promptly notify in writing the Borrower and the Administrative Agent if such Lender is no longer legally eligible to provide any documentation previously provided. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.4(e)(ii)(A), (B)(1), (B)(2), (B)(3), (B)(4), (C) and (D) below) shall not be required if in such Lender’s or the Administrative Agent’s reasonable judgment such completion, execution, or submission would subject such Lender or the Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or the Administrative Agent.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent executed originals or copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(B) each Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable:

(1) executed originals or copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any applicable successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(2) executed originals or copies of Internal Revenue Service Form W-8ECI (or any successor form thereto);

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit I-1, I-2, I-3 or I-4, as applicable, (a “Non-Bank Tax Certificate”), to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Credit Document are effectively connected with such Non-U.S. Lender’s conduct of a United States trade or business and (y) executed originals or copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any applicable successor form);

(4) where such Non-U.S. Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Non-U.S. Lender has sold a participation), Internal Revenue Service Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the portfolio interest exemption, a Non-Bank Tax Certificate (substantially in the form of Exhibit I-2 or Exhibit I-3, as applicable) of such beneficial owner(s)) (provided that, if the Non-U.S. Lender is a partnership and not a participating Lender, the Non-Bank Tax Certificate(s) (substantially in the form of Exhibit I-4) may be provided by the Non-U.S. Lender on behalf of the direct or indirect partner(s)); or

(5) executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(C) each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(D) if the Administrative Agent is a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide the Borrower with two duly completed copies of Internal Revenue Service Form W-9. If the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide an original Internal Revenue Service Form W-8IMY certifying on Part I and Part VI of such Form W-8IMY that it is a U.S. branch that has agreed to be treated as a U.S. person for United States federal withholding tax purposes with respect to payments received by it from the Borrower. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 5.4, the Administrative Agent or such Lender (as applicable) shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section 5.4 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, the Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that it deems confidential). Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the Administrative Agent or any Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.

(g) For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Letter of Credit Issuer and the term “applicable law” includes FATCA.

(h) Each party’s obligations under this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Credit Documents.

5.5 Computations of Interest and Fees.

(a) Except as provided in the next succeeding sentence, interest on ~~LIBOR~~SOFR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6 Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules, and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8; provided that to the extent lawful, the interest or other amounts that would have been payable but were not payable as a result of the operation of this Section shall be cumulated and the interest payable to such Lender in respect of other Loans or periods shall be increased (but not above such maximum amount or rate of interest therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

Section 6. Conditions Precedent to Initial Borrowing.

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent:

6.1 Credit Documents.

The Administrative Agent (or its counsel) shall have received:

(a) this Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, each Revolving Letter of Credit Issuer, each Lender party hereto and the Administrative Agent;

(b) the Guarantee, executed and delivered by a duly Authorized Officer of each Guarantor and the Collateral Agent;

(c) the Pledge Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, each Guarantor and the Collateral Agent;

(d) the Security Agreement, executed and delivered by a duly Authorized Officer of the Borrower, each Guarantor and the Collateral Agent;

(e) the Second Lien Credit Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, each lender party thereto and the Second Lien Administrative Agent; and

(f) the Second Lien Intercreditor Agreement, executed and delivered by a duly Authorized Officer of the Administrative Agent, the Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, Holdings, the Borrower and each Guarantor.

6.2 Collateral~~6.2 Collateral~~. Except for any items referred to on Schedule 9.14:

(a) All outstanding Equity Interests, regardless of the form of the Equity Interests, in and of the Borrower and each Guarantor required to be pledged pursuant to the Security Documents shall have been pledged pursuant thereto.

(b) The Collateral Agent shall have received the certificates representing the Equity Interests in and of the Borrower and each Guarantor to the extent required to be delivered under the Security Documents and pledged under the Security Documents and to the extent certificated, accompanied by instruments of transfer and undated stock powers or allonges endorsed in blank.

(c) All Uniform Commercial Code financing statements required to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by such Security Document shall have been delivered to the Collateral Agent, and shall be in proper form, for filing, registration or recording.

6.3 Legal Opinions. The Administrative Agent (or its counsel) shall have received the executed legal opinion, in customary form, of (i) Simpson Thacher & Bartlett LLP, special New counsel to the Credit Parties, and (ii) Reed Weitkamp Schell & Vice PLLC, special Kentucky counsel to the Credit Parties, and Holdings and the Borrower hereby instruct and agree to instruct the other Credit Parties to have such counsel deliver such legal opinions.

6.4 Equity Investments. Equity Investments, which, to the extent constituting Capital Stock other than common Capital Stock, shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Joint Lead Arrangers and Bookrunners, in an amount not less than the Minimum Equity Amount shall have been made; provided, that after giving effect to the Acquisition and the Minimum Equity Amount, KKR will own, directly or indirectly, at least a majority of all of the issued and outstanding capital stock of the Company on the Closing Date.

6.5 Closing Certificates. The Administrative Agent (or its counsel) shall have received a certificate of each of (x) Holdings, the Borrower and the other Guarantors, dated as of the Closing Date, substantially in the form of Exhibit E, with appropriate insertions, executed by any Authorized Officer and the Secretary or any Assistant Secretary of Holdings, the Borrower and each Guarantor, as applicable, and attaching the documents referred to in Section 6.6 and (y) an Authorized Officer certifying compliance with Sections 6.8 (with respect to the Company Representations and the Specified Representations) and 6.10 and certifying that since December 10, 2018, there has not occurred any change, effect, event, state of facts, development that has had or would reasonably be expected to have a Company Material Adverse Effect.

6.6 Authorization of Proceedings of Holdings, the Borrower and the Guarantors; Corporate Documents. The Administrative Agent shall have received (i) a copy of the resolutions of the equity holders, board of directors or other managers (or a duly authorized committee thereof), as applicable, of Holdings, the Borrower and each other Guarantor authorizing (a) the execution, delivery, and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of Holdings, the Borrower and each other Guarantor, (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of Holdings, the Borrower and each other Guarantor executing the Credit Documents to which it is a party and (iv) good standing certificates from the Governmental Authorities of the jurisdictions of organization of Holdings, the Borrower and the other Guarantors, dated the Closing Date or a recent date prior thereto.

6.7 Fees~~6.7 Fees~~. The Agents and Lenders shall have received, substantially simultaneously with the funding of the Initial Term Loans, fees and, to the extent invoiced at least three Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), reasonable out-of-pocket expenses in the amounts previously agreed in writing to be paid on the Closing Date (which amounts may, at the Borrower’s option, be offset against the proceeds of the Initial Term Loans).

6.8 Representations and Warranties. On the Closing Date, the Specified Representations shall be true and correct in all material respects (provided that any such Specified Representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) and the Company Representations shall be true and correct in all material respects (provided that any such Company Representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects).

6.9 Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager, or any other senior financial officer of the Borrower to the effect that after giving effect to the consummation of the Transactions, the Borrower on a consolidated basis with the Restricted Subsidiaries is Solvent.

6.10 Acquisition~~6.10 Acquisition~~. The Acquisition shall have been or, substantially concurrently with the initial Borrowing of the Initial Term Loans shall be, consummated in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents (including any consent under the definition of Company Material Adverse Effect) by the Borrower (or one of its Affiliates) thereto that are materially adverse to the Lenders or Joint Lead Arrangers in their capacities as such without the consent of the Majority Lead Arrangers (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of Company Material Adverse Effect shall be deemed materially adverse to the Lenders and (b) any modification, amendment or express waiver or consents by the Borrower (or one of its affiliates) that results in an increase or reduction in the purchase price shall be deemed to not be materially adverse to the Lenders so long as (i) any increase in the purchase price shall not be funded with additional indebtedness (excluding the Credit Facilities to the extent permitted under this Agreement) and (ii) any reduction shall be allocated first to reduce the Equity Investments to the Minimum Equity Amount and thereafter to the Initial Term Loans and the Second Lien Facility on a pro rata basis).

6.11 Patriot Act. The Administrative Agent and the Joint Lead Arrangers and Bookrunners shall have received at least three Business Days prior to the Closing Date such documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Joint Lead Arrangers and Bookrunners at least ten calendar days prior to the Closing Date and as required by U.S.

regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent has provided the Borrower the name of each requesting Lender and its electronic delivery requirements at least ten calendar days prior to the Closing Date, the Administrative Agent and each such Lender requesting a certification regarding beneficial ownership in relation to the Borrower as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”) shall have received at least three Business Days prior to the Closing Date, the Beneficial Ownership Certification in relation to the Borrower.

6.12 Pro Forma Balance Sheet. The Joint Lead Arrangers and Bookrunners shall have received a pro forma consolidated balance sheet and related pro forma statement of income (collectively, the “Pro Forma Financial Statements”) of the Borrower as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period ended September 30, 2018, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other statements of income), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

6.13 Financial Statements. The Joint Lead Arrangers and Bookrunners shall have received the Historical Financial Statements.

6.14 No Company Material Adverse Effect. Since December 10, 2018, there has not been any change, effect, event, state of facts, development or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Acquisition Agreement).

6.15 Refinancing~~6.15 Refinancing~~. Substantially simultaneously with the initial Borrowing of the Initial Term Loans, the Closing Date Refinancing shall be consummated.

6.16 Notice of Borrowing. The Administrative Agent (or its counsel) shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

For purposes of determining compliance with the conditions specified in Section 6 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 7. Conditions Precedent to All Credit Events after the Closing Date.

Subject to Section 1.12, the agreement of each Lender to make any Loan requested to be made by it on any date (other than the initial Borrowing of Term Loans on the Closing Date under this Agreement), including any New Term Loans and/or any Replacement Term Loans (excluding Revolving Credit Loans required to be made by the Revolving Credit Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date, is subject to the satisfaction (or waiver) of the following conditions precedent:

7.1 No Default; Representations and Warranties.

(a) At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Closing Date or pursuant to any Loan made pursuant to Section 2.14 or 2.15 (which shall be subject to the applicable terms of Section 2.14 or 2.15, as applicable)), (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date).

7.2 Notice of Borrowing.

(a) Prior to the making of each Term Loan after the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

(b) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

(c) Prior to the issuance of each Letter of Credit, the Administrative Agent and the applicable Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a) or Section 3A.2(a), as applicable.

7.3 Additional 2020 Letter of Credit Condition. With respect to any issuance or extension of, drawing under, and/or amendment of, a 2020 Letter of Credit, to the extent the aggregate amount of 2020 Letter of Credit Unpaid Drawings outstanding exceeds 35% of the Total 2020 Letter of Credit Commitment at such time, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as of the last day of the Test Period shall not be greater than 6.90:1.00.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

Section 8. Representations and Warranties.

In order to induce the Lenders to enter into this Agreement and to make the Loans and the Swingline Loans and issue or participate in Letters of Credit as provided for herein the Borrower (and, with respect to Sections 8.1, 8.2, 8.3, 8.5, 8.7 and 8.10 only, Holdings) makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the Swingline Loans and the issuance of the Letters of Credit (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law):

8.1 Corporate Status. Each Credit Party (a) is a duly organized and/or incorporated and validly existing corporation, limited liability company or other entity in good standing (if applicable) under the laws of the jurisdiction of its organization and/or incorporation and has the corporate, limited liability company or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

8.2 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, winding up, dissolution, strike-off or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Acquisition or the Abode Acquisition and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, memorandum and articles of association or other organizational documents of such Credit Party or any of the Restricted Subsidiaries (after giving effect to the Acquisition and the Abode Acquisition).

8.4 Litigation~~8.4 Litigation~~. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

8.5 Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6 Governmental Approvals. The execution, delivery and performance of each Credit Document does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings, consents, approvals, registrations and recordings in respect of the Liens created pursuant to the Security Documents (and to release existing Liens), and (iii) such licenses, approvals, authorizations, registrations, filings or consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.

8.7 Investment Company Act. None of Holdings, the Borrower or any other Restricted Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure.

(a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Restricted Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger and Bookrunner and/or any Lender on or before the Closing Date (including all such written information and data contained in (i) the Confidential Information Memorandum (as updated prior to the Closing Date and including all information incorporated by reference therein) and (ii) the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein was, when furnished, incorrect in any material respect or contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished (after giving effect to all supplements and updates), it being understood and agreed that for the purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward looking information and information of a general economic or general industry nature.

(b) The projections (including financial estimates, forecasts, and other forward-looking information) contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

8.9 Financial Condition; Financial Statements.

(a) (i) The unaudited historical consolidated financial information of the Borrower as set forth in the Confidential Information Memorandum, and (ii) the Historical Financial Statements, in each case present fairly in all material respects the consolidated financial position of the Borrower at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The Pro Forma Financial Statements, copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Historical Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of the Borrower and its Subsidiaries as at September 30, 2018 (as if the Transactions had been consummated on such date) and their estimated results of operations as if the Transactions had been consummated on October 1, 2017. The financial statements referred to in clause (a)(ii) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

(b) There has been no Material Adverse Effect since the Closing Date.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Credit Documents.

8.10 Compliance with Laws; No Default; OFAC; FCPA; Anti-Corruption Laws.

(a) Each Credit Party is in compliance with all Requirements of Law applicable to it or its property, except where the failure to be in compliance with such Requirements of Law would not reasonably be expected to result in a Material Adverse Effect.

(b) No Default has occurred and is continuing.

(c) Each Credit Party and, to the knowledge of such Credit Parties, each of their respective directors, officers, employees or agents, is (1) in compliance with (x) the Patriot Act and the Trading with the Enemy Act, as amended, and (y) each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), including (i) the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) and any other enabling legislation or executive order relating thereto and (ii) the United States Foreign Corrupt Practices Act of 1977 as amended, and the rules and regulations promulgated thereunder (collectively, the “FCPA”), (2) is not (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction, (3) is in compliance with the FCPA, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions (collectively, the “Anti-Corruption Laws”), except, in each case, where the failure to be in compliance with the Anti-Corruption Laws would not reasonably be expected to result in a Material Adverse Effect, and (4) except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect, is in compliance with the Anti-Money Laundering Laws. Each Credit Party has instituted and maintained policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws.

8.11 Tax Matters. Except as would not reasonably be expected to have a Material Adverse Effect, (a) Borrower and each of the other Restricted Subsidiaries has filed all Tax returns required to be filed by it and has timely paid all Taxes payable by it (whether or not shown on a Tax return and including in its capacity as withholding agent) that have become due, other than those being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower or such Restricted

Subsidiary, as applicable) with respect thereto in accordance with GAAP and it can lawfully withhold such payment and (b) the Borrower and each of the Restricted Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of management of the Borrower or such Restricted Subsidiary, as applicable) in accordance with GAAP for the payment of all Taxes not yet due and payable. There is no current or proposed Tax assessment, deficiency or other claim against the Borrower or any Restricted Subsidiary that would reasonably be expected to result in a Material Adverse Effect.

8.12 Compliance with ERISA; Foreign Plan Compliance.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, no Foreign Plan Event has occurred or is reasonably expected to occur.

8.13 Subsidiaries~~8.13 Subsidiaries~~. Schedule 8.13 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date after giving effect to the Transactions.

8.14 Intellectual Property. Each of the Borrower and the other Restricted Subsidiaries owns or has the right to use all Intellectual Property that is necessary for the operation of their respective businesses in the United States as currently conducted, except where the failure to own or have a right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of their respective businesses by each of the Borrower, and the other Restricted Subsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except as would not reasonably be expected to have a Material Adverse Effect.

8.15 Environmental Laws.

(a) Except as set forth on Schedule 8.15, or as would not reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and the other Restricted Subsidiaries and their respective operations and properties are in compliance with all Environmental Laws; (ii) none of the Borrower or any other Restricted Subsidiary has received written notice of any Environmental Claim; and (iii) none of the Borrower or any Restricted Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location.

(b) Except as set forth on Schedule 8.15, none of the Borrower or any of the Restricted Subsidiaries has treated, stored, transported, Released or arranged for disposal or transport for disposal or treatment of Hazardous Materials at, on, under or from any currently or formerly owned or operated property nor, to the knowledge of the Borrower, has there been any other Release of Hazardous Materials at, on, under or from any such properties, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect.

8.16 Properties.

(a) (i) Each of Borrower and the Restricted Subsidiaries has good and valid record title to, valid leasehold interests in, or rights to use, all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title or interest would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the Flood Insurance Laws unless flood insurance available under such Flood Insurance Laws has been obtained in accordance with Section 9.3(b).

(b) Set forth on Schedule 8.16 is a list of each Mortgaged Property owned by any Credit Party as of the Closing Date having a Fair Market Value in excess of $20 million.

8.17 Solvency~~8.17 Solvency~~. On the Closing Date (after giving effect to the Transactions, including the making of the Second Lien Loans) immediately following the making of the Loans and after giving effect to the application of the proceeds of such Loans, the Borrower and the Restricted Subsidiaries on a consolidated basis will be Solvent. On the Amendment No. 5 Effective Date (after giving effect to the transactions contemplated by Amendment No. 5, including the consummation of the Abode Acquisition) immediately following the making of the Amendment No. 5 Incremental Term Loans and after giving effect to the application of the proceeds of such Loans, the Borrower and the Restricted Subsidiaries on a consolidated basis will be Solvent.

8.18 Use of Proceeds. The use of proceeds of the Loans, Letters of Credit and/or Swingline Loans will not violate any Anti-Money Laundering Laws, Sanctions or Anti-Corruption Laws in any material respect.

8.19 Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification with respect to any beneficial owner of the Borrower is true and correct in all material respects to the best knowledge of the Borrower.

Section 9. Affirmative Covenants.

The Borrower (and, with respect to Sections 9.5, 9.6, 9.11, 9.12 and 9.14 only, Holdings) hereby covenants and agrees that on the Closing Date and thereafter, until the Termination Date:

9.1 Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year) (120 days for the fiscal years of the Borrower ending December 31, 2018 and December 31, 2019), the consolidated balance sheets of the Borrower and the Restricted Subsidiaries as at the end of each fiscal year, and the related consolidated income statements and cash flows for such fiscal year (it being understood and agreed that for the fiscal year ending December 31, 2018, consolidated balance sheets as at the end of such fiscal year, and the related consolidated income statements and cash flows for such fiscal year, shall be delivered by each of the Borrower and the Company on a standalone basis (prior to giving effect to the Transactions) and, in each case, prepared in accordance with GAAP and certified by and as set forth below in this Section 9.1(a)) and, starting with the fiscal year ending December 31, 2020, setting forth comparative consolidated figures for the preceding fiscal years all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by KPMG LLP or another independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (other than any qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under any Indebtedness, (ii) any actual or potential inability to satisfy a financial maintenance covenant at such time or on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary).

(b) Quarterly Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period (60 days for the fiscal quarters of the Borrower ending March 31, 2019, June 30, 2019 and September 30, 2019)), the consolidated balance sheets of the Borrower and the Restricted Subsidiaries as at the end of such quarterly period and the related consolidated income statements for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of the applicable quarterly period, and commencing with the quarter ending March 31, 2020 setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the related period in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Restricted Subsidiaries in accordance with GAAP (except as noted therein), subject to changes resulting from normal year-end adjustments and the absence of footnotes, and, with respect to fiscal 2019 reporting periods, subject to finalization of the purchase price allocation to the fair value of assets acquired and liabilities assumed in the Transactions, as required by GAAP.

(c) Budgets. Prior to an IPO, within 90 days (120 days in the case of the fiscal years beginning on January 1, 2019 and January 1, 2020) after the commencement of each fiscal year of the Borrower, a consolidated budget of the Borrower in reasonable detail on a quarterly basis for such fiscal year as customarily prepared by management of the Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a), setting forth the principal assumptions upon which such budget is based (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood and agreed that such Projections and assumptions as to future events are not to be viewed as facts or a guarantee of performance, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries and that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material.

(d) Officer’s Certificates. Not later than five days after the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, as the case may be, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (ii) the then applicable Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and underlying calculations in connection therewith. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth changes to the legal name, jurisdiction of formation, type of entity and organizational number (or equivalent) to the Person organized in a jurisdiction where an organizational identification number is required to be included in a Uniform Commercial Code financing statement, in each case for each Credit Party or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (d), as the case may be.

(e) Notice of Default or Litigation. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(f) Environmental Matters. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains knowledge of any one or more of the following environmental matters, unless such environmental matters would not reasonably be expected to result in a Material Adverse Effect, notice of:

(i) any pending or threatened Environmental Claim against any Credit Party or any Real Estate; and

(ii) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation or removal, remedial or other corrective action in response thereto. The term “Real Estate” shall mean land, buildings, facilities and improvements owned or leased by any Credit Party.

(g) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions of registration statements) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices, and reports that the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Restricted Subsidiaries, in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time; provided that none of the Borrower nor any other Restricted Subsidiary will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective contractors) is prohibited by law, or any binding agreement, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) that is otherwise subject to Section 13.16 or the limitations set forth in Section 9.2.

(h) KYC Information. At the reasonable request of the Administrative Agent (or any Lender through the Administrative Agent), the Borrower shall promptly deliver (i) such documentation and other information (including Beneficial Ownership Certification) about the Borrower and the Guarantors as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and (ii) for the avoidance of doubt, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Beneficial Ownership Certification.

Documents required to be delivered pursuant to clauses (a), (b), and (g) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) the Borrower posts such documents, or provides a link thereto on the Borrower’s websites on the Internet; (ii) such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided that (A) the Borrower shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission) of such documents to the Administrative Agent and (B) the Borrower shall notify (which notification may be by facsimile or electronic transmission) the Administrative Agent of the posting of any such documents on any website described in this paragraph. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary in this Section 9.1, the financial statements delivered pursuant to clauses (a) and (b) of this Section 9.1 may be (i) with respect to the Borrower and its Subsidiaries so long as, simultaneously with the delivery of such financial statements, the related consolidated financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements are also delivered or (ii) the applicable financial statements of Holdings or any other Parent Entity of the Borrower so long as, simultaneously with the delivery of such financial statements, the related consolidated financial statements reflecting adjustments necessary to eliminate the accounts of Holdings or such other Parent Entity are also delivered.

Each Credit Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 9.1(a), (b) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any material nonpublic information.

9.2 Books, Records, and Inspections. The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than one time in any calendar year, which such visit will be at the Borrower’s expense, and (c) notwithstanding anything to the contrary in this Section 9.2, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any agreement binding on a third-party or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

9.3 Maintenance of Insurance. (a) The Borrower will, and will cause each Material Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent, promptly following written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried and (b) with respect to any improved Mortgaged Property located in a special flood hazard area, the Borrower will obtain flood insurance in such total amount as required by the Flood Insurance Laws and shall otherwise comply with the Flood Insurance Laws. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties as the lender’s loss payee thereunder.

9.4 Payment of Taxes. The Borrower will pay and discharge or cause to be paid and discharged, and will cause each of the Restricted Subsidiaries to pay and discharge, all material Taxes imposed upon it (including in its capacity as a withholding agent) or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon the Borrower properties of the Borrower or any of the Restricted Subsidiaries; provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to pay any such Tax that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto in accordance with GAAP, it can lawfully withhold such payment and the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

9.5 Preservation of Existence; Consolidated Corporate Franchises. Holdings and the Borrower will, and will cause each Material Subsidiary to, take all actions necessary (a) to preserve and keep in full force and effect its existence, organizational rights and authority and (b) to maintain its rights, privileges (including its good standing (if applicable)), permits, licenses and franchises necessary in the normal conduct of its business, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Permitted Investments and Sections 10.2, 10.3, 10.4, or 10.5.

9.6 Compliance with Statutes, Regulations, Etc. Holdings will, and will cause each Restricted Subsidiary to, (a) comply with all applicable laws, rules, regulations, and orders applicable to it or its property, including, without limitation, all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws, and all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, (b) comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws, and (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives which are being timely contested in good faith by proper proceedings, except in each case of clauses (a), (b), and (c) of this Section 9.6, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

9.7 ERISA~~9.7 ERISA~~. Where applicable, (a) the Borrower will furnish to the Administrative Agent promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Credit Party or any of its Subsidiaries may request with respect to any Multiemployer Plan to which a Credit Party or any of its Subsidiaries is obligated to contribute; provided that if the Credit Parties or any of their Subsidiaries have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the applicable Credit Party or Subsidiary shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; provided, further, that the rights granted to the Administrative Agent in this Section shall be exercised not more than once with respect to the same Multiemployer Plan during any applicable plan year, and (b) the Borrower will notify the Administrative Agent promptly following the occurrence of any ERISA Event or Foreign Plan Event that, alone or together with any other ERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to result in liability of any Credit Party that would reasonably be expected to have a Material Adverse Effect.

9.8 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty, and condemnation excepted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.9 Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) involving aggregate payments or consideration in excess of the greater of (x) $30 million and (y) 8.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Affiliate transaction, for any individual transaction or series of related transactions on terms that are at least substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors of the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to (a) the payment of fees to the Sponsors for management, consulting and financial services rendered to the Borrower and the Restricted Subsidiaries pursuant to the Sponsor Management Agreement and customary investment banking fees paid to the Sponsors for services rendered to the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions which payments are approved by a majority of the board of directors of the Borrower in good faith, (b) transactions permitted by Section 10.3 and Section 10.5, (c) consummation of the Transactions and the payment of the Transaction Expenses, (d) the issuance of Capital Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries not otherwise prohibited by the Credit Documents, (e) loans, advances and other transactions between or among the Borrower, any Restricted Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or a Subsidiary’s ownership of Capital Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10, (f) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business (including loans and advances in connection therewith), (g) payments by the Borrower (and any direct or indirect parent thereof) and the Subsidiaries pursuant to the tax sharing agreements among the Borrower (and any such parent) and the Subsidiaries that are permitted under Section 10.5(b)(15); provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would have been required to pay in respect of such foreign, U.S. federal, state and/or local taxes for such fiscal year had the Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) paid such taxes separately from any such direct or indirect parent company of the Borrower, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers or employees of the Borrower (or any direct or indirect parent thereof) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries, (i) transactions undertaken pursuant to membership in a purchasing consortium, (j) transactions pursuant to any agreement or arrangement as in effect as of the Closing Date, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date as determined by the Borrower in good faith), (k) customary payments by the Borrower (or any direct or indirect parent) and any Restricted Subsidiaries to the Sponsor made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), (l) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable, (m) Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof, (n) any customary transactions with a Receivables Subsidiary effected as part of a Receivables Facility and (o) undertaking or consummating any IPO Reorganization Transactions.

9.10 End of Fiscal Years. The Borrower will, for financial reporting purposes, cause each of its, and each of the Restricted Subsidiaries’, fiscal years to end on dates consistent with past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to (x) align the dates of such fiscal year and for any Restricted Subsidiary whose fiscal years end on dates different from those of the Borrower or (y) any other financial reporting convention (including a change of fiscal year) reasonably acceptable (such consent not to be unreasonably withheld or delayed) to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11 Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Security Documents, Holdings will cause each direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition and upon the formation of any Domestic Subsidiary that is a Delaware Divided LLC), and each other Subsidiary that ceases to constitute an Excluded Subsidiary, within 60 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), and Holdings may at its option cause any other Domestic Subsidiary, to execute a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement, in order to become a Guarantor under the Guarantee and a grantor under such Security Documents or, to the extent reasonably requested by the Collateral Agent, enter into a new Security Document substantially consistent with the analogous existing Security Documents and otherwise in form and substance reasonably satisfactory to the Collateral Agent and take all other action reasonably requested by the Collateral Agent to grant a perfected security interest in its assets to substantially the same extent as created and perfected by the Credit Parties on the Closing Date and pursuant to Section 9.14(d) in the case of such Credit Parties. For the avoidance of doubt, neither Holdings nor any Restricted Subsidiary shall be required to take any action outside the United States to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia).

9.12 Pledge of Additional Stock and Evidence of Indebtedness. Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Secured Parties therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, Holdings will cause (i) all certificates representing Capital Stock and Stock Equivalents of any Restricted Subsidiary (other than any Excluded Stock and Stock Equivalents) held directly by Holdings or any other Credit Party, (ii) all evidences of Indebtedness in excess of the greater of (a) $40 million and (b) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of any disposition of assets pursuant to Section 10.4 received by Holdings, the Borrower or any of the Guarantors in connection with any disposition of assets pursuant to Section 10.4, and (iii) any promissory notes executed after the Closing Date evidencing Indebtedness in excess of the greater of (a) $40 million and (b) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time such promissory note is executed; of Holdings or any Subsidiary that is owing to Holdings or any other Credit Party, in each case, to be delivered to the Collateral Agent as security for the Obligations accompanied by undated instruments of transfer executed in blank pursuant to the terms of the Security Documents. Notwithstanding the foregoing any promissory note among Holdings and/or its Subsidiaries need not be delivered to the Collateral Agent so long as (i) a global intercompany note superseding such promissory note has been delivered to the Collateral Agent, (ii) such promissory note is not delivered to any other party other than Holdings or any other Credit Party, in each case, owed money thereunder, and (iii) such promissory note indicates on its face that it is subject to the security interest of the Collateral Agent.

9.13 Use of Proceeds.

(a) On the Closing Date, the Borrower will use (i) the proceeds of the Initial Term Loans (other than the Delayed Draw First Lien Term Loan Facility), the Second Lien Facility and the Equity Investments to effect the Transactions and pay related fees, (ii) up to $20 million, in the aggregate, of the proceeds of the borrowing of the Revolving Credit Facility to fund certain Transaction Expenses and the proceeds of the borrowing of the Revolving Credit Facility (exclusive of Letter of Credit usage) to fund working capital and (iii) cash on hand to effect the Transactions and pay related fees. Any proceeds of the Tranche B-1 Term Loans shall be applied on the Amendment No. 1 Effective Date to prepay Existing Term Loans of Non-Consenting Lenders and Post-Closing Option Lenders in full. Any proceeds of the Initial Tranche B-3 Term Loans shall be applied on the Amendment No. 4 Effective Date to prepay in full all Existing Tranche B-2 Term Loans of Non-Consenting Existing Tranche B-2 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders.

(b) The Borrower and it Restricted Subsidiaries will use the proceeds of the Delayed Draw Term Loans (i) to finance one or more Permitted Acquisitions or Permitted Investments, (ii) to pay fees and expenses incurred in connection with such Permitted Acquisitions, Permitted Investments and the Delayed Draw Term Loans and (iii) with respect to any remaining balance after the uses described in clauses (i) and (ii) above, for general corporate purposes.

(c) The Borrower will use Letters of Credit, Swingline Loans and Revolving Loans for working capital and for other general corporate purposes (including the Transactions (to the extent permitted under the preceding clause (a)) and any other transactions not prohibited by the Credit Documents).

(d) The proceeds of the Tranche B-2 Term Loans shall be applied on the Amendment No. 3 Effective Date to (i) to finance one or more Permitted Acquisitions or Permitted Investments, (ii) to pay fees and expenses incurred in connection with such Permitted Acquisitions, Permitted Investments and the Tranche B-2 Term Loans and (iii) for general corporate purposes.

(e) The proceeds of the Amendment No. 5 Incremental Term Loans shall be applied on the Amendment No. 5 Effective Date, together with cash on hand of the Borrower and Abode Target, solely to fund the merger consideration in respect of the Abode Acquisition; provided that, notwithstanding the foregoing, up to $75,000,000 of the proceeds of the Amendment No. 5 Incremental Term Loans may be used by the Borrower for working capital and for other general corporate purposes (including the Amendment No. 5 Transactions and any other transactions not prohibited by the Credit Documents).

9.14 Further Assurances.

(a) Subject to the terms of Sections 9.11 and 9.12, this Section 9.14 and the Security Documents, Holdings will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect, and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of Holdings and the Restricted Subsidiaries.

(b) Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Secured Parties therefrom (including, without limitation, the cost of title insurance, surveys or flood insurance) or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, if any assets (other than Excluded Property) (including any real estate or improvements thereto or any interest therein but excluding Capital Stock and Stock Equivalents of any Subsidiary and excluding any real estate which the applicable Credit Party intends to dispose of pursuant to a Permitted Sale Leaseback so long as actually disposed of within 270 days of acquisition (or such longer period as the Administrative Agent may reasonably agree)) with a Fair Market Value in excess of $20 million (at the time of acquisition) are acquired by Holdings or any other Credit Party after the Closing Date (other than assets constituting Collateral under a Security Document that become subject to the Lien of the applicable Security Document upon acquisition thereof) that are of a nature secured by a Security Document or that constitute a fee interest in real property in the United States, the Borrower will notify the Collateral Agent, and, if requested by the Collateral Agent, Holdings will cause such assets to be subjected to a Lien securing the Obligations (provided, however, that in the event any Mortgage delivered pursuant to this clause (b) shall incur any mortgage recording tax or similar charges in connection with the recording thereof, such Mortgage shall not secure an amount in excess of the Fair Market Value of the applicable Mortgaged Property) and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 90 days, unless waived or extended by the Administrative Agent in its sole discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14.

(c) Any Mortgage delivered to the Administrative Agent in accordance with the preceding clause (b) shall, if requested by the Collateral Agent, be received as soon as commercially reasonable but in no event later than 90 days (except as set forth in the preceding clause (b)), unless waived or extended by the Administrative Agent acting reasonably and accompanied by (x) a policy or policies (or an unconditional binding commitment therefor to be replaced by a final title policy) of title insurance issued by a nationally recognized title insurance company (each such policy, a “Title Policy”), in such amounts as reasonably acceptable to the Administrative Agent not to exceed the Fair Market Value of the applicable Mortgaged Property, insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or as otherwise permitted by the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent and the Borrower, together with such endorsements, co-insurance and reinsurance as the Administrative Agent may reasonably request but only to the extent such endorsements are (i) available in the relevant jurisdiction (provided in no event shall the Administrative Agent request a creditors’ rights endorsement) and (ii) available at commercially reasonable rates, (y) an opinion of local counsel to the applicable Credit Party in form and substance reasonably acceptable to the Administrative Agent, (z) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and if any improvements on such Mortgaged Property are located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (ii) certificates of insurance evidencing the insurance required by Section 9.3 in form and substance reasonably satisfactory to the Administrative Agent, and (aa) an ALTA/NSPS survey in a form and substance reasonably acceptable to the Collateral Agent or such existing survey together with a no-change affidavit sufficient for the title company to remove all standard survey exceptions from the Title Policy related to such Mortgaged Property and issue the endorsements required in clause (x) above.

(d) Post-Closing Covenant. Each of Holdings and the Borrower agree that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.14 as soon as commercially reasonable and by no later than the date set forth on Schedule 9.14 with respect to such action or such later date as the Administrative Agent may reasonably agree.

9.15 Maintenance of Ratings. The Borrower will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a corporate family and/or corporate credit rating and ratings in respect of the Term Loans provided pursuant to this Agreement, in each case, from each of S&P and Moody’s.

9.16 Lines of Business. The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Closing Date and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or Permitted Investment).

Section 10. Negative Covenants.

The Borrower (and, with respect to Section 10.8 only, Holdings) hereby covenants and agrees that on the Closing Date and thereafter, until the Termination Date:

10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not Guarantors, preferred stock; provided that (A) the Borrower and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries is at least 2.00:1.00 or (B) the Borrower and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), if, after giving effect thereto, the Consolidated Total Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be less than or equal to 5.75:1.00; provided, further, that the amount of Indebtedness

(other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing together with any amounts incurred under Sections 10.1(l)(ii) and (n)(x) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $150 million and (y) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding.

The foregoing limitations will not apply to:

(a) Indebtedness arising under the Credit Documents;

(b) (i) Indebtedness represented by the Second Lien Facility, Permitted Second Lien Exchange Notes, and any guarantee thereof in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof and all accrued interest, fees and expenses) not to exceed $450,000,000 and (ii) Indebtedness that may be incurred pursuant to Sections 2.14 and 10.1(x)(i) of the Second Lien Credit Agreement (as in effect on the Closing Date) (together with any Refinancing Indebtedness in respect thereof and all accrued interest, fees and expenses);

(c) (i) Indebtedness (including any unused commitment) outstanding on the Closing Date listed on Schedule 10.1 and (ii) intercompany Indebtedness (including any unused commitment) outstanding on the Closing Date listed on Schedule 10.1 (other than intercompany Indebtedness owed by a Credit Party to another Credit Party);

(d) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Borrower or any Restricted Subsidiary, to finance the purchase, lease, construction, installation, maintenance, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and all Refinancing Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) $130 million and (y) 35% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence; provided that Capitalized Lease Obligations incurred by the Borrower or any Restricted Subsidiary pursuant to this clause (d) in connection with a Permitted Sale Leaseback shall not be subject to the foregoing limitation so long as the proceeds of such Permitted Sale Leaseback are used by the Borrower or such Restricted Subsidiary in accordance with Section 5.2(a);

(e) Indebtedness incurred by the Borrower or any Restricted Subsidiary (including letter of credit obligations consistent with past practice constituting Reimbursement Obligations with respect to letters of credit issued in the ordinary course of business), in respect of workers’ compensation claims, deferred compensation, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement or indemnification type obligations regarding workers’ compensation claims, deferred compensation, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(f) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary, providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary or other Person, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness of the Borrower to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Borrower or a Guarantor is subordinated in right of payment to the Borrower’s Guarantee; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(h) Indebtedness of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Obligations and to the Guarantee of such Guarantor as the case may be; provided, further, that any subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(i) shares of preferred stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Borrower or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;

(j) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(k) (i) obligations in respect of self-insurance, performance, bid, appeal, and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or (ii) obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(l) (i) Indebtedness, Disqualified Stock and preferred stock of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference (together with any Refinancing Indebtedness in respect thereof) up to 100% of the net cash proceeds received by the Borrower since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Excluded Contributions, any Cure Amount or proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) as determined in accordance with Sections 10.5(a)(iii)(B) and 10.5(a)(iii)(C) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 10.5(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (i) and (iii) of the definition thereof) and (ii) Indebtedness, Disqualified Stock or preferred stock of the Borrower or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l)(ii), does not at any one time outstanding exceed the sum of (A) the greater of (x) $185 million and (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence and (B) an additional amount of Indebtedness in lieu of Restricted Payments permitted under Section 10.5 (it being understood that such Indebtedness shall be deemed a Restricted Payment for purposes of compliance with Section 10.5) (it being further understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (l)(ii) shall cease to be deemed incurred or outstanding for purposes of this clause (l)(ii) but shall be deemed incurred for the purposes of the first paragraph of this Section 10.1 from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this Section 10.1 without reliance on this clause (l)(ii)); provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under the first paragraph of this Section 10.1 and Section 10.1(n)(x) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $150 million and (y) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding;

(m) the incurrence or issuance by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this Section 10.1 and clauses (b) and (c) above, clause (l)(i) and this clause (m) or clause (n) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refinance, replace, refund, extend, renew, defease, restructure, amend, restate or otherwise modify (collectively,

“refinance”) such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness (1) has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining weighted average life to maturity of the Indebtedness, Disqualified Stock or preferred stock being refinanced, (2) to the extent such Refinancing Indebtedness refinances (i) Indebtedness that is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, such Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and (iii) Indebtedness subordinated in right of payment to the Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations at least to the same extent as the Indebtedness being refinanced, (3) shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of the Borrower or a Guarantor and (4) shall have an aggregate principal amount (or liquidation preference, as applicable) that does not exceed the aggregate principal amount (or liquidation preference, as applicable) of such Indebtedness, Disqualified Stock or preferred stock being refinanced (plus an amount equal to all accrued but unpaid interest, fees, premiums and expenses incurred in connection therewith);

(n) Indebtedness, Disqualified Stock or preferred stock of (x) the Borrower or a Restricted Subsidiary incurred or issued to finance an acquisition, merger, or consolidation; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under the first paragraph of this Section 10.1 and Section 10.1(l)(ii) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $150 million and (y) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding, or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms hereof (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to any such acquisition, merger, consolidation or designation described in this clause (n), (i) either (1) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (A) of the first paragraph of this Section 10.1 or (2) the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries is equal to or greater than that immediately prior to such acquisition, merger, consolidation or designation or (ii) the Consolidated Total Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be either (1) less than or equal to the Consolidated Total Debt to Consolidated EBITDA Ratio immediate prior to such acquisition, merger, consolidation or designation or (2) less than or equal to 5.75:1.00;

(o) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(p) (i) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(q) (1) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as in the case of a guarantee of Indebtedness by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee or (2) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower;

(r) Indebtedness of Restricted Subsidiaries that are not Guarantors in the aggregate at any one time outstanding not to exceed the greater of (x) $85 million and (y) 22.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (it being understood that any Indebtedness incurred pursuant to this clause (r) shall cease to be deemed incurred or outstanding for purposes of this clause (r) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (r));

(s) Indebtedness of the Borrower or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice;

(t) (i) Indebtedness of the Borrower or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business, including with respect to financial accommodations of the type described in the definition of Cash Management Services and (ii) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Restricted Subsidiaries;

(u) Indebtedness consisting of Indebtedness issued by the Borrower or any of the Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent described in clause (4) of Section 10.5(b);

(v) Indebtedness in respect of a Receivables Facility;

(w) Indebtedness in respect of (i) Permitted Other Indebtedness to the extent that all of the Net Cash Proceeds therefrom are applied to the prepayment of Term Loans in the manner set forth in Section 5.2(a)(i) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness;

(x) Indebtedness in respect of (i) Permitted Other Indebtedness; provided that either (a) the aggregate principal amount of all such Permitted Other Indebtedness issued or incurred pursuant to this clause (i)(a) shall not exceed the Maximum Incremental Facilities Amount or (b) the Net Cash Proceeds thereof shall be applied no later than ten Business Days after the receipt thereof to repurchase, repay, redeem or otherwise defease Second Lien Loans (provided, in the case of this clause (i)(b), such Permitted Other Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness; and

(y) (i) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.15 (and which does not generate any additional proceeds) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness.

For purposes of determining compliance with this Section 10.1: (i) in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (y) above or is entitled to be incurred pursuant to the first paragraph of this Section 10.1, the Borrower, in its sole discretion, will classify and may reclassify (including within the definition of “Maximum Incremental Facilities Amount”) such item of

Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; and (ii) at the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section 10.1; provided that all Indebtedness outstanding under the Second Lien Facility on the Closing Date will be treated as incurred under clause (b)(i) above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (a) and (l)(i) above shall be deemed to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees, and expenses in connection with such refinancing.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums, and other costs and expenses and accrued and unpaid interest incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

10.2 Limitation on Liens.

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings or any Restricted Subsidiary, except:

(i) if such Subject Lien is a Permitted Lien;

(ii) any other Subject Lien if the obligations secured by such Subject Lien are junior to the Obligations; provided that at the Borrower’s election, in the case of Liens securing Permitted Other Indebtedness Obligations, the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of Permitted Other Indebtedness, the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (ii); and

(iii) in the case of any Subject Lien on assets or property not constituting Collateral, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Debt) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

(b) Any Lien created for the benefit of the Secured Parties pursuant to Section 10.2(a)(iii) above shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

10.3 Limitation on Fundamental Changes. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties (including, in each case, pursuant to a Delaware LLC Division), except that:

(a) so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (A) the Borrower shall be the continuing or surviving corporation or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto or in a form otherwise reasonably satisfactory to the Administrative Agent, (3) Holdings and each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have, by a supplement to the Guarantee, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have, by a supplement to any applicable Security Document, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3), and (6) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation, or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation, or consolidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (3) through (5) preserve the enforceability of the Guarantee and the perfection of the Liens created under the Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement);

(b) so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person (other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation and if the surviving Person is not already a Guarantor, such Person shall execute a supplement to the Guarantee and the relevant Security Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties, and (iii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any such supplements to any Security Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the Security Documents;

(c) the Transactions may be consummated;

(d) (i) any Restricted Subsidiary that is not a Credit Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to the Borrower or any other Restricted Subsidiary or (ii) any Credit Party (other than the Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to any other Credit Party;

(e) any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to a Credit Party; provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;

(f) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the interests of the Lenders;

(g) the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or conveyance, sale, lease, assignment or disposition, the purpose of which is to effect an Asset Sale (which for purposes of this Section 10.3(g), will include any disposition below the dollar threshold set forth in clause (ii)(d) of the definition of “Asset Sale”) permitted by Section 10.4 or an investment permitted pursuant to Section 10.5 or an investment that constitutes a Permitted Investment; and

(h) undertaking or consummating any IPO Reorganization Transactions.

10.4 Limitations on Sale of Assets. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(a) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(b) except in the case of a Permitted Asset Swap, if the property or assets sold or otherwise disposed of have a Fair Market Value in excess of the greater of (a) $50 million and (b) 1.5% of Consolidated Total Assets for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition, either (A) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or (B) at least 50% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (provided that the Net Cash Proceeds received pursuant to this clause (B) must be used to repay the Loans in accordance with Section 5.2(a) within three (3) Business Days of receipt thereof); provided that the amount of:

(i) any liabilities (as reflected on the Borrower’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such consolidated balance sheet, as determined in good faith by the Borrower) of the Borrower, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Borrower and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(ii) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;

(iii) Indebtedness, other than liabilities that are by their terms subordinated to the Loans, that are of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Borrower and all Restricted Subsidiaries have been validly released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale; and

(iv) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of $205 million and 6.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this clause (b) of this provision and for no other purpose.

Within the Reinvestment Period after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the Borrower or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale:

(1) to prepay Loans or Permitted Other Indebtedness in accordance with Section 5.2(a)(i); and/or

(2) to make investments in the Borrower and its Subsidiaries; provided that the Borrower and the Restricted Subsidiaries will be deemed to have complied with this clause (2) if and to the extent that, within the Reinvestment Period after the Asset Sale that generated the Net Cash Proceeds, the Borrower or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement or letter of intent to consummate any such investment described in this clause (2) with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Borrower or such Restricted Subsidiary prepays the Loans in accordance with Section 5.2(a)(i).

(c) Pending the final application of any Net Cash Proceeds pursuant to this covenant, the Borrower or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under the Revolving Credit Facility or any other revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Agreement.

10.5 Limitation on Restricted Payments.

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by the Borrower payable in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests, or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent company of the Borrower, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Debt of the Borrower or any Restricted Subsidiary, other than (A) Indebtedness permitted under clauses (g) and (h) of Section 10.1 or (B) the purchase, repurchase or other acquisition of Junior Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof);

(ii) [reserved]; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and the Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only) and 6(C) of Section 10.5(b) below, but excluding all other Restricted Payments permitted by Section 10.5(b)), is less than the sum of (without duplication) (the sum of the amounts attributable to clauses (A) through (G) below is referred to herein as the “Available Amount”):

(A) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(B) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Borrower since immediately after the Closing Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1 and (ii) proceeds from Cure Amounts and amounts received from a Restricted Subsidiary) from the issue or sale of (x) Equity Interests of the Borrower, including Retired Capital Stock, but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of (A) Equity Interests to any employee, director, manager or consultant of the Borrower, any direct or indirect parent company of the Borrower and the Borrower’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below, and (B) Designated Preferred Stock, and, to the extent such net cash proceeds are actually contributed to the Borrower, Equity Interests of any direct or indirect parent company of the Borrower (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below) or (y) Indebtedness of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Borrower or any direct or indirect parent company of the Borrower; provided that this clause (B) shall not include the proceeds from (a) Refunding Capital Stock, (b) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of the Borrower sold to a Restricted Subsidiary or the Borrower, as the case may be, (c) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (d) Excluded Contributions, plus

(C) 100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Borrower following the Closing Date (other than net cash proceeds from Cure Amounts or to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus

(D) 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by means of (A) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Borrower or the Restricted Subsidiaries, in each case, after the Closing Date; or (B) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below at the time made or to the extent such Investment constituted a Permitted Investment) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date; provided that such amount shall not be in excess of the amount of the original Investment; plus

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below at the time made or to the extent such Investment constituted a Permitted Investment; provided that such amount shall not be in excess of the amount of the original Investment; plus

(F) the aggregate amount of any Retained Declined Proceeds since the Closing Date, plus

(G) an aggregate amount not to exceed the greater of $110 million and 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis).

(b) The foregoing provisions of Section 10.5(a) will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Junior Debt of the Borrower or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Borrower, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Borrower or any direct or indirect Parent Entity or management investment vehicle to the extent contributed to the Borrower (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 10.5(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt of the Borrower or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 10.1 so long as: (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness, (B) if such Junior Debt is subordinated to the Obligations, such new Indebtedness is subordinated to the Obligations or the applicable Guarantee at least to the same extent as such Junior Debt so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired, (D) if such Junior Debt so purchased, exchanged, redeemed, repurchased, acquired or retired for value is (i) unsecured then such new Indebtedness shall be unsecured or (ii) Permitted Other Indebtedness incurred pursuant to Section 10.1(x)(i)(b) and is secured by a Lien ranking junior to the Liens securing the Obligations then such new Indebtedness shall be unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, and (E) such new Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect Parent Entity or management investment vehicle held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle, or their estates, descendants, family, spouse or former spouse pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Borrower or any direct or indirect Parent Entity or management investment vehicle in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Borrower or any direct or indirect Parent Entity or management investment vehicle in connection with the Transactions; provided that, except with respect to non-discretionary purchases, the aggregate Restricted Payments made under this clause (4) subsequent to the Closing Date do not exceed in any calendar year the greater of (a) $30 million and (b) 8.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (which subsequent to the consummation of an IPO shall increase to the greater of (a) $65 million and (b) 17% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower and, to the extent contributed to the Borrower, the cash proceeds from the sale of Equity Interests of any direct or indirect Parent Entity or management investment vehicle, in each case to any future, present or former employees, directors, managers or consultants of the Borrower, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 10.5(a)(iii), plus (B) the cash proceeds of key man life insurance policies received by the Borrower and the Restricted Subsidiaries after the Closing Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Borrower, any direct or indirect Parent Entity or management investment vehicle or any Restricted Subsidiary, or their estates, descendants, family, spouse or former spouse in connection with a repurchase of Equity Interests of the Borrower or any direct or indirect Parent Entity or management investment vehicle will not be deemed to constitute a Restricted Payment for purposes of this Section 10.5 or any other provision of this Agreement;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with Section 10.1 to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Closing Date; (B) the declaration and payment of dividends to any direct or indirect parent company of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Borrower from the sale of such Designated Preferred Stock; or (C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 10.5(b); provided that, in the case of each of clauses (A), (B), and (C) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a Pro Forma Basis, the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than 5.75:1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of (x) $35 million and (y) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) (i) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager, or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;

(9) the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to any direct or indirect parent company of the Borrower to fund a payment of dividends on such company’s common stock), following consummation of an IPO, in an amount on an aggregate basis not to exceed the sum of (a) 6.00% per annum of the net cash proceeds received by or contributed to the Borrower in or from such IPO, other than public offerings with respect to the Borrower’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution and (b) an aggregate amount not to exceed 7.00% of the market capitalization of the Borrower;

(10) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Closing Date;

(11) Restricted Payments in an aggregate amount not to exceed the greater of $95 million and 25% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made in connection with the Transactions in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto), in each case, with respect to the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Borrower to permit payment by such parent of such amount), to the extent permitted by Section 9.9 (other than clause (b) thereof), and Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to the Acquisition Agreement, any Permitted Acquisition or other Permitted Investment and to satisfy indemnity and other similar obligations under the Acquisition Agreement, any Permitted Acquisitions or other Permitted Investments;

(14) other Restricted Payments; provided that after giving Pro Forma Effect to such Restricted Payments the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than 4.75:1.00, provided that, with respect to Investments and the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt, the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than 5.00:1.00;

(15) the declaration and payment of dividends or distributions by the Borrower to, or the making of loans to, any direct or indirect parent company of the Borrower in amounts required for any direct or indirect parent company to pay: (A) franchise and excise taxes, and other fees and expenses, required to maintain its organizational existence or qualification to do business, (B) consolidated, combined or similar foreign, federal, state and local income and similar taxes, to the extent that such income taxes are attributable to the income of the Borrower and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that the Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state and local income taxes for such fiscal year had the Borrower, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer or stand-alone group (separate from any such direct or indirect parent company of the Borrower) for all fiscal years ending after the Closing Date, (C) customary salary, bonus, and other benefits payable to officers, employees, directors, and managers of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses, and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such parent company being a public company, (D) general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such parent company being a public company, (E) amounts required for any direct or indirect parent company of the Borrower to pay fees and expenses incurred by any direct or indirect parent company of the Borrower related to (i) the maintenance by such Parent Entity of its corporate or other entity existence and (ii) transactions of such parent company of the Borrower of the type described in clause (xi) of the definition of Consolidated Net Income, (F) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any such direct or indirect parent company of the Borrower, and (G) repurchases deemed to occur upon the cashless exercise of stock options;

(16) the repurchase, redemption or other acquisition for value of Equity Interests of the Borrower deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower, in each case, permitted under this Agreement;

(17) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(18) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt in an aggregate amount pursuant to this clause (18) not to exceed the greater of (x) $95 million and (y) 25% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(19) undertaking or consummating any IPO Reorganization Transactions; and

(20) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 10.3 (other than Section 10.3(g));

provided that at the time of, and after giving effect to, any Restricted Payment permitted under the preceding clauses (11), (14) (except for an Investment where the standard shall be no Event of Default pursuant to Section 11.1 or 11.5), and (18), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof).

The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of Investment. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to Section 10.5(a) or under clauses (7), (10), or (11) of Section 10.5(b), or pursuant to the definition of Permitted Investments, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses (1) through (18) above or is entitled to be made pursuant to Section 10.5(a) and/or one or more of the exceptions contained in the definition of Permitted Investments, the Borrower will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) among such clauses (1) through (18), Section 10.5(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments”, in a manner that otherwise complies with this covenant.

(c) Prior to the Tranche B Term Loan Maturity Date, to the extent any Permitted Debt Exchange Notes are issued pursuant to Section 10.1(y) for the purpose of consummating a Permitted Debt Exchange, (i) the Borrower will not, and will not permit its Restricted Subsidiaries to, prepay, repurchase, redeem or otherwise defease or acquire any Permitted Debt Exchange Notes unless the Borrower or a Restricted Subsidiary shall concurrently voluntarily prepay Term Loans pursuant to Section 5.1(a) on a pro rata basis among the Term Loans, in an amount not less than the product of (a) a fraction, the numerator of which is the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes that are proposed to be prepaid, repurchased, redeemed, defeased or acquired and the denominator of which is the aggregate principal amount (calculated on the face amount thereof) of all Permitted Debt Exchange Notes in respect of the relevant Permitted Debt Exchange then outstanding (prior to giving effect to such proposed prepayment, repurchase, redemption, defeasance or acquisition) and (b) the aggregate principal amount (calculated on the face amount thereof) of Term Loans then outstanding and (ii) the Borrower will not waive, amend or modify the terms of any Permitted Debt Exchange Notes or any indenture pursuant to which such Permitted Debt Exchange Notes have been issued in any manner inconsistent with the terms of Section 2.15(a), Section 10.1(y), or the definition of Permitted Other Indebtedness or that would result in an Event of Default hereunder if such Permitted “Debt Exchange Notes” (as so amended or modified) were then being issued or incurred.

10.6 Limitation on Subsidiary Distributions. The Borrower will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary;

(b) make loans or advances to the Borrower or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to the Borrower or any Restricted Subsidiary;

except (in each case) for such encumbrances or restrictions (x) which the Borrower has reasonably determined in good faith will not materially impair the Borrower’s ability to make payments under this Agreement when due or (y) existing under or by reason of:

(i) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement and the related documentation and related Hedging Obligations;

(ii) the Second Lien Credit Documents and the Second Lien Loans;

(iii) purchase money obligations for property acquired in the ordinary course of business or consistent with past practice and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(iv) Requirements of Law or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over the Borrower or any of its Subsidiaries;

(v) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(vi) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and restrictions on transfer of assets subject to Permitted Liens;

(vii) (x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y) restrictions on transfers of assets subject to Permitted Liens (but, with respect to any such Permitted Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Permitted Lien);

(viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 10.1;

(x) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture and the Equity Interests issued thereby;

(xi) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(xii) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of the Borrower, are necessary or advisable to effect such Receivables Facility; and

(xiii) any encumbrances or restrictions of the type referred to in clauses (a), (b), and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings (x) are, in the good faith judgment of the Borrower’s boards of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (y) do not materially impair the Borrower’s ability to pay their respective obligations under the Credit Documents as and when due (as determined in good faith by the Borrower).

10.7 Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio. Solely with respect to the Revolving Credit Facility, the Borrower will not permit the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as of the last day of any Test Period ending during any Compliance Period to be greater than 6.90:1.00.

10.8 Permitted Activities. Holdings shall not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Capital Stock of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as owner of the Capital Stock of the Borrower and reporting related to such matters, (iv) the performance of its obligations under and in connection with the Credit Documents, the Second Lien Credit Documents, any documentation governing Permitted Other Indebtedness, any refinancing thereof and the other agreements contemplated hereby and thereby, (v) any public offering of its common stock or any other issuance or registration of its Capital Stock for sale or resale not prohibited by Section 10 (or that would be permitted to the extent that Holdings was considered to be the Borrower and/or a Restricted Subsidiary), including the ability to incur costs, fees and expenses related thereto, (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting matters, (vii) providing indemnification to officers and directors and as otherwise permitted hereunder, (viii) activities incidental to the consummation of the Transactions, (ix) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower, (x) any other transaction permitted pursuant to Section 10, (xi) undertaking or consummating any IPO Reorganization Transactions or any transaction related thereto or contemplated thereby and (xii) activities incidental to the businesses or activities described in clauses (i) through (xi) of this Section 10.8.

Section 11. Events of Default.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments ~~11.1 Payments~~. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

11.2 Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto (except those in the Credit Documents made or deemed made on the Closing Date that are not the Company Representations or the Specified Representations) shall prove to be untrue in any material respect on the date as of which made or deemed made, and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower; or

11.3 Covenants ~~11.3 Covenants~~. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e)(i), Section 9.5(a) (solely with respect to Holdings or the Borrower), Section 9.14(d) or Section 10; provided that any default under Section 10.7 shall not constitute an Event of Default with respect to the Term Loans and/or the 2020 Revolving Credit Loans and neither the Term Loans nor the 2020 Revolving Credit Loans may be accelerated as a result thereof until the date on which the Revolving Credit Loans (if any) have been accelerated or the Revolving Credit Commitments have been terminated, in each case, by the Required Revolving Credit Lenders; provided that, if the Lenders under any Incremental Revolving Credit Commitment have agreed not to have the benefit of the covenant set forth in Section 10.7, such Incremental Revolving Credit Commitments shall be disregarded for purposes of determining the Required Revolving Credit Lenders and such Incremental Revolving Credit Commitments shall be treated in the same way as the Term Loans are treated pursuant to this proviso (such period commencing with a default under Section 10.7 and ending on the date on which the Required Revolving Credit Lenders with respect to the Revolving Credit Facility terminate and accelerate the Revolving Loans); provided, further that any Event of Default under Section 10.7 is subject to cure as provided in Section 11.14 and an Event of Default with respect to such Section shall not occur until the expiration of the 10th Business Day subsequent to the date the relevant financial statements are required to be delivered for the applicable fiscal quarter pursuant to Section 9.1(a) or (b); or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4 Default Under Other Agreements. (a) Holdings, the Borrower, or any of the Restricted Subsidiaries shall (i) fail to make any payment with respect to any Indebtedness (other than the Obligations) in excess of the greater of (x) $55 million and (y) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate, for Holdings, the Borrower and such Restricted Subsidiaries, beyond the period of grace and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (after giving effect to all applicable grace period and delivery of all required notices) (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements (it being understood that clause (i) above shall apply to any failure to make any payment in excess of the greater of (x) $55 million and (y) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith)) the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (a) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements (it being understood that clause (a)(i) above shall apply to any failure to make any payment in excess of the greater of (x) $55 million and (y) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith)) prior to the stated maturity thereof; provided that this clause (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (y) Indebtedness which is convertible into Qualified Stock and converts to Qualified Stock in accordance with its terms and such conversion is not prohibited hereunder, or (z) any breach or default that is (I) remedied by Holdings, the Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Section 11; or

11.5 Bankruptcy, Etc. Except as otherwise permitted by Section 10.3, Holdings, the Borrower or any Significant Subsidiary shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Significant Subsidiary and the petition is not controverted within 60 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Significant Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee, administrator or similar Person is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any Significant Subsidiary; or Holdings, the Borrower or any Significant Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding-up (whether voluntarily or by the courts), strike-off, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any Significant Subsidiary; or there is commenced against Holdings, the Borrower or any Significant Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or Holdings, the Borrower or any Significant Subsidiary is adjudicated bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or Holdings, the Borrower or any Significant Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, administrator or similar Person for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any Significant Subsidiary makes a general assignment for the benefit of creditors; or

11.6 ERISA ~~11.6 ERISA~~. (a) An ERISA Event or a Foreign Plan Event shall have occurred, (b) a trustee shall be appointed by a United States district court to administer any Pension Plan(s), (c) the PBGC shall institute proceedings to terminate any Pension Plan(s), or (d) any Credit Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, and in each case in clauses (a) through (d) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or

11.7 Guarantee ~~11.7 Guarantee~~. Other than as expressly permitted hereunder, any Guarantee provided by any Credit Party or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or

11.8 Pledge Agreement. Other than as expressly permitted hereunder, the Pledge Agreement or any other Security Document pursuant to which the Capital Stock or Stock Equivalents of the Borrower or any Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, solely as a result of acts or omissions of the Collateral Agent or any Lender or solely as a result of the Collateral Agent’s failure to maintain possession of any Capital Stock or Stock Equivalents that have been previously delivered to it) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under the Security Agreement or any other any Security Document; or

11.9 Security Agreement. Other than as expressly permitted hereunder, the Security Agreement or any other Security Document pursuant to which the assets of Holdings, the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, solely as a result of acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it (including as a result of the Collateral Agent’s failure to file a Uniform Commercial Code continuation statement)) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under any Security Document; or

11.10 Judgments ~~11.10 Judgments~~. One or more final judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability in excess of the greater of (x) $55 million and (y) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

11.11 Change of Control. A Change of Control shall occur; or

11.12 Remedies Upon Event of Default. If an Event of Default occurs and is continuing (other than in the case of an Event of Default under Section 11.3(a) with respect to any default of performance or compliance with the covenant under Section 10.7), the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against Holdings and the Borrower, except as otherwise specifically provided for in this Agreement: (i) declare the Total Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind, (ii) declare the Total 2020 Letter of Credit Commitment terminated, whereupon the 2020 Letter of Credit Commitment of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind, (iii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law, (iv) terminate any Letter of Credit that may be terminated in accordance with its terms, and/or (v) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s Reimbursement Obligations for Unpaid Drawings that may subsequently occur thereunder, equal to 101% of the aggregate Stated Amount of all Letters of Credit issued and then outstanding; provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower or Holdings, the result that would occur upon the giving of written notice by the Administrative Agent shall occur automatically without the giving of any such notice. In the case of an Event of Default under Section 11.3(a) in respect of a failure to observe or perform the covenant under Section 10.7, provided that the actions hereinafter described will be permitted to occur only following the expiration of the ability to effectuate the Cure Right if such Cure Right has not been so exercised, and at any time thereafter during the continuance of such event, the Administrative Agent shall, upon the written request of the Required Revolving Credit Lenders, by written notice to Holdings, take either or both of the following actions, at the same or different times (except the following actions may not be taken until the ability to exercise the Cure Right under Section 11.14 has expired (but may be taken as soon as the ability to exercise the Cure Right has expired and it has not been so exercised)): (a) declare the Total Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment of each Lender and Swingline Commitment of each Swingline Lender, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; and (b) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law). On or after the date on which the Required Revolving Credit Lenders have, by written request to the Administrative Agent, elected to take the action under clause (iii) above as a result of an Event of Default under Section 11.3(a) in respect of a failure to observe or perform the covenant under Section 10.7, (1) the Required Term Loan Lenders may, upon the written request of the Required Term Loan Lenders to the Administrative Agent, elect to declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law). On or after the date on which the Required Revolving Credit Lenders have, by written request to the Administrative Agent, elected to take the action under clause (iii) above as a result of an Event of Default under Section 11.3(a) in respect of a failure to observe or perform the covenant under Section 10.7, (1) the Required 2020 Additional Revolving Credit Lenders may, upon the written request of the Required 2020 Additional Revolving Credit Lenders to the Administrative Agent, elect to declare the Total 2020 Letter of Credit Commitment terminated and the 2020 L/C Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the 2020 Letter of Credit Commitment of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind and the 2020 L/C Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law).

11.13 Application of Proceeds. Subject to the terms of, in each case if executed, any First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement, any exercise of remedies under the Credit Documents or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with any collection or sale of the Collateral or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of Holdings (if applicable) or any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document to the extent reimbursable hereunder or thereunder;

(ii) second, to the Secured Parties, an amount (x) equal to all Obligations owing to them on the date of any distribution and (y) sufficient to Cash Collateralize all Letters of Credit Outstanding on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize all Letters of Credit Outstanding, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letters of Credit Outstanding; and

(iii) third, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that any amount applied to Cash Collateralize any Letters of Credit Outstanding that has not been applied to reimburse the Borrower for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through (iii) above. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations.

11.14 Equity Cure. Notwithstanding anything to the contrary contained in this Section 11, in the event that the Borrower fails to comply with the requirement of the financial covenant set forth in Section 10.7, from the beginning of any fiscal period until the expiration of the 10th Business Day following the date financial statements referred to in Sections 9.1(a) or (b) are required to be delivered in respect of such fiscal period for which such financial covenant is being measured, any holder of Capital Stock or Stock Equivalents of the Borrower or any direct or indirect parent of the Borrower shall have the right to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of Capital Stock or Stock Equivalents (other than Disqualified Stock, unless reasonably satisfactory to the Administrative Agent) by the Borrower (or from a contribution to the common equity capital of Holdings) to be contributed, directly or indirectly, as cash common equity to the Borrower, and upon receipt by the Borrower of such cash contribution (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, such financial covenant shall be recalculated giving effect to the following pro forma adjustments:

(a) Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of the financial covenant set forth in Section 10.7 with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(b) Consolidated First Lien Secured Debt shall be decreased solely to the extent proceeds of the Cure Amount are actually applied to prepay any of the Credit Facilities and there shall be no pro forma reduction in Indebtedness with the proceeds of the Cure Amount for determining compliance with the financial covenant set forth in Section 10.7 unless such proceeds are actually applied to prepay Indebtedness under the Credit Facilities; and

(c) if, after giving effect to the foregoing recalculations, Holdings shall then be in compliance with the requirements of the financial covenant set forth in Section 10.7, Holdings shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 10.7 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenants that had occurred shall be deemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is made, (ii) there shall be a maximum of five Cure Rights made during the term of this Agreement, (iii) each Cure Amount shall be no greater than the amount expected to be required to cause the Borrower to be in compliance with the financial covenant set forth in Section 10.7; and (iv) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Credit Documents other than for determining compliance with Section 10.7.

Section 12. The Agents.

12.1 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative

Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Joint Lead Arrangers and Bookrunners, the Amendment No. 4 Arrangers ~~and~~, the Amendment No. 5 Arrangers and the Amendment No. 6 Arranger, and Sections 12.1, 12.9, 12.11 and 12.12 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, none of Holdings, the Borrower or any other Credit Party shall have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings, the Borrower or any of their respective Subsidiaries.

(b) The Administrative Agent, each Lender, each Letter of Credit Issuer and the Swingline Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender, each Letter of Credit Issuer and the Swingline Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders, each Letter of Credit Issuer or the Swingline Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) Each of the Joint Lead Arrangers and Bookrunners, the Amendment No. 4 Arrangers ~~and~~, the Amendment No. 5 Arrangers and the Amendment No. 6 Arranger, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2 Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of its gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

12.3 Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the creation, perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. Without limiting the generality of the foregoing, (a) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.1), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law and (b) except as expressly set forth in the Credit Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.

12.4 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it (in good faith) to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law.

12.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

12.6 Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender, each Letter of Credit Issuer or the Swingline Lender. Each Lender, Letter of Credit Issuer and Swingline Lender represent to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender, Letter of Credit Issuer and Swingline Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any of the Credit Parties. Except for notices, reports, and other documents expressly required to be furnished to each Lender, Letter of Credit Issuer and Swingline Lender by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender, Letter of Credit Issuer or Swingline Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of Holdings, the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7 Indemnification ~~12.7 Indemnification~~. The Lenders agree to severally indemnify each Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the Termination Date, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Holdings or the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing Reimbursement Obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder. The indemnity provided to each Agent under this Section 12.7 shall also apply to such Agent’s respective Affiliates, directors, officers, members, controlling persons, employees, trustees, investment advisors and agents and successors.

12.8 Agents in Their Individual Capacities. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9 Successor Agents.

(a) Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, each Letter of Credit Issuer, the Swingline Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default under Sections 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States (other than any Disqualified Lender). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrower’s consent); provided that if the Administrative Agent or the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.

(b) If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition of “Lender Default,” the Required Lenders may to the extent permitted by applicable law, subject to the consent of the Borrower (not to be unreasonably withheld or delayed), by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders (with the consent of the Borrower as required above) and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders and the Borrower) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date(as applicable), (1) the retiring or removed agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders, each Letter of Credit Issuer of the Swingline Lender under any of the Credit Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the retiring or removed Administrative Agent shall instead be made by or to each Lender, each Letter of Credit Issuer and the Swingline Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph (and otherwise subject to the terms above). Upon the acceptance of a successor’s appointment as the Administrative Agent or the Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). Except as provided above, any resignation or removal of MSSF as the Administrative Agent pursuant to this Section 12.9 shall also constitute the resignation or removal of MSSF as the Collateral Agent. The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.

12.10 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective) or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so), fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. The agreements in this Section 12.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.10, the term Lender includes each Letter of Credit Issuer and Swingline Lender.

12.11 Agents Under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (a) release any Lien, in whole or in part, on any property granted to or held by the Administrative Agent or the Collateral Agent (or any sub-agent thereof) under any Credit Document (i) upon the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any sale, disposition or other transfer permitted hereunder or under any other Credit Document to a Person that is not a Credit Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (iii) if the property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its Guarantee otherwise in accordance with the Credit Documents, (iv) as to the extent provided in the Security Documents, (v) that constitutes Excluded Property or Excluded Stock and Stock Equivalents or (vi) if approved, authorized or ratified in writing in accordance with Section 13.1; (b) release any Guarantor (other than Holdings (except as otherwise permitted by Section 10.3)) from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder; (c) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit Document to the holder of any Lien permitted under clause (iv) (solely with respect to Section 10.1(d)), and (vii) of the definition of “Permitted Liens” or if required under the terms of any lease, easement, right of way or similar agreement effecting the Mortgaged Property provided such lease, easement, right of way or similar agreement constitutes a Permitted Lien; and (d) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, including the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this Section 12.11, irrespective of any discharge of the Borrower’s obligations to pay those amounts to the other Lenders resulting from failure by them to take appropriate steps in insolvency proceedings affecting the Borrower to preserve their entitlement to be paid those amounts.

Any amount due and payable by the Borrower to the Collateral Agent under this Section 12.11 shall be decreased to the extent that the other Lenders have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Credit Documents and any amount due and payable by the Borrower to the Collateral Agent under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 12.11.

12.12 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights, and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. No holder of Secured Hedge Obligations or Secured Cash Management Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of Holdings (if applicable) or any Credit Party under this Agreement. No holder of Secured Hedge Obligations or Secured Cash Management Obligations that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

12.13 Intercreditor Agreements Govern. The Administrative Agent, the Collateral Agent, and each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into each intercreditor agreement entered into pursuant to the terms hereof and to subject the Liens securing the Obligations to the provisions thereof, and (c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any intercreditor agreement that includes, or to amend any then-existing intercreditor agreement to provide for, the terms described in the definition of Permitted Other Indebtedness.

12.14 Certain ERISA Matters~~.~~ .

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Swingline Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Swingline Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Swingline Loans the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Swingline Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Swingline Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any of the other Credit Documents or any documents related hereto or thereto).

For purposes of this section, the following definitions apply to each of the capitalized terms below:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Section 13. Miscellaneous.

13.1 Amendments, Waivers, and Releases. Except as otherwise expressly set forth in the Credit Documents, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. Except as provided to the contrary in the Credit Documents (including under (I) Section 2.14 or 2.15 or (II) the sixth and seventh paragraphs hereof in respect of Replacement Term Loans or (III) the second proviso below (other than with respect to any amendment, modification or waiver contemplated in clauses (x)(iii), (x)(iv) and (x)(v) thereof and, for the avoidance of doubt, the proviso to clause (x)(i) thereof), which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders), the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with Holdings or the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of Holdings or the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall (x) (i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(c)), or forgive any portion thereof, or extend the date for the payment, of any principal, interest or fee hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Letter of Credit beyond the L/C Facility Maturity Date, or amend or modify any provisions of Section 13.20, or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby; provided that a waiver of any condition precedent in Section 6 or 7 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal, premium or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment, in each case for purposes of this clause (i), or (ii) consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive any provision of Section 2.17 with respect to any Swingline Loan without the written consent of the Swingline Lender to the extent such amendment, modification or waiver directly and adversely affects the Swingline Lender, or (v) amend, modify or waive any provision of Section 3 or Section 3A, as applicable, with respect to any Revolving Letter of Credit or 2020 Letter of Credit, respectively, without the written consent of the applicable Letter of Credit Issuer to the extent such amendment, modification or waiver directly and adversely affects the Letter of Credit Issuer or amend, modify or waive any provision of Section 7.3 without the written consent of the 2020 Letter of Credit Issuers, or (vi) release all or substantially all of the Guarantors under the Guarantees (except as expressly permitted by the Guarantees, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement or this Agreement) without the prior written consent of each Lender, or (vii) alter the ratable payments required by Section 5.3(a), Section 11.13(ii), Section 13.8(a) or Section 13.20 without the written consent of each Lender or (viii) decrease the Tranche B-1 Term Loan Repayment Amount or Tranche B-3 Term Loan Repayment Amount applicable to Tranche B-1 Term Loans or Tranche B-3 Term Loans, or extend any scheduled Tranche B-1 Term Loan Repayment Date or Tranche B-3 Term Loan Repayment Date applicable to Tranche B-1 Term Loans or Tranche B-3 Term Loans, as applicable, in each case without the written consent of each Lender directly and adversely affected thereby, or (ix) reduce the percentages specified in the definitions of the term “Required 2020 Additional Revolving Credit Lenders,” “Required Lenders,” “Required Revolving Credit Lenders” or “Required Term Loan Lenders” or amend, modify or waive any provision of this Section 13.1 that has the effect of decreasing the number of Lenders that must approve any amendment, modification or waiver, without the written consent of each Lender directly and adversely affected thereby, (y) notwithstanding anything to the contrary in the preceding clause (x), (i) extend the final expiration date of any Lender’s Commitment or (ii) increase the aggregate amount of the Commitments of any Lender, in each case, without the written consent of such Lender, or (z) in connection with an amendment that addresses solely a repricing transaction in which any Class of Term Loans is refinanced with a replacement Class of Term Loans bearing (or is modified in such a manner such that the resulting Term Loans bear) a lower Effective Yield (a “Permitted Repricing Amendment”), require the consent of any Lender other than the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately and adversely from the other Lenders of the same Class (other than because of its status as a Defaulting Lender).

Notwithstanding the foregoing, only the Required Revolving Credit Lenders shall have the ability to waive, amend, supplement or modify the covenant set forth in Section 10.7 (or the defined terms to the extent used therein but not as used in any other Section of this Agreement) or Section 11 (solely as it relates to Section 10.7); provided that if the lenders under any Incremental Revolving Credit Commitment have agreed not to have the benefit of the covenant set forth in Section 10.7, such Incremental Revolving Credit Commitments shall be disregarded for purposes of determining the Required Revolving Credit Lenders under this paragraph.

Notwithstanding the foregoing, only the Required 2020 Additional Required Revolving Credit Lenders shall have the ability to waive, amend, supplement or modify Section 7.3.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, Holdings, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

Notwithstanding the foregoing, in addition to any credit extensions and related Joinder Agreement(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such New Term Loans and the Revolving Credit Loans.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus an amount equal to all accrued but unpaid interest, fees, premiums, and expenses incurred in connection therewith), (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, unless any such Applicable Margin applies after the Tranche B Term Loan Maturity Date, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), and (d) the covenants, events of default and guarantees shall be not materially more restrictive (taken as a whole) (as determined in good faith by the Borrower) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing.

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the Termination Date, (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence), (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, and (vii) if such assets constitute Excluded Property or Excluded Stock and Stock Equivalents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor shall be released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise no longer being required to be a Guarantor hereunder. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

Notwithstanding anything herein to the contrary, the Credit Documents may be amended to add syndication or documentation agents and make customary changes and references related thereto with the consent of only the Borrower and the Administrative Agent.

Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect an incremental facility or extension facility pursuant to Section 2.14 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility or extension facility); (ii) no Lender consent is required to effect any amendment or supplement to the First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of the First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent in consultation with the Borrower, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) or (y) effect administrative changes of a technical or immaterial nature (including to effect changes to the terms and conditions applicable solely to the Swingline Lender or Letter of Credit Issuer in respect of issuances of Swingline Loans or Letters of Credit, respectively) and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (iv) guarantees, collateral documents and related documents executed by Holdings and the Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by Holdings or the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents.

Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 9.12, 9.13 and 9.14 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings, the Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

13.2 Notices ~~13.2 Notices~~. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to Holdings, the Borrower, the Administrative Agent or the Collateral Agent, any Letter of Credit Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Holdings, the Borrower, the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5 Payment of Expenses; Indemnification~~.~~ .

(a) Each of Holdings and the Borrower, jointly and severally, agree (i) to pay or reimburse each of the Agents for all their reasonable and documented out-of-pocket costs and expenses (without duplication) incurred in connection with the development, preparation, execution and delivery of, and any amendment, supplement, modification to, waiver and/or enforcement this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP (or such other counsel as may be agreed by the Administrative Agent and the Borrower), one counsel in each relevant local jurisdiction with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), (ii) to pay or reimburse each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and the Collateral Agent, and, to the extent required, one firm or local counsel in each relevant local jurisdiction with the Borrower’s consent (such consent not to be unreasonably withheld or delayed (which may include a single special counsel acting in multiple jurisdictions), and (iii) to pay, indemnify and hold harmless each Lender, each Agent, each Letter of Credit Issuer and the Swingline Lender and their respective Related Parties (without duplication) (the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, obligations, demands, actions, judgments, suits, costs, expenses, disbursements or penalties of any kind or nature whatsoever (and the reasonable and documented out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel in each relevant jurisdiction for such affected Indemnified Person), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnified Person arising out of or with respect to the Transactions, the Amendment No. 4 Transactions ~~or~~, the Amendment No. 5 Transactions or the Amendment No. 6 Transactions or to the execution, enforcement, delivery, performance and administration of this Agreement, the other Credit Documents and any such other documents or relating to any action, claim, litigation, investigation or other proceeding (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding was brought by Holdings, any of its Subsidiaries or any other Person), arising out of the foregoing, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law relating in any way to the Borrower or any of its Subsidiaries or any actual or alleged presence, Release or threatened Release of Hazardous Materials relating in any way to Borrower or any of its Subsidiaries (all the foregoing in this clause (iii), collectively, the “Indemnified Liabilities”); provided that Holdings and the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnified Person or any of its Related Parties under the terms of this Agreement by such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction or (iii) any proceeding between and among Indemnified Persons that does not involve an act or omission by Holdings, the Borrower or their respective Restricted Subsidiaries; provided the Agents, to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that neither of the exceptions set forth in clause (i) or (ii) of the immediately preceding proviso applies to such person at such time. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim.

(b) No Credit Party nor any Indemnified Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit Holdings’ and the Borrower’s indemnification obligations to the Indemnified Persons pursuant to Section 13.5(a) in respect of damages incurred or paid by an Indemnified Person to a third party. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Person or any of its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.

13.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, each Letter of Credit Issuer, the Swingline Lender and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below and Section 13.7, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations and/or Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed; it being understood that the relevant Person shall have the right to withhold their consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower (not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required (1) for an assignment of Term Loans to (X) a Lender, (Y) an Affiliate of a Lender, or (Z) an Approved Fund, (2) for an assignment of Loans or Commitments to any assignee if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, (3) with respect to the Term Loans only, unless the Borrower has already objected thereto by delivering written notice to the Administrative Agent within ten (10) Business Days after the receipt of a written request for consent thereto or (4) with respect to the 2020 Letter of Credit Commitments, to (X) a Lender with respect to any Revolving Loans or related commitments, (Y) an Affiliate of a Lender with respect to any Revolving Loans or related commitments or (Z) an Approved Fund with respect to any Lender referenced in the immediately preceding (X) or (Y); and

(B) the Administrative Agent (not to be unreasonably withheld or delayed) and, with respect to Revolving Credit Commitments and Revolving Credit Loans only, the Sponsors (not to be unreasonably withheld or delayed), each Swingline Lender (not to be unreasonably withheld or delayed) and each Revolving Letter of Credit Issuer (not to be unreasonably withheld or delayed) and, with respect to 2020 Letter of Credit Commitments only, the Sponsors (not to be unreasonably withheld or delayed) and each 2020 Letter of Credit Issuer (not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; provided, further, that no consent of the Sponsor shall be required (1) for an assignment of Revolving Credit Commitments or Revolving Credit Loans to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender, an Approved Fund of a Revolving Credit Lender, (2) for an assignment of 2020 Letter of Credit Commitments to a 2020 Additional Revolving Credit Lender, a Revolving Credit Lender, an Affiliate of a 2020 Additional Revolving Credit Lender or a Revolving Credit Lender, an Approved Fund of a 2020 Additional Revolving Credit Lender or a Revolving Credit Lender or (3) if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing.

Notwithstanding the foregoing, no such assignment shall be made to (i) a natural Person, or Disqualified Lender or Defaulting Lender and (ii) with respect to the Revolving Credit Commitments or 2020 Letter of Credit Commitments, Holdings, the Borrower or any of their Subsidiaries or any Affiliated Lender (other than an Affiliated Institutional Lender). For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Persons who are Disqualified Lenders at any time.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 in the case of Revolving Credit Commitments and 2020 Letter of Credit Commitments and $1,000,000 in the case of Term Loans, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments by a Lender and its Affiliates or Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above (and simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system or other method reasonably acceptable to the Administrative Agent, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that such processing and recordation fee shall not be payable in the case of assignments by any Agent or any of its Affiliates;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms (as required under Section 5.4(e)); and

(E) any assignment to the Borrower, any Subsidiary or an Affiliated Lender (other than an Affiliated Institutional Lender) shall also be subject to the requirements of Section 13.6(h).

For the avoidance of doubt, the Administrative Agent bears no responsibility for tracking or monitoring assignments to or participations by any Affiliated Lender or any Disqualified Lender.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such

Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6. For the avoidance of doubt, in case of an assignment to a new Lender pursuant to this Section 13.6, (i) the Administrative Agent, the new Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the new Lender been an original Lender signatory to this Agreement with the rights and/or obligations acquired or assumed by it as a result of the assignment and to the extent of the assignment the assigning Lender shall each be released from further obligations under the Credit Documents and (ii) the benefit of each Security Document shall be maintained in favor of the new Lender.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and stated interest amounts) and any payment made by the Letter of Credit Issuer under any Letter of Credit or by the Swingline Lender under any Swingline Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender the Administrative Agent and its Affiliates and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, sell participations to one or more banks or other entities (other than (x) a natural person, (y) Holdings and its Subsidiaries and (z) any Disqualified Lender provided, however, that, notwithstanding clause (z) hereof, participations may be sold to Disqualified Lenders unless a list of Disqualified Lenders has been made available to all Lenders who so request) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Disqualified Lenders or the sales of participations thereto at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) and (vii) of the second proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4 (it being agreed that any documentation required under Section 5.4(e) shall be provided to the participating Lender)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant shall be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive absent the sale of such the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, or other central bank having jurisdiction over such Lender and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) other than a Disqualified Lender providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 13.16, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement but subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4 (it being agreed that any documentation required under Section 5.4(e) shall be provided to the Granting Lender)). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(h) Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to the Borrower, any Subsidiary or an Affiliated Lender and (y) the Borrower and any Subsidiary may, from time to time, purchase or prepay Term Loans, in each case, on a non-pro rata basis through (1) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Auction Agent or (2) open market purchases; provided that:

(i) any Loans or Commitments acquired the Borrower or any other Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;

(ii) by its acquisition of Loans or Commitments, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) it shall not have any right to (i) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (iii) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender; and

(B) except with respect to any amendment, modification, waiver, consent or other action (I) in Section 13.1 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (II) that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, or (III) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the Affiliated Lender in a manner that is materially adverse to such Affiliated Lender relative to other Lenders, shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph); and

(iii) the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Term Loans outstanding at the time of such purchase; and

(iv) any such Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such Loans or Commitments shall be retired and cancelled promptly).

For avoidance of doubt, the foregoing limitations shall not be applicable to Affiliated Institutional Lenders. None of the Borrower, any Subsidiary or any Affiliated Lender shall be required to make any representation that it is not in possession of information which is not publicly available and/or material with respect to the Borrower and its Subsidiaries or their respective securities for purposes of U.S. federal and state securities laws.

13.7 Replacements of Lenders Under Certain Circumstances.

(a) The Borrower shall be permitted (x) to replace any Lender or (y) to terminate the Commitment of such Lender, Letter of Credit Issuer or Swingline Lender, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer and Swingline Lender), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date, (2) in the case of the Letter of Credit Issuer, repay all Obligations of the Borrower owing to such Letter of Credit Issuer relating to the Loans and participations held by such Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it, and (3) in the case of a Swingline Lender, repay all Obligations of the Borrower owing to such Swingline Lender relating to the Loans and participations held by the Swingline Lender as of such termination date and cancel or backstop on terms satisfactory to such Swingline Lender any Swingline Loans issued by it that (a) requests reimbursement for amounts owing pursuant to Sections 2.10 or 5.4 or (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirements of Law, (ii) no Event of Default under Sections 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts pursuant to Sections 2.10, 2.11, 3.5 or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, an Affiliate of a Lender, an Affiliated Lender or Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replacement bank or institution, if not already a Lender shall be subject to the provisions of Section 13.6(b), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that unless otherwise agreed the Borrower shall be obligated to pay the registration and processing fee referred to therein), and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders directly and adversely affected or (ii) all of the Lenders, and, in each case, with respect to which the Required Lenders (or at least 50.1% of the directly and adversely affected Lenders) shall have granted their consent, then, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or terminate the Commitment of such Lender or Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer and Swingline Lender), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date, (2) in the case of the Letter of Credit Issuer, repay all Obligations of the

Borrower owing to such Letter of Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it, and (3) in the case of a Swingline Lender, repay all Obligations of the Borrower owing to such Swingline Lender relating to the Loans and participations held by the Swingline Lender as of such termination date and cancel or backstop on terms satisfactory to such Swingline Lender any Swingline Loans issued by it; provided that (a) all Obligations hereunder of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment including any amounts that such Lender may be owed pursuant to Section 2.11, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, and (c) the Borrower shall pay to such Non-Consenting Lender the amount, if any, owing to such Lender pursuant to Section 5.1(b) or Section 5.1(c). In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

13.8 Adjustments; Set-off.

(a) Except as contemplated in Section 13.6 or elsewhere herein (or in the Second Lien Intercreditor Agreement and/or the First Lien Intercreditor Agreement), if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Credit Parties but with the prior consent of the Administrative Agent, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon any amount becoming due and payable by the Credit Parties hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust, tax, fiduciary, and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Credit Parties. Each Lender agrees promptly to notify the Credit Parties and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9 Counterparts ~~13.9 Counterparts~~. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10 Severability ~~13.10 Severability~~. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11 Integration ~~13.11 Integration~~. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holdings, the Borrower, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.13 Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any right to any other jurisdiction to which it may be entitled on account of its present or future place of residence or domicile or any other reason, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c) agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 or such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d) agrees that nothing herein shall affect the right of the Administrative Agent, the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings, the Borrower or any other Credit Party in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification obligations set forth in Section 13.5.

13.14 Acknowledgments ~~13.14 Acknowledgments~~. Each of Holdings and the Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution, and delivery of this Agreement and the other Credit Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof);

(ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees, or any other Person;

(iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents;

(iv) the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and

(v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby agrees that it will not claim that any Agent owes a fiduciary or similar duty to the Credit Parties in connection with the Transactions, the Amendment No. 4 Transactions ~~or~~, the Amendment No. 5 Transactions or the Amendment No. 6 Transactions contemplated hereby and waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15 WAIVERS OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16 Confidentiality ~~13.16 Confidentiality~~. The Administrative Agent, each other Agent and each Lender (collectively, the “Restricted Persons” and, each a “Restricted Person”) shall treat confidentially all non-public information provided to any Restricted Person by or on behalf of any Credit Party hereunder in connection with such Restricted Person’s evaluation of whether to become a Lender hereunder or obtained by such Restricted Person pursuant to the requirements of this Agreement (“Confidential Information”) and shall not publish, disclose or otherwise divulge such Confidential Information; provided that nothing herein shall prevent any Restricted Person from disclosing any such Confidential Information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over such Restricted Person or any of its Affiliates (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (c) to the extent that such Confidential Information becomes publicly available other than by reason of improper disclosure by such Restricted Person or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing under this Section 13.16, (d) to the extent that such Confidential Information is received by such Restricted Person from a third party that is not, to such Restricted Person’s knowledge, subject to confidentiality obligations owing to any Credit Party or any of their respective subsidiaries or affiliates, (e) to the extent that such Confidential Information was already in the possession of the Restricted Persons prior to any duty or other undertaking of confidentiality or is independently developed by the Restricted Persons without the use of such Confidential Information, (f) to such Restricted Person’s affiliates and to its and their respective officers, directors, partners, employees, legal counsel, independent auditors, and other experts or agents who need to know such Confidential Information in connection with providing the Loans or action as an Agent hereunder and who are informed of the confidential nature of such Confidential Information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) (with each such Restricted Person, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) to potential or prospective Lenders, hedge providers (or other derivative transaction counterparties) (any such person, a “Derivative Counterparty”), participants or assignees, in each case who agree (pursuant to customary syndication practice) to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16); provided that (i) the disclosure of any such Confidential Information to any potential or prospective Lenders, Derivative Counterparties, participants or assignees referred to above shall be made subject to the acknowledgment and acceptance by such potential or prospective Lender, Derivative Counterparty, participant or assignee that such Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) in accordance with the standard syndication processes of such Restricted Person or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such Confidential Information and (ii) no such disclosure shall be made by any Restricted Person to whom a list of Disqualified Lenders has been made available to any person that is at such time a Disqualified Lender, (h) for purposes of establishing a “due diligence” defense, (i) to rating agencies in connection with obtaining ratings for the Borrower and the Credit Facilities to the extent such rating agencies are subject to customary confidentiality obligations of professional practice or agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16), (j) to any other party to this Agreement or (k) to any pledgee referred to in Section 13.6 hereof. Notwithstanding the foregoing, (i) Confidential Information shall not include, with respect to any Person, information available to it or its Affiliates on a non-confidential basis from a source other than Holdings, its Subsidiaries or its Affiliates, (ii) the Administrative Agent shall not be responsible for compliance with this Section 13.16 by any other Restricted Person (other than its officers, directors or employees), (iii) in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries, and (iv) each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement and the other Credit Documents.

13.17 Direct Website Communications. Each of Holdings and the Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial, and other reports, certificates, and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto, (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i) upon written request by the Administrative Agent or the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of Holdings, the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(a) Each of Holdings and the Borrower further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.

(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY THE CREDIT PARTIES (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each, an “Agent Party”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents as determined in the final non-appealable judgment of a court of competent jurisdiction.

(c) Each of Holdings and the Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings and the Borrower, the Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Borrower has indicated contains only publicly available information with respect to Holdings or the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If Holdings or the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, the Borrower, the Subsidiaries and their securities. Notwithstanding the foregoing, each of Holdings and the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information; provided, however, that the following documents shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Credit Documents, (2) any notification of changes in the terms of the Credit Facility and (3) all financial statements and certificates delivered pursuant to Sections 9.1(a), (b) and (d).

13.18 USA PATRIOT Act. Each Lender hereby notifies each Credit Party that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act, including the Beneficial Ownership Regulation.

13.19 [Reserved].

13.20 Payments Set Aside. To the extent that any payment by or on behalf of Holdings or the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.21 No Fiduciary Duty. Each Agent, each Lender, each Letter of Credit Issuer, each Swingline Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their equity holders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its equity holders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its equity holders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its equity holders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, equity holders or creditors. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

13.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties to any Credit Document, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability

(i) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(ii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

13.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Secured Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) (As used in this Section 13.23, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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